Exhibit 1

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                   ALLSTATE LIFE GLOBAL FUNDING TRUST 2006 - 2


                                SERIES INSTRUMENT






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                                TABLE OF CONTENTS

                                                                                                                PAGE

PART A             TRUST AGREEMENT.............................................................................    1
PART B             ADMINISTRATIVE SERVICES AGREEMENT...........................................................    3
PART C             SUPPORT AND EXPENSES AGREEMENT..............................................................    5
PART D             NAME LICENSING AGREEMENT....................................................................    7
PART E             TERMS AGREEMENT.............................................................................    9
PART F             COORDINATION AGREEMENT......................................................................   14
PART G             INDENTURE...................................................................................   19
PART H             FUNDING NOTE INDENTURE......................................................................   21
PART I             MISCELLANEOUS AND EXECUTION PAGES...........................................................   23

EXHIBIT A          STANDARD TRUST AGREEMENT TERMS.............................................................   A-1
EXHIBIT B          STANDARD ADMINISTRATIVE SERVICES AGREEMENT TERMS...........................................   B-1
EXHIBIT C          STANDARD SUPPORT AND EXPENSES AGREEMENT TERMS..............................................   C-1
EXHIBIT D          STANDARD NAME LICENSING AGREEMENT TERMS....................................................   D-1
EXHIBIT E          DISTRIBUTION AGREEMENT.....................................................................   E-1
EXHIBIT F          CERTIFICATE OF TRUST.......................................................................   F-1
EXHIBIT G          STANDARD INDENTURE TERMS...................................................................   G-1
EXHIBIT H          STANDARD FUNDING NOTE INDENTURE TERMS......................................................   H-1

ANNEX A            PRICING SUPPLEMENT......................................................................    A-A-1
ANNEX B            DELAWARE TRUSTEE SERVICE FEE SCHEDULE...................................................    A-B-1
ANNEX C            ADMINISTRATOR SERVICE FEE SCHEDULE......................................................    A-C-1
ANNEX D            AGENT NOTICE INFORMATION................................................................    A-D-1
ANNEX E            INDENTURE SERVICE FEE SCHEDULE..........................................................    A-E-1

         WHEREAS, the parties named herein desire to enter into certain documents relating to the issuance by Allstate Life Global Funding Trust 2006- 2 (the "Trust") of Notes to investors under Allstate Life Global Funding's ("Global Funding") secured medium term notes program;

         WHEREAS, the Trust will be created under and its activities will be governed by (i) the provisions of the Trust Agreement (set forth in Part A of this Series Instrument), dated as of the date of the Pricing Supplement (attached to this Series Instrument as Annex A) (the "Pricing Supplement"), between the parties thereto indicated in Part I hereof, and (ii) the Certificate of Trust (attached as Exhibit F to this Series Instrument);

         WHEREAS, the Trust will be administered pursuant to the provisions of the Administrative Services Agreement (set forth in Part B of this Series Instrument), dated as of the date of the Pricing Supplement, between the parties thereto indicated in Part I hereof;

         WHEREAS, certain costs and expenses of the Trust and the service providers to the Trust will be paid pursuant to the Support and Expenses Agreement (set forth in Part C of this Series Instrument), dated as of the date of the Pricing Supplement, between the parties thereto indicated in Part I hereof;

         WHEREAS, certain licensing arrangements between the Trust and Allstate Insurance Company will be governed pursuant to the provisions of the Name Licensing Agreement (set forth in Part D of this Series Instrument), dated as of the date of the Pricing Supplement, between the parties thereto indicated in
Part I hereof;

         WHEREAS, the sale of the Notes will be governed by the Terms Agreement (set forth in Part E of this Series Instrument), dated as of the date of the Pricing Supplement, among the parties thereto indicated in Part I hereof;

         WHEREAS, certain agreements relating to the Notes and the Funding Agreement(s) are set forth in the Coordination Agreement (set forth in Part F of this Series Instrument), dated as of the date of the Pricing Supplement, among the parties thereto indicated in Part I hereof;

         WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Part G hereof) (the "Indenture"), effective as of the Original Issue Date specified in the Pricing Supplement (the "Original Issue Date"), between the parties thereto indicated in Part I hereof;

         WHEREAS, the Funding Note will be issued pursuant to the Funding Note Indenture (set forth in Part H hereof), effective as of the Original Issue Date, between the parties thereto indicated in Part I hereof; and

         All capitalized terms used in the above recitals and not otherwise defined will have the meanings set forth in the Indenture.

                                     PART A
                                 TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of the date of the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), among Allstate Life Global Funding, a Delaware statutory trust, as trust beneficial owner (the "Trust Beneficial Owner"), AMACAR Pacific Corp., a Delaware corporation, as the sole administrator of the Trust (the "Administrator") and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"),

                              W I T N E S S E T H:

         WHEREAS, the Trust Beneficial Owner, the Administrator and the Delaware Trustee desire to authorize the issuance of Notes in connection with the entry into this Trust Agreement;

         WHEREAS, all things necessary to make this Trust Agreement a valid and legally binding agreement of the Delaware Trustee, the Administrator and the Trust Beneficial Owner, enforceable in accordance with its terms, have been done;

         WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture set forth in Part G of the Series Instrument and the Terms Agreement set forth in Part E of the Series Instrument), (ii) the use of the proceeds of the sale of the Notes to acquire the Funding Note, which will be surrendered in consideration for the Funding Agreement(s), and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Trust Agreement; and

         WHEREAS, the parties hereto desire to incorporate by reference the Standard Trust Agreement Terms attached to the Series Instrument as Exhibit A (the "Standard Trust Agreement Terms," together with this Trust Agreement, collectively, the "Trust Agreement");

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

                                   ARTICLE 1

     SECTION  1.1 Incorporation  by  Reference.   All  terms,   provisions  and
agreements of the Standard Trust Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Trust Agreement are inconsistent with the terms of the Standard Trust Agreement Terms, the terms set forth in Article 2 hereof shall apply.

     SECTION 1.2 Definitions. "Series Instrument" means the Series Instrument in which this Trust Agreement is included as Part A. All capitalized terms not otherwise defined in this Trust Agreement shall have the meanings set forth in the Standard Trust Agreement Terms.

                                   ARTICLE 2

     SECTION 2.1 Name. The Trust created and governed by this Trust Agreement shall have the name specified in the Series Instrument.

     SECTION 2.2 Ownership of the Trust. Upon the creation of the Trust, Global Funding shall be the sole beneficial owner of the Trust.

     SECTION 2.3 Acknowledgment. The Delaware Trustee, the Trust Beneficial Owner and the Administrator expressly acknowledge their duties and obligations set forth in the Standard Trust Agreement Terms incorporated herein.

     SECTION 2.4 Compensation. The Delaware Trustee shall be entitled to receive the fees specified in the Delaware Trustee Service Fee Schedule, which is attached as Annex B to the Series Instrument.

     SECTION 2.5 Additional Terms.  None.

     SECTION 2.6 Series Instrument; Execution and Incorporation of Terms. The parties to this Trust Agreement will enter into this Trust Agreement by executing the Series Instrument.

         By executing the Series Instrument, the Delaware Trustee, the Administrator and the Trust Beneficial Owner hereby agree that this Trust Agreement will constitute a legal, valid and binding agreement among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

         All terms relating to the Trust or the Notes not otherwise included in this Trust Agreement will be as specified in the Series Instrument or the Pricing Supplement.

     SECTION 2.7 Counterparts. This Trust Agreement, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                     PART B
                        ADMINISTRATIVE SERVICES AGREEMENT

         This ADMINISTRATIVE SERVICES AGREEMENT, dated as of the date of the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), between the Allstate Life Global Funding Trust specified in the Series Instrument (the "Trust") and AMACAR Pacific Corp., a Delaware corporation (the "Administrator"),

                              W I T N E S S E T H:

          WHEREAS, the Trust has requested that the Administrator perform various services for the Trust;

         WHEREAS, the Trust desires to have the Administrator perform various financial, statistical, accounting and other services for the Trust, and the Administrator is willing to furnish such services on the terms and conditions herein set forth; and

         WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Administrative Services Agreement Terms attached to the Series Instrument as Exhibit B (the "Standard Administrative Services Agreement Terms," together with this Administrative Services Agreement, collectively, the "Administrative Services Agreement");

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

                                   ARTICLE 1

     SECTION  1.1 Incorporation  by  Reference.   All  terms,   provisions  and
agreements of the Standard Administrative Services Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Administrative Services Agreement are inconsistent with the terms of the Standard Administrative Services Agreement Terms, the terms set forth in Article 2 hereof shall apply.

     SECTION 1.2 Definitions. "Series Instrument" means the Series Instrument in which this Administrative Services Agreement is included as Part B. All capitalized terms not otherwise defined in this Administrative Services Agreement shall have the meanings set forth in the Standard Administrative Services Agreement Terms.

                                   ARTICLE 2

     SECTION 2.1 Compensation. The Administrator shall be entitled to receive the fees specified in the Administrator Service Fee Schedule, which is attached as Annex C to the Series Instrument.

     SECTION 2.2 Additional Terms.  None.

     SECTION 2.3 Series  Instrument;  Execution and  Incorporation of Terms. The
parties  to  this  Administrative   Services  Agreement  will  enter  into  this
Administrative Services Agreement by executing the Series Instrument.

         By executing the Series Instrument, Wilmington Trust Company (the "Delaware Trustee"), on behalf of the Trust, and the Administrator hereby agree that this Administrative Services Agreement will constitute a legal, valid and binding agreement between the Trust and the Administrator.

         All terms relating to the Trust or the Notes not otherwise included in this Administrative Services Agreement will be as specified in the Series Instrument or Pricing Supplement.

     SECTION 2.4 Counterparts. This Administrative Services Agreement, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 2.5 Third Party Beneficiary. The parties hereto acknowledge that the Delaware Trustee shall be an express third party beneficiary of this Administrative Services Agreement, entitled in its own name and on its own behalf to enforce the provisions hereof against the Trust and the Administrator with respect to obligations owed to the Delaware Trustee by either the Trust or the Administrator; provided, however, that such right shall be valid only for so long as the Delaware Trustee has any outstanding obligations or potential obligations under the Trust Agreement.

                                     PART C
                         SUPPORT AND EXPENSES AGREEMENT

         This SUPPORT AND EXPENSES AGREEMENT, dated as of the date of the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), between Allstate Life Insurance Company, an Illinois stock life insurance company ("Allstate Life") and the Allstate Life Global Funding Trust specified in the Series Instrument (the "Trust"),

                              W I T N E S S E T H:

         WHEREAS, in consideration of the Service Providers providing services to the Trust in connection with the Program and pursuant to the agreements and other documents contained in the Series Instrument and the Closing Instrument to be executed for the Trust, under which the Service Providers will have certain duties and obligations, Allstate Life hereby agrees to the following compensation arrangements and terms of indemnity; and

         WHEREAS, the parties hereto desire to incorporate by reference the Standard Support and Expenses Agreement Terms attached to the Series Instrument as Exhibit C (the "Standard Support Agreement Terms," together with this Support and Expenses Agreement, collectively, the "Support Agreement");

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:



     SECTION 1.1 Incorporation by Reference. All terms, provisions and agreements of the Standard Support Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Support Agreement are inconsistent with the terms of the Standard Support Agreement Terms, the terms set forth in Article 2 hereof shall apply.

     SECTION 1.2 Definitions. "Series Instrument" means the Series Instrument in which this Support Agreement is included as Part C. All capitalized terms not otherwise defined in this Support Agreement shall have the meanings set forth in the Standard Support Agreement Terms.

                                   ARTICLE 2

     SECTION 2.1 Additional Terms.  None.

     SECTION 2.2 Series Instrument; Execution and Incorporation of Terms. The parties to this Support Agreement will enter into this Support Agreement by executing the Series Instrument.

         By executing the Series Instrument, each party hereto agrees that this Support Agreement will constitute a legal, valid and binding agreement by and among such parties.

         All terms relating to the Trust or the Notes not otherwise included in this Support Agreement will be as specified in the Series Instrument or Pricing Supplement.

     SECTION 2.3 Counterparts. This Support Agreement, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                     PART D
                            NAME LICENSING AGREEMENT

         This NAME LICENSING AGREEMENT, dated as of the date of the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), between Allstate Insurance Company (the "Licensor"), an Illinois stock life insurance company, and the Allstate Life Global Funding Trust specified in the Series Instrument (the "Licensee"),

                              W I T N E S S E T H:

         WHEREAS, Licensor is the owner of certain tradenames, trademarks and service marks and registrations and pending applications therefor, and may acquire additional tradenames, trademarks and service marks in the future (collectively, "Licensor's Marks");

         WHEREAS, Licensee desires to use certain of Licensor's Marks and use Allstate Life as part of its company name;

         WHEREAS, Licensor and Licensee wish to formalize the agreement between them regarding Licensee's use of Licensor's Marks; and

         WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Name Licensing Agreement Terms attached to the Series Instrument as Exhibit D (the "Standard Name Licensing Agreement Terms," together with this Name Licensing Agreement, collectively, the "Name Licensing Agreement");

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Name Licensing Agreement and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

     SECTION 1.1 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Name Licensing Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Name Licensing
Agreement are inconsistent with the terms of the Standard Name Licensing Agreement Terms, the terms set forth in Article 2 hereof shall apply.

     SECTION 1.2 Definitions. "Series Instrument" means the Series Instrument in which this Name Licensing Agreement is included as Part D. All capitalized terms not otherwise defined in this Name Licensing Agreement shall have the meanings set forth in the Standard Name Licensing Agreement Terms.





                                   ARTICLE 2

     SECTION 2.1 Additional Terms.  None.

     SECTION 2.2 Series Instrument; Execution and Incorporation of Terms. The parties to this Name Licensing Agreement will enter into this Name Licensing Agreement by executing the Series Instrument.

         By executing the Series Instrument, Licensor and the Licensee hereby agree that this Name Licensing Agreement will constitute a legal, valid and binding agreement between Licensor and the Licensee.

         All terms relating to the Trust or the Notes not otherwise included in this Name Licensing Agreement will be as specified in the Series Instrument or Pricing Supplement.

     SECTION 2.3 Counterparts. This Name Licensing Agreement, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                     PART E
                                 TERMS AGREEMENT

         This TERMS AGREEMENT, dated as of the date of the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), among each agent specified in the Pricing Supplement (each, an "Agent"), Allstate Life Global Funding, a Delaware statutory trust ("Global Funding") and the Allstate Life Global Funding Trust specified in the Series Instrument (the "Trust"),

                              W I T N E S S E T H:

         WHEREAS, all things necessary to make this Terms Agreement a valid and legally binding agreement of the Trust, Global Funding and the other parties to this Terms Agreement, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the notes referred to in Section 1.4 below (the "Notes"), when executed by the Trust and authenticated and delivered pursuant hereto and the Indenture set forth in Part G of the Series Instrument, valid and legally binding obligations of the Trust as hereinafter provided; and

         WHEREAS, the parties hereto desire to incorporate by reference the Distribution Agreement attached to the Series Instrument as Exhibit E (the "Distribution Agreement", together with this Terms Agreement, collectively, the "Terms Agreement");

         NOW, THEREFORE, for and in consideration of the premises and the issuance of the Notes by the Trust, it is mutually agreed by the parties hereto as follows:

                                   ARTICLE 1

     SECTION 1.1 Agreement to Be Bound. Global Funding, the Trust and each Agent hereby agree to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

     SECTION 1.2 Incorporation by Reference. All terms, provisions and agreements set forth in the Distribution Agreement (except to the extent expressly modified hereby) are hereby incorporated herein by reference (as if fully set forth herein). Should any portion of the Distribution Agreement conflict with the terms of this Terms Agreement, the terms of this Terms Agreement shall prevail. References herein to Sections or Exhibits shall refer respectively to the sections or exhibits of the Distribution Agreement, unless otherwise expressly provided.

     SECTION 1.3 Addition of Trust as Party to Distribution Agreement. Pursuant to the Distribution Agreement, each of the parties hereto acknowledges and agrees that the Trust, upon execution hereof by the Trust, Global Funding and the applicable Agent(s), shall become an "Issuing Trust" for purposes of the Distribution Agreement in accordance with the terms thereof, in respect of the Notes, with all the authority, rights, powers, duties and obligations of an "Issuing Trust" under the Distribution Agreement. The Trust confirms that any agreement, covenant, acknowledgment, representation or warranty under the Distribution Agreement applicable to the Trust is made by the Trust at the date hereof, unless another time or times are specified in the Distribution Agreement, in which case such agreement, covenant, acknowledgment, representation or warranty shall be deemed to be confirmed by the Trust at such specified time or times.

     SECTION 1.4 Designation of the Trust and the Notes. The Trust referred to in this Terms Agreement is the Allstate Life Global Funding Trust specified in the Series Instrument. The Notes issued by the Trust pursuant to the Terms Agreement shall be the notes specified in the Pricing Supplement.

     SECTION 1.5 Additional Terms.  None.

     SECTION 1.6 Definitions. "Series Instrument" means the Series Instrument in which this Terms Agreement is included as Part E. All capitalized terms not otherwise defined in this Terms Agreement shall have the meanings set forth in the Distribution Agreement.

     SECTION 1.7 Applicable Time. For purposes of the Distribution Agreement, the Applicable Time shall be March 15, 2006 at 4:30 EST.

     SECTION 1.8 Free Writing Prospectus and Other Information. The parties have prepared a final term sheet (the "Final Term Sheet") reflecting the final terms of the Notes, which is attached as Exhibit A hereto, and which will constitute a part of the Time of Sale Prospectus relating to the offer and sale of the Notes. Global Funding, on behalf of the Trust, shall file the Final Term Sheet in accordance with, and to the extent required by, Rule 433 under the Securities Act of 1933, as amended, within the time period required thereunder.

                                   ARTICLE 2

     SECTION 2.1 Purchase/Solicitation of Purchases of Notes.

          (a) If specified in the Pricing Supplement, the Notes are being purchased by the Agent(s) as principal. If the Notes are to be purchased by the Agent(s) as principal, the Agent(s) specified in the Pricing Supplement severally and not jointly agree to purchase the Notes having the terms and in the amounts specified in the Pricing Supplement.

          (b) If specified in the Pricing Supplement, the Agent(s) will be acting as agent. If the Agent(s) are to solicit the purchase of the Notes acting as agents, the Agent(s) will solicit the purchase of Notes pursuant to Section 1(d) of the Distribution Agreement.

     SECTION 2.2 Patriot Act. Each of the Agents hereby represents and warrants that it has in place and makes every effort to comply with anti-money laundering policies and procedures in accordance with the requirements imposed by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), Pub. L, 107-56, 115 Stat. 380 (October 26, 2001), or any rules or regulations promulgated thereunder, and the Foreign Assets Control Regulations issued by the Office of Foreign Assets Control of the United States Department of the Treasury (31 CFR
Part 500), in each case to the extent applicable to it. Each of the Agents also represents and warrants that it has implemented and makes every effort to comply with an anti-money laundering compliance program pursuant to NASD Rule 3011.

     SECTION 2.3 Funding Agreement(s). On the Original Issue Date set forth in the Pricing Supplement, Global Funding will grant a security interest in, pledge and collaterally assign the Funding Agreement(s) identified in the Pricing Supplement to the Funding Note Indenture Trustee and will immediately thereafter assign absolutely to and deposit into the Trust each such Funding Agreement.

     SECTION 2.4 Agent Notice Information. As specified in Annex D to the Series Instrument.

                                   ARTICLE 3

     SECTION 3.1 Series Instrument; Execution and Incorporation of Terms. The parties to this Terms Agreement will enter into this Terms Agreement by executing the Series Instrument.

         By executing the Series Instrument, each party hereto agrees that this Terms Agreement will constitute a legal, valid and binding agreement by and among the Trust, Allstate Life Global Funding and the Agent(s).

         All terms relating to the Trust or the Notes not otherwise included in this Terms Agreement will be as specified in the Series Instrument or Pricing Supplement.

     SECTION 3.2 Counterparts. This Terms Agreement, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                                             EXHIBIT A TO PART E


                                                      Filed Pursuant to Rule 433
                                  Registration Nos. 333-129157 and 333-129157-01
                                                                   April 6, 2006

                    Allstate Life Global Funding Trust 2006-2
                          Senior Extendible Securities
                13 Month Initial Maturity - 5 Year Final Maturity

Summary Term Sheet

Issuer:                            Allstate Life Global Funding Trust 2006-2

Issue Size:                        $750,000,000

Credit Ratings:                    Aa2/AA/AA  (Stable/Negative/Stable); A-1+/P-1

Base Documentation:                Registered

Underwriters:                      Morgan Stanley (Billing & Delivering)
                                   Banc of America Securities
                                   Merrill Lynch

Counsels:                          LeBoeuf, Lamb, Greene & MacRae LLP (Issuer)
                                   Sidley Austin LLP (Underwriters)

Trade Date:                        April 6, 2006

Settlement Date:                   April 12, 2006 (T+4)

Initial Maturity Date:             May 4, 2007 (393 calendar days from Trade Date)

Final Maturity Date:               May 4, 2011

Coupon: 1-month LIBOR plus or minus a spread (as described below) reset and payable monthly
                                   (as described below) on an Act/360 day count basis subject to adjustment in accordance with the Modified Following Adjusted Business
                                   Day convention. The first coupon will be based on an interpolated LIBOR rate.

                                       Dates                                            Coupon
                             ------------------------------------------------------------------
                             Year 1: April 12, 2006 to but excluding May 4, 2007        1M LIBOR - 2 bps
                             Year 2: May 4, 2007 to but excluding May 4, 2008           1M LIBOR + 0 bps
                             Year 3: May 4, 2008 to but excluding May 4, 2009           1M LIBOR + 2 bps
                             Year 4: May 4, 2009 to but excluding May 4, 2010           1M LIBOR + 3 bps
                             Year 5: May 4, 2010 to but excluding May 4, 2011           1M LIBOR + 3 bps


Interest Payment Dates:            The 4th of each month,  commencing  on May 4, 2006 subject to  adjustment  in accordance with the Modified  Following  Business  Day  convention,  provided  that if any Interest
                                   Payment Date would otherwise be a day that is not a Business Day, such Interest  Payment
                                   Date shall be the  immediately  succeeding  Business Day,  except that, if such Business
                                   Day is in the  succeeding  calendar  month,  such  Interest  Payment  Date  shall be the immediately  preceding  Business Day.  However,  this  convention will not extend beyond any Final  Maturity  Date.  The final  Interest  Payment Date for the Senior  Extendible
                                   Securities,  or any portion of the Senior  Extendible  Securities  maturing prior to the
                                   Final  Maturity  Date,  will be the  relevant  maturity  date and interest for the final
                                   Interest  Accrual  Period will accrue  from and  including  the  Interest  Payment  Date immediately preceding such maturity date to but excluding the relevant maturity date.

Extension Option:                  Beginning on May 4, 2006 (with up to 5 business days notice) and monthly  thereafter (an
                                   Election  Date) an Investor  will have the right to extend the Maturity Date to the date occurring  366  calendar  days  from  and  including  the 4th  calendar  day of the next succeeding  month  following  each such monthly  Election Date, up to the Final Maturity
                                   Date.  Therefore,  each  subsequent  Maturity  Date will occur  every  month and will be subject to adjustment in accordance with the Preceding Business Day convention.

Extension Notice Period:           From the 5th business day prior to each  Election  Date,  until noon,  NYC time,  on the
                                   Election  Date.  If the Election  Date is not a business  day, the Notice Period will be extended  until noon,  NYC time, on the first  business day following the Election Date.
                                   Each  election will be revocable  during each day of the Notice  Period until noon,  NYC time, on the last business day of the Notice Period relating to the applicable  Election
                                   Date, at which time such notice will become irrevocable.

Contingent Redemption:             If an investor elects not to extend, the issuer may call that portion of the note, in whole or in part, in increments of $1,000, with not more than 20, nor less than 15 days notice at a redemption price equal to 100% of the principal amount together with accrued and unpaid interest to the applicable contingent redemption date.

Business Day Convention:           Interest Rate Determination Date: London
                                   Payment / Reset Date: New York & London

Economics:                         Morgan Stanley: 33.4%
                                   Banc of America Securities: 33.3%
                                   Merrill Lynch: 33.3%

Issue Price:                       100%

Authorized Denominations:          $1,000 and integral multiples of $1,000 in excess thereof

Settlement & Form of Note:         Book-entry DTC


Allstate Life Insurance Company ("Allstate Life") and Allstate Life Global Funding ("Global Funding") have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Allstate Life and Global Funding have filed with the SEC for more complete information about Allstate Life, Global Funding and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Allstate Life, Global Funding, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649, Banc of America Securities LLC toll free at 1-800-244-1322 or Merrill Lynch, Pierce, Fenner & Smith toll free at 1-866-500-5408.

                                     PART F
                             COORDINATION AGREEMENT

         This COORDINATION AGREEMENT (this "Coordination Agreement"), dated as of the date of the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), among Allstate Life Insurance Company ("Allstate Life"), Allstate Life Global Funding ("Global Funding"), the Allstate Life Global Funding Trust specified in the Series Instrument (the "Trust"), J.P. Morgan Trust Company, National Association (the "Indenture Trustee") and the Collateral Custodian (as defined below),

                              W I T N E S S E T H:

         WHEREAS, the Trust intends to issue the Notes specified in the Pricing Supplement (the "Notes") in accordance with the Indenture set forth in Part G of the Series Instrument (the "Indenture");

         WHEREAS, the Agent(s) have agreed to sell the Notes in accordance with the Registration Statement;

         WHEREAS, the Trust intends to purchase the Funding Note issued by Global Funding and dated as of the Original Issue Date specified in the Pricing Supplement (the "Funding Note") with the net proceeds from the sale of the Notes;

         WHEREAS, Global Funding intends to sell the Funding Note to the Trust and use the proceeds therefrom to purchase the Funding Agreement(s) described in the Pricing Supplement (the "Funding Agreement(s)") from Allstate Life;

         WHEREAS, Allstate Life intends to sell the Funding Agreement(s) to Global Funding in consideration for the proceeds Global Funding receives from the sale of the Funding Note;

         WHEREAS, Global Funding intends to immediately assign absolutely to, and deposit into, the Trust the Funding Agreement(s), and the Funding Note will be surrendered;

         WHEREAS, the Trust intends to issue the Notes and to collaterally assign the Funding Agreement(s) to the Indenture Trustee to secure payment of the Notes; and

         WHEREAS, the Trust intends to grant a security interest in the Funding Agreement(s) to the Indenture Trustee;

         NOW, THEREFORE, to give effect to the agreements and arrangements established under the Terms Agreement set forth in Part E of the Series Instrument, the Trust Agreement set forth in Part A of the Series Instrument, the Indenture set forth in Part G of the Series Instrument, and the Notes, and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

                                   ARTICLE 1
                            PURCHASE OF FUNDING NOTE

         The Trust hereby agrees to purchase the Funding Note from Global Funding with the net proceeds from the sale of the Notes. Global Funding hereby agrees to sell the Funding Note to the Trust in consideration for the net proceeds from the sale of the Notes.

                                   ARTICLE 2
                        PURCHASE OF FUNDING AGREEMENT(S)

         Allstate Life hereby agrees to sell the Funding Agreement(s) to Global Funding in consideration for the proceeds Global Funding receives from the sale of the Funding Note. Global Funding hereby agrees to immediately purchase the Funding Agreement(s) with the proceeds Global Funding receives from the sale of the Funding Note.

                                   ARTICLE 3
                          SALE OF FUNDING AGREEMENT(S);
                          CANCELLATION OF FUNDING NOTE

         Global Funding hereby agrees to assign absolutely to and deposit into the Trust the Funding Agreement(s), and the Funding Note will be surrendered. The Trust hereby agrees to accept the Funding Agreement(s) from Global Funding in consideration for the Trust's surrender of the Funding Note. The Funding Note shall be cancelled by Global Funding immediately upon such surrender, and such cancellation shall operate as a redemption and satisfaction of the Funding Note.

                                   ARTICLE 4
                      DELIVERY OF THE FUNDING AGREEMENT(S)

         Global Funding, the Trust, the Funding Note Indenture Trustee and the Indenture Trustee hereby appoint the Chicago, Illinois office of J.P. Morgan Trust Company, National Association, to act as custodian for the Funding Agreement(s) (the "Collateral Custodian") in connection with (i) the sale of the Funding Agreement(s) by Allstate Life to Global Funding pursuant to Article 2 above, (ii) the sale and deposit of the Funding Agreement(s) by Global Funding to the Trust pursuant to Article 3 above, (iii) the collateral assignment of the Funding Agreement(s) by the Trust to the Indenture Trustee and (iv) any subsequent permitted transfer of the Funding Agreement(s) by the Indenture Trustee, and in such capacity to accept and hold in its physical custody the Funding Agreement(s) in the State of Illinois until such time when the Indenture Trustee notifies the Collateral Custodian in writing to the contrary, in connection with the release of the Funding Agreement(s) in accordance with the terms of the Indenture or upon the occurrence and during the continuation of an Event of Default (as defined in the Standard Indenture Terms attached as Exhibit G to the Series Instrument) whereupon such physical custody and possession of the Funding Agreement(s) will be transferred to the Indenture Trustee or another person in the manner directed by the Indenture Trustee. The Collateral Custodian, hereby accepts such appointment and agrees to perform all of its obligations as Collateral Custodian for the Funding Agreement(s).

                                   ARTICLE 5
                           PERIODIC PAYMENTS; MATURITY

     SECTION 5.1 Directions Regarding Periodic Payments. As registered owner of the Funding Agreement(s) as collateral securing payments on the Notes, the Indenture Trustee will receive payments on the Funding Agreement(s) on behalf of the Trust. The Trust hereby directs the Indenture Trustee to use such funds to make payments on behalf of the Trust pursuant to the Trust Agreement and the Indenture.

     SECTION  5.2 Amendment to Directions.

          (a) The Trust may, at any time and at its sole discretion, amend the directions set forth in Section 5.1 in accordance with the Trust Agreement and the Indenture.

          (b) Any notice to a payor of the change in identity of any payee or the appointment of any successor payee, which notice is acknowledged by the Trust, shall be deemed to be an amendment to these directions which replaces such new payee for the payee named in these directions.

     SECTION 5.3 Maturity of the Funding Agreement(s). Upon the maturity of the Funding Agreement(s) and the return of funds thereunder, the Trust hereby directs the Indenture Trustee to set aside from such funds an amount sufficient for the repayment of the outstanding amounts on the Notes when due.

                                   ARTICLE 6
                                  MISCELLANEOUS

     SECTION 6.1 No Additional Liability. Nothing in this Coordination Agreement shall impose any liability or obligation on the part of any party to this Coordination Agreement to make any payment or disbursement in addition to any liability or obligation such party has under the other documents related to the Program Documents (as defined in the Standard Administrative Services Agreement Terms set forth as Exhibit B to the Series Instrument), except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this Coordination Agreement.

     SECTION 6.2 No Conflict. This Coordination Agreement is intended to be in furtherance of the agreements reflected in the documents related to the Program Documents, and not in conflict. To the extent that a provision of this Coordination Agreement conflicts with the provisions of one or more Program Documents, the provisions of such Program Documents shall govern.

     SECTION 6.3 Governing Law. This Coordination Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

     SECTION 6.4 Definitions. "Series Instrument" means the Series Instrument in which this Coordination Agreement is included as Part F. All capitalized terms not otherwise defined in this Coordination Agreement shall have the meanings set forth in the Distribution Agreement.

     SECTION 6.5 Severability. If any provision of this Coordination Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this Coordination Agreement and shall in no way affect the validity or enforceability of such other provisions of this Coordination Agreement.

     SECTION 6.6 Counterparts. This Coordination Agreement, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 6.7 Notices. All demands, notices and communications under this Coordination Agreement shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth below:

                  if to Allstate Life, at

                  Allstate Life Insurance Company
                  3100 Sanders Road
                  Northbrook, IL  60062
                  Attention:  Secretary

                  if to Global Funding, at

                  Allstate Life Global Funding
                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, NC  28211
                  Attention:  President

                  if to the Funding Note Indenture Trustee, at

                  J.P. Morgan Trust Company, National Association
                  227 W. Monroe Street, Suite 2600
                  Chicago, IL  60606
                  Attention:  Janice Ott Rotunno

                               if to the Trust, at

                  Allstate Life Global Funding Trust
                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, NC  28211
                  Attention:  President

                  if to the Indenture Trustee, at

                  J.P. Morgan Trust Company, National Association
                  227 W. Monroe Street, Suite 2600
                  Chicago, IL  60606
                  Attention:  Janice Ott Rotunno

or at such other address as shall be designated by any such party in a written notice to the other parties.



                                     PART G
                                    INDENTURE

         This INDENTURE (together with the Standard Indenture Terms (as defined below), the "Indenture"), entered into as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), among the Allstate Life Global Funding Trust specified in the Series Instrument (the "Trust") and J.P. Morgan Trust Company, National Association, as Indenture Trustee, Registrar, Exchange Rate Agent, Paying Agent and Calculation Agent hereunder,

                              W I T N E S S E T H:

         WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of the secured notes referred to in
Section 2.2 below (the "Notes");

         WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

         WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms attached to the Series Instrument as Exhibit G (the "Standard Indenture Terms");

         NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by the parties hereto as follows:

                                   ARTICLE 1

     SECTION 1.1 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Indenture Terms (except to the extent expressly modified hereby) are hereby incorporated herein by reference (as if fully set forth herein). Should any portion of the Standard Indenture Terms conflict with the terms of this Indenture, the terms of this Indenture shall prevail. References herein to Articles, Sections or Exhibits shall refer respectively to the articles, sections or exhibits of the Standard Indenture Terms, unless otherwise expressly provided.

     SECTION 1.2 Definitions. "Series Instrument" means the Series Instrument in which this Indenture is included as Part G. All capitalized terms not otherwise defined in this Indenture shall have the meanings set forth in the Standard Indenture Terms.

                                   ARTICLE 2

     SECTION 2.1 Agreement to Be Bound. Each of the Trust, the Indenture Trustee, the Registrar, the Exchange Rate Agent, the Paying Agent and the Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

     SECTION 2.2 Designation of the Trust and the Notes. The Trust referred to in this Indenture is the Allstate Life Global Funding Trust specified in the Series Instrument. The Notes issued by the Trust and governed by this Indenture shall be the Notes specified in the Pricing Supplement.

     SECTION 2.3 Compensation. The Indenture Trustee, the Registrar, the Exchange Rate Agent, the Paying Agent and the Calculation Agent shall be entitled to receive the fees specified in the Indenture Service Fee Schedule, which is attached as Annex E to the Series Instrument.

     SECTION  2.4 Additional Terms.  None.

     SECTION 2.5 Series Instrument; Execution and Incorporation of Terms. The parties to this Indenture will enter into this Indenture by executing the Series Instrument.

         By executing the signature page thereto, the parties hereby agree that this Indenture will constitute a legal, valid and binding agreement among the parties hereto.

         All terms relating to the Trust or the Notes not otherwise included in this Indenture will be as specified in the Series Instrument or the Pricing Supplement.

     SECTION 2.6 Counterparts. This Indenture, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.



                                     PART H
                             FUNDING NOTE INDENTURE

         This FUNDING NOTE INDENTURE (together with the Standard Funding Note Indenture Terms (as defined below), the "Funding Note Indenture"), entered into as of the Original Issue Date specified in the Pricing Supplement attached to the Series Instrument as Annex A (the "Pricing Supplement"), among Allstate Life Global Funding ("Global Funding") and J.P. Morgan Trust Company, National Association, as Funding Note Indenture Trustee, Funding Note Registrar, Funding Note Exchange Rate Agent, Funding Note Paying Agent and Funding Note Calculation Agent,

                              W I T N E S S E T H:

         WHEREAS, Global Funding has duly authorized the execution and delivery of this Funding Note Indenture to provide for the issuance of the funding note referred to in Section 2.2 below (the "Funding Note");

         WHEREAS, all things necessary to make this Funding Note Indenture a valid and legally binding agreement of Global Funding and the other parties to this Funding Note Indenture, enforceable in accordance with its terms, have been done, and Global Funding proposes to do all things necessary to make the Funding Note, when executed by Global Funding and authenticated and delivered pursuant hereto, valid and legally binding obligation of Global Funding as hereinafter provided; and

         WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Funding Note Indenture Terms attached to the Series Instrument as Exhibit H (the "Standard Funding Note Indenture Terms");

         NOW, THEREFORE, for and in consideration of the premises and the purchase of the Funding Note by the Holder thereof, it is mutually covenanted and agreed by the parties hereto as follows:

                                   ARTICLE 1

     SECTION 1.1 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Funding Note Indenture Terms (except to the extent expressly modified hereby) are hereby incorporated herein by reference (as if fully set forth herein). Should any portion of the Standard Funding Note Indenture Terms conflict with the terms of this Funding Note Indenture, the terms of this Funding Note Indenture shall prevail. References herein to Articles, Sections or Exhibits shall refer respectively to the articles, sections or exhibits of the Standard Funding Note Indenture Terms, unless otherwise expressly provided.

     SECTION 1.2 Definitions. "Series Instrument" means the Series Instrument in which this Funding Note Indenture is included as Part H. All capitalized terms not otherwise defined in this Funding Note Indenture shall have the meanings set forth in the Standard Funding Note Indenture Terms.

                                   ARTICLE 2

     SECTION 2.1 Agreement to Be Bound. Each of Global Funding, the Funding Note Indenture Trustee, the Funding Note Registrar, the Funding Note Exchange Rate Agent, the Funding Note Paying Agent and the Funding Note Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Funding Note.

     SECTION  2.2 Additional Terms.  None.

     SECTION 2.3 Series Instrument; Execution and Incorporation of Terms. The parties to this Funding Note Indenture will enter into this Funding Note Indenture by executing this Series Instrument.

         By executing the signature page thereto, the Funding Note Indenture Trustee and Global Funding hereby agree that this Funding Note Indenture will constitute a legal, valid and binding agreement among the parties hereto.

         All terms relating to Global Funding or the Funding Note not otherwise included in this Funding Note Indenture will be as specified in the Series Instrument.

     SECTION 2.4 Counterparts. This Funding Note Indenture, through the Series Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

                                     PART I
                        MISCELLANEOUS AND EXECUTION PAGES

         The Series Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

         Each signatory, by its execution hereof, does hereby become a party to, or executes, each of the agreements and certificates identified below for such signatory as of the date specified in such agreements and certificates.

         It is expressly understood and agreed by the parties that (a) Wilmington Trust Company (the "Delaware Trustee") is hereby instructed by Global Funding and the Trust to execute the Series Instrument on their behalf, (b) the Series Instrument is executed and delivered by the Delaware Trustee, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement set forth in Part A of the Series Instrument (the "Trust Agreement"),
(c) each of the representations, undertakings and agreements made on the part of the Trust in the Series Instrument is made and intended not as personal representations, undertakings and agreements by the Delaware Trustee but is made and intended for the purpose of binding only the Trust, (d) nothing contained herein shall be construed as creating any liability on the Delaware Trustee individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (e) under no circumstances shall the Delaware Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for any breach or failure of any obligation, representation, warranty or covenant to be made or undertaken by the Trust under the Indenture set forth in Part G to the Series Instrument or any other related documents; provided, however, that such waiver shall not affect the liability of the Delaware Trustee (or any entity acting as successor or additional trustee) to any person under any other agreement to the extent expressly agreed to in its individual capacity under the Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Series
Instrument.


                                                ALLSTATE INSURANCE COMPANY (for purposes of the Name Licensing
                                                Agreement set forth in Part D hereof)


                                                By:    /s/ Michael J Velotta
                                                       --------------------------
                                                       Name: Michael J. Velotta
                                                       Title: Vice President, Deputy General Counsel
                                                              and Assistant Secretary

                                                ALLSTATE LIFE INSURANCE COMPANY (for purposes of (i) the Support
                                                Agreement set forth in Part C hereof and (ii) the Coordination
                                                Agreement set forth in Part F hereof)


                                                By:    /s/ Sarah R. Donahue
                                                       --------------------------
                                                       Name: Sarah R. Donahue
                                                       Title: Assistant Vice President


                                                ALLSTATE LIFE GLOBAL FUNDING (for purposes of (i) the Trust
                                                Agreement set forth in Part A hereof, (ii) the Terms Agreement set forth in Part E hereof, (iii) the Coordination Agreement set forth in Part F hereof and (iv) the Funding Note Indenture set forth in Part H hereof)


                                                By:    Wilmington Trust Company, solely in its capacity as Delaware
                                                       Trustee


                                                By:    /s/ Charisse L. Rodgers
                                                       --------------------------
                                                       Name: Charisse L. Rodgers
                                                       Title: Vice President





                                                THE ALLSTATE LIFE GLOBAL FUNDING TRUST SPECIFIED ABOVE (for
                                                purposes of (i) the Administrative Services
                                                Agreement set forth in Part B hereof, (ii) the Support
                                                Agreement set forth in Part C hereof, (iii) the Name Licensing
                                                Agreement set forth in Part D hereof, (iv) the Terms Agreement set forth in Part E hereof, (v) the Coordination Agreement set forth in Part F hereof and (vi) the Indenture set forth in Part
                                                G hereof) By: Wilmington Trust Company, solely in its capacity as Delaware Trustee


                                                By:    /s/ Charisse L. Rodgers
                                                       --------------------------
                                                       Name: Charisse L. Rodgers
                                                       Title: Vice President



                                                WILMINGTON TRUST COMPANY (for purposes of the Trust Agreement set forth in Part A hereof as Delaware Trustee)


                                                By:    /s/ Charisse L. Rodgers
                                                       --------------------------
                                                       Name: Charisse L. Rodgers
                                                       Title: Vice President


                                                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (for
                                                purposes of (i) the Coordination Agreement set forth in Part F hereof, (ii) the Indenture set forth in Part G hereof and (iii)
                                                the Funding Note Indenture set forth in Part H hereof)


                                                By:    /s/ Janice Ott Rotunno
                                                       --------------------------
                                                       Name: Janice Ott Rotunno
                                                       Title: Vice President






                                                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION Chicago,
                                                Illinois office, as Collateral Custodian (for purposes of the
                                                Coordination Agreement set forth in Part F hereof)


                                                By:    /s/ Janice Ott Rotunno
                                                       --------------------------
                                                       Name: Janice Ott Rotunno
                                                       Title: Vice President


                                                AMACAR PACIFIC CORP. (for purposes of (i) the Trust Agreement set forth in Part A hereof and (ii) the Administrative Services
                                                Agreement set forth in Part B hereof as Administrator)


                                                By:    /s/ Evelyn Echevarria
                                                       --------------------------
                                                       Name: Evelyn Echevarria
                                                       Title: Vice President








                                                MORGAN STANLEY & CO. INCORPORATED (for purposes of the Terms
                                                Agreement set forth in Part E hereof)


                                                By:    /s/ Michael Fusco
                                                       --------------------------
                                                       Name: Michael Fusco
                                                       Title: Executive Director


                                                BANC OF AMERICA SECURITIES LLC (for purposes of the Terms
                                                Agreement set forth in Part E hereof)


                                                By:    /s/ Lily Chang
                                                       --------------------------
                                                       Name: Lily Chang
                                                       Title: Principal


                                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                            INCORPORATED (for purposes of the
                                                Terms Agreement set forth in Part E hereof)


                                                By:    /s/ Scott G. Primrose
                                                       --------------------------
                                                       Name: Scott G. Primrose
                                                       Title: Authorized Signatory




                                    EXHIBIT A

                         STANDARD TRUST AGREEMENT TERMS

                                    EXHIBIT A
===============================================================================


                         STANDARD TRUST AGREEMENT TERMS




                                 with respect to




                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS


===============================================================================
                                       A-1


                                TABLE OF CONTENTS

                                                                                                     PAGE


                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1             Definitions....................................................................1
SECTION 1.2             Other Definitional Provisions..................................................7

                                    ARTICLE 2
                                CREATION OF TRUST

SECTION 2.1             Name of the Trust..............................................................7
SECTION 2.2             Office of the Delaware Trustee; Principal Place of Business....................8
SECTION 2.3             Statutory Trust................................................................8
SECTION 2.4             Trust Beneficial Owner.........................................................8
SECTION 2.5             Purposes of the Trust..........................................................8
SECTION 2.6             Allocation of Trust Expenses...................................................9
SECTION 2.7             Liability......................................................................9
SECTION 2.8             Income Tax Treatment...........................................................9
SECTION 2.9             Situs of Trust.................................................................9

                                    ARTICLE 3
                                 PAYMENT ACCOUNT

SECTION 3.1             Payment Account...............................................................10

                                    ARTICLE 4
                                NOTES; COLLATERAL

SECTION 4.1             Issuance of Notes.............................................................11
SECTION 4.2             Acquisition of Funding Note And Funding Agreements............................11
SECTION 4.3             Security Interest in the Collateral...........................................11

                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE


                                    ARTICLE 6
                                DELAWARE TRUSTEE

SECTION 6.1             General Authority.............................................................13
SECTION 6.2             General Duties................................................................19
SECTION 6.3             Specific Duties...............................................................20
SECTION 6.4             Acceptance of Trust and Duties; Limitation on Liability.......................20

                                       i

SECTION 6.5             Reliance; Advice of Counsel...................................................25
SECTION 6.6             Delegation of Authorities and Duties..........................................25
SECTION 6.7             Indemnification...............................................................25

                                    ARTICLE 7
               TERMINATION OF AGREEMENT; DISSOLUTION OF THE TRUST

SECTION 7.1             Termination of Agreement......................................................26

                                    ARTICLE 8
                   SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES

SECTION 8.1             Eligibility Requirements for the Delaware Trustee.............................27
SECTION 8.2             Resignation or Removal of the Delaware Trustee................................28
SECTION 8.3             Successor Delaware Trustee....................................................29
SECTION 8.4             Merger or Consolidation of Delaware Trustee...................................30
SECTION 8.5             Appointment of Co-Delaware Trustee or Separate Delaware  Trustee..............30
SECTION 8.6             Delaware Trustee May Own Notes................................................32

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

SECTION 9.1             Limitation on Rights of Others................................................33
SECTION 9.2             Amendments....................................................................33
SECTION 9.3             Notices.......................................................................34
SECTION 9.4             No Recourse to Certain Persons................................................36
SECTION 9.5             Limited Recourse..............................................................36
SECTION 9.6             No Petition...................................................................37
SECTION 9.7             Governing Law.................................................................37
SECTION 9.8             Severability..................................................................37
SECTION 9.9             No Third Party Beneficiaries..................................................37
SECTION 9.10            Counterparts..................................................................37


                                       ii

     This document constitutes the Standard Trust Agreement Terms, which will be incorporated by reference in, and form a part of, the Trust Agreement (as defined below) among the Delaware Trustee (as defined below), the Administrator
(as defined below) and Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware, as the sole beneficial owner of the Trust (the "Trust Beneficial Owner").

     These Standard Trust Agreement Terms shall not in and of itself create a trust and shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, the Trust Agreement.

     The following terms and provisions shall govern the activities of the Trust, subject to contrary terms and provisions expressly adopted in the Trust
Agreement, which contrary terms shall be controlling.

                                   ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms have the meanings set forth below:

     "Administrative  Services  Agreement"  means  that  certain  Administrative
Services Agreement, included in Part B of the Series Instrument, between the Administrator and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Additional Amounts" has the meaning ascribed in the Indenture.

     "Administrator"  means the party named as such in the Trust  Agreement,  in
its  capacity  as  the  sole   administrator   of  the  Trust  pursuant  to  the
Administrative Services Agreement, and its successors.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agents" has the meaning ascribed in the Distribution Agreement.

     "Allstate Life" means Allstate Life Insurance Company, a stock life insurance company organized and licensed under the laws of the State of Illinois, and any successor.

                                       1

     "Business Day" has the meaning ascribed in the Indenture.

     "Calculation Agent" has the meaning ascribed in the Indenture.

     "Certificate of Trust" means the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware.

     "Closing Instrument" means the Closing Instrument of the Trust, pursuant to which certain documents are executed in connection with the issuance of the Notes by the Trust.

     "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "Collateral" has the meaning ascribed in the Indenture.

     "Commission" means the Securities and Exchange Commission or any successor body.

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Corporate Trust Office" means the principal office of the Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware
19890-0001 or at such other address as may be specified by the Delaware Trustee in the Trust Agreement or in a written notice provided in accordance with
Section 9.3.

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other
Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt
Guaranteed thereby).

     "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware
Code, 12 Del. C. Section 3801, et seq., as amended from time to time.

                                       2

     "Delaware Trustee" means the party named as such in the Trust Agreement, in its capacity as the sole Delaware trustee of the Trust, and its successors. If there shall be at any time more than one Delaware Trustee under the Trust
Agreement, "Delaware Trustee" shall mean each such Delaware Trustee.

     "Distribution  Agreement" means that certain  Distribution  Agreement dated
March 15, 2006 by and among Global Funding and the Agents named therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "DTC" means The Depository Trust Company and its successors and assigns.

     "Funding Agreement" means, with respect to any Trust, each funding agreement issued by Allstate Life to Global Funding, which is immediately pledged and collaterally assigned by Global Funding to the Funding Note
Indenture Trustee and immediately thereafter assigned absolutely to, and deposited into, the Trust by Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time in accordance with the terms thereof.

     "Funding Agreement Event of Default" means an "Event of Default" as defined in the applicable Funding Agreement.

     "Funding Note" has the meaning ascribed in the Funding Note Indenture.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument for the Trust, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note Indenture Trustee" means the party named as such in the Funding Note Indenture, and, subject to the applicable provisions of the Funding
Note Indenture, its successors.

     "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term

                                       3

"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Holder" has the meaning ascribed in the Indenture.

     "Indemnified Person" has the meaning ascribed in Section 6.7.

     "Indenture" means that certain  Indenture  included in Part G of the Series
Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture Trustee" means the party named as such in the Indenture, and, subject to the applicable provisions of the Indenture, its successors.

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Trust shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Moody's" means Moody's Investors Service, Inc.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Notes" has the meaning set forth in the Indenture.

     "Note Certificate" has the meaning set forth in the Indenture.

     "Obligations"  means the  obligations  of the Trust secured under the Notes and the  Indenture,  including  (a) all  principal  of, any premium and interest
(including,   without   limitation,   any  interest   which  accrues  after  the
commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization  of the Trust,  whether or not allowed or allowable as a claim in any such  proceeding) on, and any Additional  Amounts with respect to, the Notes or pursuant to the Indenture, (b) all other amounts payable by the
Trust under the  Indenture or under the Notes  including  all costs and expenses
(including  attorneys'  fees)  incurred by the  Indenture  Trustee or any Holder

                                       4

thereof in realizing on the Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

     "Original Issue Date" has the meaning ascribed in the Pricing Supplement.

     "Paying Agent" has the meaning ascribed in the Indenture.

     "Payment Account" means the segregated non-interest-bearing corporate trust account for the Trust maintained by the Delaware Trustee or by another financial institution designated by the Delaware Trustee, which shall be controlled by the Delaware Trustee; provided that the rating of the entity maintaining such account shall be at least equal to the rating of the Notes by Moody's and Standard & Poor's, in which all amounts paid to the Delaware Trustee in respect of the Notes or any Collateral related thereto will be held and from which the Delaware Trustee shall make any payments pursuant to Section 3.1(b) and Article
7 of these Standard Trust Agreement Terms, to the extent such amounts are paid to the Delaware Trustee and deposited in the applicable Payment Account.

     "Person"  means  any  natural  person,  corporation,  limited  partnership, general partnership,  joint stock company, joint venture, association,  company, limited  liability  company,  trust (including any beneficiary  thereof),  bank,
trust  company,   land  trust,   business   trust,   statutory  trust  or  other
organization,  whether or not a legal entity,  and  governments and agencies and political subdivisions thereof.

     "Pricing  Supplement" means the pricing  supplement  attached to the Series
Instrument as Annex A, as prepared by the Trust in connection with the issuance of the Notes.

     "Program" has the meaning ascribed in the Indenture.

     "Program  Documents"  means each Note, the Series  Instrument,  the Closing
Instrument,  the Indenture,  the Trust Agreement,  the  Administrative  Services
Agreement, the Support Agreement, the Name Licensing Agreement, the Distribution
Agreement, the Terms Agreement, each Funding Agreement and any other documents, certificates, agreements or instruments entered into by, or with respect to, or on behalf of, the Trust.

     "Rating Agency" means each of Moody's, S&P and any other rating agency which provides a rating of any Notes.

     "Registrar" has the meaning ascribed in the Indenture.

     "Responsible Officer" means any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Delaware Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust

                                       5

matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "S&P"  means  Standard  &  Poor's  Ratings  Services,  a  division  of  The
McGraw-Hill Companies, Inc.

     "Secretary of State" means the Secretary of State of the State of Delaware.

     "Securities  Act" means the  Securities  Act of 1933,  as amended,  and any
successor   statute   thereto,   and  the  rules,   regulations   and  published
interpretations of the Commission promulgated thereunder from time to time.

     "Security Interest" has the meaning ascribed in the Indenture.

     "Series Instrument" means the Series Instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the
Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support
Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Standard  Trust  Agreement  Terms" means these  Standard  Trust  Agreement
Terms.

     "Standing Order" has the meaning ascribed in Section 3.1(d).

     "Supplemental Indenture" has the meaning set forth in the Indenture.

     "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between Allstate Life and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution
Agreement.

     "Trust"  means the  Allstate  Life Global  Funding  Trust  specified in the
Series Instrument, together with its permitted successors and assigns.

     "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, and which incorporates by reference these Standard Trust
Agreement Terms, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Trust  Beneficial  Owner"  means  the  party  named  as such in the  Trust
Agreement, in its capacity as the sole beneficial owner of the Trust, and its successors.

                                       6

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     SECTION 1.2 Other  Definitional  Provisions.  For all purposes of the Trust
Agreement except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b) all accounting terms not otherwise defined in the Trust Agreement have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise expressly provided in the Trust Agreement, the term
               "generally accepted accounting principles" with respect to any computation required or permitted under the Trust Agreement shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

          (c)  the  words  "include",   "includes"  and  "including"   shall  be
               construed to be followed by the words "without limitation";

          (d) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Trust
               Agreement  or the intent of the  parties to the Trust  Agreement;
               and

          (e) capitalized terms not otherwise defined in the Trust Agreement will have the respective meanings set forth in the Indenture.

                                   ARTICLE 2
                                CREATION OF TRUST

     SECTION 2.1 Name of the Trust. The Trust created under the Trust Agreement shall have the name specified in or pursuant to the Series Instrument. The
Trust's activities shall be conducted under the name of the Trust.

                                       7

     SECTION 2.2 Office of the Delaware  Trustee;  Principal  Place of Business.
The principal office of the Trust shall be in care of the Delaware Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Trust Beneficial
Owner, the Indenture  Trustee,  the Administrator  and the Rating Agencies.  The
Trust shall also maintain an office in care of the Administrator at:

                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, North Carolina 28211
                  Attention: President

or at such other address as the Administrator may designate by written notice to the Trust Beneficial Owner, the Indenture Trustee, the Delaware Trustee and the
Rating Agencies.

     SECTION 2.3 Statutory Trust. It is the intention of the parties that the Trust constitute a statutory trust organized under the Delaware Statutory Trust
Act and that the Trust Agreement constitute the governing instrument of the Trust. Pursuant to Section 3810 of the Delaware Statutory Trust Act, on or before the date of the Trust Agreement, the Delaware Trustee shall file a Certificate of Trust with the Secretary of State to form the Trust. The parties to the Trust Agreement hereby appoint the Delaware Trustee as trustee of the Trust, to have all rights, powers and duties set forth in the Trust Agreement and in accordance with the applicable law, subject to modification by the Trust
Agreement, with respect to accomplishing the purposes of the Trust.

     SECTION 2.4 Trust Beneficial Owner. The Trust Beneficial Owner shall not be required to make any deposit, perform any service or otherwise provide any consideration in exchange for its beneficial interest in the Trust. The beneficial interest of the Trust Beneficial Owner in the Trust will not be represented by any certificate or other instrument. Upon the creation of the Trust, the Trust Beneficial Owner shall be the beneficial owner of the Trust and shall have an undivided beneficial ownership interest in the property related to the Trust. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Owner's interest in the Trust shall be void.

     SECTION 2.5 Purposes of the Trust. The exclusive purposes and functions of the Trust are, and the Trust shall have the power and authority, to:

          (a)  issue and sell the Notes,

          (b) use the net proceeds from the sale of the Notes to acquire the Funding Note,

          (c) receive one or more Funding Agreements from Global Funding pursuant to the terms of the Funding Note,

                                       8

          (d) grant a security interest in, and pledge and collaterally assign, the rights, title and interest of the Trust in the Collateral to the Indenture Trustee for the benefit of the Holders of the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral,

          (e) make, or cause to be made, all payments due in respect of the Notes, in accordance with the terms of the Indenture, and

          (f)  engage in other  activities and enter into other  agreements,  in
               each  case  that  are   necessary,   suitable  or  convenient  to
               accomplish  the foregoing or are  incidental to or connected with
               those   activities,   including  the   execution,   delivery  and
               performance of the Series Instrument,  the Closing Instrument and
               the Program Documents to which it is a signatory.

     SECTION 2.6 Allocation of Trust Expenses. Any costs and expenses of the Trust shall be paid by Allstate Life pursuant to the Support Agreement to the extent provided therein.

     SECTION 2.7 Liability. None of the Delaware Trustee, the Administrator, the
Trust Beneficial Owner or the Holders shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8 Income Tax Treatment. The parties agree, and each Holder and beneficial owner of Notes by purchasing the Notes agrees, for all United States
Federal, state and local income and franchise tax purposes (i) to treat the Notes as indebtedness of Allstate Life, (ii) that Global Funding and the Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.

     SECTION 2.9 Situs of Trust. The Trust shall be located in the State of Delaware. The Trust shall have the right, upon consent of the Indenture Trustee, and under certain circumstances set forth in the Indenture, to change its domicile from Delaware to any other jurisdiction. All bank accounts maintained by the Delaware Trustee on behalf of the Trust shall be located in the State of Delaware except that those accounts established under the Indenture shall be maintained with the Indenture Trustee in accordance with the Indenture. The
Trust shall not have any employees in any state other than in the State of Delaware.

                                       9

                                   ARTICLE 3
                                 PAYMENT ACCOUNT

     SECTION 3.1 Payment Account.

          (a)  On the Original Issue Date, the Delaware  Trustee shall establish the Payment  Account.  The Delaware  Trustee and any agent of the
               Delaware  Trustee shall have exclusive  control and sole right of withdrawal with respect to the Payment Account for the purpose of making  deposits in and  withdrawals  from the Payment Account in accordance with the Trust Agreement and the Indenture. Subject to the  Indenture,  all  funds or  other  property  received  by the
               Delaware  Trustee  on  behalf  of the  Trust  in  respect  of the
               Collateral  will be deposited in the Payment  Account.  All funds and  other  property  deposited  or held from time to time in the
               Payment  Account  shall be held by the  Delaware  Trustee  in the
               Payment Account for the exclusive benefit of the Trust Beneficial
               Owner,  subject to the  security  interest in the  Collateral  in favor of the  Indenture  Trustee on behalf of the  Holders of the
               Notes  and any  other  Person  for whose  benefit  the  Indenture
               Trustee  is  or  will  be  holding   the   Collateral,   and  for
               distribution  by the  Delaware  Trustee as  provided in the Trust
               Agreement,  including  (and  subject to) any priority of payments provided for in the Trust Agreement.

          (b) All funds and other property deposited into the Payment Account shall be distributed by the Trust as follows:

               First, to the Indenture Trustee for the payment of all amounts then due and unpaid upon the Notes and any other amounts due and payable in accordance with the Indenture; and

               Second, upon the final redemption of the Notes and payment of any amounts payable in respect thereof, any remaining funds and other property deposited into the Payment Account shall be distributed to the Delaware Trustee for distribution pursuant to Section 7.1.

          (c) The Delaware Trustee shall deposit in the Payment Account, promptly upon receipt, any payments received with respect to the Collateral. Amounts held in the Payment Account shall not be invested by the Delaware Trustee.

          (d) Notwithstanding anything in the Trust Agreement to the contrary, the Delaware Trustee, on behalf of the Trust, shall execute a standing order (the "Standing Order") to the Indenture Trustee

                                       10

               pursuant  to which the  Indenture  Trustee,  either  directly  or through a Paying  Agent,  shall  distribute  all  amounts due and unpaid under Section 3.1(b); provided, however, that all payments to be made  pursuant to Section 7.1 shall be made by the Delaware
               Trustee on behalf of the Trust.  For so long as (i) the  Delaware
               Trustee,  on behalf of the Trust,  has not rescinded the Standing
               Order and (ii) the Indenture Trustee,  either directly or through a Paying  Agent,  is able to, and does,  comply with the Standing
               Order,  the Delaware  Trustee will not be required to establish a
               separate   Payment   Account  in  accordance  with  Section  3.1;
               provided,  however,  that the Delaware  Trustee shall establish a separate payment account to facilitate  payments made pursuant to
               Section 7.1.

                                   ARTICLE 4
                                NOTES; COLLATERAL

     SECTION 4.1 Issuance of Notes. The Trust shall, in accordance with the Indenture, issue and deliver or cause to be issued and delivered the aggregate principal amount of the Notes specified in the Pricing Supplement against payment therefor. The Holders of the Notes shall only have a right to receive payments from the Collateral as described in the Indenture and shall have no right to receive payments from the assets of Global Funding or the assets held in any other trust organized under the Program.

     SECTION 4.2 Acquisition of Funding Note And Funding Agreements. In connection with the issuance and sale of the Notes, pursuant to Articles 2 and 3 of the Coordination Agreement: (i) the Trust will use the net proceeds received from the offering of Notes to purchase the Funding Note from Global Funding;
(ii) Global Funding will use the net proceeds received from the sale of the Funding Note to purchase one or more Funding Agreements; and (iii) Global
Funding will assign absolutely to, and deposit into, the Trust each such Funding
Agreement, and the relevant Funding Note will be surrendered pursuant to the terms of the Funding Note and cancelled by Global Funding immediately upon such surrender. Such cancellation shall operate as a redemption and satisfaction of the Funding Note.

     SECTION 4.3 Security Interest in the Collateral. Simultaneously with the issuance and sale of the Notes, pursuant to the Indenture, the Trust shall pledge and collaterally assign to the Indenture Trustee, and will grant to the Indenture Trustee, for the benefit of the Holders of the Notes and any other
Person for whose benefit the Indenture Trustee is or will be holding the Collateral, a security interest in and to the Collateral, including, without limitation, each Funding Agreement purchased by the Trust.

                                       11

                                   ARTICLE 5
             REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE

     The Delaware Trustee represents and warrants for the benefit of the Holders and the Trust Beneficial Owner as follows:

          (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

          (b)  it is a "United  States  person"  within  the  meaning of Section
               7701(a)(30) of the Code;

          (c) it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under the Trust
               Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Trust Agreement;

          (d) the Trust Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms;

          (e) neither the execution or delivery by it of the Trust Agreement, nor the performance by it of its obligations under the Trust
               Agreement, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in the Trust pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other contract, agreement, judgment, order or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

          (f)  the  authorization,  execution  or  delivery  by it of the  Trust
               Agreement and the consummation of any of the transactions by it contemplated by the Trust Agreement do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Certificate of Trust with the Secretary of State); and

                                       12

          (g)  there  are  no  proceedings  pending  or,  to  the  best  of  its knowledge,  threatened  against or  affecting  it in any court or before any governmental authority, agency or arbitration board or
               tribunal  which,   individually   or  in  the  aggregate,   would
               materially  and adversely  affect the Trust or would question the right,  power and  authority  of it to enter into or perform  its obligations under the Trust Agreement.

                                   ARTICLE 6
                                DELAWARE TRUSTEE

     SECTION 6.1 General Authority.

          (a)  The Delaware  Trustee is authorized  and  empowered,  among other things,  to (a)  execute  and  deliver on behalf of the Trust the
               Program Documents and each certificate or other document attached as an exhibit to, or contemplated  by, the Program  Documents and any amendment or other agreement to any of the Program Documents,
               (b)  take all  actions  required  of the  Trust  pursuant  to the
               Program  Documents  including,  but not limited to (i) paying, or causing to be paid,  on behalf of the Trust any  amounts  due and owing by the  Trust  under  the  Program  Documents  or any other documents  or  instruments  to which the  Trust is a party,  (ii)
               providing  certificates  required under the Program  Documents or other  documents or instruments to which the Trust is a party and
               (iii)  preparing  for  execution or executing  amendments  to and waivers  under the Program  Documents  or any other  documents or instruments  deliverable by the Trust thereunder or in connection therewith  or with the  Trust  Agreement,  (c) cause the Trust to perform  under  the  Program  Documents  and (d)  engage in those
               activities,   including   entering  into  agreements,   that  are
               necessary,  suitable or convenient to accomplish the foregoing or any other of the purposes of the Trust or are incidental  thereto or connected therewith including,  from time to time, taking such action  on behalf of the  Trust as is  permitted  by the  Program
               Documents.  In  addition  to any  other  duties  under  the Trust
               Agreement, the Delaware Trustee shall be the trustee of the Trust for the purpose of fulfilling the requirements of Section 3807 of the Delaware  Statutory Trust Act. Subject to the limitations set forth in Section  6.1(b),  the  Delaware  Trustee  shall have the power and  authority to act on behalf of the Trust,  with respect to the following matters:

               (i) to execute and deliver on behalf of the Trust the Notes in accordance with the Trust Agreement and the Indenture;

                                       13

               (ii) to cause the Trust to  perform  the Trust  Agreement  and to enter into, and to execute, deliver and perform on behalf of the Trust, the documents  contained in the Series Instrument and the Closing Instrument,  the Distribution Agreement, the
                    Notes, each Funding  Agreement and such other  certificates,
                    other   documents  or   agreements   as  may  be  necessary,
                    contemplated by or desirable in connection with the purposes and  function  of the  Trust or any of the  above-referenced documents;

               (iii) subject to the applicable  provisions of the Indenture,  to receive and maintain custody of each Funding Agreement and to exercise all of the rights, powers and privileges of an owner or policyholder of each Funding Agreement;

               (iv) to grant to the Indenture Trustee a security interest in the
                    Collateral and to pledge and collaterally assign the rights, title and interest of the Trust in the Collateral to the Indenture Trustee for the benefit of the Holders of Notes and any other Person on whose behalf the Indenture Trustee is or will be holding the Collateral, and to seek release of such security interest upon payment in full of all amounts required to be paid with respect to the Notes pursuant to the terms and conditions of the Notes and the Indenture;

               (v)  to establish the Payment Account;

               (vi) to  send  notices   regarding  the  Notes  and  the  Funding
                    Agreement(s)  to Allstate Life, the Indenture  Trustee,  the
                    Rating Agencies,  the Trust Beneficial Owner, the applicable
                    Agent(s)  and  any  other  Person   entitled   thereto,   in
                    accordance with the terms of the Notes, the Indenture,  each
                    Funding Agreement and the Trust Agreement;

               (vii) to take all actions  necessary or appropriate to enable the
                    Trust to comply with Section 2.8 regarding income tax treatment;

               (viii) after  the  occurrence  of a  Funding  Agreement  Event of
                    Default actually known to a Responsible Officer, subject to the applicable provisions of the Indenture, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of the Trust Agreement and to

                                       14

                    protect and conserve the Collateral for the benefit of the Holders of Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral and, within five Business Days after the occurrence of a Funding
                    Agreement  Event of Default  actually known to a Responsible
                    Officer, to give notice thereof to the Administrator, the Trust Beneficial Owner and the Indenture Trustee;

               (ix) to  the  extent  permitted  by  the  Trust   Agreement,   to
                    participate  in  the  winding  up  of  the  affairs  of  and liquidation  of the Trust and assist  with the  preparation, execution and filing of a certificate of  cancellation  with the Secretary of State;

               (x) subject to the applicable provisions of the Indenture, to take any action and to execute any documents on behalf of the Trust, incidental to the foregoing as the Delaware
                    Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of the Trust Agreement;

               (xi) to execute and file  documents  with the Secretary of State;
                    and

               (xii) to accept  service of process on behalf of the Trust in the
                    State of Delaware.

     It is expressly understood and agreed that the Delaware Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Delaware Trustee in connection with the performance of its duties and powers set forth in this Section 6.1(a), including, without limitation, certificates, reports, opinions, notices or any other documents. The Delaware Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties under the Trust Agreement and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts.
Any expenses of such counsel, accountants and experts shall be paid by the Trust.

          (b)  So long as the Trust Agreement remains in effect,  the Trust (and the Delaware  Trustee and the  Administrator  acting on behalf of
               the  Trust)  shall  not  undertake  any  business,   activity  or
               transaction  except as expressly  provided for or contemplated by the Trust  Agreement or the Indenture.  In particular,  the Trust
               shall  not,  except  as  otherwise   contemplated  by  the  Trust

                                       15

               Agreement or the Indenture:

               (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the Trust (as of the date of the Trust Agreement or thereafter acquired), including, without limitation, any portion of the Collateral;

               (ii) engage in any business or activity  other than in connection with,  or  relating  to,  (A) the  performance  of the Trust
                    Agreement and the execution, delivery and performance of any documents,  including the Program  Documents (other than the
                    Trust  Agreement as set forth above),  relating to the Notes and the transactions  contemplated thereby, (B) the issuance
                    of  the  Notes   pursuant  to  the  Indenture  and  (C)  any
                    activities,  including  entering into  agreements,  that are necessary, suitable or convenient to accomplish the purposes of the Trust specified in Section 2.5;

               (iii) incur,  directly  or  indirectly,  any Debt  except for the
                    Notes;

               (iv) amend,  modify or fail to comply with any material provision
                    of  the  Trust  Agreement,   except  for  any  amendment  or
                    modification  of the  Trust  Agreement  expressly  permitted under the Trust  Agreement  or under  the  Indenture  or the
                    Funding Agreement(s);

               (v) own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in the Funding Agreement(s), the Funding Note or the investment of any funds of the Trust held by the Indenture Trustee, a Paying Agent, the Registrar, the Delaware Trustee or the
                    Administrator as provided in (or in the documents or agreements contained in) the Series Instrument or the Closing Instrument, or in any Funding Agreement;

               (vi) directly or indirectly declare or pay a distribution or make any distribution or other payment, or redeem or otherwise acquire or retire for value any securities other than the Notes, provided that the Trust may declare or pay a distribution or make any distribution or other payment to the Trust Beneficial Owner in compliance with the Trust
                    Agreement  if the Trust has paid or made  provision  for the

                                       16

                    payment of all amounts due to be paid on the Notes,  and pay all of its debt, liabilities,  obligations and expenses, the
                    payment  of  which  is   provided   for  under  the  Support
                    Agreement;

               (vii) become  required  to register  as an  "investment  company"
                    under and as such term is defined in the Investment  Company
                    Act;

               (viii) enter into any transaction of merger or  consolidation  or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

               (ix) take any action  that would cause the Trust not to be either ignored or treated  as a "grantor  trust" for United  States
                    Federal income tax purposes;

               (x) have any employees other than the Delaware Trustee, the Administrator and any other Persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;

               (xi) have an  interest in any bank  account  other than (A) those accounts contemplated by the Program Documents, and (B) those accounts expressly permitted by the Indenture Trustee;
                    provided that any such further account or such interest of the Trust therein shall be charged or otherwise secured in favor of the Indenture Trustee on terms acceptable to the Indenture Trustee;

               (xii) permit any Affiliate,  employee or officer of Allstate Life or any agent of Allstate Life or Agent to be a trustee of the Trust;

               (xiii) issue any  Notes  unless  Allstate  Life has  affirmed  in writing to the Trust that it has made changes to its books and records to reflect the grant of a security interest in, and the making of an assignment for collateral purposes of, the relevant Funding Agreement(s) by the Trust to the Indenture Trustee in accordance with the terms of such Funding Agreement(s) and the Trust has taken such other steps as may be necessary to cause the Security Interest in

                                       17

                    or assignment for all collateral purposes of, the Collateral to be perfected for purposes of the UCC or effective against its creditors and subsequent purchasers of the Collateral pursuant to insurance or other state laws;

               (xiv) make any  deduction  or  withholding  from any  payment  of principal of or interest on the Notes (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of the Collateral except to the extent specified in the Indenture or a Note Certificate or Supplemental
                    Indenture;

               (xv) commingle  any  of  its  assets  with  assets  of any of the
                    Trust's Affiliates, or guarantee any obligation of any of the Trust's Affiliates; or

               (xvi) (A) permit the validity or  effectiveness  of the Indenture or the Security  Interest securing the Notes to be impaired,
                    or   permit   such   Security   Interest   to  be   amended,
                    hypothecated,  subordinated,  terminated or discharged,  (B)
                    permit  any  Person to be  released  from any  covenants  or obligations under any Funding Agreement, except as expressly
                    permitted  thereunder,   under  the  Indenture,   the  Trust
                    Agreement,  or any Funding  Agreement,  (C)  create,  incur, assume, or permit any Lien or other encumbrance  (other than the Security  Interest) on any of its  properties or assets, or any  interest  therein or the  proceeds  thereof,  or (D)
                    permit  a  Lien  with  respect  to  the  Collateral  not  to
                    constitute  a  valid  first  priority   perfected   security
                    interest in the Collateral.

          (c) Notwithstanding any other provision of the Trust Agreement, the Delaware Trustee and the Administrator, acting on behalf of the Trust, shall not take any action that would cause the Trust not to be either ignored or treated as a "grantor trust" for United
               States Federal income tax purposes.

          (d) The Delaware Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust or any Holder, other than the Security
               Interest  in the  Collateral  granted  in favor of the  Indenture
               Trustee for the benefit of each Holder of the Notes and any other
               Person

                                       18

               for whose benefit the Indenture Trustee is or will be holding the Collateral.

          (e)  If and  for so  long  as any  Funding  Agreement  is  held by the
               Delaware  Trustee  for the  benefit  of the Trust,  the  Delaware
               Trustee  shall  not (i)  waive  any  default  under  any  Funding
               Agreement  or (ii)  consent  to any  amendment,  modification  or termination  of any  Funding  Agreement,  without,  in each case,
               obtaining  the  prior  approval  of  the  Indenture   Trustee  in
               accordance   with  the   Indenture  and  an  opinion  of  counsel
               experienced  in such  matters to the effect  that any such action shall not cause the Trust not to be either  ignored or treated as a "grantor  trust" for United States Federal income tax purposes.
               The Delaware Trustee, upon a Responsible Officer obtaining actual knowledge  of the  occurrence  of a  Funding  Agreement  Event of
               Default,  will notify the  Indenture  Trustee of any such Funding
               Agreement Event of Default.

          (f) The Delaware Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not (i) become required to register as an "investment company" under the Investment Company Act or (ii) fail to be either ignored or treated as a "grantor trust" for United States
               Federal income tax purposes. In connection with the preceding sentence, the Delaware Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

     SECTION 6.2 General Duties. It shall be the duty of the Delaware Trustee to discharge,  or cause to be discharged,  all of its responsibilities  pursuant to the terms of the Trust Agreement, or any other documents or instruments to which it is a party, and to administer the Trust, in accordance with the provisions of the Trust  Agreement and the other Program  Documents and any other documents or instruments to which the Trust is a party.  Notwithstanding  the foregoing,  the
Delaware   Trustee   shall  be  deemed  to  have   discharged   its  duties  and
responsibilities   under  the  Trust   Agreement  and  any  other  documents  or
instruments  to which the Trust is a party to the  extent  (a) such  duties  and responsibilities  shall have been  performed  by the  Administrator  and (b) the
Administrator  is required or  permitted  under the Trust  Agreement,  under the
Administrative Services Agreement or under any other documents or instruments to which the Trust is a party,  to perform such act or  discharge  such duty of the
Delaware  Trustee or the Trust;  provided,  however,  that the Delaware  Trustee shall not be held  liable for the  default or  failure of the  Administrator  to carry out its required  obligations  under the Trust Agreement or thereunder but only to the extent such  obligations  are not also required to be carried out by the Delaware Trustee.

                                       19

     SECTION 6.3 Specific Duties.

          (a)  The Delaware  Trustee will manage the business and affairs of the
               Trust in  accordance  with the  terms of the  Delaware  Statutory
               Trust  Act;   provided,   however,   that  the  Delaware  Trustee
               undertakes  to perform only such duties as are  specifically  set forth in the Trust  Agreement and as it may be directed from time to time by the Administrator,  the Trust Beneficial Owner and the
               Indenture  Trustee  in  accordance  with the  terms of the  Trust
               Agreement and the Indenture.

          (b) The Delaware Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral except as expressly required or permitted by the terms of the Trust Agreement and the Indenture.

          (c) The Delaware Trustee shall not take any action, or direct the Administrator to take any action, which would be inconsistent with Section 2.8 of the Trust Agreement.

     SECTION 6.4  Acceptance of Trust and Duties;  Limitation on Liability.  The
Delaware Trustee accepts the trust created by the Trust Agreement and agrees to perform its duties under the Trust Agreement with respect to the same, but only upon the terms of the Trust Agreement. No implied covenants or obligations shall be read into the Trust Agreement. The Delaware Trustee shall not be liable under the Trust Agreement under any circumstances except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained in the Trust Agreement expressly made by the Delaware Trustee. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

          (a) the Delaware Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless such error of judgment constitutes gross negligence;

          (b) the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Administrator, the Trust Beneficial Owner or the Indenture Trustee or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of the Trust Agreement and the Indenture;

          (c)  no provision of the Trust  Agreement  shall  require the Delaware
               Trustee to expend or risk personal  funds or otherwise  incur any

                                       20

               financial liability in the performance of any of its rights or powers under the Trust Agreement if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Delaware Trustee be liable for indebtedness or other obligations evidenced by or arising under the Trust Agreement, any Funding Agreement or any related document, including the principal of and interest on the Notes;

          (e) the Delaware Trustee shall not be responsible for, or in respect of, the validity or sufficiency of the Trust Agreement or any related document or for the due execution of the Trust Agreement or thereof by any party (except by the Delaware Trustee itself) or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, other than the signature and countersignature of the Delaware Trustee on any of the Program
               Documents and the execution of any certificate;

          (f)  the  Delaware  Trustee  shall (i) not be liable  for any  action,
               inaction,  default  or  misconduct  of  the  Administrator,   the
               Indenture  Trustee or any Paying Agent under the  Indenture,  the
               Notes or any related  documents or  otherwise,  and (ii) not have any  obligation  or liability to perform the  obligations  of the
               Trust under the Trust Agreement or any related  document or under any Federal,  state,  foreign or local tax or securities  law, in each case,  that are required to be  performed by other  Persons, including the  Administrator  under the Trust  Agreement or under the  Administrative  Services  Agreement or the Indenture Trustee
               under the Indenture;

          (g) the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of Allstate Life, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of Allstate Life under any Funding
               Agreement or any related documents;

          (h) the Delaware Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by the Trust
               Agreement, or to institute, conduct or defend any litigation under the Trust Agreement or otherwise or in relation to the Trust Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Delaware Trustee security or indemnity satisfactory to it against

                                       21

               the costs, expenses and liabilities that may be incurred by the Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in the Trust Agreement or in any related document shall not be construed as a duty, and the Delaware Trustee shall not be answerable in connection therewith other than for its gross negligence or willful misconduct in the performance of any such act;

          (i) except as expressly provided in the Trust Agreement, in accepting the trusts created by the Trust Agreement, the Delaware Trustee acts solely as trustee under the Trust Agreement and not in its individual capacity, and all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by the Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof;

          (j)  the  Delaware  Trustee  shall  not  have  any  responsibility  or
               liability  for  or  with  respect  to  the  genuineness,   value,
               sufficiency  or  validity  of any  Collateral,  and the  Delaware
               Trustee shall in no event assume or incur any liability,  duty or obligation to the  Administrator,  the Trust  Beneficial Owner or
               any other  Person  other than as  expressly  provided  for in the
               Trust Agreement;

          (k)  the Delaware Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution,  certificate,
               statement,   instrument,   opinion,   report,  notice,   request,
               direction,  consent, order, bond, debenture,  note or other paper or document;

          (l)  every provision of the Trust  Agreement  relating to the Delaware
               Trustee shall be subject to the provisions of this Article 6;

          (m)  except in accordance with the written  instructions  furnished by the Trust Beneficial Owner or as provided in the Trust Agreement, the  Delaware  Trustee  shall  have  no  duty  (i)  to see to any recording  or filing of any  document,  (ii) to confirm or verify
               any  financial   statements  of  the  Administrator,   the  Trust
               Beneficial Owner or the Indenture  Trustee,  (iii) to inspect the
               Administrator's,  the Trust  Beneficial  Owner's or the Indenture
               Trustee's  books  and  records  at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or  encumbrance of any kind owing with respect to,  assessed or levied against any part of the Trust,  except to the extent the Delaware  Trustee has received funds, on behalf of the Trust,  pursuant to the Support  Agreement from Allstate Life

                                       22

               in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Allstate Life;

          (n)  the Delaware  Trustee shall have no duty or obligation to manage, control,  use, sell,  dispose of or otherwise deal with the Trust or to otherwise  take or refrain from taking any action under the
               Trust Agreement, except as expressly required by the terms of the
               Trust Agreement, or as expressly provided in written instructions from  the  Administrator,  and in no  event  shall  the  Delaware
               Trustee have any implied  duties or  obligations  under the Trust
               Agreement; the Delaware Trustee nevertheless agrees that it will, at its own cost and expense,  promptly  take all action as may be necessary to  discharge  any liens on any part of the property of the Trust which result from claims  against the Delaware  Trustee
               personally   that  are  not  related  to  the  ownership  or  the
               administration  of the property of the Trust or the  transactions contemplated by the Program Documents;

          (o) the Delaware Trustee shall not be required to take any action under the Trust Agreement unless the Delaware Trustee shall have been indemnified by the Trust, in manner and form satisfactory to the Delaware Trustee, against any liability, cost or expenses
               (including counsel fees and disbursements) which may be incurred in connection therewith, and, in addition, the Trust shall pay the reasonable compensation of the Delaware Trustee for the services performed, as specified in and pursuant to the Series
               Instrument; provided, that the Delaware Trustee shall not be indemnified by any Person for the Delaware Trustee's willful misconduct, bad faith or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained in the Trust Agreement;

          (p)  the  Delaware  Trustee  shall not be  required to take any action
               under  the  Trust   Agreement  if  the  Delaware   Trustee  shall
               reasonably  determine  or shall have been advised by counsel that such action is contrary to the terms of the Trust Agreement or is otherwise contrary to law;

          (q)  the  Delaware  Trustee  may fully  rely  upon and  shall  have no
               liability  in  connection   with   calculations  or  instructions
               forwarded to the  Delaware  Trustee by the  Administrator  or the
               Indenture  Trustee,  nor  shall  the  Delaware  Trustee  have any obligation  to

                                       23

               furnish information to any Person if it has not received such information as it may need from the Administrator, the Indenture
               Trustee or any other Person;

          (r)  the Delaware  Trustee shall not be liable with respect to any act or  omission  in good  faith in  accordance  with the  advice  or direction of the Administrator or the Indenture Trustee. Whenever
               the  Delaware  Trustee  is unable to decide  between  alternative courses of action permitted or required by the terms of the Trust
               Agreement,   or  is  unsure  as  to  the   application,   intent,
               interpretation   or  meaning  of  any   provision  of  the  Trust
               Agreement,  the Delaware Trustee may give notice (in such form as
               shall   be   appropriate   under   the   circumstances)   to  the
               Administrator  requesting instructions as to the course of action to be adopted,  and, to the extent the  Delaware  Trustee acts in good faith in accordance with any such instruction received,  the
               Delaware Trustee shall not be liable on account of such action to any  Person.  If the  Delaware  Trustee  shall not have  received appropriate  instructions  within  ten  days of such  notice  (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the  circumstances),  it may,  but shall be under no duty to, take or refrain  from taking such  action  which is  consistent,  in its view,  with the Trust
               Agreement  and as it shall deem to be in the best interest of the
               Trust  Beneficial  Owner,  and the Delaware Trustee shall have no liability to any Person for such action or inaction;

          (s) in no event whatsoever shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

          (t) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of the Trust Agreement provide shall or may be done or performed; and

          (u) notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Trust any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley
               Act of 2002.

                                       24

     SECTION 6.5 Reliance; Advice of Counsel.

          (a) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Delaware
               Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed in the Trust Agreement, the Delaware
               Trustee may for all purposes of the Trust Agreement rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b)  In the  exercise or  administration  of the Trust,  the  Delaware
               Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them; provided that, the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled
               Persons.

     SECTION 6.6  Delegation of  Authorities  and Duties.  The Delaware  Trustee
delegates  to the  Administrator  all duties  required  to be  performed  by the
Administrator   pursuant   to  the  terms  of  the  Trust   Agreement   and  the
Administrative   Services   Agreement.   The  Delaware  Trustee   undertakes  no
responsibility for the performance, or non-performance,  of any duties delegated to the  Administrator  under the Trust Agreement,  the  Administrative  Services
Agreement or the Indenture, as applicable.

     SECTION 6.7 Indemnification. The Trust hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Delaware Trustee, and its officers, directors, successors, assigns, legal

                                       25

representatives,  agents and servants (each an "Indemnified  Person"),  from and against any and all liabilities,  obligations, losses, damages, penalties, taxes
(excluding  any taxes  payable by the  Delaware  Trustee on or  measured  by any compensation received by the Delaware Trustee), claims, actions, investigations, proceedings,  costs, expenses or disbursements  (including,  without limitation, reasonable legal fees and expenses,  subject to the limitations  imposed in this
Agreement) of any kind and nature  whatsoever  which may be imposed on, incurred by or asserted at any time against an  Indemnified  Person  (whether or not also indemnified  against  by  any  other  person  but in all  cases  subject  to the limitations  imposed in this Agreement) in any way relating to or arising out of the  Trust  Agreement  or any of the other  agreements  to which the Trust is or becomes a party or the  enforcement  of any of the terms of any  thereof  or the administration  of the  assets of the Trust or the  action  or  inaction  of the
Delaware  Trustee  under the Trust  Agreement,  except  where any such claim for indemnification  has  arisen  as a result  of the  willful  misconduct  or gross negligence on the part of the Indemnified  Person,  or the Indemnified  Person's
failure  to  use  ordinary  care  to  disburse  funds  or  the   performance  or
nonperformance  of its  duties  under  the Trust  Agreement  or any of the other agreements to which the Trust becomes a party.

                                   ARTICLE 7
               TERMINATION OF AGREEMENT; DISSOLUTION OF THE TRUST

     SECTION 7.1 Termination of Agreement. The Trust Agreement shall terminate and the Trust shall dissolve, wind-up and terminate in accordance with Section
3808 of the Delaware Statutory Trust Act upon the latest to occur of:

          (a) the payment to the Holders of any outstanding Notes and to the Trust Beneficial Owner of all amounts required to be paid pursuant to any Funding Notes, any Notes, the Indenture, the Trust Agreement and the Program Documents;

          (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by the Trust; and

          (c)  the  performance  of all  administrative  actions by the Delaware
               Trustee  and  the  Administrator   necessary  to  accomplish  the
               purposes  of the  Trust,  including  the  performance  of any tax reporting obligations with respect to the Trust.

     Any insolvency event, liquidation, dissolution, death or incapacity with respect to the Trust Beneficial Owner, the Delaware Trustee, the Administrator or any of the other agents of the Trust or any Holder shall not (i) operate to terminate the Trust Agreement or the Trust, (ii) entitle any of their legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust, (iii) otherwise affect the rights, obligations and liabilities of the

                                       26

Holders or the parties hereto or any other document or any instrument entered into by the Trust or (iv) dissolve the Trust.

     The Trust shall dissolve only as provided in this Section 7.1, and otherwise no Person, including the Administrator and the Trust Beneficial Owner, shall be entitled to revoke or dissolve the Trust. The Administrator shall act as the liquidator of the Trust and shall be responsible for directing the Delaware Trustee to take all required actions in connection with winding up the Trust. The Delaware Trustee shall have no liability for following such direction to the extent it acts in good faith.

     Upon the last event to occur as described above, the Delaware Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Delaware Statutory Trust Act, at which time the Trust and the Trust Agreement shall terminate.

     In connection with the termination of the Trust and the distribution of all amounts from each Payment Account in accordance with the priority set forth in
Section 3.1(b), the Delaware Trustee will distribute any amounts received pursuant to Section 3.1(b) (clause Second) and any other remaining assets of the Trust in the following order of priority:

          First,  to pay all expenses and other  liabilities  owed by the Trust;
     and

          Second, any remaining funds and other property shall be paid to the Trust Beneficial Owner.

                                   ARTICLE 8
                   SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES

     SECTION 8.1 Eligibility Requirements for the Delaware Trustee. The Delaware
Trustee shall at all times (a) be a Person  satisfying the provisions of Section
3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least
$50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of
Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Delaware Trustee shall be an entity with its Corporate Trust Office in the State of Delaware. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.1, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so

                                       27

published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.1, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

     SECTION 8.2 Resignation or Removal of the Delaware Trustee.

          (a)  The  Delaware  Trustee  may resign as  Delaware  Trustee,  or the
               Administrator,  acting on behalf of the Trust,  may,  in its sole discretion,  remove the Delaware  Trustee,  in each case upon not less than 30 days'  prior  notice to the  Delaware  Trustee,  the
               Indenture  Trustee and each Rating Agency then rating the Program or the Notes.  Upon any  resignation  or removal of the  Delaware
               Trustee, the Administrator,  acting on behalf of the Trust, shall appoint a successor  Delaware  Trustee  whereupon  such successor
               Delaware  Trustee shall succeed to the rights,  powers and duties of the Delaware  Trustee,  and the term "Delaware  Trustee" shall thereupon mean such  successor  Delaware  Trustee  effective upon such  appointment  and  approval,  and the  predecessor  Delaware
               Trustee's   powers  and  duties  as  Delaware  Trustee  shall  be
               terminated,  without any other or further act or deed on the part of such predecessor Delaware Trustee or any of the parties to the
               Trust  Agreement  or  any  holders  of  the   obligations   owing
               hereunder;  provided,  that if at any time the  Delaware  Trustee shall  cease to be eligible in  accordance  with  Section 8.1 and shall have not resigned,  or if at any time the Delaware Trustee, shall become incapable of acting or shall be adjudged bankrupt or insolvent,  or a  receiver  for the  Delaware  Trustee or for its property  shall be  appointed,  or any public  officer shall take charge or control of the  Delaware  Trustee or of its property or affairs  for  the  purpose  of  rehabilitation,  conservation  or liquidation,  then the  Administrator  may  remove  the  Delaware
               Trustee.  On and after the effective  date of any  resignation or removal of the Delaware Trustee hereunder, the provisions of this
               Article 8 shall inure to its  benefit as to any actions  taken or omitted to be taken by it while it was Delaware Trustee under the
               Trust  Agreement.  Any such  resignation  or removal shall become effective  following  the  appointment  of a  successor  Delaware
               Trustee in accordance with the provisions of this Section 8.2.

          (b)  If no successor  Delaware  Trustee  shall be appointed  and shall have accepted such appointment within 30 days after the aforesaid
               notice   of   resignation   or   removal,   the   Trust  (or  the
               Administrator,  acting on its behalf) or the  resigning  Delaware
               Trustee  may  apply to any  court of  competent  jurisdiction  to

                                       28

               appoint a successor Delaware Trustee to act until such time, if any, as a successor Delaware Trustee shall have been appointed as provided in this Section 8.2. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Delaware Trustee appointed pursuant to this Section
               8.2.

          (c)  Any   resignation   or  removal  of  the  Delaware   Trustee  and
               appointment of a successor  Delaware  Trustee  pursuant to any of the  provisions  of this  Section 8.2 shall not become  effective until all fees and expenses,  including  any indemnity  payments, due to the  outgoing  Delaware  Trustee  have been paid and until acceptance  of  appointment  by the  successor  Delaware  Trustee pursuant to Section 8.3.

          (d) If at any time the Delaware Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Delaware Trustee for any other cause, a successor Delaware Trustee shall be appointed as set forth in this Section 8.2. The powers, duties, authority and title of the predecessor Delaware Trustee shall be terminated and canceled without any formality (except as may be required by applicable law) other than appointment and designation of a successor Delaware Trustee in writing duly acknowledged and delivered to the predecessor Delaware Trustee and the Trust.

     SECTION 8.3 Successor Delaware Trustee.

          (a)  Each successor Delaware Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to the Administrator,  the
               Trust  Beneficial  Owner and the predecessor  Delaware Trustee an instrument  accepting such appointment under the Trust Agreement, and  thereupon  the  resignation  or removal  of the  predecessor
               Delaware Trustee shall become effective,  the resigning  Delaware
               Trustee  shall be  released  of all duties  and trusts  under the
               Trust Agreement and such successor Delaware Trustee,  without any further act, deed or  conveyance,  shall become fully vested with
               all  the  rights,   powers,   duties,   and  obligations  of  its
               predecessor  under the Trust  Agreement,  with like  effect as if originally named as Delaware  Trustee.  The predecessor  Delaware
               Trustee  shall  deliver to the  successor  Delaware  Trustee  all documents  and  statements  and funds  held by it under the Trust
               Agreement;  and the  Administrator  and the predecessor  Delaware
               Trustee  shall execute and deliver such  instruments  and do such

                                       29

               other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware
               Trustee all such rights, powers, duties and obligations.

          (b)  Any  successor   Delaware  Trustee   appointed  under  the  Trust
               Agreement  shall promptly file an amendment to the Certificate of
               Trust  with  the  Secretary  of  State  identifying  the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

          (c)  No  successor   Delaware  Trustee  shall  accept  appointment  as
               provided  in  this  Section  8.3  unless  at  the  time  of  such acceptance  such  successor  Delaware  Trustee  shall be eligible pursuant to Section 8.1.

          (d) Upon acceptance of appointment by a successor Delaware Trustee pursuant to this Section 8.3, the Administrator shall mail notice of such appointment to the Indenture Trustee and each Rating
               Agency then rating the Program or the Notes. If the Administrator shall fail to mail such notice within ten days after acceptance of appointment by the successor Delaware Trustee, the successor
               Delaware Trustee shall cause such notice to be mailed in the manner aforesaid.

     SECTION 8.4 Merger or  Consolidation of Delaware  Trustee.  Any Person into which the  Delaware  Trustee may be merged or  converted or with which it may be
consolidated,   or  any  Person   resulting  from  any  merger,   conversion  or
consolidation  to which the  Delaware  Trustee  shall be a party,  or any Person succeeding to all or  substantially  all of the corporate  trust business of the
Delaware  Trustee,  shall,  without the execution or filing of any instrument or any  further  act on the  part of any of the  parties  to the  Trust  Agreement, anything  in  the  Trust  Agreement  to  the  contrary  notwithstanding,  be the successor of the Delaware  Trustee  under the Trust  Agreement;  provided,  such
Person shall be eligible pursuant to Section 8.1.

     SECTION  8.5  Appointment  of  Co-Delaware  Trustee  or  Separate  Delaware
Trustee.

          (a)  Notwithstanding  any other provisions of the Trust Agreement,  at any time,  for the purpose of meeting any legal  requirements  of any  jurisdiction  in which any part of any Collateral may at the time be located, the Administrator and the Delaware Trustee shall at any time  have the power and shall  execute  and  deliver  all instruments  necessary to appoint one or more Persons approved by the Delaware Trustee to act as co-Delaware Trustee,  jointly with
               it,  or  as  separate   Delaware  Trustee  or  separate  Delaware

                                       30

               Trustees,  of all or any part of any Collateral  and,  subject to
               Section 4.4 of the Trust  Agreement,  to vest in such Person,  in such capacity, such title to any Collateral, or any part thereof, and,  subject to the other  provisions  of this Section 8.5, such
               powers,   duties,   obligations,   rights   and   trusts  as  the
               Administrator  and the  Delaware  Trustee may deem  necessary  or desirable.  If the  Administrator  shall not have  joined in such appointment  within 15 days after the  receipt by it of a request so to do, the Delaware Trustee alone shall have the power to make such  appointment.  No co-Delaware  Trustee or separate  Delaware
               Trustee under the Trust  Agreement  shall be required to meet the terms of eligibility as a successor  Delaware Trustee pursuant to
               Section 8.1 and no notice of the  appointment of any  co-Delaware
               Trustee or separate Delaware Trustee shall be required; provided, however,  that  any  co-Delaware  Trustee  or  separate  Delaware
               Trustee must be a "United  States  person"  within the meaning of
               Section  7701(a)(30)  of the Code and a "bank" within the meaning of Section 581 of the Code.

          (b) Each separate Delaware Trustee and co-Delaware Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i)  all rights,  powers,  duties,  and obligations  conferred or imposed  upon the  Delaware  Trustee  shall be  conferred or imposed  upon and  exercised  or  performed  by the Delaware
                    Trustee and such separate  Delaware  Trustee or  co-Delaware
                    Trustee  jointly  (it being  understood  that such  separate
                    Delaware Trustee or co-Delaware Trustee is not authorized to act separately  without the Delaware Trustee joining in such act),  except  to  the  extent  that  under  any  law of any jurisdiction  in which any  particular act or acts are to be performed,  the Delaware  Trustee  shall be  incompetent  or unqualified to perform such act or acts, in which event such
                    rights,   powers,  duties  and  obligations  (including  the
                    holding of title to the Trust or any portion  thereof in any such jurisdiction)  shall be exercised and performed by such separate Delaware Trustee or co-Delaware Trustee, but solely at the discretion of the Delaware Trustee;

               (ii) the  Administrator  and the Delaware  Trustee acting jointly may at any time accept the resignation of or remove any separate Delaware Trustee or co-Delaware Trustee; and

                                       31

               (iii) no Delaware Trustee shall be personally liable by reason of the act or omission of any other Delaware Trustee under the Trust Agreement.

          (c)  Any  notice,  request  or other  writing  given  to the  Delaware
               Trustee  shall be deemed  to have been  given to each of the then acting  separate  Delaware  Trustee and co-Delaware  Trustee,  as effectively  as if  given  to  each  of  them.  Every  instrument appointing any separate  Delaware Trustee or co-Delaware  Trustee shall  refer  to this  Section  8.5 and  the  conditions  of this
               Article  8.  Each  separate   Delaware  Trustee  and  co-Delaware
               Trustee,  upon its acceptance of the trusts  conferred,  shall be vested with the estates or property  specified in its instruments of  appointment,  either  jointly  with the  Delaware  Trustee or separately,  as may  be  provided  therein,  subject  to all  the provisions of the Trust Agreement,  specifically  including every provision  of the Trust  Agreement  relating  to the  conduct of, affecting  the  liability  of, or  affording  protection  to, the
               Delaware  Trustee.  Each such instrument  shall be filed with the
               Delaware  Trustee  and a  copy  thereof  shall  be  given  to the
               Administrator.

          (d)  Any separate  Delaware Trustee or co-Delaware  Trustee may at any
               time   appoint   the   Delaware   Trustee   as   its   agent   or
               attorney-in-fact with full power and authority, to the extent not prohibited  by law,  to do any  lawful act under or in respect of the  Trust  Agreement  on its  behalf  and in  its  name.  If any separate  Delaware  Trustee or  co-Delaware  Trustee shall become incapable  of acting,  resign or be removed,  all of its estates, properties,  rights,  remedies  and  trusts  shall vest in and be exercised by the  Delaware  Trustee,  to the extent  permitted by law,  without  the  appointment  of a new or  successor  Delaware
               Trustee.

     SECTION 8.6 Delaware Trustee May Own Notes. Except to the extent prohibited under the terms of the Notes, the Delaware Trustee, in its individual or any other capacity, may become the beneficial owner or pledgee of Notes, to the extent that such ownership does not inhibit the Trust from relying on the applicable exemption from registration as an "investment company" under the Investment Company Act, with the same rights as it would have if it were not the Delaware Trustee; provided, that any Notes so owned or pledged shall not be entitled to participate in any decisions made or instructions given to the Delaware Trustee or the Indenture Trustee by the Holders as a group. Except as otherwise provided in this Section 8.6, the Delaware Trustee may deal with the Trust and the Trust Beneficial Owner in banking and trustee transactions with the same rights as it would have if it were not the Delaware Trustee.

                                       32

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 Limitation on Rights of Others.

     The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in the Trust shall not operate to terminate the Trust Agreement, nor to annul, dissolve or terminate the Trust, nor to entitle the legal successors, representatives or heirs of any such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated by the Trust Agreement, nor otherwise affect the rights, obligations and liabilities of the parties to the Trust Agreement or any of them.

     SECTION 9.2 Amendments.

          (a)  The  Trust  Agreement  may be  amended  from  time to time by the
               Delaware Trustee and the  Administrator  by a written  instrument executed by the Delaware  Trustee and the  Administrator,  in any
               way  that  is not  inconsistent  with  the  intent  of the  Trust
               Agreement,   including,  without  limitation  to:  (i)  cure  any
               ambiguity,  (ii)  correct,  supplement or modify any provision of the Trust Agreement that is inconsistent  with another  provision of the Trust  Agreement or (iii) modify,  eliminate or add to any provisions  of the Trust  Agreement  to the extent  necessary  to ensure  that the Trust  will,  at all times,  for  United  States
               Federal  income tax purposes will be either ignored or treated as a  "grantor  trust"  or to  ensure  that  the  Trust  will not be required  to  register  as  an  "investment  company"  under  the
               Investment  Company Act and no such  amendment  shall require the consent of any other  Person,  except to the extent  specified in
               Sections 9.2(c) and 9.2(d).

          (b) So long as any Notes remain outstanding, except as provided in Sections 9.2(c) and 9.2(d), any amendment to the Trust Agreement that would adversely affect, in any material respect, the terms of any Notes, other than any amendment of the type contemplated by clause (iii) of Section 9.2(a), shall require the prior consent of the Holders of a majority of the outstanding principal amount of the Notes.

          (c) So long as any Notes remain outstanding, the Trust Agreement may not be amended to (i) change the amount or timing of any payment of any Notes or (ii) impair the right of any Holder to institute suit for the enforcement of any right for principal and interest

                                       33

               or other distribution, in each case without the consent of each affected Holder.

          (d) The Delaware Trustee shall not be required to enter into any amendment to the Trust Agreement which adversely affects its own rights, duties or immunities under the Trust Agreement.

          (e) Prior to the execution of any amendment to the Trust Agreement, the Delaware Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of the Trust Agreement and whether all conditions precedent to such amendment have been met, in each case under the laws of the State of Delaware.

          (f) Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected by the Trust
               Agreement) to the Indenture Trustee, the Trust Beneficial Owner, the Agents and the Rating Agencies.

          (g) Contemporaneously with, or promptly after, the execution of any amendment to the Trust Agreement requiring amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Certificate of Trust with the Secretary of State.

          (h)  Notwithstanding  any other provision of the Trust  Agreement,  no amendment  to the  Trust  Agreement  may  be  made  (i)  if  such amendment  would cause (A) the Trust not to be either  ignored or treated as a "grantor trust" for United States Federal income tax
               purposes   or  (B)  the  Notes  to  be   treated  as  other  than
               indebtedness  of Allstate Life and (ii) no amendment to the Trust
               Agreement may be made without the prior consent of Allstate Life.

     SECTION  9.3  Notices.  All  demands,   notices,   instructions  and  other
communications  shall  be  in  writing  (including   telecopied  or  telegraphic
communications)  and shall be personally  delivered,  mailed or  transmitted  by telecopy or  telegraph,  respectively,  addressed as set forth below (or, in the case of any other relevant  party,  addressed as set forth in a separate  notice delivered to all relevant parties):

                                       34

                  If to Delaware Trustee:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  Attention: Corporate Trust Administration
                  Facsimile: (302) 636-4140

                  If to the Trust Beneficial Owner:

                  Allstate Life Global Funding
                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, North Carolina 28211
                  Attention: President
                  Facsimile: (704) 365-1632

                  If to the Administrator:

                  AMACAR Pacific Corp.
                  6525 Morrison Blvd., Suite 318
                  Charlotte, North Carolina 28211
                  Attention: Douglas K. Johnson
                  Facsimile: (704) 365-1632

                  with a copy to:

                  Tannenbaum Helpern Syracuse &Hirschtrittt LLP
                  900 3rd Avenue
                  New York, NY 10022
                  Attention: Stephen Rosenberg
                  Facsimile: -

                  If to the Indenture Trustee:

                  J.P. Morgan Trust Company, National Association
                  227 W. Monroe Street,
                  Suite 2600,
                  Chicago, IL 60606
                  Attention: -
                  Facsimile: -

                                       35

                  If to the Rating Agencies:

                  Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, NY 10041
                  Attention: Capital Markets
                  Facsimile: (212) 438-5215

                  Moody's Investors Service Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention: Life Insurance Group
                  Facsimile: (212) 553-4805

or at such other address as shall be designated by any such person in a written notice to each other person required to give or entitled to receive any notices hereunder. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at the then current address of the Administrator, and any notices mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Note shall be given as specified in the Indenture.

     SECTION 9.4 No Recourse to Certain Persons. The Trust Beneficial Owner acknowledges that its beneficial interest in the Trust does not represent an obligation of Allstate Life, the Delaware Trustee, the Administrator, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Trust Agreement or the Indenture.

     SECTION 9.5 Limited Recourse. Notwithstanding anything to the contrary contained in the Trust Agreement, the obligations of the Trust under the Trust
Agreement and all Program Documents and other documents or instruments entered into by the Trust, are solely the obligations of the Trust and shall be payable solely to the extent of funds received by and available to the Trust under the Funding Agreements, the other Collateral and the Support Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Trust arising out of or based upon the Trust
Agreement, the Notes or any other Program Document against any holder of a beneficial interest, employee, agent, officer or Affiliate of the Trust and, except as specifically provided in the Trust Agreement and in the other Program
Documents, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Trust arising out of or based upon the Trust Agreement, the Notes or any other Program Documents against

                                       36

the Indenture Trustee, the Delaware Trustee, the Administrator, Allstate Life, the Agents or any of their respective holders of beneficial interests, employees, agents, officers, directors, incorporators or Affiliates.

     SECTION 9.6 No Petition. To the extent permitted by applicable law, each of the Delaware Trustee and the Administrator covenants and agrees, and the Trust
Beneficial Owner by its acceptance of a beneficial interest in the Trust will be deemed to have covenanted and agreed, that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law. This Section 9.6 shall survive any termination of the Trust Agreement.

     SECTION 9.7 Governing Law. The Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law principles.

     SECTION 9.8 Severability. If any provision in the Trust Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of the Trust Agreement and shall in no way affect the validity or enforceability of such other provisions of the Trust Agreement.

     SECTION 9.9 No Third Party Beneficiaries. The Trust Agreement shall inure to the benefit of and be binding upon the parties to the Trust Agreement and their respective successors and permitted assigns. Except as otherwise provided in the Trust Agreement, no other Person shall have any right or obligation under the Trust Agreement.

     SECTION  9.10  Counterparts.   The  Trust  Agreement  and  any  amendments,
supplements, modifications, restatements or replacements of the Trust Agreement, or waivers or consents to the Trust Agreement,  may be executed in any number of counterparts,  and by  different  parties  to the Trust  Agreement  in  separate counterparts,  each of which, when so executed and delivered, shall be deemed to be an  original  and all of  which  counterparts,  when  taken  together,  shall constitute  one and the  same  instrument.  The  Trust  Agreement  shall  become effective  upon the  execution  of a  counterpart  to each of the parties to the
Trust Agreement.


                                       37


                                    EXHIBIT B

===============================================================================

                STANDARD ADMINISTRATIVE SERVICES AGREEMENT TERMS


                                 with respect to


                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS



===============================================================================
                                       B-1

                                TABLE OF CONTENTS

                                                                                                    PAGE


                                    ARTICLE 1
                   DEFINITIONS; OTHER DEFINITIONAL PROVISIONS

SECTION 1.1             Definitions....................................................................1
SECTION 1.2             Other Definitional Provisions..................................................4

                                    ARTICLE 2
                      APPOINTMENT; ADMINISTRATIVE SERVICES

SECTION 2.1             Appointment....................................................................5
SECTION 2.2             Administrative Services........................................................5

                                    ARTICLE 3
                  ACTIVITIES OF THE TRUST; EMPLOYEES; OFFICES.

SECTION 3.1             Activities of the Trust........................................................8
SECTION 3.2             Employees......................................................................8
SECTION 3.3             Offices........................................................................9

                                    ARTICLE 4
                            COMPENSATION; INDEMNITIES

SECTION 4.1             Compensation...................................................................9
SECTION 4.2             Indemnities....................................................................9

                                    ARTICLE 5
                                      TERM

SECTION 5.1             Term...........................................................................9

                                    ARTICLE 6
                  OBLIGATION TO SUPPLY INFORMATION; RELIANCE ON INFORMATION; COVENANTS

SECTION 6.1             Obligation to Supply Information..............................................10
SECTION 6.2             Reliance on Information.......................................................10
SECTION 6.3             Covenants.....................................................................10

                                    ARTICLE 7
                  LIABILITY OF ADMINISTRATOR; STANDARD OF CARE

SECTION 7.1             Liability of Administrator....................................................10
SECTION 7.2             No Implied Obligations........................................................11

                                       i

SECTION 7.3             Standard of Care..............................................................11

                                    ARTICLE 8
                                LIMITED RECOURSE

SECTION 8.1             Limited Recourse to Trust.....................................................11
SECTION 8.2             No Recourse Against Certain Persons...........................................11

                                    ARTICLE 9
                                   TAX MATTERS

SECTION 9.1             Income Tax Treatment..........................................................11

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.1            Amendments....................................................................12
SECTION 10.2            No Joint Venture..............................................................12
SECTION 10.3            Assignment....................................................................12
SECTION 10.4            Governing Law, Consent to Jurisdiction; Waiver of Jury Trial..................12
SECTION 10.5            Counterparts..................................................................13
SECTION 10.6            Limitation of Delaware Trustee Liability......................................13
SECTION 10.7            No Petition...................................................................14
SECTION 10.8            Severability..................................................................14
SECTION 10.9            Entire Agreement..............................................................14
SECTION 10.10           Administrator to Provide Access to Books and Records..........................14
SECTION 10.11           No Waiver.....................................................................14
SECTION 10.12           Remedies Cumulative...........................................................15
SECTION 10.13           Notices.......................................................................15


     This document constitutes the Standard Administrative Services Agreement Terms, which will be incorporated by reference in, and form a part of, the Administrative Services Agreement (as defined below).

     These Standard Administrative Services Agreement Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, the Administrative Services Agreement.

     These Standard Administrative Services Agreement Terms shall govern the administration of the activities of the Trust, subject to contrary terms and provisions expressly adopted in the Administrative Services Agreement, which contrary terms shall be controlling.

                                   ARTICLE 1
                   DEFINITIONS; OTHER DEFINITIONAL PROVISIONS

     SECTION 1.1 Definitions.

     "Administration Fee" has the meaning ascribed in Section 4.1.

     "Administrative Services Agreement" means that certain Administrative Services Agreement included in Part B of the Series Instrument, and which incorporates by reference these Standard Administrative Services Agreement Terms, by and between the Trust and the Administrator, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Trust pursuant to the Administrative Services Agreement, or another entity specified as the Administrator in the Administrative Services Agreement, and, in each case, its successors.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agents" has the meaning set forth in the Distribution Agreement.

     "Allstate Life" means Allstate Life Insurance Company, a stock life insurance company organized and licensed under the laws of the State of Illinois, and any successor.

     "Calculation Agent" has the meaning ascribed in the Indenture.

     "Closing Instrument" means the Closing Instrument of the Trust, pursuant to which certain documents are executed in connection with the issuance of the Notes by the Trust.

     "Commission" has the meaning ascribed in Section 2.2(d).

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as the sole Delaware trustee of the Trust, or another entity specified as the Delaware Trustee in the Trust Agreement, and, in each case, its successors.

     "Distribution Agreement" means that certain Distribution Agreement dated as of March 15, 2006, by and among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Exchange Rate Agent" has the meaning ascribed in the Indenture.

     "Funding Agreement" means each funding agreement issued by Allstate Life to Global Funding, which is immediately pledged and collaterally assigned by Global Funding to the Funding Note Indenture Trustee, and immediately thereafter assigned absolutely to and deposited into the Trust by Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "Indenture" means that certain Indenture included in Part G of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "Indenture Trustee" means J.P. Morgan Trust Company, National Association, in its capacity as the Indenture Trustee, or another entity specified as the Indenture Trustee in the Indenture, and, in each case, its successors.

     "Loss and Expense" has the meaning ascribed in Section 4.2.

     "Moody's" means Moody's Investors Service, Inc.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Notes" has the meaning set forth in the Indenture.

     "Paying Agent" has the meaning set forth in the Indenture.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

     "Pricing Supplement" means the pricing supplement included as Annex A to the Series Instrument.

     "Program" means the program for the issuance, from time to time, of secured medium term notes of the Allstate Life Global Funding Trusts.

     "Program Documents" means the Notes, the Series Instrument, the Closing Instrument, the Indenture, the Trust Agreement, the Administrative Services Agreement, the Support Agreement, the Name Licensing Agreement, the Distribution Agreement, the Terms Agreement, each Funding Agreement and any other documents or instruments entered into by, or with respect to, or on behalf of, the Trust.

     "Rating Agency" means each of Moody's, S&P, and any other rating agency which provides a rating of the Notes.

     "Registrar" has the meaning set forth in the Indenture.

     "Responsible Officer" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to the Trust, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Delaware Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Delaware Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Series Instrument" means the Series Instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Service Provider" has the meaning set forth in the Support Agreement.

     "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between Allstate Life and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "Support Obligation" has the meaning ascribed in the Support Agreement.

     "Survivor's Option" means the provision, if any, in the Notes permitting optional repayment of such Notes prior to maturity, if requested, following the death of the beneficial owner of such Notes, in accordance with the terms of the Notes.

     "Terms Agreement" means that certain Terms Agreement related to the offering of the Notes, included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent specified therein, which will incorporate by reference the terms of the Distribution Agreement.

     "Trust" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

     "Trust Agreement" means that certain Trust Agreement, included in Part A of the Series Instrument, pursuant to which the Trust is created.

     SECTION 1.2 Other Definitional Provisions. For all purposes of the Administrative Services Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular; provided, that all capitalized terms used in and not otherwise defined in the Administrative Services Agreement will have the meanings set forth in the Indenture;

     (b) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation";

     (c) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Administrative Services Agreement or the intent of the parties to the Administrative Services Agreement; and

     (d)  capitalized terms not otherwise defined in the Administrative Services
          Agreement  will  have  the  respective   meanings  set  forth  in  the
          Indenture.

                                   ARTICLE 2
                      APPOINTMENT; ADMINISTRATIVE SERVICES

     SECTION 2.1 Appointment. Pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act, the Administrator is hereby appointed, as an agent of the Trust with full power and authority, and agrees to carry out all of the duties and responsibilities: (a) of the Trust under the Program Documents and any other document to which the Trust is a party; and (b) of the Administrator under the Administrative Services Agreement.

     SECTION 2.2  Administrative  Services.  Without  limiting the generality of
Section 2.1, the Trust authorizes and empowers the Administrator, as its agent, to perform, and the Administrator agrees to perform, the following services:

     (a) subject to the timely receipt of all necessary information, providing, or causing to be provided, all clerical, and bookkeeping services necessary and appropriate for the administration of the Trust, including, without limitation, the following services as well as those other services specified in the following subsections:

          (i) maintenance of all books and records of the Trust relating to the fees, costs and expenses of the Trust which books and records shall be maintained separately from those of the Administrator;

          (ii) maintenance of records of cash payments and disbursements (excluding principal and interest on any Funding Agreement) of the Trust in accordance with generally accepted accounting principles, and preparation for audit of such periodic financial statements as may be necessary or appropriate;

          (iii) upon request, preparing for, and causing, execution by the Trust, through a Responsible Officer, of the Program Documents, any amendments to and waivers under the Program Documents and any other documents or instruments deliverable by the Trust thereunder or in connection therewith;

          (iv) holding, maintaining, and preserving executed copies of the Program Documents and other documents or instruments executed by the Trust thereunder or in connection therewith, which shall be maintained separately from those of the Administrator;

          (v) upon receipt of notice, taking such action as may be reasonably necessary to enforce the performance by the other parties to agreements to which the Trust is a party, and enforce the obligations of those parties to the Trust under such agreements;

          (vi) upon request, preparing for execution by a Responsible Officer such notices, consents, instructions and other communications that the Trust may from time to time be required or permitted to give under the Program Documents or any other document executed by the Trust;

          (vii) obtaining services of outside counsel, accountants and other Service Providers on behalf of the Trust;

          (viii) preparing for execution by a Responsible Officer any instruction for payment of any amounts due and owing by the Trust under the Program Documents to which the Trust is a party or any other document to which the Trust is a party; provided that the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets held in the Trust are available therefor and at such times and in such amounts as shall be permitted by the Program Documents;

          (ix) preparing for execution by a Responsible Officer any instruction for payment of any amounts due and owing by the Trust to the Indenture Trustee, any Paying Agent, the Registrar, the Exchange Agent, the Calculation Agent, other Service Providers and any other Person on request for all expenses, disbursements and advances to the extent not paid pursuant to the Support Agreement; provided, however, that the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets held in the Trust are available therefor and at such times and in such amounts as shall be permitted by the Program Documents; and

          (x) taking such other actions as may be incidental or reasonably necessary: (A) to the accomplishment of the actions of the Administrator authorized in this subsection (a); or (B) upon receipt of notice from a Responsible Officer directing specifically the Administrator to do so, to the accomplishment of the duties and responsibilities, and compliance with the obligations, of the Trust, under the Program Documents and under any other document to which the Trust is or may be a party to the extent not otherwise performed by the Indenture Trustee, a Paying Agent, the Registrar, the Exchange Rate Agent, the Calculation Agent or the Delaware Trustee; provided that no such duties or responsibilities shall materially enlarge the duties and responsibilities of the Administrator which are set forth specifically in the Administrative Services Agreement;

     (b) upon the issuance of the Notes, directing the Indenture Trustee to pay the expenses of the Trust relating to the Notes to the extent not paid under the Support Agreement;

     (c) performing the administrative services to ensure compliance with all of the obligations, representations, covenants and agreements of the Trust set forth in the Program Documents;

     (d) subject to the timely receipt of all necessary information or notices from the Delaware Trustee, and based on the advice of counsel, on behalf of the Trust, (i) the preparation and filing with the
          Securities and Exchange Commission (the "Commission") and, if necessary, executing, in each case solely on behalf of the Trust and not in the Administrator's individual capacity such documents, forms, certifications and filings as may be required by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, or other securities laws, in each case relating to the Program and/or the Notes; (ii) the preparation and filing of any documents or forms required to be filed by any rules or regulations of any securities exchange, including without limitation, the New York Stock Exchange, or market quotation dealer system or the National Association of Securities Dealers, Inc. in connection with the listing of the Notes thereon; (iii) preparing, filing and executing solely on behalf of the Trust and not in the Administrator's individual capacity, such filings, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as may be necessary or desirable to register, or establish the exemption from registration of, the Notes under the securities or "Blue Sky" laws of any relevant jurisdictions; and (iv) executing and delivering, solely on behalf of the Trust and not in the Administrator's individual capacity, letters or documents to, or instruments for filing with, a depositary relating to the Notes;

     (e) if the Pricing Supplement relating to the Notes provides for a Survivor's Option, taking such actions as may be incidental or reasonably necessary to administer the Survivor's Option; and

     (f) undertaking such other administrative services as may be reasonably requested by the Trust or the Delaware Trustee, including: (i) causing the preparation by the Trust of any prospectus, prospectus supplement, pricing supplement, registration statement, amendments, including any exhibits and schedules thereto, any reports or other filings or documents, or supplement thereto; or (ii) securing and maintaining the listing of the Notes on any securities exchange or complying with the securities or "Blue Sky" laws of any relevant jurisdictions, in connection with the performance by the Trust of its obligations under the Program Documents or any other document to which the Trust is a party or other documents executed thereunder or in connection therewith.

     Any of the above services (other than those described in Sections 2.2(c), 2.2(d) and 2.2(e)) may, if the Administrator or the Trust deems it necessary or desirable, be subcontracted by the Administrator; provided that notice is given to the Trust of such subcontract and, notwithstanding such subcontract, the Administrator shall remain responsible for performance of the services set forth above unless such services are subcontracted to accountants or legal counsel selected with due care by the Administrator and reasonably satisfactory to the Trust and in which case the Administrator shall not remain responsible for the performance of such services and the Administrator shall not, in any event, be responsible for the costs, fees or expenses in connection therewith.

                                   ARTICLE 3
                  ACTIVITIES OF THE TRUST; EMPLOYEES; OFFICES.

     SECTION 3.1 Activities of the Trust. The Administrator agrees to carry out and perform the administrative activities of the Trust set forth in Article 2 in the name and on behalf of the Trust as its agent.

     SECTION 3.2 Employees. All services to be furnished by the Administrator under the Administrative Services Agreement may be furnished by an officer or employee of the Administrator, an officer or employee of any Affiliate of the Administrator, or, subject to Article 2, any other person or agent designated or retained by it; provided that the Administrator shall remain ultimately responsible for the provision of such services by an officer or employee of the Administrator or any of its Affiliates or any other person or agent designated or retained by it, unless selected with due care and reasonably satisfactory to the Trust in accordance with the last paragraph of Article 2. No director, officer or employee of the Administrator or any Affiliate of the Administrator shall receive from the Trust a salary or other compensation.

     SECTION 3.3 Offices. The Administrator agrees to provide its own office space, together with appropriate materials and any necessary support personnel, for the day to day activities of the Trust set forth in Article 2 to be carried out and performed by the Administrator, all for the compensation specified in
Article 4. Unless otherwise specified in the Administrative Services Agreement, all services to be furnished by the Administrator under the Administrative Services Agreement shall be performed from the Administrator's office in North Carolina.

                                   ARTICLE 4
                            COMPENSATION; INDEMNITIES

     SECTION 4.1 Compensation. The Trust agrees to pay the Administrator the fees set forth in or pursuant to the Administrative Services Agreement (the "Administration Fee").

     SECTION 4.2 Indemnities. To the fullest extent permitted under applicable law and subject to limitations imposed by public policy, the Trust agrees to indemnify the Administrator, and hold the Administrator harmless, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys fees, but excluding costs and expenses attributable solely to administrative overhead) arising out of, in connection with, or resulting from the exercise of the Administrator's rights and/or the performance of the Administrator's duties, by the Administrator or its agents and employees, under the Administrative Services Agreement (collectively, "Loss and Expense"); provided, however, that the Trust shall not be liable to indemnify the Administrator, or hold the Administrator harmless, from and against any and all Loss and Expense resulting from or attributable to the negligence, bad faith or willful misconduct of the Administrator.

                                   ARTICLE 5
                                      TERM

     SECTION 5.1 Term. The Administrator may terminate the Administrative Services Agreement upon at least 30 days' written notice to the Trust and Allstate Life and the Trust may terminate the Administrative Services Agreement upon at least 30 days' notice to the Administrator (copies of any notice of termination shall also be sent to the Indenture Trustee). Such termination will not become effective until (a) the Trust appoints a successor Administrator; (b) the successor Administrator accepts such appointment; (c) the Administrator has obtained the prior written confirmation of each Rating Agency that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Notes, as applicable; and (d) the Trust has paid all accrued and unpaid amounts owed to the Administrator under the Administrative Services Agreement.

                                   ARTICLE 6
      OBLIGATION TO SUPPLY INFORMATION; RELIANCE ON INFORMATION; COVENANTS

     SECTION 6.1 Obligation to Supply Information. The Delaware Trustee shall forward to the Administrator such information (which is in the possession of the Trust) in connection with the Program Documents and the Administrative Services Agreement as the Administrator may from time to time reasonably request in connection with the performance of its obligations under the Administrative
Services Agreement. The Administrator will: (a) hold and safely maintain all records, files, Program Documents and other material of the Trust; and (b) permit the Trust, the Delaware Trustee, and each of their respective officers, directors, agents and consultants on reasonable notice at any time and from time to time during normal business hours to inspect, audit, check and make abstracts from the accounts, records, correspondence, documents and other materials of the Trust, or relating to the provision of services and facilities under the Administrative Services Agreement.

     SECTION 6.2 Reliance on Information. The Trust recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator under the Administrative Services Agreement is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Program Documents and other sources and the Administrator shall not be responsible for any inaccurate or incomplete information so obtained or for any inaccurate or incomplete records maintained by the Administrator under the Administrative Services Agreement that may result therefrom. The Administrator shall have no duty to investigate the accuracy or completeness of any information provided to it and shall be entitled to fully rely on all such information provided to it.

     SECTION 6.3 Covenants. The Trust repeats and reaffirms to the Administrator the covenants of the Trust set forth in Article 4 of the Indenture.

                                   ARTICLE 7
                  LIABILITY OF ADMINISTRATOR; STANDARD OF CARE

     SECTION 7.1 Liability of Administrator. The Administrator assumes no liability for anything other than the services rendered by it pursuant to Articles 2, 3, 6 and 9, and neither the Administrator nor any of its directors, officers, employees or Affiliates shall be responsible for any action of the Trust, the Delaware Trustee or the officers or employees thereof taken outside the scope of Articles 2, 3, 6 and 9 and without direction from the Administrator. Without limiting the generality of the foregoing, it is agreed that the Administrator assumes no liability with respect to any of the Trust's obligations under the Program Documents.

     SECTION 7.2 No Implied Obligations. The Administrator shall not perform, endeavor to perform or agree to perform any act on behalf of the Trust not specifically required or permitted under the Program Documents.

     SECTION 7.3 Standard of Care. The Administrator shall perform its duties under the Administrative Services Agreement diligently, in conformity with the Trust's obligations under the Program Documents and applicable laws and regulations and in accordance with the same standard of care exercised by a prudent person in connection with the performance of the same or similar duties and, in no event with less care than the Administrator exercises or would exercise in connection with the same or similar obligations if those obligations were the direct obligations of the Administrator.

                                   ARTICLE 8
                                LIMITED RECOURSE

     SECTION 8.1 Limited Recourse to Trust. Notwithstanding anything to the contrary contained in the Administrative Services Agreement, all obligations of the Trust under the Administrative Services Agreement shall be payable: (i) to the extent any such obligation constitutes a Support Obligation, by Allstate Life pursuant to and in accordance with the terms of the Support Agreement; and
(ii) to the extent any such obligation does not constitute a Support Obligation, by Global Funding, only to the extent of funds available therefor under and in accordance with the terms of the Indenture and, to the extent such funds are not available or are insufficient for the payment thereof, such unavailability or insufficiency of funds shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency. This Section 8.1 shall survive the termination of the Administrative Services Agreement.

     SECTION 8.2 No Recourse Against Certain Persons. The obligations of the Trust under the Administrative Services Agreement are solely the obligations of the Trust and no recourse shall be had with respect to the Administrative Services Agreement or any of the obligations of the Trust under the Administrative Services Agreement or for the payment of any fee or other amount payable under the Administrative Services Agreement or for any claim based on, arising out of or relating to any provision of the Administrative Services Agreement against any trustee, employee, settlor, Affiliate, agent or servant of the Trust. This Section 8.2 shall survive the termination of the Administrative Services Agreement.

                                   ARTICLE 9
                                   TAX MATTERS

     SECTION 9.1 Income Tax Treatment. The Administrator agrees that for all United States Federal, state and local income and franchise tax purposes: (i) the Notes will be treated as indebtedness of Allstate Life; and (ii) Global Funding and the Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation. The Administrator will not take any action inconsistent with the treatment described in the immediately preceding sentence unless otherwise required by applicable law.

                                   ARTICLE 10
                                  MISCELLANEOUS

     SECTION 10.1 Amendments. No waiver, alteration, modification, amendment or supplement of the terms of the Administrative Services Agreement shall be effective unless: (a) accomplished by written instrument signed by the parties to the Administrative Services Agreement; and (b) for so long as any Notes remain outstanding, each of Moody's and S&P has confirmed in writing that such action will not result in reduction or withdrawal of its then current ratings, if any, of the Program and/or the Trust's Notes, as applicable. The Trust shall provide each of Moody's and S&P with a copy of each such waiver, alteration, modification, amendment or supplement. Notwithstanding anything in this Section
10.1 to the contrary, no waiver, alteration, modification, amendment or supplement to the terms of the Administrative Services Agreement shall be effective without the prior written consent of Allstate Life.

     SECTION 10.2 No Joint Venture. Nothing contained in the Administrative Services Agreement shall constitute the Trust and the Administrator as members of any partnership, joint venture, association, syndicate or unincorporated business.

     SECTION 10.3 Assignment. Except as set forth in this Section 10.3, and subject to the rights of the Administrator to subcontract its services under the Administrative Services Agreement pursuant to Article 2, the Administrative Services Agreement may not be assigned by either party without: (i) the prior written consent of the other party and Allstate Life; and (ii) the prior written confirmation of each of Moody's and S&P that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Notes, as applicable. Subject to the foregoing, the Administrative Services Agreement shall be binding upon and inure to the benefit of the parties to the Administrative Services Agreement and their respective successors and assigns. Any party's transfer or assignment of the Administrative Services Agreement in violation of this Section 10.3 shall be void as to the other party.

     SECTION 10.4 Governing Law, Consent to Jurisdiction; Waiver of Jury Trial.

     (a) Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Administrative Services Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party to the Administrative Services Agreement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceeding arising out of or relating to the Administrative Services Agreement or the transactions contemplated by the Administrative Services Agreement. Each party to the Administrative Services Agreement irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party to the Administrative Services Agreement consents to process being served in any suit, action or proceeding with respect to the Administrative Services Agreement, or any document delivered pursuant to the Administrative Services Agreement by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under the Administrative Services Agreement or to any other address of which it shall have given written notice to the other party. The foregoing shall not limit the ability of any party to the Administrative Services Agreement to bring suit in the courts of any other jurisdiction.

     (b) Each of the parties irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to the Administrative Services Agreement or any transaction. Each of the parties to the Administrative Services Agreement acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived.

     SECTION 10.5 Counterparts. The Administrative Services Agreement and any amendments, supplements, modifications, restatements or replacements of the Administrative Services Agreement, or waivers or consents to the Administrative Services Agreement, may be executed in any number of counterparts, and by different parties to the Administrative Services Agreement in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same instrument. The Administrative Services Agreement shall become effective upon the execution of a counterpart by each of the parties.

     SECTION 10.6 Limitation of Delaware Trustee Liability. Notwithstanding any provision of the Administrative Services Agreement to the contrary, it is expressly understood and agreed by the parties that: (a) the Administrative Services Agreement is executed and delivered by the Delaware Trustee, not individually or personally, but solely as trustee, as applicable, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement; (b) each of the representations, undertakings and agreements in the Administrative Services Agreement made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Delaware Trustee but is made and intended for the purpose of binding only the Trust; (c) nothing contained in the Administrative Services Agreement shall be construed as creating any liability on the Delaware Trustee, individually or personally, to perform any covenant either expressed or implied contained in the Administrative Services Agreement, all such liability, if any, being expressly waived by the parties to the Administrative Services Agreement and by any person claiming by, through or under the parties to the Administrative Services Agreement; and (d) under no circumstances shall the Delaware Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Administrative Services Agreement or any other related documents.

     SECTION 10.7 No Petition. To the extent permitted by applicable law, the Administrator covenants and agrees that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law. This Section 10.7 shall survive termination of the Administrative Services Agreement.

     SECTION 10.8 Severability. If any provision in the Administrative Services Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of the Administrative Services Agreement and shall in no way affect the validity or enforceability of such other provisions of the Administrative Services Agreement.

     SECTION 10.9 Entire Agreement. The Administrative Services Agreement constitutes the entire agreement between the parties with respect to matters covered by the Administrative Services Agreement and supersedes all prior agreements and understandings with respect to such matters between the parties whether written or oral.

     SECTION 10.10 Administrator to Provide Access to Books and Records. The Administrator shall provide the Indenture Trustee with access to the books and records of the Trust, without charge, but only: (a) upon the reasonable request of the Indenture Trustee (for which purpose one Business Day shall be deemed reasonable); (b) during normal business hours; (c) subject to the Administrator's normal security and confidentiality procedures; and (d) at offices designated by the Administrator.

     SECTION 10.11 No Waiver. No failure on the part of the parties to the Administrative Services Agreement to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under the Administrative Services Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

     SECTION 10.12 Remedies Cumulative. No right, power or remedy of the parties under the Administrative Services Agreement shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or existing by law or in equity.

     SECTION 10.13 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party to the Administrative Services Agreement shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of the Administrative Services Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this
Section 10.13. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10.13, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective telecopy numbers) indicated below:

                  If to the Trust:

                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890
                  Attention:  Corporate Trust Administration
                  Facsimile:  (302) 636-4140

                  If to the Administrator:

                  AMACAR Pacific Corp.
                  6525 Morrison Blvd., Suite 318
                  Charlotte, North Carolina 28211
                  Attention:  Douglas K. Johnson
                  Facsimile:  (704) 365-1632

or at such other address as shall be designated by any party in a written notice to the other party.

                                    EXHIBIT C

   =============================================================================


                  STANDARD SUPPORT AND EXPENSES AGREEMENT TERMS


                                 with respect to


                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS



===============================================================================
                                       C-1

                                TABLE OF CONTENTS

                                                                                                    PAGE


                                    ARTICLE 1
                   DEFINITIONS; OTHER DEFINITIONAL PROVISIONS

SECTION 1.1           Definitions......................................................................1
SECTION 1.2           Other Definitional Provisions....................................................4

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1           Representations and Warranties...................................................4

                                    ARTICLE 3
                               SUPPORT OBLIGATIONS

SECTION 3.1           Payment of Support Obligations...................................................5
SECTION 3.2           Amended or Additional Arrangements...............................................6
SECTION 3.3           Waiver of Notice.................................................................6
SECTION 3.4           No Impairment....................................................................6
SECTION 3.5           Enforcement......................................................................6
SECTION 3.6           Subrogation......................................................................7
SECTION 3.7           Actions; Notification............................................................7
SECTION 3.8           Settlement Without Consent.......................................................8
SECTION 3.9           Third Party Beneficiaries........................................................8

                                    ARTICLE 4
                               GENERAL PROVISIONS

SECTION 4.1           Binding Effect...................................................................8
SECTION 4.2           Amendments; Assignments..........................................................8
SECTION 4.3           Term of Support Agreement........................................................8
SECTION 4.4           Notices..........................................................................8
SECTION 4.5           Governing Law....................................................................9
SECTION 4.6           Consent to Jurisdiction..........................................................9
SECTION 4.7           Waiver of Jury Trial............................................................10
SECTION 4.8           Counterparts....................................................................10
SECTION 4.9           Severability....................................................................10
SECTION 4.10          Entire Agreement................................................................10
SECTION 4.11          No Waiver.......................................................................10
SECTION 4.12          Remedies Cumulative.............................................................10
SECTION 4.13          Limitation of Delaware Trustee Liability........................................10

EXHIBIT A             Notice of Obligation...........................................................A-1


     This document constitutes the Standard Support and Expenses Agreement Terms, which will be incorporated by reference in, and form a part of, the Support Agreement (as defined below) by and between Allstate Life Insurance Company, an Illinois stock life insurance company (including any successor, "Allstate Life") and the Trust (as defined below).

     These Standard Support and Expenses Terms shall be of no force and effect unless and until incorporated by reference in and then only to the extent not modified by, the Support Agreement.

     The  following  terms  and  provisions   shall  govern  the   reimbursement
arrangement and terms of indemnity with respect to the Trust, subject to contrary terms and provisions expressly adopted in the Support Agreement, which contrary terms shall be controlling.

                                   ARTICLE I
                   DEFINITIONS; OTHER DEFINITIONAL PROVISIONS

     SECTION 1.1 Definitions. The following terms, as used in the Support Agreement, have the following meanings:

     "Additional Amounts" has the meaning set forth in the Indenture.

     "Administrative Services Agreement" means that certain Administrative Services Agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Administrator" means the party named as such in the Administrative Services Agreement, and its successors.

     "Agents" has the meaning set forth in the Distribution Agreement.

     "Allstate Life" has the meaning ascribed in the introductory paragraph.

     "Business Day" means a day (other than a Saturday, Sunday or legal holiday) on which commercial banks in the City of New York, the Borough of Manhattan and Cook County, State of Illinois, are open for business.

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Delaware Trustee" means the party named as such in the Trust Agreement, not in its individual capacity but solely as trustee of the Trust, and its successors.

     "Distribution Agreement" means that certain Distribution Agreement dated March 15, 2006, by and among Global Funding and the Agents named therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Excluded Amounts" means (i) any obligation of Global Funding or the Trust to make any payment in accordance with the terms of the Funding Note or the Notes, (ii) any obligation or expense of Global Funding or the Trust to the extent that such obligation or expense has actually been paid utilizing funds from payments under the Funding Agreement(s) or the Funding Note, as applicable,
(iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty and liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that: (a) the Funding Note or the Notes are, or are deemed to be, (1) participations in the Funding Agreement(s) or (2) contracts of insurance, or (b) the offer, purchase, sale or transfer of the Funding Notes or the Notes, or the pledge and collateral assignment of, or the grant of a security interest in, the Funding Agreement(s), (1) constitute the conduct of the business of insurance or reinsurance in any jurisdiction or (2) require Global Funding, the Trust or any Holder to be licensed as an insurer, insurance agent or broker in any jurisdiction, (iv) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty and liability of any kind imposed on a Service Provider resulting from the bad faith, misconduct or negligence of such Service Provider, (v) any income taxes or overhead expenses of any Service Provider,
(vi) any withholding taxes imposed with respect to payments made under any Funding Agreement(s), the Funding Note or the Notes, or (viii) any obligation to pay Additional Amounts.

     With respect to any Support Obligation owed to the Delaware Trustee and the Administrator, clause (iii) of the definition of "Excluded Amounts" shall not apply.

     "Funding Agreement" means each funding agreement issued by Allstate Life to Global Funding, which is immediately pledged and collaterally assigned by Global Funding to the Funding Note Indenture Trustee, and immediately thereafter assigned absolutely to, and deposited into, the Trust by Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note" has the meaning set forth in the Funding Note Indenture.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note Indenture Trustee" means the party specified as such in the Funding Note Indenture, solely as the Funding Note Indenture Trustee, and its successors.

     "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "Holder" means any holder of the Notes.

     "Indenture" means that certain Indenture included in Part G of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture Trustee" means the party specified as such in the Indenture, solely as the Indenture Trustee, and its successors.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Notes" has the meaning ascribed in the Indenture.

     "Notice of Obligation" means the instrument evidencing a Support Obligation of the Trust in, or substantially in, the form attached as Exhibit A.

     "Proceeding" has the meaning ascribed in Section 3.7(a).

     "Program" means the program for the issuance, from time to time, of secured medium term notes of the Allstate Life Global Funding Trusts.

     "Series Instrument" means the Series Instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Service Provider" means each of the Delaware Trustee, the Funding Note Indenture Trustee, the Indenture Trustee, the Administrator and any other agent or provider of services to the Trust (other than the Agents), in each case acting in such capacity with respect to the Notes.

     "Support Agreement" means the Support and Expenses Agreement with respect to the Trust included in Part C of the Series Instrument, as the same may be amended, supplemented, modified, restated or replaced from time to time, which Support Agreement incorporates by reference these Standard Support and Expenses Agreement Terms.

     "Support Obligations" means any and all (i) reasonable costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel), relating to the offering, sale and issuance of the Notes by the Trust and (ii) costs, expenses and taxes of the Trust; in each case except the Excluded Amounts.

     "Terms Agreement" means that certain Terms Agreement related to the offering of the Notes included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

     "Trust" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

     "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, pursuant to which the Trust is created.

     SECTION 1.2 Other Definitional Provisions. For all purposes of the Support Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

     (b) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation";

     (c) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Support Agreement or the intent of the parties to the Support Agreement; and

     (d) capitalized terms not otherwise defined in the Support Agreement will have the respective meanings set forth in the Indenture.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.1 Representations and Warranties. Each party to the Support Agreement represents and warrants to the other that as of the date of the Support Agreement:

     (a) it has the power to enter into the Support Agreement and to consummate the transactions contemplated by the Support Agreement;

     (b)  it has duly authorized, executed and delivered the Support Agreement;

     (c) assuming the due authorization, execution and delivery of the Support Agreement by the other party, the Support Agreement constitutes a legal, valid and binding obligation of the representing party;

     (d) the Support Agreement is enforceable against the representing party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights, and subject as to enforceability to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

     (e) its execution and delivery of the Support Agreement, consummation by it of the transactions contemplated by the Support Agreement and the performance of its obligations under the Support Agreement do not and will not constitute or result in a default, breach or violation of the terms or provisions of its organizational documents or any material indenture, contract, agreement, instrument, mortgage, judgment, injunction or order applicable to which it is a party or by which any of its properties may be bound; and

     (f) no filing with or authorization, order, consent, permit or approval of any federal or state governmental authority or agency or political subdivision thereof is required for the execution, delivery and performance of the Support Agreement that has not been already obtained or acquired.

                                   ARTICLE 3
                               SUPPORT OBLIGATIONS

     SECTION 3.1 Payment of Support Obligations.

     (a) Allstate Life irrevocably and unconditionally agrees to (i) indemnify the Trust against, and pay, all Support Obligations and (ii) without duplication, indemnify each Service Provider against, and pay, all Support Obligations due and payable by the Trust to such Service Provider, in each case within two Business Days of receipt of the applicable Notice of Obligation, subject only to the terms and conditions of the Support Agreement.

     (b) Allstate Life agrees to pay any amount due under the Support Agreement in the currency in which the related Support Obligation originated.

     (c)  Allstate  Life and the Trust  agree that all  payments  due under this
          Section 3.1 in respect of any Support Obligation shall be effected, and any responsibility of Allstate Life to pay such Support Obligation pursuant to the indemnity provided to the Trust in the Support Agreement shall be discharged, by the payment by Allstate Life, at the order of the Trust, to the account of the person to whom such Support Obligation is owed, as specified in the applicable Notice of Obligation.

     SECTION 3.2 Amended or Additional Arrangements. The Trust will not, without the prior written approval of Allstate Life (a) enter into or amend, modify, restate, and/or supplement any compensation or indemnification arrangements with respect to the Program or (b) waive any of its rights under any compensation or indemnification provisions under the Program.

     SECTION 3.3 Waiver of Notice. Allstate Life waives notice of any fact or circumstance that could give rise to the payment of any Support Obligation under
Section 3.1 and, except as otherwise provided in the Support Agreement, Allstate Life also waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 3.4 No Impairment. The obligations, covenants, agreements and duties of Allstate Life under the Support Agreement will in no way be affected or impaired by reason of the happening from time to time of any of:

     (a) the extension of time for the payment of all or any portion of any Support Obligation or for the performance of any other obligation arising under, out of, or in connection with, any Support Obligation;

     (b) any failure, omission, delay or lack of diligence on the part of the Trust to enforce, assert or exercise any right, privilege, power or remedy conferred on the Trust with respect to any Support Obligation or any action on the part of the Trust granting indulgence or extension of any kind;

     (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

     (d) the existence of any claim, set-off or other rights that Allstate Life may have at any time against the Trust; provided, that nothing in the Support Agreement shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

     (e) any other act or omission to act or delay of any kind by the Trust or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3.4(e), constitute a legal or equitable discharge of or defense to Allstate Life's obligations under the Support Agreement.

     SECTION 3.5 Enforcement. Notwithstanding any rights granted to Allstate Life under Section 3.7, Allstate Life waives any right or remedy to require that any action be brought against any Person prior to the assertion of a claim under the Support Agreement.

     SECTION 3.6 Subrogation. Upon, and subject to, the payment by Allstate Life of any Support Obligation:

     (a) Allstate Life shall be subrogated to all of the rights, interests and remedies, if any, of the Trust in respect of such Support Obligation; and

     (b) the Trust will (i) from time to time execute all such instruments and other agreements and take all such other actions as may be necessary or desirable, or that Allstate Life may request, to protect any interest of Allstate Life with respect to any Support Obligation or to enable Allstate Life to exercise or enforce any right, interest or remedy it may have with respect to any such Support Obligation and
          (ii) release to Allstate Life any amount received relating to any Support Obligation, or any portion of any Support Obligation, immediately after any such amount relating to such Support Obligation, or any portion of any such Support Obligation, is received by the Trust.

     SECTION 3.7 Actions; Notification.

     (a) The Trust shall give prompt written notice to Allstate Life of any litigation, or any investigation or proceeding by any governmental agency or body or other Person, whether commenced or threatened, against the Trust that may give rise to any Support Obligation (each, a "Proceeding"), but the Trust's failure to so notify Allstate Life shall not relieve Allstate Life from any liability which it may have otherwise under the Support Agreement unless the failure to so notify had an adverse impact on Allstate Life.

     (b) Allstate Life may, in its sole discretion, elect to assume the defense of the Trust in any Proceeding that could give rise to any Support Obligation, and if it so elects, Allstate Life shall select counsel reasonably acceptable to the Trust to represent the Trust in such Proceeding and pay the fees and expenses of such counsel. In any Proceeding, the Trust shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall not constitute a Support Obligation unless (i) Allstate Life and the Trust shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both Allstate Life and the Trust, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall Allstate Life be liable for fees and expenses of more than one counsel (in addition to any local counsel) for the Trust in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 3.8 Settlement Without Consent. The Trust may not settle any Proceeding without the consent of Allstate Life.

     SECTION 3.9 Third Party Beneficiaries. Allstate Life understands and agrees that each Service Provider (including such parties in their respective individual capacity) shall be a third party beneficiary of the indemnity provided under the Support Agreement, subject to the limitations on such indemnity provided in the Support Agreement. No other Person shall have any legal or equitable right, remedy or claim under or in respect of the Support Agreement or any covenants, conditions or provisions contained in the Support Agreement.

                                   ARTICLE 4
                               GENERAL PROVISIONS

     SECTION 4.1 Binding Effect. All obligations, covenants, agreements and duties contained in the Support Agreement shall bind the permitted successors and assigns, and receivers, trustees and representatives of each of Allstate Life and the Trust.

     SECTION 4.2 Amendments; Assignments.

     (a) The Support Agreement will not be amended, supplemented, modified, restated or replaced in any manner, except with the unanimous written consent of the Trust, Allstate Life, the Administrator, the Delaware Trustee and the Indenture Trustee.

     (b) Neither the Support Agreement nor any title, right or interest in the Support Agreement may be sold, transferred, assigned, hypothecated or alienated in any manner whatsoever, except with the express written consent of the Trust and Allstate Life.

     SECTION 4.3 Term of Support Agreement. The Support Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to each Holder in accordance with the terms of the Notes, whether upon maturity, redemption or otherwise, and (b) the date on which the Trust Agreement and the Trust created by the Trust Agreement terminate. Unless and until the Support Agreement is terminated as specified in this Section 4.3, the Support Agreement will be continuing, irrevocable, unconditional and absolute.

     SECTION 4.4 Notices. All demands, notices, instructions or other communications required or permitted to be given under the Support Agreement shall be given in writing by delivering the same against receipt by facsimile transmission (confirmed by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of a confirmation, if sent by facsimile):

                  If to the Trust, to:

                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, North Carolina  28211
                  Attention:  Douglas K. Johnson
                  Facsimile:  (704) 365-1632

                  If to Allstate Life, to:

                  Allstate Life Insurance Company
                  3100 Sanders Road, Suite M3A
                  Northbrook, Illinois  60062
                  Attention:  Assistant Vice President, Institutional Markets
                  Facsimile:  (847) 326-6289

                  or such other address previously furnished in writing to the other party.

     SECTION 4.5 Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Support Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 4.6 Consent to Jurisdiction. Each party to the Support Agreement submits for itself and in connection with its properties, generally and unconditionally, to the nonexclusive jurisdiction of the United States Federal court located in the City of New York, the Borough of Manhattan for purposes of any legal proceeding arising out of or relating to the Support Agreement or the transactions contemplated by the Support Agreement. Each party to the Support Agreement irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party to the Support Agreement consents to process being served in any suit, action or proceeding with respect to the Support Agreement, or any document delivered pursuant to the Support Agreement by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under the Support Agreement or to any other address of which it shall have given written notice to the other party. The foregoing shall not limit the ability of any party to the Support Agreement to bring suit in the courts of any other jurisdiction.

     SECTION 4.7 Waiver of Jury Trial. Each of the parties to the Support Agreement irrevocably and expressly waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to the Support Agreement or any claims or transactions in connection with the Support Agreement. Each of the parties to the Support Agreement acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived.

     SECTION 4.8 Counterparts. The Support Agreement and any amendments, supplements, modifications, restatements or replacements of the Support Agreement, or waivers or consents to the Support Agreement, may be executed in any number of counterparts, and by parties to the Support Agreement in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together shall constitute one and the same instrument. The Support Agreement shall become effective upon the execution of a counterpart by each of the parties to the Support Agreement.

     SECTION 4.9 Severability. In the event any provision or obligation of the Support Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

     SECTION 4.10 Entire Agreement. The Support Agreement constitutes the entire agreement between the parties relating to its subject matter, and supersedes all previous agreements between the parties, whether written or oral.

     SECTION 4.11 No Waiver. No failure on the part of the parties to the Support Agreement to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under the Support Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

     SECTION 4.12 Remedies Cumulative. No right, power or remedy of the parties under the Support Agreement shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or existing by law or in equity.

     SECTION 4.13 Limitation of Delaware Trustee Liability. Notwithstanding any provision of the Support Agreement to the contrary, it is expressly understood and agreed by the parties that (a) the Support Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements in the Support Agreement made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust, (c) nothing contained in the Support Agreement shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied in the Support Agreement, all such liability, if any, being expressly waived by the parties to the Support Agreement and by any person claiming by, through or under the parties to the Support Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Support Agreement or any other related documents.

                                    EXHIBIT A

                              NOTICE OF OBLIGATION

                                                           DATE: -

BY [HAND OR OVERNIGHT] DELIVERY AND/OR FACSIMILE

Allstate Life Insurance Company
Office of the General Counsel
3100 Sanders Road
Northbrook, Illinois 60062
Telephone: -
Facsimile: -

Ladies and Gentlemen:

     Reference is hereby made to the Support and Expenses  Agreement dated as of
- (the "Support Agreement") entered into between Allstate Life Insurance Company, an Illinois stock life insurance company ("Allstate Life") and Allstate Life Global Funding Trust -, a statutory trust organized under the laws of the State of Delaware (the "Trust"). Capitalized terms used in this notice (this "Notice of Obligation") and not otherwise defined have the respective meanings ascribed in the Support Agreement.

     The Trust hereby represents to Allstate Life that:

          (a) on -, the Trust incurred a Support Obligation in an amount of $-;

          (b)  the Support Obligation resulted from -; and

          (c) all documents and instruments evidencing the Support Obligation are attached to this Notice of Obligation.

     The Trust hereby requests Allstate Life to pay the Support Obligation in accordance with the Support Agreement to the following account:

                  [Name of Bank:
                  Account No.:
                  Reference No.:]

     IN WITNESS WHEREOF, the Trust has executed and delivered this Notice of Obligation as of the date first written above.

                    ALLSTATE LIFE GLOBAL FUNDING TRUST -



                    By:   WILMINGTON TRUST COMPANY, not in its
                          individual capacity, but solely as Delaware
                          Trustee


                    By:
                          ---------------------------------------------
                          Name:
                          Title:

                                    EXHIBIT D

===============================================================================


                     STANDARD NAME LICENSING AGREEMENT TERMS




                                 with respect to




                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS


===============================================================================
                                       D-1


                                TABLE OF CONTENTS

                                                                                                PAGE


                                                          ARTICLE 1
                                                         DEFINITIONS

SECTION 1.1           Definitions......................................................................1
SECTION 1.2           Other Definitional Provisions....................................................3

                                                          ARTICLE 2
                                          GRANT OF LICENSE; INDEPENDENT CONTRACTORS

SECTION 2.1           Grant of License.................................................................4
SECTION 2.2           Independent Contractors..........................................................4

                                                          ARTICLE 3
                                         AGREEMENTS AND ACKNOWLEDGEMENTS OF LICENSEE

SECTION 3.1           Agreements and Acknowledgements of Licensee......................................4

                                                          ARTICLE 4
                                                   INFRINGEMENT PROCEEDINGS

SECTION 4.1           Notification of Unauthorized Use.................................................6
SECTION 4.2           Payments for Damages.............................................................6

                                                          ARTICLE 5
                                                     TERM AND TERMINATION

SECTION 5.1           Term.............................................................................6
SECTION 5.2           Automatic Termination............................................................6
SECTION 5.3           Immediate Termination............................................................7
SECTION 5.4           Termination on Notice............................................................7

                                                          ARTICLE 6
                                                    EFFECT OF TERMINATION

SECTION 6.1           Change of Licensee Marks.........................................................7
SECTION 6.2           Licensee Cooperation.............................................................7
SECTION 6.3           Rights in Licensed Marks.........................................................7

                                                          ARTICLE 7
                                                        MISCELLANEOUS

SECTION 7.1           Enforcement......................................................................7

                                       i

SECTION 7.2           Severability.....................................................................7
SECTION 7.3           Entire Agreement.................................................................8
SECTION 7.4           Amendment of Name Licensing Agreement............................................8
SECTION 7.5           Governing Law....................................................................8
SECTION 7.6           Consent to Jurisdiction..........................................................8
SECTION 7.7           Waiver of Jury Trial.............................................................8
SECTION 7.8           No Waiver........................................................................8
SECTION 7.9           Remedies Cumulative..............................................................9
SECTION 7.10          Notices..........................................................................9
SECTION 7.11          Counterparts.....................................................................9

APPENDIX A            LICENSED MARKS.................................................................A-1


                                       ii

     This document constitutes the STANDARD NAME LICENSING AGREEMENT TERMS which will be incorporated by reference in the Name Licensing Agreement (as defined below) between Allstate Insurance Company (the "Licensor") and the Trust (as defined below) (the "Licensee").

     These Standard Name Licensing Agreement Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, the Name Licensing Agreement.

     The following terms and provisions shall govern the use of the Licensor's Licensed Marks (as defined below) by the Licensee, subject to contrary terms and provisions expressly adopted in the Name Licensing Agreement, which contrary terms shall be controlling.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION  1.1.......Definitions.  The following terms, as used herein,  have the following meanings:

     "Administrative Services Agreement" means that certain Administrative Services Agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Trust, or another entity specified in the Indenture as the Administrator, and, in each case, its permitted successors and assigns.

     "Agents" has the meaning ascribed in the Distribution Agreement.

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation, or another entity specified in the Indenture as the Delaware Trustee, in each case not in its individual capacity but solely as trustee, and its successors.

     "Distribution Agreement" means that certain Distribution Agreement dated as of March 15, 2006, by and among Allstate Life Global Funding and the Agents named therein, as the same may be amended, restated, modified or supplemented from time to time.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture" means that certain Indenture included in Part G of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Licensed Marks" shall include all marks listed on Appendix A attached hereto as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Licensed Services" means the activities necessary to accomplish all purposes of the Trust as set forth in the Trust Agreement.

     "Licensee" means the Trust.

     "Licensor" means Allstate Insurance Company, an Illinois stock insurance company, and its successors.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Licensor and Licensee, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Note" means each medium term note issued by the Trust under the Indenture, each in an authorized denomination and represented, individually or collectively, by a Note Certificate authenticated by the Indenture Trustee pursuant to the terms of the Indenture.

     "Note Certificate" means a security certificate representing one or more Notes.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

     "Series Instrument" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between Allstate Life Insurance

Company and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Allstate Life Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

     "Territory" shall mean worldwide.

     "Trust" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

     "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, among the Trust Beneficial Owner, the Administrator and the Delaware Trustee, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Trust Beneficial Owner" means Allstate Life Global Funding, a Delaware statutory trust, in its capacity as trust beneficial owner.

     SECTION 1.2.......Other  Definitional  Provisions.  For all purposes of the
Name Licensing Agreement except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b)  the  words  "include",   "includes"  and  "including"   shall  be
               construed to be followed by the words "without limitation";

          (c) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Name Licensing Agreement or the intent of the parties to the Name Licensing Agreement;

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Name Licensing Agreement as a whole and not to any particular Article, Section, Appendix or other subdivision; and

          (e) references herein to Articles, Sections and Appendices shall, unless otherwise specified, refer respectively to Articles, Sections and Appendices

                                   ARTICLE 2
                    GRANT OF LICENSE; INDEPENDENT CONTRACTORS

     SECTION 2.1.......Grant of License.  Licensor hereby grants to Licensee for the term of the Name Licensing Agreement a nonexclusive, nontransferable right and license to use the Licensed Marks for the Licensed Services within the Territory. Licensor is not representing that it has rights with respect to Licensed Marks or the Licensed Marks in every jurisdiction within the Territory.

     SECTION  2.2.......Independent   Contractors.  Licensor  and  Licensee  are
independent contractors and are not, and shall not, represent themselves as principal and agent, partners or joint venturers.

                                   ARTICLE 3
                   AGREEMENTS AND ACKNOWLEDGEMENTS OF LICENSEE

     SECTION  3.1.......Agreements  and  Acknowledgements of Licensee.  Licensee
acknowledges and agrees that:

          (a)  Licensor is the sole owner of the Licensed Marks;

          (b) Licensee shall do nothing inconsistent with the ownership of the Licensed Marks by Licensor;

          (c) all use of the Licensed Marks by Licensee shall inure only to the benefit of and be on behalf of Licensor;

          (d) Licensee shall assist Licensor in executing any additional documents that may be necessary or desirable to effect the protection of Licensor's interests in Licensed Marks, including, but not limited to, the execution of any and all documents required by governmental agencies in order to register or maintain trademark and service mark registrations; in addition, Licensee shall not oppose Licensor's registration of the Licensed Marks nor take action that jeopardizes Licensor's rights in Licensed Marks;

          (e) nothing in the Name Licensing Agreement shall give Licensee any right, title or interest in Licensed Marks other than the license granted in the Name Licensing Agreement;

          (f) Licensee shall not attack or challenge in any way Licensor's rights in and to Licensed Marks or the validity or enforceability of the Name Licensing Agreement;

          (g) Licensee shall not assign any of the rights granted under the Name Licensing Agreement without the prior express written consent of Licensor;

          (h) Licensee shall not grant to any Person a right and license to use the Licensed Marks without the prior express written consent of Licensor;

          (i) Licensee shall not use any Licensor's Mark not covered by the Name Licensing Agreement which is the property or is claimed as the property of Licensor or Licensor's subsidiaries or affiliates, except with the prior express written consent of Licensor;

          (j)  Licensee  shall  comply  with  all  applicable   law,  rules  and
               regulations pertaining to its business;

          (k) Licensor has the sole and exclusive right to control the appearance of the Licensed Marks, including the quality of the mark in the Licensed Marks;

          (l) the nature and quality of the business conducted by Licensee under the Licensed Marks, and all related advertising, promotional and other uses of Licensed Marks by Licensee shall conform to standards set by and under the control of Licensor and communicated to Licensee from time to time;

          (m) except as otherwise agreed in writing by Licensor from time to time, Licensee shall submit to Casey Mangan, or successor in the Corporate Law Division of Licensor for Licensor's prior approval representative samples of all proposed materials bearing the Licensed Marks, to the extent that such materials are not contained in the Registration Statement on Form S-3 (File No. 333-129157), as amended and exhibits thereto;

          (n) Licensor shall have the right to inspect, upon reasonable notice, the business facilities of Licensee and to request submission of written materials at any time during the term of the Name Licensing Agreement so that Licensor may satisfy itself that quality standards are being appropriately complied with and will immediately modify or discontinue any use of Licensed Marks that Licensor deems not to be in compliance with its quality standards;

          (o)  the  standards  of  conduct  of  Licensee's   business  shall  be
               equivalent   to  the  high   standards   of  quality  and  ethics
               characteristic of the businesses conducted by Licensor;

          (p) the value and goodwill of the Licensed Marks accrues solely to Licensor; and

          (q) Licensee will not act or use Licensed Marks in any manner which may, in Licensor's judgment, be in bad taste, be inconsistent with Licensor's public image or which may in any way disparage Licensor or its reputation including, but not limited to, types and placement of advertising, or take any action which will harm or jeopardize the Licensed Marks or Licensor's ownership thereof.

                                   ARTICLE 4
                            INFRINGEMENT PROCEEDINGS

     SECTION  4.1.......Notification  of  Unauthorized  Use.  Licensee agrees to promptly notify Licensor of any unauthorized use of any of Licensed Marks as such unauthorized use comes to Licensee's attention. Licensor shall have the sole right and discretion to take any action relating to Licensed Marks; provided, that Licensee agrees to cooperate fully, should Licensor decide to take any such action.

     SECTION  4.2.......Payments for Damages. If infringement proceedings result in an award of damages or the payment of any sums to Licensor, any such damages or payments shall belong solely to Licensor.

                                   ARTICLE 5
                              TERM AND TERMINATION

     SECTION  5.1.......Term.  The Name  Licensing  Agreement  shall continue in force and effect for so long as Licensee continues to exist in accordance with the terms of the Trust Agreement, unless it is sooner terminated as provided for in the Name Licensing Agreement.

     SECTION 5.2.......Automatic Termination. The Name Licensing Agreement shall automatically terminate upon the happening of any of the following events:

          (a) Licensee is ordered or adjudged bankrupt, is placed under the supervision of a receiver, or enters into any scheme or composition with creditors to make an assignment for the benefit of creditors;

          (b) any assets of Licensee are seized or attached in conjunction with any action against Licensee by a third party; or

          (c) any of the assets of Licensee are seized or appropriated by any governmental authority, whether or not compensation for such action is offered to Licensee.

     SECTION 5.3.......Immediate Termination. Licensor shall have the right, but not the obligation, to immediately terminate the Name Licensing Agreement and all rights granted under the Name Licensing Agreement in the event that Licensee
(a) ceases to conduct business as a statutory trust, (b) breaches any of its representations, agreements, covenants and undertakings in the Name Licensing Agreement, (c) fails to comply with laws, rules and regulations applicable to it or the conduct of its business to the complete satisfaction of Licensor, (d) acts in a manner that impugns Licensor's reputation or (e) uses the Licensed Marks in a manner that is inconsistent with or beyond the scope of the license granted herein.

     SECTION  5.4.......Termination  on Notice.  Licensor may terminate the Name
Licensing Agreement without cause upon the provision of ten days' prior written notice to Licensee.

                                   ARTICLE 6
                              EFFECT OF TERMINATION

     SECTION  6.1.......Change  of Licensee Marks.  Upon termination of the Name
Licensing Agreement, Licensee agrees to immediately change Licensee's name as to not include any Licensed Marks, and to discontinue and not to use in the future any of the Licensed Marks, any trade name incorporating any of the Licensed Marks, or any terms confusingly similar to any of Licensed Marks.

     SECTION  6.2.......Licensee  Cooperation.  Upon  termination  of  the  Name
Licensing Agreement, Licensee agrees to cooperate fully with Licensor to amend or cancel any governmental recordations or approvals pertaining to any tradenames, trademarks or servicemarks which consist of or include any of Licensed Marks.

     SECTION  6.3.......Rights  in Licensed Marks.  Upon termination of the Name
Licensing Agreement, any and all rights in the Licensed Marks heretofor granted to Licensee and the goodwill connected therewith shall remain the property of Licensor.

                                   ARTICLE 7
                                  MISCELLANEOUS

     SECTION  7.1.......Enforcement.  The parties agree that any breaches of the
Name Licensing Agreement shall cause irreparable injury to the nonbreaching party and that an injunction shall be an appropriate remedy.

     SECTION   7.2.......Severability.   In  the  event  any  provision  of,  or
obligation under, the Name Licensing Agreement shall be invalid, illegal or unenforceable, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

     SECTION   7.3.......Entire   Agreement.   The  Name   Licensing   Agreement
constitutes the entire agreement between the parties hereto relating to the subject matter of the Name Licensing Agreement, and supersedes all previous agreements between the parties, whether written or oral.

     SECTION  7.4.......Amendment  of Name Licensing Agreement.  Any amendments, supplements, modifications, restatements or replacements of the Name Licensing Agreement, or waivers or consents to the Name Licensing Agreement, shall be in writing signed by the parties.

     SECTION  7.5.......Governing  Law. The Name  Licensing  Agreement  shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its choice of law principles.

     SECTION 7.6.......Consent to Jurisdiction. Each party to the Name Licensing
Agreement submits to the nonexclusive jurisdiction of the United States Federal court located in Cook County, Illinois, for purposes of any legal proceeding arising out of or relating to the Name Licensing Agreement or the transactions contemplated by the Name Licensing Agreement. Each party to the Name Licensing Agreement irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party to the Name Licensing Agreement consents to process being served in any suit, action or proceeding with respect to the Name Licensing Agreement, or any document delivered pursuant to the Name Licensing Agreement by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under the Name Licensing Agreement or to any other address of which it shall have given written notice to the other party. The foregoing shall not limit the ability of any party to the Name Licensing Agreement to bring suit in the courts of any other jurisdiction.

     SECTION  7.7.......Waiver  of Jury  Trial.  Each of the parties to the Name
Licensing Agreement irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to the Name Licensing Agreement or any claims or transactions in connection with the Name Licensing Agreement. Each of the parties to the Name Licensing Agreement hereby acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived hereby.

     SECTION  7.8.......No  Waiver.  No  failure  on the  part  of  Licensor  to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under the Name Licensing Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

     SECTION  7.9.......Remedies  Cumulative.  No  right,  power  or  remedy  of
Licensor under the Name Licensing Agreement shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or existing by law or in equity.

     SECTION  7.10......Notices.  All notices,  demands, or other communications required or permitted to be given under the Name Licensing Agreement shall be given in writing by delivering the same against receipt thereof by facsimile transmission (confirmed by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of a confirmation, if sent by facsimile):

                  If to Licensor:

                  Allstate Insurance Company
                  3100 Sanders Road
                  Northbrook, Illinois 60062
                  Attention: Michael J. Velotta, Vice President, Deputy
                             General Counsel and Assistant Secretary
                  Facsimile: (847) 326-6742

                  If to Licensee:

                  Allstate Life Global Funding
                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, North Carolina 28211
                  Attention: President
                  Facsimile: (704) 365-1362

or at such other address as shall be designated by any party in a written notice to the other party.

     SECTION  7.11......Counterparts.  The  Name  Licensing  Agreement  and  any
amendments, supplements, modifications, restatements or replacements of the Name Licensing Agreement, or waivers or consents to the Name Licensing Agreement, may be executed in any number of counterparts, and by different parties to the Name Licensing Agreement in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together shall constitute one and the same instrument. The Name Licensing Agreement shall become effective upon the execution of a counterpart by each of the parties.

                                   APPENDIX A
                                  LICENSED MARKS


Allstate


Allstate Life


[ALLSTATE(R) LOGO]

                                    EXHIBIT E
                                    Execution Copy
===============================================================================

                          ALLSTATE LIFE GLOBAL FUNDING

                                 $5,000,000,000

                        SECURED MEDIUM TERM NOTE PROGRAM

                             DISTRIBUTION AGREEMENT
===============================================================================
                                       E-1
                                                                  March 15, 2006


Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Barclays Capital Inc.
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC


Ladies and Gentlemen:


     Allstate Life Global Funding, a Delaware statutory trust ("Global Funding"), formed pursuant to a Trust Agreement, dated June 24, 2002, as amended, restated or modified from time to time (the "Global Funding Trust Agreement"), between Wilmington Trust Company, as Delaware trustee (the "Global Funding Delaware Trustee"), and AMACAR Pacific Corp., as trust beneficial owner, in connection with the Allstate Life Global Funding Secured Medium Term Note Program (the "Institutional Program") and the Allstate Life(R) CoreNotes(R) Program (the "Retail Program" and, together with the Institutional Program, the "Programs"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other institution named on Schedule 1 hereto (each, an "Agent") with respect to the issue and sale, from time to time by separate and distinct Delaware statutory trusts formed and beneficially owned by Global Funding (each, an "Issuing Trust" and, collectively, the "Issuing Trusts"), of notes due between nine months and thirty years from the date of issuance (the "Notes"). As of the date


------------------------
Allstate Life(R) is a registered service mark of Allstate Insurance Company. CoreNotes(R) is a registered service mark of Merrill Lynch & Co.

hereof, the Issuing Trusts are authorized to issue collectively up to U.S. $5,000,000,000 aggregate initial offering price of Notes (or its equivalent as determined in Section 4(s)).

     From time to time, upon the formation of a new Issuing Trust, in connection with the offer and sale of Notes by such Issuing Trust, upon execution and delivery by such Issuing Trust and the applicable Agent or Agents of the terms agreement (the "Terms Agreement") set forth in Part E of the series instrument to be executed by Global Funding, such Issuing Trust and the applicable Agent or Agents, among others (the "Series Instrument"), such Issuing Trust shall become a party hereto in relation to its Notes (the time of such execution and delivery referred to herein as such Issuing Trust's "Trust Effective Time"), with all the authority, rights, powers, duties and obligations of an Issuing Trust as if originally named as an Issuing Trust hereunder. Any agreement, covenant, acknowledgment, representation or warranty made by an Issuing Trust hereunder shall be deemed to have been made by each Issuing Trust at its Trust Effective Time and at the Applicable Time (as defined in the applicable Terms Agreement for such Issuing Trust, the "Applicable Time") unless another time or times are specified herein, in which case such specified time or times shall instead apply.

     The Notes of each Issuing Trust will be issued pursuant to an indenture, as amended or modified from time to time, which will adopt and incorporate the standard indenture terms (each, an "Indenture" and, collectively, the "Indentures") between the relevant Issuing Trust and J.P. Morgan Trust Company, National Association, as indenture trustee (the "Indenture Trustee"). Each Issuing Trust shall issue only one series of Notes.

     Each Issuing Trust will immediately use the proceeds from the sale of its Notes to purchase a funding note (each a "Funding Note") from Global Funding. Each Funding Note will be issued pursuant to a funding note indenture, as amended or modified from time to time, which will adopt and incorporate the standard funding note indenture terms (each, a "Funding Note Indenture") between Global Funding and J.P. Morgan Trust Company, National Association, as the funding note indenture trustee (the "Funding Note Indenture Trustee"). Global Funding will immediately use the net proceeds received from the sale of the
Funding Note to purchase one or more funding agreements (the "Funding Agreement(s)") issued by Allstate Life Insurance Company, an Illinois stock life insurance company (the "Company"). Global Funding will immediately assign absolutely to, and deposit into the relevant Issuing Trust, the relevant Funding Agreement(s) and the relevant Funding Note will be surrendered. The Notes of the Issuing Trust will be secured by the relevant Funding Agreement(s). The Issuing Trust will immediately collaterally assign, and grant a first priority perfected security interest in, the Funding Agreement(s) to the Indenture Trustee for the benefit of the holders of the Notes of the Issuing Trust pursuant to the terms of the Indenture. In connection with the sale of its Notes, the Issuing Trust will prepare a Pricing Supplement (the "Pricing Supplement") including or incorporating by reference a description of the terms of the Notes and the terms of the offering.

     The Agents include those institutions named from time to time in Schedule 1 hereto and any institution appointed as an Agent pursuant to Section 20 below. If any institution is appointed as an Agent only with respect to the Notes of a particular Issuing Trust, such institution shall only be an Agent with respect to Notes of such Issuing Trust.

     This Agreement specifies the terms and conditions on which Notes may be sold by an Issuing Trust (i) to one or more Agents as principal for resale to investors, (ii) directly to investors through the applicable Agent as an agent of such Issuing Trust in soliciting offers for the purchase of Notes and (iii) to such other investors in compliance with all applicable securities laws as such Issuing Trust may determine from time to time.

     The Company has registered shares of its common stock with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on Form 10 under the 1934 Act. Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "1933 Act Regulations"), the Company and Global Funding have filed with the Commission (i) a registration statement on Form S-3 (No. 333-129157) and pre-effective amendment No. 1 thereto under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of the Funding Agreement(s), the Funding Notes, and the Notes, and the offering thereof in accordance with Rule 415 of the 1933 Act Regulations; (ii) the related prospectus dated March 15, 2006 covering the Notes offered under the Programs (the "Base Prospectus"); (iii) the prospectus supplement to the Base Prospectus, dated March 15, 2006, covering the Notes offered under the Institutional Program (the "Institutional Prospectus Supplement" and together with the Base Prospectus, the "Institutional Base Prospectus"); and (iv) the prospectus supplement to the Base Prospectus, dated March 15, 2006, covering the Notes offered under the Retail Program (the "Retail Prospectus Supplement" and, together with the Base Prospectus, the "Retail Base Prospectus"). Such registration statement (as so amended, if applicable), is also the first post-effective amendment to registration statement on Form S-3 (No. 333-125937) filed by the Company and Global Funding. The registration statement on Form S-3 (No. 333-129157) (as so amended, if applicable) has been declared effective by the Commission, and the form of Indenture and the form of Funding Note Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company and Global Funding have filed such post-effective amendments thereto as may be required prior to the acceptance by Global Funding and any Issuing Trust of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement on Form S-3 (No. 333-129157), at any relevant time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations is referred to herein as the "Registration Statement". If the Company or Global Funding file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b)
Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. With respect to the offering of a series of Notes under the Institutional Program, the Institutional Base Prospectus, and with respect to the offering of a series of Notes under the Retail Program, the Retail Base Prospectus, in each case including the Pricing Supplement relating to the offering of such series of Notes, in the form first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (or in the form first made available to the applicable Agent(s) by the Company and the applicable Issuing Trust to meet requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations), are referred to herein as the "Prospectus." The term "preliminary prospectus" means any preliminary form of the Prospectus. For all purposes of this Agreement, the term "free writing prospectus" has the meaning set forth in Rule 405 under the 1933 Act Regulations and the term "Time of Sale Prospectus" means (i) with respect to the offer and sale of any series of Notes under the Institutional Program, the Institutional Base Prospectus and (ii) with respect to the offer and sale of any series of Notes under the Retail Program, the Retail Base Prospectus in each case as amended or supplemented from time to time, together with any other preliminary prospectus relating to the offer and sale of such series of Notes, any Pricing Supplement relating to the offer and sale of such series of Notes filed with the Commission prior to the Applicable Time and each free writing prospectus (including any final term sheet relating to such series of Notes) attached as, or identified in, Exhibit A to the applicable Terms Agreement and any other information identified in Exhibit A to the applicable Terms Agreement. All references to the "Registration Statement", the "Institutional Base Prospectus", the "Retail Base Prospectus", any "preliminary prospectus", the "Time of Sale Prospectus" and the "Prospectus" shall also be deemed to include all amendments and supplements thereto and all documents incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained", "included" or "stated" (or other references of like import) in the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Time of Sale Prospectus, Institutional Base Prospectus, Retail Base Prospectus, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all documents subsequently filed with the Commission pursuant to the 1934 Act which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be part of or included in the Registration Statement, Time of Sale Prospectus, Institutional Base Prospectus, Retail Base Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be.

SECTION 1. Appointment as Agent.

     (a) Appointment. Subject to the terms and conditions stated herein, Global Funding and the relevant Issuing Trust hereby agree that the Notes of such Issuing Trust will be sold to or through the Agents pursuant to the terms of this Agreement. Global Funding and the relevant Issuing Trust agree that they will not appoint any other agents to act on an Issuing Trust's behalf or to assist an Issuing Trust, in the placement of the Notes; provided, however that with respect to transactions in which the sales of Notes will be targeted to institutional purchasers under the Institutional Program, Global Funding and an Issuing Trust may enter into arrangements with other agent(s) not a party to this Agreement provided that such agent(s) enter into an agreement with terms substantially identical to those contained herein. Global Funding and each Issuing Trust agree that they hereby appoint only Merrill Lynch, Pierce, Fenner & Smith Incorporated

(the "Purchasing Agent") to act on an Issuing Trust's behalf or to assist an Issuing Trust in connection with transactions in which the sale of Notes will be targeted to retail purchasers under the Retail Program. For purposes of this Agreement, all references to any Agent shall be deemed to include the Purchasing Agent.

     (b) Sale of Notes. Each Issuing Trust shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

     (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes issued through any Issuing Trust as principal. However, absent an agreement by and between Global Funding and the relevant Issuing Trust, on the one hand, and an Agent, on the other hand, for such Agent to act as an agent for the relevant Issuing Trust, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by such Issuing Trust. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from an Issuing Trust as principal for resale to investors determined by such Agents. Any purchase of Notes from an Issuing Trust by an Agent as principal shall be made in accordance with Section 3(a) hereof.

     (d) Solicitations as Agent. If agreed upon between an Agent, on the one hand, and Global Funding and an Issuing Trust, on the other hand, then such Agent, acting solely as an agent for such Issuing Trust and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to such Issuing Trust, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Such Issuing Trust may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist such Issuing Trust in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by such Issuing Trust. Such Agent shall not have any liability to such Issuing Trust in the event that any such purchase is not consummated for any reason. If such Issuing Trust shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by an Agent on an agency basis and accepted by such Issuing Trust, then (i) such Issuing Trust shall hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by such Issuing Trust and (ii) the Issuing Trust shall be responsible to pay to such Agent any commission to which such Agent would otherwise be entitled absent such default.

     (e) Reliance. Each Issuing Trust and Global Funding, on the one hand, and the Agents, on the other hand, agree that any Notes purchased from an Issuing Trust by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of such Issuing Trust shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of Global Funding and such Issuing Trust contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

     (a) Representations and Warranties of Global Funding. Global Funding represents and warrants to each Agent as of the date hereof, to the applicable Agent(s) as of the Applicable Time for the relevant Issuing Trust, to the applicable Agent(s) as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery is referred to herein as a "Settlement Date"), to each Agent as of any time the Time of Sale Prospectus shall be amended or supplemented and to each Agent as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Global Funding Representation Date"), as follows:

          (i) Due Formation and Good Standing of Global Funding. Global Funding is a statutory trust, duly formed under Delaware law pursuant to the Global Funding Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust under the laws of the State of Delaware.

          (ii) Registration Statement, Preliminary Prospectuses, Time of Sale Prospectus, and Prospectus; Filing Status. Global Funding meets the requirements for use of Form S-3 under the 1933 Act; the Registration
     Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Global Funding, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the form of Indenture has been duly qualified under the 1939 Act; the form of Funding Note Indenture has been duly qualified under the 1939 Act; at the respective times that each part of the Registration Statement became effective and at each Global Funding Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to an Agent for use in connection with the offering of Notes are identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Base Prospectus and each amendment or supplement thereto and at each Global Funding Representation Date, neither the Base Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus does not, and at the Applicable

     Time and at the applicable Settlement Date, the Time of Sale Prospectus, as then amended or supplemented by Global Funding, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration
     Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to Global Funding in writing by the applicable Agents concerning such Agents expressly for use in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus or (ii) the parts of the Registration Statement which constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee and the Funding Note Indenture Trustee under the 1939 Act.

          (iii) Incorporated Documents; 1934 Act Filings. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Base Prospectus, as amended or supplemented, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Time of Sale Prospectus or the Base Prospectus, at the date hereof, at the date of the Time of Sale Prospectus or the Base Prospectus and at each Global Funding Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any reports, filings or other documents, exhibits or schedules filed by Global Funding and each Issuing Trust pursuant to the 1934 Act comply in all material
     respects  with  the   requirements  of  the  1934  Act  and  the  1934  Act
     Regulations.

          (iv) Free Writing Prospectuses. At the time of initial filing of the Registration Statement, at the earliest time thereafter that Global Funding or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of any Notes and at each Global Funding Representation Date, Global Funding was not and is not an "ineligible issuer," as defined in Rule 405 of the 1933 Act Regulations. Any free writing prospectus that Global Funding is required to file pursuant to Rule 433(d) under the 1933 Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each free writing prospectus that Global Funding has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act Regulations or that was prepared by or on behalf of or used by Global Funding complies or will comply in all material respects with the requirements of the applicable 1933 Act Regulations. Except with respect to the offering of any series of Notes, the free writing prospectuses attached as, or identified in, Exhibit A to the applicable Terms Agreement, Global Funding and the Issuing Trusts have not prepared, used or referred to, and will not, without the prior consent of the applicable Agents, prepare, use or refer to, any free writing prospectus or any other marketing materials other than the preliminary prospectus relating to or to be used in connection with any offer or sale of the Notes. No free writing prospectus used in connection with the offering of a series of Notes will conflict with either the Registration Statement or the Base Prospectus.

          (v) Independent Registered Public Accounting Firm. The accounting firm which certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Base Prospectus, as amended or supplemented, is an independent registered public accounting firm to the extent required by the 1933 Act and the 1933 Act Regulations.

          (vi) Global Funding Financial Statements. The consolidated financial statements of Global Funding, if any, included in any report or filing under the 1934 Act, together with the related schedules and notes present fairly the consolidated financial position of Global Funding at the dates indicated to the extent required under the 1934 Act; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Time of Sale Prospectus present fairly the information shown therein.

          (vii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, (1) there has been no event or occurrence that would result in a material adverse effect on the condition (financial or otherwise) of Global Funding or on the power or ability of Global Funding to perform its obligations under this Agreement, the Global Funding Trust Agreement, any Funding Note or the Administrative Services Agreement (the "Global Funding Administration Agreement"), dated June 24, 2002, as amended, restated or modified from time to time, between the Global Funding Delaware Trustee, on behalf of Global Funding, and AMACAR Pacific Corp., as administrator (the "Global Funding Administrator"), or to consummate the transactions to be performed by it as contemplated in the Time of Sale Prospectus (a "Global Funding Material Adverse Effect") and (2) there have been no transactions entered into by Global Funding, other than those in the ordinary course of business, which are material with respect to Global Funding.

          (viii) Authorization of this Agreement, each Funding Agreement, Global Funding Trust Agreement, Global Funding Administration Agreement, the Funding Note Indenture and the Funding Notes. This Agreement, the Global Funding Trust Agreement and Global Funding Administration Agreement have been, and each Funding Note Indenture, Funding Note and relevant Funding Agreement will be, duly authorized, executed and delivered by Global Funding and this Agreement, each relevant Funding Agreement, the Global Funding Trust Agreement, the Global Funding Administration Agreement, the Funding Note Indenture and the Funding Notes will each be a valid and legally binding agreement of Global Funding enforceable against Global Funding in accordance with its terms, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Funding Note that is payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The holder of the Funding Notes will be entitled to the benefits of the Funding Note Indenture.

          (ix) Absence of Defaults and Conflicts. Global Funding is not in violation of its certificate of trust or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which Global Funding is a party or by which it may be bound or to which any of the property or assets of Global Funding is subject (the "Global Funding Agreements and Instruments"), except for such violations or defaults that would not result in a Global Funding Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Global Funding Trust Agreement, the Funding Agreement(s), Global Funding Administration Agreement and each Funding Note and any other agreement or instrument entered into or issued or to be entered into or issued by Global Funding in connection with the transactions contemplated by the Time of Sale Prospectus (collectively, the "Global Funding Program Documents"), the consummation of the transactions contemplated in the Time of Sale Prospectus (including the issuance and sale of the Notes by an Issuing Trust and the use of proceeds therefrom as described in the Time of Sale Prospectus) and the compliance by Global Funding with its obligations hereunder and under Global Funding Program Documents, have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Global Funding under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of any Issuing Trust or Global Funding pursuant to, any Global Funding Agreements and Instruments, nor will such action result in any violation of Global Funding's certificate of trust, the Global Funding Trust Agreement or Global Funding Administration Agreement which may reasonably be expected to result in a Global Funding Material Adverse Effect and Global Funding is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Global Funding or any of its assets, properties or operations, except for such defaults which would not reasonably be expected to result in a Global Funding Material Adverse Effect.

          (x) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of Global Funding threatened, against or affecting Global Funding which is required to be disclosed in the Registration Statement and the Base Prospectus, as amended or supplemented (other than as stated therein), or which may reasonably be expected to result in a Global Funding Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which Global Funding is a party or of which any of its assets, properties or operations is the subject which are not described in the Registration Statement and the Base Prospectus, as amended or supplemented, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in a Global Funding Material Adverse Effect.

          (xi) Possession of Licenses and Permits. Global Funding possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; Global Funding is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Global Funding Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Global Funding Material Adverse Effect. Except as set forth in the Time of Sale Prospectus, Global Funding has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Global Funding Material Adverse Effect.

          (xii) No Filings, Regulatory Approvals etc. No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by Global Funding of Global Funding Program Documents or for the performance by Global Funding of the transactions contemplated in Global Funding Program Documents, except such as have been previously made, obtained or rendered, as applicable.

          (xiii) Investment Company Act. Neither Global Funding nor any Issuing Trust is, and upon any sale of Funding Notes and the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiv) Ratings. The Programs are (A) expected to be rated Aa2 by Moody's Investors Service, Inc. ("Moody's") and (B) rated AA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") (Moody's and Standard & Poor's are referred to herein as the "Ratings Agencies"), or, in each case, such other rating as to which Global Funding shall have most recently notified the Agents pursuant to
     Section 4(u) hereof.

          (xv) Notes Listed on any Stock Exchange. If specified in a Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

          (xvi) Relationship between Global Funding and the Agents. Global Funding acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction between Global Funding, on the one hand, and the several Agents, on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transactions each Agent is and has been acting solely as a principal and is not the agent or fiduciary of Global Funding, or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of Global Funding with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising Global Funding on other matters) and no Agent has any obligation to Global Funding with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Global Funding, and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and Global Funding has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     (b) Representations and Warranties of the relevant Issuing Trust. Each Issuing Trust represents and warrants, only as to itself, to each applicable Agent as of the such Issuing Trust's Trust Effective Time, as of its Applicable Time and as of the date of each delivery of its Notes (whether to each such Agent as principal or through each such Agent as agent) (the date of each such delivery is referred to herein as a "Settlement Date") (each of the times referenced above is referred to herein as an "Issuing Trust Representation Date"), as follows:

          (i) Due Formation and Good Standing of the Issuing Trust. Such Issuing Trust is a statutory trust, duly formed under Delaware law pursuant to the trust agreement between Wilmington Trust Company, as Delaware trustee (the "Relevant Issuing Trust Trustee") and Global Funding (the "Issuing Trust Agreement") and the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust under the laws of the State of Delaware.

          (ii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale
     Prospectus or the Trust Effective Time, whichever is later, except as otherwise stated therein, (1) there has been no event or occurrence that would result in a material adverse effect on the condition (financial or otherwise) of such Issuing Trust or on the power or ability of such Issuing Trust to perform its obligations under this Agreement, the Issuing Trust Agreement, its Notes, any Funding Agreement, the Indenture or the Issuing Trust Administrative Services Agreement (the "Issuing Trust Administration Agreement"), as amended or modified from time to time, between the Relevant Issuing Trust Trustee, on behalf of such Issuing Trust, and AMACAR Pacific Corp., as administrator (the "Issuing Trust Administrator"), or to consummate the transactions to be performed by it as contemplated in the Time of Sale Prospectus (an "Issuing Trust Material Adverse Effect") and
     (2) there have been no transactions entered into by such Issuing Trust, other than those in the ordinary course of business, which are material with respect to such Issuing Trust.

          (iii) Authorization of this Agreement, the Issuing Trust Agreement, the Issuing Trust Administration Agreement, the Indenture and the Notes. This Agreement, the Issuing Trust Agreement, the Issuing Trust Administration Agreement and the relevant Indenture have been or will be, duly authorized, executed and delivered by such Issuing Trust and each is or will be a valid and legally binding agreement of the Issuing Trust enforceable against the Issuing Trust in accordance with its terms, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized by such Issuing Trust for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of such Issuing Trust, enforceable against such Issuing Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Notes will be substantially in a form previously certified to the Agents and contemplated by the Indenture; and each holder of Notes will be entitled to the benefits set forth in the Indenture.

          (iv) Absence of Defaults and Conflicts. Such Issuing Trust is not in violation of its certificate of trust or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which such Issuing Trust is a party or by which it may be bound or to which any of the property or assets of such Issuing Trust is subject (the "Issuing Trust Agreements and Instruments"), except for such violations or defaults that would not result in an Issuing Trust Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Issuing Trust Agreement, the Issuing Trust
     Administration Agreement, its Notes and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by such Issuing Trust in connection with the transactions contemplated by the Time of Sale Prospectus, the consummation of the transactions contemplated in the Time of Sale Prospectus (including the issuance and sale of the Notes by an Issuing Trust and the use of proceeds therefrom as described in the Time of Sale Prospectus) (collectively, the "Issuing Trust Program Documents") and the compliance by such Issuing Trust with its obligations hereunder and under the Issuing Trust Program Documents, have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Issuing Trust under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of any Issuing Trust or such Issuing Trust pursuant to, any Issuing Trust Agreements and Instruments, nor will such action result in any violation of such Issuing Trust's certificate of trust, the Issuing Trust Agreement or the Issuing Trust Administration Agreement which may reasonably be expected to result in an Issuing Trust Material Adverse Effect and such Issuing Trust is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Issuing Trust or any of its assets, properties or operations, except for such defaults which would not reasonably be expected to result in an Issuing Trust Material Adverse Effect.

          (v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of such Issuing Trust threatened, against or affecting such Issuing Trust which is required to be disclosed in the Registration Statement and the Base Prospectus, as amended or supplemented (other than as stated therein), or which may reasonably be expected to result in an Issuing Trust Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which such Issuing Trust is a party or of which any of its assets, properties or operations is the subject which are not described in the Registration Statement and the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in an Issuing Trust Material Adverse Effect.

          (vi) Possession of Licenses and Permits. Such Issuing Trust possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; such Issuing Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Issuing Trust Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in an Issuing Trust Material Adverse Effect. Except as otherwise set forth in the Time of Sale Prospectus, such Issuing Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Issuing Trust Material Adverse Effect.

          (vii) No Filings, Regulatory Approvals etc. Other than the filing of the applicable financing statements, if any, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by such Issuing Trust of the Issuing Trust Program

     Documents or for the performance by such Issuing Trust of the transactions contemplated in the Issuing Trust Program Documents, except such as have been previously made, obtained or rendered, as applicable.

          (viii) Investment Company Act. Such Issuing Trust is not, and upon any sale of Notes by such Issuing Trust as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be, an "investment company" within the meaning of the 1940 Act.

          (ix) Notes Listed on any Stock Exchange. If specified in a Pricing Supplement, such Issuing Trust's Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

     (c) Additional Certifications. Any certificate signed by any officer of the Global Funding Delaware Trustee, on behalf of Global Funding or any officer of the Delaware Issuing Trustee, on behalf of the applicable Issuing Trust, and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by Global Funding or Issuing Trust (as applicable) to such Agent(s) as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent; Other Sales.

     (a) Purchases as Principal. Notes purchased from an Issuing Trust by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s), on one hand, and Global Funding and such Issuing Trust, on the other hand, specified in the Terms Agreement. An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of Global Funding and Issuing Trust herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable Terms Agreement Each purchase of Notes by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Purchasing Agent, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule 2 hereto. Any other purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule 3 hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received by them in connection with such purchases to any broker or dealer.

     If Global Funding and an Issuing Trust, on one hand, and two or more Agents, on the other hand, enter into a Terms Agreement pursuant to which such Agents agree to purchase Notes from such Issuing Trust as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the

Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

          (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

          (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

     No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents, on one hand, or Global Funding and such Issuing Trust, on the other hand, shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements.

     (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by an Issuing Trust, on one hand, and an Agent, on the other hand, such Agent, as an agent of the such Issuing Trust, will use its reasonable efforts to solicit offers for the purchase of such Issuing Trust's Notes upon the terms set forth in the Registration Statement. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable Terms Agreement. Such Agent is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Notes; provided, however, that any such appointment of a sub-agent shall be subject to the prior consent of the Company and such Issuing Trust. All Notes sold through such Agent as agent will be sold at one hundred percent (100%) of their principal amount unless otherwise agreed upon between the relevant Issuing Trust, on one hand, and such Agent, on the other hand.

     An Issuing Trust reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of such Issuing Trust, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from such Issuing Trust, such Agent will suspend solicitation of offers for the purchase of Notes issued through such Issuing Trust until such time as such Issuing Trust has advised such Agent that such solicitation may be resumed.

     Each Issuing Trust agrees to pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, for acting as the Purchasing Agent, as consideration for soliciting offers to purchase its Notes as an agent of such Issuing Trust, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by such Issuing Trust as a result of any such solicitation made by the Purchasing Agent, as set forth in Schedule 2 hereto.

     Each Issuing Trust agrees to pay the Agent, as consideration for soliciting offers to purchase Notes as an agent of such Issuing Trust, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by such Issuing Trust as a result of any such solicitation made by such Agent, as set forth in Schedule 3 hereto.

     (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes shall be agreed upon between Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, and specified in a Pricing Supplement prepared in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Administrative Procedures") shall be agreed upon from time to time among Global Funding, the relevant Issuing Trust, the Agent(s), the relevant Issuing Trust Administrator and the Indenture Trustee. The Agents, Global Funding and each Issuing Trust agree to perform and Global Funding agrees to cause the Company, and the Issuing Trust agrees to cause the Issuing Trust Administrator and the Indenture Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Administrative Procedures.

     (d) Obligations Several. Global Funding and each Issuing Trust acknowledge that the obligations of the Agents under this Agreement are several and not joint.

     (e) Other Sales. Subject to the terms and conditions of Sections 1(a), 4(n) and 4(o), Global Funding and each Issuing Trust reserves the right, to be exercised in their sole discretion, to sell Notes of such Issuing Trust, in compliance with all applicable securities laws, to other investors without the assistance of any Agent.

SECTION 4. Covenants of Global Funding.

     Global Funding covenants and agrees with each Agent as follows:

     (a) Notice of Certain Events. Global Funding will notify the Agents immediately, and confirm such notice in writing of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Time of Sale Prospectus or the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), (ii) the receipt of any comments from the Commission with respect to the Registration Statement, any preliminary prospectus and the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, in each case as amended or supplemented, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the initiation of any proceedings for that purpose or (v) the failure of the Notes of any Issuing Trust to be qualified for offer and sale under the securities or blue sky laws of such jurisdiction as the Agents may request pursuant to Section 4(t). With respect to the Registration Statement, any preliminary prospectus and the Prospectus, Global Funding will make every reasonable effort to prevent the issuance of any stop order (or any similar order under blue sky laws) and, if any stop order (or any similar order under blue sky laws) is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing or Use of Amendments. Global Funding will give each Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will provide immediate notice to each relevant Agent of any intention to prepare an amendment or supplement to the Time of Sale Prospectus and, if applicable to file such amendment or supplement pursuant to the 1933 Act, and will furnish to such Agents copies of any such document a reasonable amount of time prior to such proposed filing or the use of such material, as the case may be, and will not file or use any such document to which an Agent or counsel for the Agents shall object.

     (c) Revisions of Registration Statement. If at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for Global Funding, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, Global Funding shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes and to cease sales of any Notes they may then own, and Global Funding will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment as may be necessary to correct such statement or omission or to make the Registration Statement comply with such requirements, and Global Funding will furnish to the Agents, without charge, such number of copies of such amendment as the Agents may reasonably request.

     (d) Use of Free Writing Prospectuses. Global Funding and the Issuing Trusts will not take any action that would result in an Agent being required to file with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations a free writing prospectus prepared by or on behalf of an Agent that such Agent otherwise would not have been required to file thereunder.

     (e) Revisions of Time of Sale Prospectuses. If the Time of Sale Prospectus is being used to solicit offers to buy any Notes of a series at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the applicable Agent(s) or counsel for Global Funding, to amend or supplement the Time of Sale Prospectus in writing in order that the Time of Sale Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Time of Sale Prospectus is conveyed to a prospective purchaser, or if, in the reasonable opinion of either such counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the 1933 Act or 1933 Act Regulations, Global Funding shall give notice, confirmed in writing, to each of the applicable

Agents and Global Funding will promptly prepare and, if applicable, file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Time of Sale Prospectus comply with such requirements, and Global Funding will furnish to each of the applicable Agents, without charge, such number of copies of such amendment or supplement, as the relevant Agents may reasonably require.

     (f) Revisions of Prospectus. If at any time when, in the reasonable opinion of counsel to the Agents or counsel to the Company, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act Regulations) is required to be delivered, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for Global Funding, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations, is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, Global Funding shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agent and to cease sales of any Notes they may then own as principal, and Global Funding will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and Global Funding will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, Global Funding will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

     (g) Delivery of the Registration Statement. Global Funding will furnish to the Agents and to counsel for the Agents, without charge, signed and conformed copies of the Registration Statement and conformed copies of all consents and certificates of experts. The Registration Statement furnished to an Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (h) Delivery of the Preliminary Prospectus and Time of Sale Prospectus. Global Funding will deliver to each applicable Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and Global Funding hereby consents to the use of such copies for purposes permitted by the 1933 Act. Global Funding will furnish to each applicable Agent, without charge, such number of copies of the applicable Time of Sale Prospectus (as amended or supplemented) as such Agent may reasonably request. Each such document furnished to the applicable Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (i) Delivery of Free Writing Prospectuses. Global Funding will deliver to each applicable Agent and, without charge, as many copies of each free writing prospectus, prepared by or on behalf of, used by, or referred to by Global Funding. To the extent applicable, each such document furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (j) Delivery of the Prospectus. Global Funding will deliver to each applicable Agent, without charge, as many copies of the Base Prospectus (as amended or supplemented) as such Agent may reasonably request, and Global Funding hereby consents to the use of such copies for purposes permitted by the 1933 Act. It is hereby acknowledged that Global Funding intends to rely on the provisions of Rule 172 of the 1933 Act Regulations with respect to the delivery of the Prospectus. The Prospectus and any amendments or supplements thereto furnished to such Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (k) Preparation of Pricing Supplements. Global Funding will prepare, with respect to any Notes to be sold pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. Global Funding will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the Applicable Time for the relevant Issuing Trust and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act Regulations.

     (l) Reporting Requirements. Global Funding will file, or cause to be filed, all documents required to be filed on its behalf or on behalf of the Issuing Trusts with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

     (m) Restrictions on the Offer and Sale of Securities to Institutional Purchasers. Unless otherwise agreed upon between one or more Agents, on one hand, and the Company and Global Funding, on the other hand, from the date of the agreement by such Agent(s) to purchase Notes from an Issuing Trust to and including the Settlement Date with respect thereto, Global Funding will not, and will cause all Issuing Trusts not to, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any substantially similar debt securities of each such Issuing Trust to the same potential institutional investors (other than Notes to be offered and/or sold to or through such Agent(s)).

     (n) Restrictions on the Offer and Sale of Securities to Retail Purchasers. Unless otherwise agreed upon between the Purchasing Agent, on the one hand, and the Company and Global Funding, on the other hand, from the date the retail pricing levels are posted out to the selling group members through and including the applicable Settlement Date with respect thereto, Global Funding will not, and will cause all Issuing Trusts not to, without the prior written consent of the Purchasing Agent, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any substantially similar debt securities of each such Issuing Trust to the same potential retail investors (other than Notes to be offered and/or sold to or through the Purchasing Agent).

     (o) Use of Proceeds. Global Funding shall cause each Issuing Trust to use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Time of Sale Prospectus.

     (p) Listing. Global Funding shall use reasonable efforts to obtain and maintain approval for the listing of at least one series of Notes of an Issuing Trust on a national securities exchange as defined in Section 18(a)(3)(B) of the 1933 Act as long as Notes of any Issuing Trust are outstanding.

     (q) Outstanding Aggregate Principal Amount of Notes. Global Funding will promptly, upon request by an Agent notify such Agent of the aggregate principal amount of Notes from time to time outstanding under the Programs in their currency of denomination and (if so requested) expressed in United States dollars. For the purpose of determining the aggregate principal amount of Notes outstanding (i) the principal amount of Notes, denominated in a currency other than United States dollars shall be converted into United States dollars using the spot rate of exchange for the purchase of the relevant currency against payment of United States dollars being quoted by the Paying Agent or Calculation Agent, as applicable (each as defined in the Indenture), on the date on which the relevant Notes were initially offered, (ii) any Notes which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default as defined in the Indenture in respect of such Notes, shall have a principal amount equal to their redemption amount,
(iii) any zero coupon (and any other Notes issued at a discount or premium) shall have a principal amount equal to their issue amount and (iv) the currency in which any Notes are payable, if different from the currency of their denomination, shall be disregarded.

     (r) Blue Sky Qualifications. Global Funding shall endeavor, and shall cause the applicable Issuing Trust, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as such Agents shall reasonably request.

     (s) Depository Trust Company. Global Funding shall endeavor to assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of the Depository Trust Company ("DTC").

     (t) Notice of Amendment to Global Funding Trust Agreement. Global Funding will give the Agents at least three (3) business days' prior notice in writing of any proposed amendment to the Global Funding Trust Agreement and, except in accordance with the applicable provisions of the Global Funding Trust Agreement, not make or permit to become effective any amendment to Global Funding Trust Agreement which may adversely affect the interests of the Agents or any holder of any outstanding Notes without the consent of the affected party.

     (u) Authorization to Act on Behalf of Global Funding. Global Funding will, from time to time, without request, deliver to the Agents a certificate as to the names and signatures of those persons authorized to act on behalf of Global Funding in relation to the Programs if such information has changed.

     (v) Notice of Meeting. Global Funding will furnish to the Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of Global Funding.

     (w) Notices Regarding Ratings. Global Funding will notify the Agents immediately, and confirm such notice in writing, of any change in the rating assigned by Moody's or Standard & Poor's to the Program or the Notes issued pursuant to the Registration Statement as applicable.

SECTION 5. Covenants of the Issuing Trusts.

     Each Issuing Trust, only with respect to itself, covenants and agrees with each Agent as follows:

     (a) Use of Proceeds. Such Issuing Trust shall use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Time of Sale Prospectus.

     (b) Blue Sky Qualifications. Such Issuing Trust shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as such Agents shall reasonably request.

     (c) Depository Trust Company. Such Issuing Trust shall endeavor to assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of DTC.

     (d) Notice of Amendment to Indenture and Issuing Trust Agreement. Such Issuing Trust will give the Agents at least three (3) business days' prior notice in writing of any proposed amendment to the relevant Indenture and relevant Issuing Trust Agreement and, except in accordance with the applicable provisions of the relevant Indenture and relevant Issuing Trust Agreement, not make or permit to become effective any amendment to such Indenture or such Issuing Trust Agreement which may adversely affect the interests of the Agents or any holder of any outstanding Notes without the consent of the affected party.

     (e) Authorization to Act on Behalf of the Issuing Trust. Such Issuing Trust will, from time to time, without request, deliver to the Agents a certificate as to the names and signatures of those persons authorized to act on behalf of such Issuing Trust in relation to the Programs if such information has changed.

     (f) Notice of Meeting. Such Issuing Trust will furnish to the Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of such Issuing Trust.

SECTION 6. Covenants of the Agents. Each Agent covenants with Global Funding:

     (a) Delivery of Free Writing Prospectuses and Other Marketing Materials. Except as otherwise provided in the applicable Terms Agreement, such Agent will, prior to its first use, furnish Global Funding with a copy of each proposed free writing prospectus that is required to be filed pursuant to Rule 433(d) under the 1933 Act Regulations or is or will be part of the Time of Sale Prospectus and any other marketing materials (other than (x) any free writing prospectus that is not required to be filed or will not be part of the Time of Sale Prospectus or (y) any marketing material that complies with Rule 134 of the 1933 Act Regulations) relating to or to be used in connection with any offer or sale of the Notes, in each case prepared by or on behalf of such Agents and will not use any such free writing prospectus or other marketing materials to which Global Funding reasonably objects.

     (b) Use of Free Writing Prospectuses and Other Marketing Materials. Such Agent may use a free writing prospectus or any other marketing materials prepared by or on behalf of such Agent, only if such free writing prospectus or such marketing materials complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (c) Distribution of Free Writing Prospectuses and Other Marketing Materials. Such Agent will not distribute any free writing prospectus or any other marketing materials (other than any marketing material that complies with Rule 134 of the 1933 Act Regulations) used or referred to by such Agent in a manner reasonably designed to lead to its broad unrestricted dissemination; provided that this covenant shall not apply to any free writing prospectus or such marketing materials forming part of the Time of Sale Prospectus or any free writing prospectus or such marketing materials prepared or approved by Global Funding for broad unrestricted dissemination.

SECTION 7. Conditions of Agent's Obligations.

     The obligations of one or more Agents to purchase Notes from an Issuing Trust as principal, the obligations of an Agent to solicit offers for the purchase of Notes as an agent of an Issuing Trust and the obligations of any purchasers of Notes sold through an Agent as an agent of an Issuing Trust, will be subject to the accuracy of the representations and warranties on the part of Global Funding and such Issuing Trust herein contained, and the accuracy of the representations and warranties on the part of the Company contained in the Representations and Indemnity Agreement entered into, as of even date herewith, by and among the Company and the Agents, as amended, restated or modified from time to time (the "Representations and Indemnity Agreement") or contained in any certificate of an officer or trustee of Global Funding, Issuing Trust or the Company delivered pursuant to the provisions hereof and thereof, as applicable, to the performance and observance by Global Funding and such Issuing Trust of its covenants and other obligations hereunder or the performance and observance by the Company of its covenants and other obligations under the Representations and Indemnity Agreement, and to the following additional conditions precedent:

     (a) Effectiveness of the Registration Statement. The Registration Statement has become effective under the 1933 Act and the 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or the 1934 Act, as applicable, and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

     (b) Legal Opinions, Memoranda and Negative Assurance Letters. On the date hereof (or in the case of the negative assurance and opinion letters specified in clauses (ii), (viii) and

(xi) below, prior to the Applicable Time for the first issuance of Notes following the date of this Agreement), the Agents shall have received the following legal opinions, memoranda and negative assurance letters dated as of the date hereof (or in the case of the negative assurance and opinion letters specified in clauses (ii), (viii) and (xi) below, as of the date of such negative assurance letter or opinion letter, as the case may be) and in form and substance satisfactory to the Agent:

          (i) Opinion of Internal Counsel for the Company. The opinion of internal Counsel for the Company, to the effect set forth in Exhibit A hereto and to such further effect as the Agents may reasonably request;

          (ii) Negative Assurance Letter of Company's Internal Counsel or Other Legal Counsel for the Company. The negative assurance letter of the General Counsel of the Company or other legal counsel selected by the Company and reasonably satisfactory to the Agents to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request;

          (iii) Opinion of Counsel for the Company Concerning Certain Insolvency, Funding Agreement Authority and Funding Agreement Enforceability Matters. The opinion of Lord, Bissell & Brook or other legal counsel selected by the Company and reasonably satisfactory to the Agents to the effect set forth in Exhibit C hereto and to such further effect as the Agents may reasonably request;

          (iv) Opinion of Counsel for the Company Concerning Certain Illinois Security Interest Matters. The opinion of Lord, Bissell & Brook, counsel for the Company, to the effect set forth in Exhibit D hereto and to such further effect as the Agents may reasonably request;

          (v) Opinion of Counsel for the Company Concerning Certain Federal Securities and New York Matters. The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. or other legal counsel selected by the Company and reasonably satisfactory to the Agents ("Company Counsel") to the effect set forth in Exhibit E hereto and to such further effect as the Agents may reasonably request;

          (vi) Opinion of Counsel for the Company Concerning Certain Tax Matters. The opinion of Company Counsel to the effect set forth in Exhibit F hereto and to such further effect as the Agents may reasonably request;

          (vii) Memorandum of Counsel for the Company Concerning Certain Insurance Matters. The memorandum of Company Counsel to the effect set forth in Exhibit G hereto and to such further effect as the Agents may reasonably request;

          (viii) Negative Assurance Letter of Counsel for the Agents. The negative assurance letter of Sidley Austin LLP or other legal counsel selected by the Agents and reasonably satisfactory to Global Funding and the Company, with respect to the matters set forth in Exhibit H hereto;

          (ix) Opinion of Counsel for the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee. The opinion of Richards, Layton & Finger, counsel for the Global Funding Delaware Trustee, to the effect set forth in Exhibit I hereto and to such further effect as the Agents may reasonably request;

          (x) Opinion of Counsel for Global Funding Administrator and Issuing Trust Administrator. The opinion of counsel for Global Funding Administrator, to the effect set forth in Exhibit J hereto and to such further effect as the Agents may reasonably request;

          (xi) Opinion of Counsel for the Indenture Trustee. The opinion of counsel for the Indenture Trustee to the effect set forth in Exhibit K hereto and to such further effect as the Agents may reasonably request;

          (xii) Opinion of Counsel for Global Funding and relevant Issuing Trust Concerning Certain Delaware Security Interest Matters. The opinion of Richards, Layton & Finger or other legal counsel selected by the Global Funding Delaware Trustee and reasonably satisfactory to the Agents, to the effect set forth in Exhibit L hereto and to such further effect as the Agents may reasonably request;

          (xiii) Opinion of Counsel for Global Funding. The opinion of Richards, Layton & Finger or other legal counsel selected by the Global Funding Delaware Trustee and reasonably satisfactory to the Agents, to the effect set forth in Exhibit M hereto and to such further effect as the Agents may reasonably request; and

          (xiv) Opinion of Counsel for the relevant Issuing Trust. The opinion of Richards, Layton & Finger or other legal counsel selected by the Global Funding Delaware Trustee and reasonably satisfactory to the Agents, to the effect set forth in Exhibit N hereto and to such further effect as the Agents may reasonably request.

Unless otherwise agreed among the relevant Issuing Trust and the Agents, each of the opinions set forth in Section 7(b) above will be delivered as of each March 31st, commencing March 31, 2006, modified as necessary to relate to such time of delivery.

     (c) Global Funding Certificate. Global Funding shall have furnished to the Agents a certificate of Global Funding, signed by Global Funding Administrator of Global Funding, dated the date of such certificate, to the effect that:

          (i) the representations and warranties of Global Funding and, if applicable, the relevant Issuing Trust in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on the date hereof and Global Funding and, if applicable, relevant Issuing Trust have complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to Global Funding's knowledge, threatened; and

          (iii) since the date of the Prospectus there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus, and there has been no document required to be filed under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which, upon filing, would be deemed to be incorporated by reference in the Prospectus which has not been so filed.

     (d) Company Officer's Certificate. The Company shall have furnished to the Agents a certificate of the Company, signed by either the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, General Counsel or Treasurer of the Company, dated the date of such certificate, to the effect set forth in Section 4(c) of the Representations and Indemnity Agreement.

     (e) Comfort Letter of Accountants to the Company. Prior to the first issuance of Notes under the Program, the Agents shall have received a letter from Deloitte &Touchee LLP or its successor, as the independent registered public accounting firm to the Company (the "Accountants"), , and in form and substance satisfactory to the Agent, to the effect set forth in Exhibit O hereto.

     (f) Additional Documents. On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Global Funding in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) by notice to Global Funding or relevant Issuing Trust at any time and any such termination shall be without liability of any party to any other party except as provided in Section 12 hereof and except that Sections 10, 11, 13, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 8. Delivery of and Payment for Notes Sold through an Agent as Agent.

     Delivery of Notes sold through an Agent as an agent of an Issuing Trust shall be made by the Issuing Trust to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify such Issuing Trust and deliver such Note to such Issuing Trust and, if such Agent has theretofore paid such Issuing Trust for such Note, such Issuing Trust will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, such Issuing Trust will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to such Issuing Trust's account.

SECTION 9. Additional Covenants of Global Funding and Issuing Trust.

     Global Funding and each Issuing Trust (only with respect to itself) further covenants and agrees with each Agent as follows:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by an Issuing Trust of an offer for the purchase of Notes (whether to one or more Agents as principal or through one or more Agents as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) shall be deemed to be an affirmation that the representations and warranties of Global Funding and such Issuing Trust contained in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Subsequent Delivery of Certificates. At (i) each time that the Registration Statement or Base Prospectus shall be amended or supplemented
(other than by (A) an amendment or supplement providing solely for the determination of the variable terms of the Notes and (B) an amendment deemed to have occurred as a result of a periodic filing by the Company, Global Funding or any Issuing Trust under the 1934 Act or the 1934 Act Regulations, except any quarterly report of the Company on Form 10-Q or any annual report of the Company on Form 10-K (any such report, an "SEC Periodic Report")), and (ii) each
Settlement Date, Global Funding shall, and agrees to cause the Company to, furnish or cause to be furnished to the Agents, forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Sections 7(c) and 7(d) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Sections 7(c) and 7(d) hereof, modified as necessary to relate to the Registration Statement as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of Global Funding or any Issuing Trust since the date of the agreement by such Agent to purchase Notes from such Issuing Trust as principal); provided, however, that any delivery of certificates as required by this Section 9(b) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for such Issuing Trust's Notes issued immediately after such SEC Periodic Report.

     (c) Subsequent Delivery of Legal Opinions. As agreed to from time to time by the Agents and Global Funding, Global Funding shall furnish or cause to be furnished to the Agents legal opinions of internal counsel for the Company, counsel for the Company, counsel for the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee, counsel for Global Funding and the relevant Issuing Trust, counsel for the Indenture Trustee and counsel for Global Funding Administrator and the
Issuing Trust Administrator, as applicable, dated the date agreed to by the Agents and Global Funding, in form and substance reasonably satisfactory to the Agents, of substantially the same tenor as the legal opinions referred to in
Section 7(b)(i), Section 7(b)(iii), Section 7(b)(iv), Section 7(b)(v), Section 7(b)(vi), Section 7(b)(viii), Section 7(b)(ix), Section 7(b)(x), Section 7(b)(xi), Section 7(b)(xii), Section 7(b)(xiii) and Section 7(b)(xiv) hereof, as applicable, modified as necessary to relate to any report filed by the Company under Section 14 or Section 16(d) of the 1934 Act, to the time of delivery of such legal opinions or, in lieu of such legal opinions, counsel last furnishing such legal opinions to the Agents shall furnish such Agents with a letter substantially to the effect that the Agents may rely on such last legal opinions to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last legal opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Negative Assurance Letter of Internal Counsel or Other Counsel for the Company. Each time that (i) the Registration Statement or Prospectus shall be amended or supplemented (other than by (A) an amendment or supplement providing solely for the determination of the variable terms of the Notes and (B) an amendment deemed to have occurred as a result of a periodic filing by the Company, Global Funding or any Issuing Trust under the 1934 Act or the 1934 Act Regulations, except any SEC Periodic Report), (ii) (if required in connection with the purchase of Notes from an Issuing Trust by one or more Agents as principal) an Issuing Trust sells Notes to one or more Agents as principal or (iii) an Issuing Trust sells Notes in a form not previously certified to the Agents by such Issuing Trust, Global Funding agrees to cause the Company to furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents, a negative assurance letter of the General Counsel of the Company or other legal counsel for the Company selected by the Company and reasonably satisfactory to the Agents dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the negative assurance letter referred to in Section 7(b)(ii) hereof, but modified, as necessary, to relate to the Registration Statement and the Base Prospectus, as amended and supplemented, to the time of delivery of such negative assurance letter or, in lieu of such negative assurance letter, counsel last furnishing such negative assurance letter to the Agents shall furnish such Agents with a letter substantially to the effect that the Agents may rely on such last negative assurance letter to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance letter shall be deemed to relate to the Registration Statement and the Base Prospectus, as amended and supplemented, to the time of delivery of such letter authorizing reliance); provided, however, that any negative assurance letter to be delivered pursuant to Section 9(d)(ii) in connection with the proposed issuance of a series of Notes will be further modified, as necessary, to also relate to the applicable Time of Sale Prospectus, and provided, further, that any delivery of a negative assurance letter as required by this Section 9(d) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for an Issuing Trust's Notes to be issued immediately after such SEC Periodic Report. Global Funding agrees to furnish or cause to be furnished forthwith to the Agents the negative assurance letter of Sidley Austin LLP, counsel to the Agents, or such other counsel reasonably satisfactory to the Agents, dated within ten (10) days of the date of the filing of the Company's Form 10-K with the Commission, of the same tenor as the opinion referred to in Section 7(b)(viii) hereof, but modified, as necessary, to relate to the Registration Statement and Prospectus as amended and supplemented to the time of delivery of such negative assurance letter.

     (e) Delivery of Legal Opinions or Reliance Letters Upon Issuance of Notes. Unless otherwise agreed to among the Company, Global Funding and the applicable Agent(s), Global Funding shall furnish or cause to be furnished to the applicable Agent(s) in connection with each issuance of Notes by an Issuing Trust (i) an opinion of internal counsel for the Company (or a reliance letter authorizing reliance by such Agent(s) on an opinion of like tenor) as to the validity and enforceability of the Funding Agreement(s) being issued in connection therewith and (ii) an opinion of counsel for the Company (or a reliance letter authorizing reliance by such Agent(s) on an opinion of like tenor) as to the validity and enforceability of the Funding Notes of Global Funding and of the Notes of the relevant Issuing Trust, in each case, dated the date of such issuance, and in form and substance reasonably satisfactory to the Agents.

     (f) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Base Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment deemed to have occurred as a result of a periodic filing by the Company, Global Funding or any Issuing Trust under the 1934 Act or the 1934 Act Regulations, except any SEC Periodic Report) or (ii) (if required in connection with the purchase of Notes from an Issuing Trust by one or more Agents as principal) an Issuing Trust sells Notes to one or more Agents as principal, such Issuing Trust agrees to cause the Company to cause the Accountants forthwith to furnish to the Agents a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 7(e) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; provided, however, that any comfort letter to be delivered pursuant to Section 9(f)(ii) in connection with the proposed issuance of a series of Notes will be further modified, if applicable, to also relate to the applicable Time of Sale Prospectus, and provided, further, that any delivery of any letter as required by this Section 9(f) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for an Issuing Trust's Notes issued immediately after such SEC Periodic Report.

SECTION 10. Indemnification.

     (a) Indemnification of the Agent. With respect to any series of Notes, Global Funding and the relevant Issuing Trust (only as to itself in connection with the issuance of its Notes and without respect to any other Issuing Trust) agree to indemnify and hold harmless each applicable Agent, its directors and officers and each person, if any, who controls such Agent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 10(d) hereof) any such settlement is effected with the written consent of Global Funding and the relevant Issuing Trust; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Global Funding by the applicable Agents concerning such Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), (ii) any use of the Prospectus by the Agents to sell Notes or solicit offers for the purchase of Notes (x) after such time as Global Funding shall have provided written notice pursuant to Section 4(f) hereunder or the Company shall have provided written notice pursuant to Section 2(f) of the Representations and Indemnity Agreement, to the Agents to cease the sale of Notes and solicitation of offers for the purchase of Notes and (y) before such time as the relevant Issuing Trust shall have advised such Agent as the case may be, that such solicitation may be resumed or (iii) a claim for indemnity made under the Representations and Indemnity Agreement, only to the extent such claim has previously been satisfied by the Company pursuant to the terms of the Representations and Indemnity Agreement.

     (b) Indemnification of Global Funding and Issuing Trusts. With respect to any series of Notes, each Agent agrees, severally but not jointly, to indemnify and hold harmless Global Funding and each Issuing Trust, their administrator, directors, officers and trustees (if applicable) who signed the Registration Statement and each person, if any, who controls Global Funding and any Issuing Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to Global Funding by such Agent concerning such Agent expressly for use in the Registration Statement (or any amendment thereto) or Registration Statement Amendment (or any amendment thereto) or such preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) hereof or Section 5(a) of the Representations and Indemnity Agreement, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 10(b) hereof or Section 5(b) of the Representations and Indemnity Agreement, counsel to the indemnified shall be selected by Global Funding, the relevant Issuing Trust and the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties (collectively with any other indemnifying parties in connection with the Representations and Indemnity Agreement), whether such indemnity is claimed hereunder or under the Representations and Indemnity Agreement, be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party under this Agreement or the Representations and Indemnity Agreement shall, without the prior written consent of the indemnified parties under this Agreement and the Representations and Indemnity Agreement, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution.

     If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by Global Funding and the relevant Issuing Trust, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the relevant Issuing Trust and the total discount or commission received by the applicable Agent(s), as the case may be, bears to the aggregate initial offering price of such Notes.

     The relative fault of Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Global Funding and the relevant Issuing Trust, on one hand, or by the applicable Agent(s), on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 11, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from an Issuing Trust by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 11 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from such Issuing Trust.

     For purposes of this Section 11, each director, officer and person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director, officer and trustee (if applicable) of Global Funding and relevant Issuing Trust, and each person, if any, who controls Global Funding and the relevant Issuing Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Global Funding and relevant Issuing Trust.

SECTION 12. Payment of Expenses.

     Global Funding will pay all expenses incident to the performance of the obligations of the Company, Global Funding and the relevant Issuing Trust under this Agreement, including:

     (a) The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, free writing prospectus, Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto;

     (b) The preparation, printing and delivery of Global Funding Program Documents and the Issuing Trust Program Documents;

     (c) The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

     (d) The fees and disbursements of the Company's, Global Funding's and each Issuing Trust's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Global Funding Delaware Trustee, Relevant Issuing Trust Trustee, Global Funding Administrator, Issuing Trust Administrator, Indenture Trustee and Funding Note Indenture Trustee and their counsel;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the maintenance of the Programs and, unless otherwise agreed, incurred from time to time in connection with the transactions contemplated hereby;

     (f) The fees charged by the nationally recognized statistical rating organizations for the rating of the Programs and the Notes;

     (g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

     (h) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

     (i) Any reasonable advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company, Global Funding and the Issuing Trust.

SECTION 13. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, in certificates of the officers of Global Funding Administrator, the Issuing Trust Administrator, the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, Global Funding or the Issuing Trust, and shall survive each delivery of and payment for the Notes.

SECTION 14. Termination.

     (a)Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from an Issuing Trust as principal) may be terminated for any reason, at any time by (i) Global Funding as to all the Agents or one or more but less than all the Agents, or (ii) an Agent as to itself, upon the giving of thirty (30) days' prior written notice of such termination to the other parties hereto.

     (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from an Issuing Trust as principal, immediately upon notice to such Issuing Trust, at any time on or prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Time of Sale Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or of Global Funding or such Issuing Trust, whether or not arising in the ordinary course of business, or
(ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of The Allstate Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware (the "Corporation"), Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois ("AIC"), the Company,

Global Funding or such Issuing Trust has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated or payable or (v) the rating assigned by any nationally recognized statistical rating organization to the Programs or any other debt securities (including the Notes) of any Issuing Trust or the financial strength of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating, with possible negative implications, of the Programs or any such debt securities (including the Notes) of any Issuing Trust or the financial strength of the Company.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agent(s) shall be entitled to any commissions earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from an Issuing Trust as principal or (b) an offer to purchase any of the Notes has been accepted by an Issuing Trust but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4, 5 and 9 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the provisions of Section 12 hereof, the indemnity and contribution agreements set forth in Sections 10 and 11 hereof, and the provisions of Sections 13, 16 and 17 hereof shall remain in effect.

SECTION 15. Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

                  If to Global Funding or any Issuing Trust:

                  Allstate Life Global Funding
                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard
                  Suite 318
                  Charlotte, NC 28211
                  Attention:  President
                  Telecopy No.:  (704) 365-1632

                  With a copy to the Company at the address set forth below.

                  If to the Agents:

                  To each Agent at the address specified in Schedule 1.

                  With a copy to the Company at the address set forth below.

                  Address of the Company:

                  Allstate Life Insurance Company
                  3100 Sanders Road
                  Northbrook, IL 60062
                  Attention: Assistant Vice President, Institutional Markets Telecopy No.: (847) 326-6289

or at such other address as such party or the Company may designate from time to time by notice duly given in accordance with the terms of this Section 15.

SECTION 16. Parties.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 10 and 11 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. GOVERNING LAW; FORUM.

     PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE TRUST AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 18. Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 20. Amendments.

     (a) This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by Global Funding and the Agents. Global Funding and any Issuing Trust may from time to time nominate any institution as a new Agent hereunder either in respect of the Programs generally or in relation to a particular Issuing Trust's Notes only; in which event, upon confirmation by such institution of an initial purchaser accession letter (the "Agent Accession Letter") in the terms or substantially in the form of Exhibit P, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided further that, in the case of an institution which has become an Agent in relation to a particular Issuing Trust's Notes, following the issue of the relevant Notes, the relevant new Agent shall have no further authority rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Issuing Trust's Notes. Any Agent that executes a counterpart to this Agreement shall simultaneously execute a counterpart to the Representations and Indemnity Agreement.

     (b) The parties hereto acknowledge and agree that a copy of each amendment to this Agreement effected pursuant to this Section 20 shall be provided promptly by Global Funding to the following Ratings Agencies at the following addresses:

                  Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, New York 10041
                  Attention: Capital Markets
                  Facsimile: (212) 438-5215

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention: Moody's Investors Service Life Insurance Group
                  Facsimile: (212) 553-4805

or such other addresses previously furnished in writing to Global Funding by any Rating Agency in the future; provided, however, that any failure by Global Funding to deliver copies of any amendment required to be delivered pursuant to this Section 20 shall not constitute a breach of or an event of default under this Agreement. The term "Rating Agency", for purposes of this Section 20, means any of Standard & Poor's, Moody's or any other "nationally recognized statistical rating organization" (as such term is defined in Rule 436(g)(2) of the 1933 Act Regulations).

SECTION 21. Separate Nature of Each Issuing Trust.

     The Agents agree and acknowledge that, as a separate and distinct special purpose statutory trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Issuing Trust, including such Issuing Trust's obligations under this Agreement and the applicable Terms Agreement, will be enforceable only against such Issuing Trust and not against any other Issuing Trust.

SECTION 22 Stabilization.

     The Agent(s) may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Notes with a view to supporting the market price of Notes at levels higher than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. In such circumstances, as between an Issuing Trust, on one hand, and one or more Agents, on the other hand, such Agent(s) shall act as principal, and any loss resulting from stabilization shall be borne, and any profit arising therefrom and any sum received by such Agent(s) shall be beneficially retained by such Agent(s), as the case may be, for such Agents' own account.

SECTION 23. Liability of Delaware Trustee.

     It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Global Funding Trust Agreement and the relevant Issuing Trust Agreements, (b) each of the representations, undertakings and agreements herein made on the part of Global Funding and any Issuing Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only Global Funding and the relevant Issuing Trust, as applicable, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Global Funding or any Issuing Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Global Funding or any Issuing Trust under this Agreement or any other related documents.

                          ***SIGNATURE PAGES FOLLOW***

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to Global Funding a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement by and between the Agents and Global Funding in accordance with its terms.

                              Very truly yours,


                              ALLSTATE LIFE GLOBAL FUNDING

                              By Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee

                              By:
                                   -------------------------------------------
                              Name:
                              Title:



CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED


By:
     ---------------------------------------------------------
         Authorized Signatory



A.G. EDWARDS & SONS, INC.



By:
     ---------------------------------------------------------
         Authorized Signatory




BANC OF AMERICA SECURITIES LLC



By:
     ---------------------------------------------------------
         Authorized Signatory


             *Signature Page to Distribution Agreement, Part 1 of 4*

BARCLAYS CAPITAL INC.



By:
     ---------------------------------------------------------
         Authorized Signatory



BEAR, STEARNS & CO. INC.



By:
     ---------------------------------------------------------
         Authorized Signatory



CITIGROUP GLOBAL MARKETS INC.



By:
     ---------------------------------------------------------
         Authorized Signatory



CREDIT SUISSE SECURITIES (USA) LLC



By:
     ---------------------------------------------------------
         Authorized Signatory




DEUTSCHE BANK SECURITIES INC.



By:
     ---------------------------------------------------------
         Authorized Signatory




By:
     ---------------------------------------------------------
         Authorized Signatory





             *Signature Page to Distribution Agreement, Part 2 of 4*

GOLDMAN SACHS & CO.



By:
     ---------------------------------------------------------
         Authorized Signatory



GREENWICH CAPITAL MARKETS, INC.



By:
     ---------------------------------------------------------
         Authorized Signatory




J.P. MORGAN SECURITIES INC.



By:
     ---------------------------------------------------------
         Authorized Signatory




LEHMAN BROTHERS INC.



By:
     ---------------------------------------------------------
         Authorized Signatory


MORGAN STANLEY & CO. INCORPORATED



By:
     ---------------------------------------------------------
         Authorized Signatory



UBS SECURITIES LLC



By:
     ---------------------------------------------------------
         Authorized Signatory


By:
     ---------------------------------------------------------
         Authorized Signatory


             *Signature Page to Distribution Agreement, Part 3 of 4*

WACHOVIA CAPITAL MARKETS, LLC



By:
     ---------------------------------------------------------
         Authorized Signatory












             *Signature Page to Distribution Agreement, Part 4 of 4*

                         Index of Exhibits and Schedules

               Exhibits

Exhibit A - Opinion of Internal Counsel for the Company
Exhibit B - Negative Assurance Letter of Counsel for the Company
Exhibit C - Opinion of Counsel for the Company Concerning Certain Insolvency,
            Funding Agreement Authority and Funding Agreement Enforceability Matters
Exhibit D - Opinion of Counsel for the Company Concerning Certain Illinois
            Security Interest Matters
Exhibit E - Opinion of Counsel for the Company Concerning Certain Federal
            Securities and New York Matters
Exhibit F - Opinion of Counsel for the Company Concerning Certain Tax Matters Exhibit G - Memorandum of Counsel for the Company Concerning Certain Insurance
            Matters
Exhibit H - Negative Assurance Letter of Counsel for the Agents
Exhibit I - Opinion of Counsel for the Global Funding Delaware Trustee and the
            Relevant Issuing Trust Trustee
Exhibit J - Opinion of Counsel for Global Funding Administrator and the Issuing
            Trust Administrator Exhibit K - Opinion of Counsel for the
            Indenture Trustee
Exhibit L - Opinion of Counsel for Global Funding and the relevant Issuing Trust
            Concerning Certain Delaware Security Interest Matters
Exhibit M - Opinion of Counsel for Global Funding
Exhibit N - Opinion of Counsel for the relevant Issuing Trust
Exhibit O - Form of Comfort Letter of Deloitte & Touche LLP, Accountants to the
            Company
Exhibit P - Form of Agent Accession Letter

Schedules

Schedule 1 - List of Agents
Schedule 2 - Commission/Discount Schedule for Retail Sales
Schedule 3 - Commission/Discount Schedule for Institutional Sales

             Exhibit A - Opinion of Internal Counsel for the Company
                                [To Be Attached]

        Exhibit B - Negative Assurance Letter of Counsel for the Company
                                [To Be Attached]

        Exhibit C - Opinion of Counsel for the Company Concerning Certain
         Insolvency, Funding Agreement Authority and Funding Agreement
                             Enforceability Matters
                                [To Be Attached]

   Exhibit D - Opinion of Counsel for the Company Concerning Certain Illinois
                           Security Interest Matters
                                [To Be Attached]

    Exhibit E - Opinion of Counsel for the Company Concerning Certain Federal
                        Securities and New York Matters
                                [To Be Attached]

  Exhibit F - Opinion of Counsel for the Company Concerning Certain Tax Matters
                                [To Be Attached]

       Exhibit G- Memorandum of Counsel for the Company Concerning Certain
                                Insurance Matters
                                [To Be Attached]

         Exhibit H - Negative Assurance Letter of Counsel for the Agents
                                [To Be Attached]

   Exhibit I - Opinion of Counsel for the Global Funding Delaware Trustee and
                       the Relevant Issuing Trust Trustee
                                [To Be Attached]

     Exhibit J - Opinion of Counsel for Global Funding Administrator and the
                          Issuing Trust Administrator
                                [To Be Attached]

            Exhibit K - Opinion of Counsel for the Indenture Trustee
                                [To Be Attached]

   Exhibit L - Opinion of Counsel for Global Funding and the relevant Issuing
          Trust Concerning Certain Delaware Security Interest Matters
                                [To Be Attached]

                Exhibit M - Opinion of Counsel for Global Funding
                                [To Be Attached]

          Exhibit N - Opinion of Counsel for the relevant Issuing Trust
                                [To Be Attached]

          Exhibit O - Form of Comfort Letter of Deloitte & Touche LLP,
                           Accountants to the Company
                                [To Be Attached]

                   Exhibit P - Form of Agent Accession Letter


[Name of new Agent]
[Address]

                  Ladies and Gentlemen:

We refer to the Distribution Agreement, dated February [ ], 2006, entered into in respect of the Secured Medium-Term Note Program (such agreement, as amended, restated or modified from time to time, the "Distribution Agreement") among ourselves and the Agents from time to time party thereto, and have the pleasure of inviting you to become an Agent [but only in respect of [specify Issuing Trust's Notes (the "Notes")]](1) subject to and in accordance with the terms of the Distribution Agreement, a copy of which has been supplied to you by us. In addition, we enclose letters from counsel to [__________] entitling you to rely on the original letters referred to in Section 7(b) to the Distribution Agreement, as such letters may have been amended or supplemented, together with copies of such original, amended or supplemented letters. Please return to us a copy of this letter signed by an authorized signatory whereupon you will become an Agent for the purposes of the Distribution Agreement, with all the authority, rights, powers, duties and obligations of an Agent under the Distribution Agreement [except that, following the issue of the Notes, you shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes].(2)

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

                                        Yours faithfully,

                                        ALLSTATE LIFE GLOBAL FUNDING


                                        By:_________________________________
                                             Name:
                                             Title:


(1) Insert where the new Agent is being appointed only in relation to a particular Issuing Trust.

(2) Insert where the new Agent is being appointed only in relation to a particular Issuing Trust.

                                  CONFIRMATION

We hereby accept the appointment as an Agent and accept all of the duties and obligations under, and the terms and conditions of, the Distribution Agreement upon the terms of this letter and affirm all representations, warranties and covenants contained therein as of the applicable date [but only in respect of [specify Issuing Trust's Notes]].(3)

We confirm that we are in receipt of all the documents which we have requested and have found them to be satisfactory.

For the purposes of the Distribution Agreement, our communications details are as set out below.

                                            [NEW AGENT]


                                            By:________________________________
                                                 Name:
                                                 Title:

                                            Date: [__________]

                                            Address: [__________]
                                            Facsimile: [__________]
                                            Attention: [__________]

Copies to:

The Indenture Trustee and the existing Paying Agent

[All existing Agents who have been appointed in respect of the Programs generally](4)



(3) Insert where the new Agent is being appointed only in relation to a particular Issuing Trust.

(4) Insert where the incoming Agent is being appointed in respect of the Program generally.

                                   Schedule 1



Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, NY 10080

A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
Saint Louis, MO 63103

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Barclays Capital Inc.
200 Park Avenue
New York, NY 10166

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10174

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

                                  Schedule 1-1

Lehman Brothers Inc.
745 7th Avenue
New York, NY 10019

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

UBS Securities LLC
677 Washington Blvd.
Stamford, CT 06901

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288



                                  Schedule 1-2

                                   Schedule 2



                                                               PERCENT OF
MATURITY RANGES                                            PRINCIPAL AMOUNT
----------------                                           ----------------
From 9 months to less than 1.5 years                             .125%
From 1.5 years to less than 2 years                              .200
From 2 years to less than 3 years                                .400
From 3 years to less than 4 years                                .625
From 4 years to less than 5 years                                .750
From 5 years to less than 6 years                               1.000
From 6 years to less than 7 years                               1.100
From 7 years to less than 8 years                               1.200
From 8 years to less than 9 years                               1.300
From 9 years to less than 10 years                              1.400
From 10 years to less than 11 years                             1.500
From 11 years to less than 12 years                             1.600
From 12 years to less than 15 years                             1.750
From 15 years to less than 20 years                             2.000
From 20 years to 30 years                                       2.500




                                  Schedule 2-1

                                   Schedule 3


  PERCENT OF
MATURITY RANGES                                        PRINCIPAL AMOUNT
---------------                                        ----------------
From 9 months to less than 2 years                          .150%
From 2 years to less than 3 years                           .200
From 3 years to less than 4 years                           .250
From 4 years to less than 5 years                           .300
From 5 years to less than 7 years                           .350
From 7 years to less than 10 years                          .400
From 10 years to less than 12 years                         .450
From 12 years to less than 15 years                         .475
From 15 years to less than 20 years                         .500
From 20 years to 30 years                                   .875







                                  Schedule 3-1

                                    EXHIBIT F

                              CERTIFICATE OF TRUST
                             CERTIFICATE OF TRUST OF
                    ALLSTATE LIFE GLOBAL FUNDING TRUST 2006-2

         THIS Certificate of Trust of Allstate Life Global Funding Trust 2006-2(the "Trust"), is being duly executed and filed by the undersigned trustees to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, ss. 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust formed hereby is Allstate Life Global Funding Trust 2006-2.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration.

         3. Effective Time. This Certificate of Trust will be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust as of the date of filing of this Certificate of Trust, have executed this Certificate of Trust in accordance with ss. 3811(a)(1) of the Act.

                  Wilmington Trust Company, not in its
                  individual capacity but solely as Delaware Trustee


                  By:  /s/ Emmett R. Harmon
                       ----------------------------------
                       Name:  Emmett R. Harmon
                       Title:  Vice President

                                    EXHIBIT G
===============================================================================


                            STANDARD INDENTURE TERMS

                                 with respect to

                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS

                            SECURED MEDIUM-TERM NOTES

                                       and

                          ALLSTATE LIFE(R) CORENOTES(R)


===============================================================================
                                      G-1












Allstate Life(R) is a registered service mark of Allstate Insurance Company. CoreNotes(R) is a registered service mark of Merrill Lynch & Co., Inc.


                                TABLE OF CONTENTS

                                                                                                  PAGE


                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1           Certain Terms Defined............................................................1
SECTION 1.2           Interpretation..................................................................12

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.1           Amount Unlimited................................................................12
SECTION 2.2           Status of Notes.................................................................13
SECTION 2.3           Forms Generally.................................................................13
SECTION 2.4           Currency; Denominations.........................................................13
SECTION 2.5           Execution, Authentication, Delivery and Date....................................14
SECTION 2.6           Registration, Transfer and Exchange.............................................15
SECTION 2.7           Mutilated, Destroyed, Lost or Stolen Note Certificates..........................17
SECTION 2.8           Interest Record Dates...........................................................18
SECTION 2.9           Cancellation....................................................................19
SECTION 2.10          Global Securities...............................................................19
SECTION 2.11          Withholding Tax.................................................................21
SECTION 2.12          Tax Treatment...................................................................21

                                    ARTICLE 3
                           REDEMPTION, REPAYMENT AND REPURCHASE OF NOTES; SINKING FUNDS

SECTION 3.1           Redemption of Notes.............................................................22
SECTION 3.2           Repayment at the Option of the Holder...........................................26
SECTION 3.3           Repurchase of Notes.............................................................26
SECTION 3.4           Sinking Funds...................................................................27

                                    ARTICLE 4
                             PAYMENTS; PAYING AGENTS AND CALCULATION AGENT; COVENANTS

SECTION 4.1           Payment of Principal and Interest...............................................27
SECTION 4.2           Collection Account..............................................................31
SECTION 4.3           Offices for Payments, Etc.......................................................31
SECTION 4.4           Appointment to Fill a Vacancy in Office of Indenture Trustee....................32
SECTION 4.5           Paying Agents...................................................................32
SECTION 4.6           Calculation Agent...............................................................36
SECTION 4.7           Certificate to Indenture Trustee................................................39
SECTION 4.8           Negative Covenants..............................................................39
SECTION 4.9           Non-Petition....................................................................39



SECTION 4.10          Additional Amounts..............................................................39

                                    ARTICLE 5
                         REMEDIES OF THE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 5.1           Event of Default Defined; Acceleration of Maturity; Waiver of Default...........41
SECTION 5.2           Collection of Indebtedness by Indenture Trustee; Indenture
                      Trustee May Prove Debt..........................................................45
SECTION 5.3           Application of Proceeds.........................................................47
SECTION 5.4           Suits for Enforcement...........................................................49
SECTION 5.5           Restoration of Rights on Abandonment of Proceedings.............................49
SECTION 5.6           Limitations on Suits by Holders.................................................49
SECTION 5.7           Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.........50
SECTION 5.8           Control by the Holders..........................................................51
SECTION 5.9           Waiver of Past Defaults.........................................................51

                                    ARTICLE 6
                              THE INDENTURE TRUSTEE

SECTION 6.1           Certain Duties and Responsibilities.............................................52
SECTION 6.2           Certain Rights of the Indenture Trustee.........................................53
SECTION 6.3           Not Responsible for Recitals, Validity of the Notes or
                      Application of the Proceeds.....................................................55
SECTION 6.4           May Hold Notes; Collections, Etc................................................55
SECTION 6.5           Funds Held By Indenture Trustee.................................................55
SECTION 6.6           Compensation; Reimbursement; Indemnification....................................55
SECTION 6.7           Corporate Trustee Required; Eligibility.........................................56
SECTION 6.8           Resignation and Removal; Appointment of Successor Trustee.......................57
SECTION 6.9           Acceptance of Appointment by Successor Trustee..................................59
SECTION 6.10          Merger, Conversion, Consolidation or Succession to Business
                      of Indenture Trustee............................................................60
SECTION 6.11          Limitations on Rights of Indenture Trustee as Creditor..........................61

                                    ARTICLE 7
                             HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND TRUST

SECTION 7.1           Trust To Furnish Indenture Trustee Names And Addresses Of Holders...............61
SECTION 7.2           Preservation of Information; Communication to Holders...........................61
SECTION 7.3           Reports by Indenture Trustee....................................................61
SECTION 7.4           Reports and Opinions by Trust...................................................62

                                       ii

SECTION 7.5           Reports on Assessment of Compliance with Servicing Criteria and Compliance Statements; Attestation Reports of Registered
                      Public Accounting Firm..........................................................64

                                    ARTICLE 8
                             CONCERNING EACH HOLDER

SECTION 8.1           Evidence of Action Taken by a Holder............................................64
SECTION 8.2           Proof of Execution of Instruments and of Holding of Notes.......................65
SECTION 8.3           Voting Record Date..............................................................65
SECTION 8.4           Persons Deemed to be Owners.....................................................65
SECTION 8.5           Notes Owned by Trust Deemed Not Outstanding.....................................66
SECTION 8.6           Right of Revocation of Action Taken; Binding Effect of Actions
                      by Holders......................................................................66

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURES

SECTION 9.1           Supplemental Indentures Without Consent of Holders..............................67
SECTION 9.2           Supplemental Indentures With Consent of Holders.................................68
SECTION 9.3           Compliance with Trust Indenture Act; Effect of Supplemental Indentures..........69
SECTION 9.4           Documents to Be Given to Indenture Trustee......................................70
SECTION 9.5           Notation on Note Certificates in Respect of Supplemental Indentures.............70
SECTION 9.6           Amendment to Funding Agreements.................................................70

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.1          Trust May Merge, Consolidate, Sell Or Convey Property
                      Under Certain Circumstances.....................................................72

                                   ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

SECTION 11.1          Satisfaction and Discharge of Indenture.........................................72
SECTION 11.2          Application by Indenture Trustee of Funds Deposited for
                      Payment of Notes................................................................73
SECTION 11.3          Repayment of Funds Held by Paying Agent.........................................73
SECTION 11.4          Return of Funds Held by Indenture Trustee and Paying Agent......................74

                                   ARTICLE 12
                          MEETINGS OF HOLDERS OF NOTES

SECTION 12.1          Purposes for Which Meetings May Be Called.......................................74

                                      iii

SECTION 12.2          Call, Notice and Place of Meetings..............................................74
SECTION 12.3          Persons Entitled to Vote at Meetings............................................75
SECTION 12.4          Quorum; Action..................................................................75
SECTION 12.5          Determination of Voting Rights; Conduct of Adjournment of
                      Meetings........................................................................76
SECTION 12.6          Counting Votes and Recording Action of Meetings.................................77

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

SECTION 13.1          No Recourse.....................................................................78
SECTION 13.2          Provisions of Indenture for the Sole Benefit of Parties
                      and Holders.....................................................................78
SECTION 13.3          Successors and Assigns of Trust Bound by Indenture..............................78
SECTION 13.4          Notices and Demands on Trust, Indenture Trustee and any
                      Holder..........................................................................79
SECTION 13.5          Trust Certificates and Opinions of Counsel; Statements to be
                      Contained Therein...............................................................80
SECTION 13.6          Governing Law...................................................................82
SECTION 13.7          Counterparts....................................................................82
SECTION 13.8          Trust Indenture Act to Control..................................................82
SECTION 13.9          Judgment Currency...............................................................82

                                   ARTICLE 14
                                SECURITY INTEREST

SECTION 14.1          Security Interest...............................................................83
SECTION 14.2          Representations and Warranties..................................................84
SECTION 14.3          Additional Representations and Warranties.......................................85
SECTION 14.4          Further Assurances; Covenants...................................................86
SECTION 14.5          General Authority...............................................................88
SECTION 14.6          Remedies Upon Event of Default..................................................88
SECTION 14.7          Limitation on Duties of Indenture Trustee with Respect to
                      Collateral......................................................................89
SECTION 14.8          Concerning the Indenture Trustee................................................89
SECTION 14.9          Termination of Security Interest................................................90


EXHIBIT A-1         Form of Global Security for Secured Medium Term Notes
                    Program                                                                           A-1-1
EXHIBIT A-2         Form of Definitive Security for Secured Medium Term Notes
                    Program                                                                           A-2-1
EXHIBIT A-3         Form of Global Security for Allstate Life(R) CoreNotes(R) Program                 A-3-1
EXHIBIT A-4         Form of Definitive Security for Allstate Life(R) CoreNotes(R)
                    Program                                                                           A-4-1

                                       iv

EXHIBIT B           Form of Certificate of Authentication                                               B-1
EXHIBIT C           Form of Indenture Trustee Report Pursuant to Section 7.3(f)                         C-1




                                       v


     This document constitutes the Standard Indenture Terms, which will be incorporated by reference in, and form a part of, the Indenture (as defined below), by and among the Trust (as defined below) and the Indenture Trustee, Calculation Agent, Exchange Rate Agent, Paying Agent, Registrar and Transfer
Agent (as defined below).

     These Standard Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, such Indenture.

     The following  Standard  Indenture  Terms shall govern the Notes subject to
contrary  terms  and  provisions   expressly  adopted  in  the  Indenture,   any
Supplemental Indenture or the Notes, which contrary terms shall be controlling.

                                   ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Certain Terms Defined. The following terms shall have the meanings specified in this Section for all purposes of the Indenture and the Notes, unless otherwise expressly provided. All other terms used in the Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided in the Indenture or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Indenture as originally executed.

     "Additional Amounts" means any additional amounts which may be required by the Notes, under circumstances specified in a Note Certificate or Supplemental
Indenture, to be paid by the Trust in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

     "Administrative Services Agreement" means that certain administrative services agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Trust, or another entity specified in the Indenture as the Administrator, and, in each case, its permitted successors and assigns.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control"
(including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"),

                                       1

as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agents" has the meaning ascribed in the Distribution Agreement.

     "Amended and Restated Administrative Services Agreement" means that certain
Amended and Restated  Administrative  Services  Agreement  dated as of March 15,
2006, between AMACAR Pacific Corp. and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Annual Redemption Percentage Reduction" has the meaning ascribed in the Note Certificate(s) or the Indenture.

     "Annual Report" has the meaning ascribed in Section 7.5.

     "Book-Entry Note" means a Note, the registered ownership of which is represented by a Global Security.

     "Business  Day"  means  (except  as  otherwise   provided  in  the  Pricing
Supplement)  any day,  other than a Saturday or Sunday,  that is neither a legal holiday nor a day on which  commercial  banks are authorized or required by law, regulation  or  executive  order to close  in The  City of New  York;  provided, however,  that,  if the  Specified  Currency  of the  Notes is other  than  U.S.
Dollars, the day must also not be a day on which commercial banks are authorized or required by law,  regulation  or  executive  order to close in the  Principal
Financial  Center of the country  issuing  the  Specified  Currency  (or, if the
Specified  Currency  is Euro,  the day must  also be a day on which  the  Target
System is open).

     "Calculation Agent" means the Indenture Trustee in its capacity as calculation agent with respect to the Notes, or any other Person specified as calculation agent with respect to any Notes in the Note Certificate(s) or the Indenture, and, in each case, it successor in such capacity.

     "Certificated Note" means a Note represented by a Definitive Security.

     "Clearing Corporation" means DTC, or any other clearing system specified in
the  Note   Certificate(s)   and  their  respective   successors  and  "Clearing
Corporations" means all of the foregoing.

     "Closing Instrument" means the closing instrument of the Trust, pursuant to which certain documents are executed in connection with the issuance of the Notes by the Trust.

                                       2

     "Code" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "Collateral" means, with respect to the Notes, the right, title and interest of the Trust in and to (i) each Funding Agreement held in the Trust,
(ii) all Proceeds in respect of each such Funding Agreement and (iii) all books and records (including without limitation, computer programs, printouts and other computer materials and files) of the Trust pertaining to the Funding
Agreement(s).

     "Collection Account" has the meaning ascribed in Section 4.2.

     "Commission" means the Securities and Exchange Commission or any successor body.

     "Compliance Report" has the meaning ascribed in Section 7.5.

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Corporate Trust Office" means the office of the Indenture Trustee at which the Indenture shall, at any particular time, be administered, which office is, at the date as of which the Indenture is executed located at 227 W. Monroe
Street,  Suite 2600,  Chicago, IL 60606, except that for the purposes of Section
4.3 it shall be 4 New York Plaza, 1st Floor, New York, New York 10004, or such other location as may be specified in or pursuant to the Note Certificate(s) or the Indenture.

     "Custodian" has the meaning ascribed in Section 14.3(e).

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other
Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt
Guaranteed thereby).

     "Defaulted Interest" has the meaning ascribed in Section 2.8(b).

                                       3

     "Definitive  Security"  means  any Note  Certificate  which is not a Global
Security.

     "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation, or another entity specified in the Indenture as the Delaware
Trustee, in each case not in its individual capacity but solely as trustee, and its successors.

     "Depositary" shall mean, if the Notes are represented by one or more Global
Securities,  the  Clearing  Corporation  or its agent or nominee  designated  as
Depositary  by the Trust  pursuant to Section 2.10 until a successor  Depositary shall have become such pursuant to the  applicable  provisions of the Indenture, and  thereafter  "Depositary"  shall mean or include  each  Person who is then a
Depositary  under  the  Indenture.  The  Depositary  must,  at the  time  of its designation and at all times while it serves as Depositary, be a clearing agency
registered  under  the  Exchange  Act  and  any  other  applicable   statute  or
regulation.   Unless  otherwise  specified  in  the  Note  Certificate(s),   the
"Depositary" shall initially be DTC.

     "Distribution Agreement" means that certain Distribution Agreement dated as of March 15, 2006, by and among Global Funding and the Agents named therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "DTC" means The Depository Trust Company and its successors and assigns.

     "Entitlement Holder" means any Person in whose name Notes are credited to a securities account maintained in the name of such Person on the books and records of a Clearing Corporation or other Securities Intermediary.

     "Euro" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended by the Treaty on European Union.

     "Event  of  Default"  means  any event or  condition  specified  as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "Exchange Event" has the meaning ascribed in Section 2.10(b).

     "Exchange Rate Agent" means the Indenture Trustee in its capacity as exchange rate agent with respect to the Notes, or any other person specified as exchange rate agent with respect to any Notes in the Note Certificate(s) or the Indenture, and, in each case, its successors in such capacity.

                                       4

     "Foreign Currency Note" means a Note the Specified Currency of which is other than U.S. Dollars.

     "Funding  Agreement"  means each  funding  agreement  issued by the Funding
Agreement  Provider  to  Global  Funding,   which  is  immediately  pledged  and
collaterally  assigned by Global Funding to the Funding Note  Indenture  Trustee
and immediately thereafter assigned absolutely to, and deposited into, the Trust by Global Funding, as the same may be amended, supplemented,  modified, restated
or replaced from time to time in accordance with the terms thereof.

     "Funding Agreement Provider" means Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois, and its successors.

     "Funding Note" has the meaning ascribed in the Funding Note Indenture.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note  Indenture  Trustee" has the meaning  ascribed in the Funding
Note Indenture.

     "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "Global Security" means a single Note Certificate deposited with the Depositary and registered in the name of a Clearing Corporation or its agent or nominee representing the entire issue of Book-Entry Notes, or if the rules of the applicable Clearing Corporation or the applicable securities laws or regulations of any jurisdiction limit the maximum principal amount of Note
Certificates, each of the minimum number of Note Certificates so deposited and registered that are required to comply with such laws, regulations and rules while representing in the aggregate the entire issue of Book-Entry Notes.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of

                                       5

assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part);
provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the Note Register.

     "Holder Representative" has the meaning ascribed in Section 5.8(a).

     "Indenture" means that certain  Indenture  included in Part G of the Series
Instrument, and which incorporates by reference these Standard Indenture Terms, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture Trustee" means J.P. Morgan Trust Company, National Association, or another entity specified as the Indenture Trustee in the Indenture, and, in each case, its successors.

     "Initial Redemption Date" means, with respect to any Note or portion thereof to be redeemed pursuant to Section 3.1(b), the date on or after which such Note or portion thereof may be redeemed as determined by or pursuant to the Indenture or a Note Certificate of Supplemental Indenture.

     "Initial  Redemption  Percentage"  has the  meaning  specified  in the Note
Certificate(s).

     "Interest Payment Date" has the meaning ascribed in Section 2.8(a).

     "Interest Reset Date" has the meaning ascribed in the Note Certificate(s).

     "Investment Company Act" has the meaning ascribed in Section 4.8.

     "Judgment Currency" has the meaning ascribed in Section 13.9.

     "LIBOR", has the meaning ascribed in the Note Certificate(s).

     "LIBOR Currency" means the currency specified in the Note Certificate(s) as to which LIBOR shall be calculated or, if no currency is specified in the applicable Note Certificate, United States dollars.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in

                                       6

respect of such asset. For purposes hereof, the Trust shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New
York.

     "Maturity Date" means, with respect to the principal (or any installment of principal) of the Notes, any date prior to the Stated Maturity Date on which the principal (or such installment of principal) of the Notes becomes due and payable whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of the Trust, notice of the Holder's option to elect repayment or otherwise.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Nonrecourse Parties" has the meaning ascribed in Section 13.1.

     "Notes"   means  any  Secured   Medium  Term  Notes  or  Allstate   Life(R)
CoreNotes(R),  as the case may be, issued By the Trust under the Indenture, each in an authorized denomination and represented,  individually or collectively, by one or more Note Certificates authenticated by the Indenture Trustee pursuant to the terms of the Indenture.

     "Note  Certificate" means a security  certificate  representing one or more
Notes.

     "Note Register" has the meaning ascribed in Section 2.6(a).

     "Obligations" means the obligations of the Trust secured under the Notes and the Indenture, including (a) all principal of, any premium and interest payable (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Trust, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Notes or pursuant to the Indenture, (b) all other amounts payable by the Trust under the Indenture or under the Notes including all costs and expenses
(including attorneys' fees) incurred by the Indenture Trustee or any Holder thereof in realizing on the Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

                                       7

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Trust or the Indenture Trustee or who may be other counsel satisfactory to the Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 hereof, if and to the extent required hereby.

     "Original Issue Date" has the meaning ascribed in the Pricing Supplement.

     "Outstanding"  shall, subject to the provisions of Section 8.5, mean, as of any particular time, all Notes represented by Note Certificates  executed by the
Trust  and  authenticated  and  delivered  by the  Indenture  Trustee  under the
Indenture,  except (a) any Note  represented by a Note  Certificate  theretofore cancelled by the  Indenture  Trustee or delivered to the  Indenture  Trustee for cancellation;  (b) any Note as to which funds for the full payment or redemption of which in the  necessary  amount  shall have been  deposited in trust with the
Indenture Trustee or with any Paying Agent;  provided that if such Note is to be redeemed prior to the maturity  thereof,  notice of such  redemption  shall have
been  given  as  provided  in  or  pursuant  to  the  Indenture,   or  provision
satisfactory  to the  Indenture  Trustee  shall have been made for  giving  such notice;  and (c) any Note  represented by a Note Certificate in substitution for which one or more other Note  Certificates  shall  have been  authenticated  and delivered  pursuant  to the terms of Section  2.5 or which  shall have been paid
(unless proof  satisfactory  to the Indenture  Trustee is presented  that any of such Note is held by a Person  in whose  hands  such Note is a legal,  valid and binding obligation of the Trust).

     "Owner" shall, with respect to each Funding Agreement, have the meaning ascribed in such Funding Agreement.

     "Paying Agent" means the Indenture Trustee in its capacity as paying agent with respect to the Notes, and/or any other Person specified as paying agent with respect to any Notes in the Note Certificate(s) or the Indenture, and, in each case, its successors in such capacity.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

     "Pricing Supplement" means the pricing supplement included as Annex A to the Series Instrument.

     "Principal Amount" with respect to a Funding Agreement, has the meaning ascribed in such Funding Agreement.

     "Principal Financial Center" means, as applicable (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which

                                       8

the LIBOR  Currency  relates;  provided,  however,  that with  respect to United
States dollars, Australian dollars, Canadian dollars, Euro, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New
York,  Sydney,  Toronto,  London  (solely  in the case of the  LIBOR  Currency),
Johannesburg and Zurich, respectively.

     "Proceeds" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding
Agreement, including without limitation all claims of the Trust against third parties for loss of, damage to or destruction of, or for proceeds payable under, such Funding Agreement, in each case whether now existing or hereafter arising.

     "Program"  means the program for  issuance,  from time to time,  of Secured
Medium Term Notes and Allstate Life(R) CoreNotes(R) through Allstate Life Global
Funding Trusts, as described in the Registration Statement.

     "Redemption Date" means, with respect to any Note to be redeemed, pursuant to Section 3.1(b) or Section 3.1(c), the date of redemption of such Note specified in the relevant notice of redemption provided to the Indenture Trustee pursuant to Section 3.1(d).

     "Redemption Price" means, with respect to the Notes, an amount equal to the Initial Redemption Percentage specified in the Note Certificate(s) (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed.

     "Registrar" has the meaning ascribed in Section 2.6(a).

     "Registration  Statement" means the Registration  Statement relating to the
Program  (File  No.  333-129157),  filed  with  the  Commission  by the  Funding
Agreement  Provider  and  Global  Funding  on October  20,  2005,  as amended by
Amendment No. 1 filed with the Commission on November 29, 2005,  Amendment No. 2 filed with the  Commission on February 27, 2006,  and Amendment  No.3 filed with
the   Commission  on  March  13,  2006,  and  as  it  may  further  be  amended, supplemented, modified, restated or replaced from time to time.

     "Regular Interest Record Date" has the meaning ascribed in Section 2.8(a).

     "Regulation AB" has the meaning ascribed in Section 7.5.

     "Repayment Date" means, with respect to any Note or portion thereof to be repaid pursuant to Section 3.2, the date for the repayment of such Note or portion thereof as determined by or pursuant to the Indenture or a Note
Certificate or Supplemental Indenture.

                                       9

     "Repayment Price" means, with respect to any Note or portion thereof to be repaid pursuant to Section 3.2, the price for repayment of such Note or portion thereof as determined by, or pursuant to, the Indenture or an applicable Note
Certificate or Supplemental Indenture.

     "Responsible Officer" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to the Trust, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Indenture Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Indenture Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Secured Parties" has the meaning ascribed in Section 14.1(a).

     "Securities  Act" means the  Securities  Act of 1933,  as amended,  and any
successor   statute   thereto,   and  the  rules,   regulations   and  published
interpretations of the Commission promulgated thereunder from time to time.

     "Securities   Intermediary"  means  any  Person,   including  any  Clearing
Corporation,  bank  or  broker,  that in the  ordinary  course  of its  business maintains securities accounts for others and is acting in that capacity.

     "Security Interest" has the meaning ascribed in Section 14.1(a).

     "Series Instrument" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the
Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support
Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Special Interest Record Date" has the meaning ascribed in Section 2.8(b).

     "Specified Currency" has the meaning ascribed in Section 2.4.


                                       10

     "Standard Trust Terms" means those certain Standard Trust Agreement Terms, which will be incorporated by reference in and form a part of the Trust
Agreement.

     "Stated Maturity Date," means with respect to any Note, any installment of principal thereof, or interest thereon, any premium thereon or any Additional
Amounts with respect thereto, the date established by or pursuant to the Indenture or Note Certificate or Supplemental Indenture as the date on which the principal of such Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable.

     "Supplemental Indenture" has the meaning ascribed in Section 9.1(a).

     "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between the Funding
Agreement Provider and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Target  System"  means  the  Trans-European   Automated  Real  Time  Gross
Settlement Express Transfer (TARGET) System.

     "Tax Event" has the meaning ascribed in Section 3.1(c).

     "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution
Agreement.

     "Trust"  means the  Allstate  Life Global  Funding  Trust  specified in the
Series Instrument, together with its permitted successors and assigns.

     "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

     "Trust Beneficial Owner" means Global Funding, in its capacity as the sole beneficial owner of the Trust, and its successors.

     "Trust Certificate" means a certificate signed by the Administrator on behalf of the Trust and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

                                       11

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     "United  States",  except  as  otherwise  provided  in or  pursuant  to the
Indenture or any Note Certificate, means the United States of America (including
the  states  thereof  and  the  District  of  Columbia),   its  territories  and
possessions and other areas subject to its jurisdiction.

     "United States Dollars", "U.S. Dollars" or "$" means lawful currency of the United States.

     SECTION 1.2 Interpretation. For all purposes of the Indenture except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b)  all  accounting  terms used and not expressly  defined shall have the  meanings  given to them in  accordance  with  United  States generally accepted accounting principles, and the term "generally
               accepted  accounting   principles"  shall  mean  such  accounting
               principles  which are  generally  accepted at the date or time of any computation or at the date of the Indenture;

          (c)  references   to   Exhibits,   Articles,   Sections,   paragraphs,
               subparagraphs and clauses shall be construed as references to the
               Exhibits,  Articles,  Sections,  paragraphs,   subparagraphs  and
               clauses of the Indenture;

          (d)  the  words  "include",   "includes"  and  "including"   shall  be
               construed to be followed by the words "without limitation"; and

          (e) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Indenture or the intent of the parties.

                                   ARTICLE 2
                                    THE NOTES

     SECTION 2.1 Amount Unlimited. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture shall be the principal amount of the Notes set forth in the Pricing Supplement.


                                       12

     SECTION 2.2 Status of Notes. The Notes constitute direct, unconditional, unsubordinated and secured non-recourse obligations of the Trust and rank equally among themselves.

     SECTION 2.3 Forms Generally.

          (a)  The Note Certificates, shall be in, or substantially in, the form set forth in Exhibit A-1,  Exhibit  A-2,  Exhibit A-3 and Exhibit
               A-4  attached  hereto,  as  applicable,  in each  case  with such
               appropriate  insertions,   omissions,   substitutions  and  other
               variations  as are required or  permitted by the  Indenture or as
               may  in  the  Trust's  judgment  be  necessary,   appropriate  or
               convenient  to  permit  the Notes to be  issued  and sold,  or to comply, or facilitate  compliance,  with applicable laws, and may have such letters,  numbers or other marks of identification  and such legends or endorsements placed thereon as may be required to comply  with the rules of any  securities  exchange  on which the
               Notes  may  be  listed,  or as  may,  consistently  herewith,  be determined by the Responsible Officer of the Trust executing such
               Note Certificates, with the approval of the Indenture Trustee, as evidenced by his or her execution thereof.

          (b)  Note  Certificates  may  be  printed,   lithographed,   engraved,
               typewritten,  photocopied or otherwise  produced in any manner as the  Responsible  Officer of the Trust  executing  such Notes may determine.

          (c) The terms and provisions contained in the Note Certificates and in any Supplemental Indenture shall constitute, and are expressly made, a part of the Indenture and, to the extent applicable, the Trust and the Indenture Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.4 Currency; Denominations.

          (a)  Unless  otherwise  specified in the Note  Certificates  or in any
               Supplemental  Indenture,   Notes  will  be  denominated  in,  and
               payments of principal of, premium and interest on, and Additional
               Amounts in respect to, the Notes will be made in,  U.S.  dollars.
               The  currency  in which the Notes are  denominated  (or,  if such currency is no longer  legal tender for the payment of public and private  debts in the country  issuing  such  currency or, in the case of Euro,  in the member  states of the  European  Union that have adopted the single  currency in  accordance  with the Treaty

                                       13

               establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender) is in the Indenture referred to as the "Specified Currency".

          (b) Unless otherwise provided in or pursuant to the Indenture, the Trust appoints the Indenture Trustee as Exchange Rate Agent with respect to the Notes and the Indenture Trustee accepts such appointment.

          (c)  Unless  otherwise  specified  in the  Note  Certificates  or in a
               Supplemental   Indenture,   Notes  shall  be  issued  in  minimum
               denominations  of  $1,000  and  integral  multiples  of $1,000 in excess thereof or equivalent denominations in other currencies.

          (d) The Trust may (if so specified in a Note Certificate or Supplemental Indenture) without the consent of the Holder of any Note, redenominate all, but not less than all, of the Notes on or after the date on which the member state of the European Union in whose national currency the Notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in a Note Certificate or Supplemental Indenture.

          (e)  Unless otherwise  specified in a Note Certificate or Supplemental
               Indenture, if the Specified Currency of the Notes is other than U.S. Dollars, the Trust shall not sell the Notes in, or to residents of, the country issuing such Specified Currency.

     SECTION 2.5 Execution, Authentication, Delivery and Date.

          (a) Each Note Certificate shall be executed on behalf of the Trust by any Responsible Officer of the Delaware Trustee. The signature of any Responsible Officer of the Delaware Trustee may be manual, in facsimile form, imprinted or otherwise reproduced and may, but need not, be attested.

          (b) Each Note Certificate bearing the signature of a Person who was at any time a Responsible Officer of the Delaware Trustee shall bind the Trust, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Note Certificate or did not hold such office at the date of such Note Certificate.

                                       14

          (c)  At any time,  and from  time to time,  after  the  execution  and
               delivery  of  the   Indenture,   the  Trust  may   deliver   Note
               Certificates  executed  by or on  behalf  of  the  Trust  to  the
               Indenture Trustee for  authentication,  and the Indenture Trustee shall thereupon  authenticate and deliver such Note  Certificates as provided in the Indenture and not otherwise.

          (d) The Indenture Trustee shall have the right to decline to authenticate and deliver any Note Certificates under this Section if the Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to the Trust, to the effect that the issuance of the Notes will adversely affect the Indenture
               Trustee's own rights, duties or immunities under the Indenture.

          (e)  The  Note   Certificates   shall  be  dated  the  date  of  their
               authentication.

          (f) No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless there appears on the Note Certificate representing such Note a certificate of authentication substantially in the form attached as Exhibit B executed by the Indenture Trustee by manual signature of one of its authorized signatories. Such certificate upon any Note
               Certificate shall be conclusive evidence, and the only evidence, that such Note Certificate has been duly authenticated and delivered under the Indenture.

     SECTION 2.6 Registration, Transfer and Exchange.

          (a)  The Indenture  Trustee will serve initially as registrar (in such
               capacity,   and  together  with  any  successor  registrar,   the
               "Registrar")  for the  Notes.  In such  capacity,  the  Indenture
               Trustee  will cause to be kept at the  Corporate  Trust Office of the Indenture  Trustee a register (the "Note Register") in which, subject to such reasonable  regulations as it may prescribe,  the
               Indenture  Trustee will provide for the registration of the Notes and of  transfers  of the Notes.  The Note  Register  shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

          (b)  Subject to Section 2.10, upon surrender of a Note Certificate for
               registration  of  transfer  of  any  Note  represented   thereby,
               together  with  the  form  of  transfer   endorsed  thereon  duly
               completed and executed, at the designated office of the Registrar or of any applicable  transfer agent,  each as provided in a Note
               Certificate

                                       15

               or Supplemental Indenture, the Delaware Trustee, on behalf of the
               Trust shall execute, and the Indenture Trustee shall authenticate and  deliver,  in  the  name  of  the  designated  transferee  or transferees,  one or more new Note  Certificates  representing an aggregate  principal  amount  of  Notes  equal  to the  aggregate
               principal   amount  of  the  Notes   represented   by  such  Note
               Certificate surrendered for registration of transfer.

          (c)  Subject to Section 2.10, at the option of the applicable  Holder, any Note  Certificate  may be exchanged  for one or more new Note
               Certificates,  and  any  two or  more  Note  Certificates  may be consolidated  into and exchanged for a single Note Certificate or fewer than the number of Note  Certificates  duly  presented  for exchange,  in each  case  representing  one or more  Notes  in an aggregate  principal  amount  equal  to the  aggregate  principal amount of the Notes  represented by the Note  Certificate or Note
               Certificates  duly presented for exchange.  Each Note Certificate to be exchanged shall be surrendered at the designated  office of the  Registrar  or of any  applicable  transfer  agent,  each  as
               provided  in  a  Note  Certificate  or  Supplemental   Indenture.
               Whenever any Note Certificate is so surrendered for exchange, the
               Delaware Trustee,  on behalf of the Trust shall execute,  and the
               Indenture  Trustee  shall  authenticate  and  deliver,  the  Note
               Certificate or Note  Certificates  which the applicable Holder is
               entitled  to   receive,   bearing   numbers,   letters  or  other
               designating marks not contemporaneously outstanding.

          (d)  Each Note Certificate executed,  authenticated and delivered upon any  transfer  or  exchange  shall be a valid  obligation  of the
               Trust,  evidencing  the  same  debt,  and  entitled  to the  same
               benefits   under  the   Indenture,   as  the  Note   Certificates
               surrendered  in  connection  with any such  transfer or exchange.
               Upon  surrender,  transfer  or  exchange  of a  Note  Certificate pursuant to this Section  2.6,  each new Note  Certificate  will, within three Business Days of the receipt of the applicable  form of transfer or the applicable  surrender,  as the case may be, be delivered  to the  designated  office of the  Registrar or of any applicable transfer agent, each as provided in a Note Certificate or  Supplemental  Indenture,  or mailed at the risk of the Person entitled  to such  Note  Certificate  to such  address  as may be specified in the form of transfer or in written  instructions  of the applicable Holder upon surrender for exchange.

          (e) Every Note Certificate presented or surrendered in connection with any transfer or exchange shall (if so required by the Trust or

                                       16

               the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Indenture Trustee duly executed by, the applicable Holder or his attorney duly authorized in writing.

          (f) No service charge shall be made in connection with any transfer of Notes or exchange of Note Certificates, but the Trust or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer of Notes or exchange of Note
               Certificates.

          (g)  Except as otherwise provided in or pursuant to the Indenture, the
               Trust and the Indenture Trustee shall not be required to (i) upon presentation  or surrender of a Note  Certificate  in  connection with any  transfer or exchange  during a period  beginning at the opening of business 15 days before the day of the  selection  for redemption  of Notes under Section 3.1 and ending at the close of business  on  the  day  of  such  selection,  exchange  any  Note
               Certificate   representing  any  Note  selected  for  redemption,
               register  the  transfer  of any such Note,  or  portion  thereof, except  in the case of any  Note to be  redeemed  in  part,  with respect to the portion of such Note not to be  redeemed,  or (ii)
               exchange any Note Certificate representing any Note the Holder or
               Holders of which  shall have  exercised  the option  pursuant  to
               Section  3.2 to require the Trust to repay any such Note prior to its Stated  Maturity  Date or register  the  transfer of any such
               Note except,  in the case of any Note to be repaid in part,  with respect to the portion of such Note not to be repaid.

     SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Note Certificates.

          (a)  If (i) any Note  Certificate  is mutilated and is  surrendered to the Indenture  Trustee or the Trust, or the Indenture Trustee and
               the  Trust  receive   evidence  to  their   satisfaction  of  the
               destruction,  loss or  theft of any  Note  Certificate,  and (ii)
               there is  delivered to the Trust and the  Indenture  Trustee such security or  indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust or the
               Indenture Trustee that such Note Certificate has been acquired by a  protected  purchaser,  the Trust  shall  execute  and upon its request the Indenture Trustee shall authenticate and deliver,  in exchange for or in lieu of any such mutilated, destroyed, lost or stolen  Note  Certificate,  a new Note  Certificate  representing
               Notes of like tenor and  principal  amount,  bearing a number not contemporaneously outstanding.

                                       17

          (b) If any Note represented by any such mutilated or apparently destroyed, lost or stolen Note Certificate has become or is about to become due and payable, the Trust in its discretion may, instead of issuing a new Note Certificate, pay such amounts in respect of the Notes represented by such Note Certificate.

          (c)  Upon the execution,  authentication  and delivery of any new Note
               Certificate under this Section, the Indenture Trustee or the Trust may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

          (d)  The  Notes  represented  by  every  Note  Certificate   executed,
               authenticated  and delivered  pursuant to this Section in lieu of any apparently  destroyed,  lost or stolen Note Certificate shall constitute an original additional  contractual  obligation of the
               Trust,  whether or not any  obligation  with respect to the Notes represented  by the  apparently  destroyed,  lost or stolen  Note
               Certificate  shall be at any time enforceable by any Person,  and shall be entitled to all of the benefits of the Indenture equally and  proportionately  with any and all other  Notes  duly  issued under the Indenture.

          (e) The provisions of this Section are exclusive with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Note Certificate or the payment of the Notes represented thereby and shall preclude all other rights and remedies with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Note Certificate or the payment of the Notes represented thereby.

     SECTION 2.8 Interest Record Dates.

          (a) Interest on and Additional Amounts with respect to any Note which is payable, on any interest payment date specified in the Note
               Certificates or in any Supplemental Indenture (each such date, an "Interest Payment Date") shall be paid to the Holder of such Note at the close of business on the date specified as the regular interest record date in the Note Certificates or Supplemental
               Indenture (the "Regular Interest Record Date") or, if no such date is specified, the date that is 15 calendar days preceding such Interest Payment Date.

                                       18

          (b) Unless otherwise provided in the Note Certificates or in any Supplemental Indenture, any interest on, and any Additional
               Amounts with respect to, any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment
               Date specified in the Note Certificates or Supplemental Indenture
               (the "Defaulted Interest") shall forthwith cease to be payable to the Holder of such Note on the relevant Regular Interest Record
               Date by virtue of having  been such  Holder,  and such  Defaulted
               Interest shall be paid by the Trust to the Holder of such Note at the close of business on a special record date (the "Special
               Interest Record Date") established by the Trust by notice to each applicable Holder and the Indenture Trustee in accordance with
               Section 13.4, which Special Interest Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment of Defaulted Interest and not less than 10 days after the receipt by the Indenture Trustee of the notice of the proposed payment of Defaulted Interest.

     SECTION 2.9 Cancellation. Each Note Certificate surrendered for exchange or in connection with any payment, redemption, transfer of any Note represented thereby shall be delivered to the Indenture Trustee and, if not already cancelled, shall be promptly cancelled by it. The Trust may at any time deliver to the Indenture Trustee for cancellation any Note Certificate previously authenticated and delivered under the Indenture which the Trust may have acquired in any manner whatsoever, and each Note Certificate so delivered shall be promptly cancelled by the Indenture Trustee. No Note Certificates shall be authenticated in lieu of or in exchange for any Note Certificate cancelled as provided in this Section, except as expressly permitted by the Indenture. The
Indenture Trustee shall destroy all cancelled Note Certificates held by it and deliver a certificate of destruction to the Trust. If the Trust shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until each Note Certificate representing such Notes is delivered to the Indenture Trustee for cancellation.

     SECTION 2.10 Global Securities.

          (a)  Unless (i) permitted by applicable law and (ii) an Exchange Event shall have occurred and be continuing  with respect to Book-Entry
               Notes represented by one or more Global Securities, no Book-Entry
               Note   represented   by  any  such  Global   Security   shall  be
               exchangeable for Certificated Notes.

          (b) For purposes of the Indenture, the term "Exchange Event" means any of the following:

                                       19

               (i) the Depositary with which any Global Security is deposited shall have notified the Trust that it is unwilling or unable to continue as the Depositary for any Global Security or the Trust becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Trust fails to appoint a successor to the Depositary within 60 calendar days;

               (ii) Subject to the procedures of the DTC, the Trust, in its sole discretion, determines that the Notes should no longer be represented solely by one or more Global Securities; or

               (iii) an Event of Default  shall have  occurred and be continuing with respect to the Notes and the maturity of the Notes shall have been accelerated in accordance with the terms of the Indenture and the Notes.

          (c) If any Exchange Event shall have occurred and be continuing, then:

               (i)  with respect to each Global  Security  deposited  with,  and registered in the name of, the applicable  Depositary or its nominee,  the Delaware Trustee, on behalf of the Trust shall promptly,  and in any event not later than 10 Business  Days after the  occurrence  of such Exchange  Event,  cause to be executed,  authenticated  and  delivered  to the  applicable
                    Depositary  or  its  nominee,   against   surrender  by  the
                    applicable   Depositary   or  its  nominee  of  such  Global
                    Security,   which  shall   thereupon  be  cancelled  by  the
                    Indenture  Trustee,  a  Definitive  Security or a Definitive
                    Securities each  representing such number of Notes as may be specified  by  the  applicable  Depositary  in an  aggregate principal amount equal to the (Outstanding  principal amount of Notes  that shall have been  represented  by such  Global
                    Security and shall register the  Certificated  Notes in such names  and  in  such  authorized  denominations  as  may  be specified by the Depositary for the Global Security; and

               (ii) if any  Certificated  Note is  issued  in  exchange  for any portion of or all Book-Entry  Notes  represented by a Global
                    Security after the close of business at the office or agency for such Note where such exchange occurs on (A) any Regular
                    Interest  Record  Date for such Notes and

                                       20

                    before the opening of business at such office or agency on the next Interest Payment Date, or (B) any Special Interest
                    Record Date for such Notes and before the opening of business at such office or agency on the related proposed date for payment of interest, any Additional Amounts or Defaulted Interest, as the case may be, interest, Additional
                    Amounts or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest and any Additional Amounts or Defaulted Interest, as applicable, in respect of such portion of or all Book-Entry Notes, as the case may be, represented by such Global Security shall be payable in accordance with the provisions of the Indenture.

          (d)  The  Certificated  Notes  issued in exchange  for any  Book-Entry
               Notes represented by a Global Security shall be of like tenor and
               of  an  equal   aggregate   principal   amount,   in   authorized
               denominations. Such Certificated Notes shall be registered in the name or  names  of  such  person  or  persons  as the  applicable
               Depository shall instruct the Registrar.

     SECTION 2.11  Withholding Tax. All amounts due in respect of the Notes will be made without  withholding  or  deduction  for or on account of any present or future taxes,  duties,  levies,  assessments  or other  governmental  charges of whatever nature imposed or levied by or on behalf of any governmental  authority in the United  States  having the power to tax  payments on the notes unless the withholding or deduction is required by law. Unless  otherwise  specified in the
Note Certificate(s), the Trust will not pay any Additional Amounts to Holders of
Notes in the event that any  withholding  or  deduction  is so  required by law,
regulation  or  official   interpretation  thereof,  and  the  imposition  of  a
requirement to make any such  withholding or deduction will not give rise to any independent  right or  obligation  to  redeem  or repay  the Notes and shall not constitute an Event of Default.

     SECTION 2.12 Tax Treatment. The parties agree, and each Holder and beneficial owner of Notes by purchasing the Notes agrees, for all United States
Federal, state and local income and franchise tax purposes (i) to treat the Notes as indebtedness of the Funding Agreement Provider, (ii) Global Funding and the Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.

                                       21

                                   ARTICLE 3
          REDEMPTION, REPAYMENT AND REPURCHASE OF NOTES; SINKING FUNDS

     SECTION 3.1 Redemption of Notes.

          (a) Redemption of Notes by the Trust as permitted or required by the Indenture and the Note Certificate(s) will be made in accordance with the terms of the Notes and (except as otherwise provided in the Indenture or pursuant to the Indenture) this Section.

          (b)  If  any  Initial   Redemption  Date  is  specified  in  the  Note
               Certificate(s),  the Trust may redeem  Notes  prior to the Stated
               Maturity  Date at its option,  on, or on any  Business Day after, the Initial Redemption Date in whole or from time to time in part in  increments  of $1,000 or any other  integral  multiple  of an authorized denomination of the Notes at the applicable Redemption
               Price  together with any unpaid  interest  accrued  thereon,  any
               Additional   Amounts  and  other  amounts  payable  with  respect
               thereto, as of the Redemption Date.

          (c)  If (i) the  Trust  is  required  at any  time  to pay  Additional
               Amounts or if the Trust is  obligated  to  withhold or deduct any
               United  States taxes with respect to any payment under the Notes, as set  forth  in  the  Note  Certificate(s),  or if  there  is a material  probability  that the Trust will  become  obligated  to withhold or deduct any such United  States taxes or otherwise pay
               Additional  Amounts (in the opinion of independent  legal counsel selected  by  the  Funding  Agreement  Provider),  in  each  case pursuant to any change in or amendment  to any United  States tax laws (or any regulations or rulings  thereunder) or any change in
               position  of  the  Internal   Revenue   Service   regarding   the
               application or interpretation thereof (including, but not limited to, the Funding Agreement  Provider's or the Trust's receipt of a
               written   adjustment   from  the  Internal   Revenue  Service  in
               connection  with an audit) (a "Tax Event"),  and (ii) the Funding
               Agreement Provider, pursuant to the terms of the relevant Funding
               Agreement,  has  delivered  to the Owner  notice that the Funding
               Agreement  Provider  intends to terminate  the  relevant  Funding
               Agreement pursuant to the terms of such Funding  Agreement,  then the Trust  will  redeem the Notes on the  Redemption  Date at the
               Redemption  Price  together  with  any  unpaid  interest  accrued thereon,  any Additional  Amounts and other amounts  payable with respect thereto, as of the Redemption Date.

                                       22

          (d)  Unless a shorter  notice shall be  satisfactory  to the Indenture
               Trustee, the Trust shall provide to the Indenture Trustee a notice of redemption of any Notes (i) in case of any redemption at the election of the Trust, not more than 60 days nor less than 35 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), at least 75 days prior to the Redemption Date. In case of any redemption at the election of the Trust of less than all of the Notes such notice shall specify the aggregate principal amount of the Notes to be redeemed.

          (e)  If less than all of the Notes are to be redeemed at the option of the Trust,  the particular Notes to be redeemed shall be selected not  more  than  60  days  prior  to the  Redemption  Date by the
               Indenture  Trustee  from the  Outstanding  Notes  not  previously called for  redemption,  by such method as the Indenture  Trustee shall deem fair and  appropriate,  acting in accordance  with its obligations  under the  Indenture,  and which may provide for the selection for  redemption of portions of the principal  amount of
               Notes;  provided,  however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum  denomination  for a Note established in or pursuant to the Indenture;  provided  further,  that if at the
               time  of   redemption   such  Notes  are   registered  as  Global
               Securities,  the Depositary shall  determine,  in accordance with its procedures, the principal amount of such Notes to be redeemed by each of the Depositary's  participants.  The Indenture Trustee shall promptly  notify the Trust and the Registrar (if other than itself) in writing of the Notes selected for  redemption  and, in the case of any Notes  selected  for partial  redemption,  of the aggregate  principal  amount  thereof  to be  redeemed.  For  all purposes of the Indenture, unless the context otherwise requires, all provisions  relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the  principal  of such Notes which has been or is to be redeemed.

          (f)  Unless   otherwise   specified  in  the  Indenture  or  the  Note
               Certificate(s)  the Trust  shall give a notice of  redemption  to each Holder of the Notes to be redeemed at the Trust's option (i)
               in case of any redemption at the election of the Trust,  not more than 60 days nor less than 30 days prior to the  Redemption  Date and (ii) in case of any mandatory  redemption pursuant to Section
               3.1(c),  not more than 75 days nor less than 30 days prior to the
               Redemption  Date;  provided,  that in the case of any  notice  of redemption  given  pursuant  to  clause  (ii) no such  notice  of

                                       23

               redemption may be given earlier than 90 days prior to the earliest day on which the Trust would become obligated to pay the applicable Additional Amounts were a payment in respect of Notes then due. Failure to give such notice to the Holder of any Note designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Note or any portion thereof.

     Any notice that is mailed to the Holder of any Notes in the manner provided for in Section 13.4 shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     All notices of redemption shall state:

               (i)  the Redemption Date,

               (ii) the  Redemption  Price  or, if not then  ascertainable,  the manner of calculation thereof,

               (iii) in case of any redemption at the election of the Trust,  if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,

               (iv) in case  any  Note  is to be  redeemed  in part  only at the election of the Trust, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of the Note Certificate representing such Note, the Holder of such Note will receive, without charge, a new
                    Note Certificate representing an authorized denomination of the principal amount of such Note remaining unredeemed,

               (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after the Redemption
                    Date, the place or places where each Note Certificate representing such Note or Notes is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto,

                                       24

               (vi) if applicable,  in case of any redemption at the election of the Trust, that the redemption is for a sinking fund, and

               (vii) the CUSIP number or any other numbers used to identify such
                    Notes.

          (g)  On or prior to any Redemption Date, the Trust shall deposit, with respect  to any Notes  called  for  redemption  pursuant  to this
               Section,  with  the  Paying  Agent  an  amount  of  money  in the
               Specified Currency sufficient to pay the Redemption Price of, and
               (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified in the Note Certificate(s)) any unpaid
               interest   accrued  through  the  Redemption  Date  on,  and  any
               Additional  Amounts  payable  with  respect to, all such Notes or portions thereof which are to be redeemed on the Redemption Date.

          (h)  On the Redemption Date, the Notes to be redeemed shall become due and  payable at the  Redemption  Price  together  with any unpaid
               interest   accrued  through  the  Redemption  Date  on,  and  any
               Additional  Amounts payable with respect to, such Notes, and from and  after  such date  (unless  the Trust  shall  default  in the payment of the Redemption  Price and any unpaid interest  accrued on such Notes through the Redemption Date) such Notes shall cease to bear  interest.  Upon  surrender of any Note  Certificate  for redemption of any Note or Notes represented thereby in accordance with the applicable notice of redemption, such Note shall be paid by the Trust at the  Redemption  Price,  together with any unpaid interest  accrued  thereon  through the  Redemption  Date and any
               Additional Amounts payable with respect thereto.

          (i)  If any Note  called  for  redemption  shall  not be so paid  upon surrender of the applicable Note Certificate for redemption,  the principal and any premium,  until paid,  shall bear interest from
               the   Redemption   Date  at  the  rate   specified  in  the  Note
               Certificate(s).

     Upon surrender of any Note Certificate for partial redemption of any Note or Notes represented thereby in accordance with this Section, the Trust shall execute and the Indenture Trustee shall authenticate and deliver one or more new
Note Certificates of any authorized denomination representing an aggregate principal amount of Notes equal to the unredeemed portion of the applicable Note or Notes.

                                       25

     SECTION 3.2 Repayment at the Option of the Holder.

          (a) If so specified in the Note Certificate(s), the Holder or Holders of the Notes may require the Trust to repay the Notes prior to the Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the Note Certificate(s)
               (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto).

          (b) Notes which are repayable at the option of the Holder or Holders thereof before the Stated Maturity Date shall be repaid in accordance with the terms of the Notes.

          (c)  The  repayment of any principal  amount of Notes  pursuant to any option of the applicable  Holder or Holders to require  repayment of any Notes before the Stated Maturity Date shall not operate as
               a  payment,   redemption  or  satisfaction  of  the  indebtedness
               represented  by such Notes  unless  and until the  Trust,  at its
               option,   shall  deliver  or  surrender  each  Note   Certificate
               representing such Notes to the Indenture Trustee with a directive that such Note Certificates be cancelled.

          (d) Notwithstanding anything to the contrary contained in this Section, in connection with any repayment of Notes, the Trust may arrange for the purchase of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying the Holder or Holders of such Notes on or before the close of business on the Repayment Date an amount not less than the Repayment Price payable by the Trust on repayment of such Notes, and the obligation of the Trust to pay the Repayment
               Price of such Notes shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

          (e)  Any exercise of the repayment option will be irrevocable.

     SECTION 3.3 Repurchase of Notes.

          (a) The Trust may purchase some or all Notes in the open market or otherwise at any time, and from time to time, with the prior written consent of the Funding Agreement Provider as to both the making of such purchase and the purchase price to be paid for such Notes.

                                       26

          (b) If the Funding Agreement Provider, in its sole discretion, consents to such purchase of Notes by the Trust, the parties to the Indenture agree to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount, under each applicable
               Funding Agreement as may be necessary to provide for the payment of the purchase price for such Notes. Upon such payment, the Principal Amount under each Funding Agreement shall be reduced
               (i) if Notes bear interest at fixed or floating rates, by an amount equal to the aggregate principal amount of Notes so purchased (or the portion thereof applicable to such Funding
               Agreement) and (ii) if Notes do not bear interest at fixed or floating rates, by an amount to be agreed between the Trust and the Funding Agreement Provider to reflect such prepayment under the Funding Agreement(s).

          (c) The parties acknowledge and agree that (i) notwithstanding anything to the contrary in the Indenture, any repurchase of Notes in compliance with this Section 3.3 shall not violate any provision of the Indenture or the Trust Agreement and (ii) no Opinion of Counsel, Trust Certificate or any other document or instrument shall be required to be provided in connection with any repurchase of Notes pursuant to this Section 3.3.

          (d)  If  applicable,  the Trust will comply with the  requirements  of
               Section  14(e) of the  Exchange  Act,  and the rules  promulgated
               thereunder,   and  any  other   applicable   securities  laws  or
               regulations in connection  with any  repurchase  pursuant to this
               Section 3.3.

     SECTION 3.4 Sinking Funds.

     Unless otherwise provided in the Note Certificate(s), the Notes will not be subject to, or entitled to the benefit of, any sinking fund.

                                   ARTICLE 4
            PAYMENTS; PAYING AGENTS AND CALCULATION AGENT; COVENANTS

     SECTION 4.1 Payment of Principal and Interest.

          (a) The Trust will duly and punctually pay or cause to be paid the principal of, any premium and interest on, and any Additional
               Amounts with respect to, each of the Notes, in accordance with the terms of the Notes and the Indenture.

                                       27

          (b)  Unless otherwise specified in the Note  Certificate(s),  upon the receipt of the funds necessary  therefor,  the applicable  Paying
               Agent shall duly and  punctually  make  payments,  payable on the
               Maturity  Date,  of  principal  in respect  of, any  premium  and interest on, and any Additional  Amounts payable with respect to, any  Certificated  Notes in immediately  available  funds against presentation and surrender of the applicable  Definitive Security
               (and in the case of any  repayment of a Note  pursuant to Section
               3.2,  upon  submission  of a duly  completed  election form at an office or agency of such Paying Agent maintained for such purpose pursuant to Section  4.3).  The  applicable  Paying Agent (unless such  Paying  Agent  is the  Indenture  Trustee)  shall  promptly forward each Definitive Security  surrendered to it in connection with any payment  pursuant to this  Section for  cancellation  in accordance  with Section 2.9. Unless  otherwise  specified in the
               Note  Certificate(s),  upon the  receipt  of the funds  necessary therefor,  the applicable  Paying Agent shall duly and punctually make  payments of principal  of, any premium and interest on, and any Additional Amounts in respect of,  Certificated Notes payable on any date other than the  Maturity  Date by check mailed to the
               Holder  (or  to  the  first  named  of  joint  Holders)  of  such
               Certificated  Note  at the  close  of  business  on  the  Regular
               Interest Record Date or Special Interest Record Date, as the case may be, at its address appearing in the applicable Note Register.
               Notwithstanding the foregoing,  the applicable Paying Agent shall make payments of principal,  any interest,  any premium,  and any
               Additional  Amounts on any date other than the  Maturity  Date to each  Holder  entitled  thereto  (or to the first  named of joint
               Holders)  at the  close of  business  on the  applicable  Regular
               Interest Record Date or Special Interest Record Date, as the case may be, of  $10,000,000  (or, if the Specified  Currency is other than  United  States  dollars,  the  equivalent  thereof  in  the particular  Specified  Currency) or more in  aggregate  principal amount of  Certificated  Notes by wire  transfer  of  immediately
               available   funds  if  the   applicable   Holder  has   delivered
               appropriate   wire  transfer   instructions  in  writing  to  the
               applicable  Paying  Agent not less than 15 days prior to the date on which the applicable payment of principal,  interest,  premium or Additional  Amounts is scheduled to be made. Any wire transfer instructions received by the applicable Paying Agent shall remain in effect until revoked by the applicable Holder.

          (c) Unless otherwise specified in the Note Certificate(s), upon receipt of the funds necessary therefor, on the Maturity Date the applicable Paying Agent shall (in the absence of any other

                                       28

               arrangements   between  the  applicable   Paying  Agent  and  the
               applicable Holder) duly and punctually make payments,  payable on the  Maturity  Date,  of principal in respect of, any premium and interest payable on, and any Additional  Amounts with respect to, any  Book-Entry  Notes to the  account of the  Depositary  or its nominee at the close of business on the applicable Maturity Date.
               The  applicable  Paying  Agent  (unless  such Paying Agent is the
               Indenture  Trustee)  shall  promptly  forward  to  the  Indenture
               Trustee each Global Security surrendered to it in connection with
               any  payment   pursuant  to  this  section  for  cancellation  in
               accordance  with Section 2.9. Unless  otherwise  specified in the
               Note  Certificate(s),  upon the  receipt  of the funds  necessary therefor in accordance with Section 4.5(b), the applicable Paying
               Agent shall duly and  punctually  make  payments of principal of, any  premium  and  interest  on,  and any  Additional  Amounts in respect of, any  Book-Entry  Notes payable on any date other than the Maturity Date to the Holder of such Book-Entry Notes by 11:00
               a.m.  (New York City  time) on the  applicable  Regular  Interest
               Record Date or Special  Interest Record Date, as the case may be, to the account of the Depositary or its nominee.

          (d) Unless otherwise specified in the Note Certificate(s), the Trust shall be obligated to make, or cause to be made, payments of principal of, any premium and interest on, and any Additional
               Amounts with respect to, a Foreign Currency Note in the Specified
               Currency.  Any  amounts so payable by the Trust in the  Specified
               Currency will be converted by the Exchange Rate Agent into United
               States dollars for payment to the Holder or Holders thereof unless otherwise specified in the Note Certificate(s) or a Holder elects to receive such amounts in the Specified Currency as provided below.

          (e)  Unless otherwise specified in the Note Certificate(s), any United
               States dollar amount to be received by the Holder or Holders of Foreign Currency Notes will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m. (New York City time) on the second
               Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified
               Currency  payable to the  Holder or  Holders of Foreign  Currency
               Notes  scheduled to receive United States dollar

                                       29

               payments and at which the applicable  dealer commits to execute a contract.  All  currency  exchange  costs  will be  borne  by the
               relevant   Holder  or  Holders  of  Foreign   Currency  Notes  by
               deductions  from any payments.  If three bid  quotations  are not available, payments will be made in the Specified Currency.

          (f)  Holders of Foreign  Currency  Notes may elect to receive all or a
               specified   portion  of  any  payment  of  principal  and/or  any
               interest,   premium  and  Additional  Amounts  in  the  Specified
               Currency by submitting a written request to the Indenture Trustee at its Corporate Trust Office in The City of New York on or prior to  the  applicable  Regular  Interest  Record  Date  or  Special
               Interest  Record Date or at least 15  calendar  days prior to the
               Maturity  Date,  as the case may be. Such written  request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice  delivered to the Indenture  Trustee on or  prior  to the  applicable  Regular  Interest  Record  Date or
               Special  Interest  Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

          (g)  Unless  otherwise  specified  in  the  Note  Certificate(s),   an
               Entitlement  Holder  with  respect  to a  Foreign  Currency  Note represented by a Global Security which elects to receive payments of principal, and/or any interest, premium and Additional Amounts in the Specified Currency must notify the applicable Depositary's participant through which it owns its interest on or prior to the applicable  Regular  Interest  Record  Date or  Special  Interest
               Record Date,  or at least 15 calendar  days prior to the Maturity
               Date,  as the  case  may  be,  of its  election.  The  applicable participant  must notify the  Depositary  of such  election on or prior to the third  Business  Day after  the  applicable  Regular
               Interest Record Date or Special Interest Record Date, or at least
               12 calendar days prior to the Maturity  Date, as the case may be, and the  Depositary  will  notify the  Indenture  Trustee of that election  on or  prior  to  the  fifth  Business  Day  after  the applicable  Regular  Interest  Record  Date or  Special  Interest
               Record Date,  or at least 10 calendar  days prior to the Maturity
               Date, as the case may be. If complete  instructions  are received by the applicable  Depositary's  participant  from the applicable
               Entitlement  Holder  and  forwarded  by  the  participant  to the
               Depositary, and by the Depositary to the Indenture Trustee, on or
               prior to such dates, then the applicable  Entitlement Holder will receive payments in the Specified Currency.

                                       30

          (h)  Notwithstanding  anything to the contrary in this  Indenture,  if
               the  Specified   Currency  for  Foreign  Currency  Notes  is  not
               available  for any  required  payment  of  principal  and/or  any interest, premium and Additional Amounts due to the imposition of exchange  controls  or other  circumstances  beyond  the  Trust's control,  the Trust will be entitled  to satisfy its  obligations with respect to such Foreign Currency Notes by making, or causing to be made, payments in United States dollars based on the Market
               Exchange  Rate  computed by the Exchange Rate Agent on the second
               Business  Day  prior to the  particular  payment  date or, if the
               Market Exchange Rate is not then  available,  on the basis of the most recently available Market Exchange Rate.

          (i) All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder or Holders of Foreign Currency Notes and any applicable Entitlement
               Holders.

     SECTION 4.2 Collection Account. Global Funding shall, on or prior to the Original Issue Date, establish a non-interest bearing account with the Indenture
Trustee or such other depository institution that is rated at least AA by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies,
Inc. or Aa2 by Moody's Investors Services, Inc., or has an equivalent rating from another nationally recognized statistical rating organization as may be designated by the Trust (the "Collection Account"), into which account shall be deposited payments received under the applicable Funding Agreement(s) and which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

     SECTION 4.3 Offices for Payments, Etc.

          (a) So long as any of the Notes remain Outstanding, the Trust will maintain in New York and in any other city that may be required by any stock exchange on which the Notes may be listed, and in any city specified in the Note Certificate(s) the following: (i) an office or agency where the Notes may be presented for payment,
               (ii) an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in the Indenture and (iii) an office or agency where notices and demands to or upon the Trust in respect of the Notes or of the Indenture may be served. The Trust will give to the Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. The Trust initially designates the Corporate Trust Office of the Indenture Trustee as the office or agency for each such purpose. In case the Trust shall

                                       31

               fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

          (b) The Trust hereby agrees to issue a standing order to the Indenture Trustee, pursuant to which the Indenture Trustee, either directly or through any Paying Agent, shall distribute all amounts due and unpaid under Section 3.1(b) of the Standard Trust
               Terms. For so long as (i) the Trust has not rescinded the standing order (notice of such rescission to be promptly given by the Trust to the Indenture Trustee) and (ii) the Indenture
               Trustee, either directly or through any Paying Agent is able to, and does, comply with the standing order, the Trust will not be required to establish a Payment Account (as defined in the Standard Trust Terms) in accordance with Section 3.1 of the Standard Trust Terms.

     SECTION 4.4  Appointment to Fill a Vacancy in Office of Indenture  Trustee.
The Trust, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section 6.8, a trustee, so that there shall at all times be a trustee under the Indenture.

     SECTION 4.5 Paying Agents.

          (a) Unless otherwise provided in or pursuant to the Indenture, the Trust appoints the Indenture Trustee as Paying Agent with respect to the Notes and the Indenture Trustee accepts such appointment.
               The Indenture Trustee, in its capacity as Paying Agent, agrees, and, whenever the Trust shall appoint a Paying Agent other than the Indenture Trustee with respect to the Notes, the Trust will cause such Paying Agent to execute and deliver to the Trust and the Indenture Trustee an instrument in which such Paying Agent shall agree with the Trust and the Indenture Trustee, subject to the provisions of this Section, that it will:

               (i) hold all sums received by it as such agent for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, the Notes (whether such sums have been paid to it by the Funding Agreement Provider, the Trust or by any other obligor on the Notes) in trust for the benefit of each Holder of the Notes;

               (ii) give the  Indenture  Trustee  notice of any  failure  by the
                    Trust (or by any other obligor on the Notes) to make any payment of the principal of, any premium and interest on,

                                       32

                    or any Additional Amounts with respect to, the Notes when the same shall be due and payable;

               (iii) pay any such  sums so held in trust by it to the  Indenture
                    Trustee upon the Indenture Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above;

               (iv) in the absence of the failure referred in clause (ii) above, pay any such sums so held in trust by it in accordance with the Indenture and the terms of the Notes; and

               (v) comply with all agreements of Paying Agents in, and perform all functions and obligations imposed on Paying Agents by or pursuant to, the Indenture and a Note Certificate or Supplemental Indenture.

          (b) At or prior to 9:30 a.m. (New York City time) on each due date of the principal of, any premium and interest on, or any Additional
               Amounts with respect to, the Notes, the Trust will deposit or cause to be deposited with the applicable Paying Agent a sum sufficient to pay such principal, any interest or premium, and any Additional Amounts, and (unless such Paying Agent is the Indenture Trustee) the Trust will promptly notify the Indenture
               Trustee of any failure to take such action.

          (c)  Anything in this  Section to the  contrary  notwithstanding,  the
               Trust  may  at  any  time,   for  the  purpose  of   obtaining  a
               satisfaction and discharge of the Notes under the Indenture,  pay or cause to be paid to the  Indenture  Trustee  all sums  held in trust by the Trust or any Paying  Agent under the  Indenture,  as required by this  Section,  such sums to be held by the Indenture
               Trustee upon the terms contained in the Indenture.

          (d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 11.3 and 11.4.

          (e) The applicable Paying Agent shall (i) collect all forms from Holders of Notes (or from such other Persons as are relevant) that are required to exempt payments under the Notes and/or the related Funding Agreement(s) from United States Federal income tax withholding, (ii) withhold and pay over to the Internal
               Revenue Service or other taxing authority with respect to payments under the Notes any amount of taxes required to be

                                       33

               withheld by any United States Federal, state or local statute, rule or regulation and (iii) forward copies of such forms to the Trust and the Funding Agreement Provider.

          (f) Each Paying Agent shall forward to the Trust at least monthly a bank statement in its possession with respect to the performance of its functions and obligations with respect to any Notes.

          (g) The Trust shall pay the compensation of each Paying Agent at such rates as shall be agreed upon in writing by the Trust and the relevant Paying Agent from time to time and shall reimburse each Paying Agent for reasonable expenses properly incurred by such Paying Agent in connection with the performance of its duties upon receipt of such invoices as the Trust shall reasonably require.

          (h) Subject as provided below, each Paying Agent may at any time resign as Paying Agent by giving not less than 60 days' written notice to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, the Trust may remove a Paying Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

               (i)  the  appointment  by the Trust of a successor  Paying Agent;
                    and

               (ii) the acceptance of such  appointment by such successor Paying
                    Agent,

               provided that with respect to any Paying Agent who timely receives any amount with respect to any Notes and fails duly to pay any such amounts when due and payable in accordance with the terms of the Indenture and such Notes, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Paying Agent approved by the Indenture
               Trustee (unless the Indenture Trustee is such Paying Agent), in which event notice of such appointment shall be given to each Holder of the Notes as soon as practicable thereafter. The Trust agrees with each Paying Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this
               Section 4.5(i),  the Trust has not appointed a replacement Paying
               Agent, then the Paying Agent shall be entitled,  on behalf of the

                                       34

               Trust, to appoint in its place a reputable financial institution of good standing reasonably acceptable to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying
               Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Paying Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(i), the successor Paying Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Paying Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Paying Agent pursuant to
               Section 4.5(h) up to the effective date of such resignation or removal.

          (i) If at any time a Paying Agent shall resign or be removed, or shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of such Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor
               Paying Agent shall be appointed by the Trust by an instrument in writing filed with the successor Paying Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Paying Agent and (except in cases of removal for failure to timely pay any amounts as required by or pursuant to the Indenture or a Note Certificate or Supplemental Indenture) the giving of notice to each Holder of the Notes, the retiring
               Paying Agent shall cease to be Paying Agent under the Indenture.

          (j)  Any successor  Paying Agent  appointed  under the Indenture shall execute  and  deliver  to its  predecessor,  the  Trust  and  the
               Indenture  Trustee  (unless the Indenture  Trustee is such Paying
               Agent)  a  reasonably   acceptable   instrument   accepting  such
               appointment  under the  Indenture,  and thereupon  such successor
               Paying Agent, without any further act, deed or conveyance,  shall become vested with all the  authority,  rights,  powers,  trusts, immunities,  duties and obligations of such predecessor with like effect  as if  originally  named  as a  Paying  Agent  under  the
               Indenture, and such predecessor,  upon payment of any amounts due pursuant to Section  4.5(h) and unpaid,  shall  thereupon  become obliged to transfer and deliver,  and such successor Paying Agent shall be  entitled  to receive,  copies of any  relevant  records maintained by such predecessor Paying Agent.

                                       35

          (k) Any entity into which a Paying Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Paying
               Agent shall be a party, or any entity succeeding to all or substantially all of the paying agency business of such Paying
               Agent shall be a successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties, anything in the Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent).

     SECTION 4.6 Calculation Agent.

          (a) Unless otherwise provided in or pursuant to the Indenture, the Trust appoints the Indenture Trustee as Calculation Agent, and the Indenture Trustee accepts such appointment.

          (b) The relevant Calculation Agent shall perform all functions and obligations imposed on such Calculation Agent by or pursuant to the Indenture, and a Note Certificate or Supplemental Indenture.

          (c) Each Calculation Agent, excluding the Indenture Trustee, shall forward to the Trust at least monthly a report providing details with respect to the performance of its functions and obligations with respect to the Notes which shall include dates and amounts of forthcoming payments with respect to the Notes.

          (d) The relevant Calculation Agent shall, upon the request of any relevant Holder of the Notes, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the Notes.

          (e) All determinations of interest by the Calculation Agent shall, in the absence of manifest errors, be conclusive for all purposes and binding on the Holders of the Notes.

          (f) The Trust shall pay the compensation of each Calculation Agent at such rates as shall be agreed upon in writing by the Trust and the relevant Calculation Agent from time to time and shall reimburse each Calculation Agent for reasonable expenses properly incurred by such Calculation Agent in connection with the performance of its duties upon receipt of such invoices as the

                                       36

               Trust  shall  reasonably  require.   The  Trust  also  agrees  to
               indemnify  each  Calculation  Agent for,  and to hold it harmless
               against,   any  loss,   liability  or  expense  incurred  without
               negligence  or  bad  faith  on  its  part,  arising  out of or in connection  with the acceptance or  administration  of its duties
               under  the  Indenture,   including  the  costs  and  expenses  of
               defending itself against or investigating  any claim of liability in  connection  with the  exercise or  performance  of any of its powers or duties under the Indenture.

          (g) Subject as provided below, each Calculation Agent may at any time resign as Calculation Agent by giving not less than 60 days' written notice to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, the Trust may remove a Calculation Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

               (i)  the  appointment  by the  Trust of a  successor  Calculation
                    Agent; and

               (ii) the  acceptance  of  such   appointment  by  such  successor
                    Calculation Agent,

               provided that with respect to any Calculation Agent who fails duly to establish the interest rate or amount for any Interest
               Reset Period, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor
               Calculation  Agent approved by the Indenture  Trustee (unless the
               Indenture Trustee is such Calculation Agent), in which event notice of such appointment shall be given to each Holder of the Notes as soon as practicable thereafter. The Trust agrees with each Calculation Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section
               4.6(g),  the Trust has not  appointed a  replacement  Calculation
               Agent, then the Calculation Agent shall be entitled, on behalf of the Trust, to appoint in its place a reputable financial institution of good standing reasonably acceptable to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Calculation
               Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.6(g), the successor
               Calculation  Agent shall have accepted its appointment.  Upon its

                                       37

               resignation   or  removal   becoming   effective,   the  retiring
               Calculation  Agent  shall  be  entitled  to  the  payment  of its compensation and  reimbursement of all expenses  incurred by such retiring  Calculation  Agent pursuant to Section 4.6(f) up to the effective date of such resignation or removal.

          (h)  If at any time a Calculation Agent shall resign or be removed, or shall become  incapable  of acting with respect to the Notes,  or shall be  adjudged as  bankrupt  or  insolvent,  or a receiver or liquidator of such Calculation  Agent or of its property shall be appointed,  or any public officer shall take charge or control of such Calculation Agent or its property or affairs for the purpose of rehabilitation,  conservation or liquidation, then a successor
               Calculation   Agent  shall  be  appointed  by  the  Trust  by  an
               instrument in writing filed with the successor Calculation Agent.
               Upon  any  such  appointment  of,  and  the  acceptance  of  such appointment  by, a  successor  Calculation  Agent and  (except in cases of removal for failure to establish the amount of interest)
               the giving of notice to each  Holder of the Notes,  the  retiring
               Calculation  Agent shall cease to be Calculation  Agent under the
               Indenture.

          (i)  Any successor  Calculation  Agent  appointed  under the Indenture shall execute and deliver to its  predecessor,  the Trust and the
               Indenture   Trustee   (unless  the  Indenture   Trustee  is  such
               Calculation Agent) a reasonably acceptable instrument,  accepting
               such  appointment   under  the  Indenture,   and  thereupon  such
               successor  Calculation  Agent,  without any further act,  deed or conveyance,  shall become vested with all the authority,  rights, powers,  trusts,  immunities,  duties  and  obligations  of  such predecessor  with  like  effect  as  if  originally  named  as  a
               Calculation Agent under the Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.6(f) and unpaid, shall thereupon become obliged to transfer and deliver,  and such successor Calculation Agent shall be entitled to receive,  copies
               of  any  relevant   records   maintained   by  such   predecessor
               Calculation Agent.

          (j) Any entity into which a Calculation Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Calculation Agent shall be a party, or an entity succeeding to all or substantially all of the paying agency business of such Calculation Agent shall be a successor Calculation Agent under the Indenture without the execution or filing of any paper or any

                                       38

               further act on the part of any of the parties hereto, anything in the Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent).

     SECTION 4.7 Certificate to Indenture Trustee. The Trust will furnish to the
Indenture Trustee on or before May 15 of each year commencing with the first May
15 following the issuance of any Notes a brief certificate (which need not comply with Section 13.5) as to its knowledge of the Trust's compliance with all conditions and covenants under the Indenture (which will be determined without regard to any period of grace or requirement of notice provided under the Indenture).

     SECTION 4.8 Negative Covenants.  So long as any Notes are Outstanding,  the
Trust will comply with all of its covenants set forth in Section 6.1(b) of the Standard Trust Terms.

     SECTION 4.9 Non-Petition.

     Each of the Indenture Trustee, each other party hereto and each Holder covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable under or in respect of the Indenture and the Notes, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The immediately preceding sentence shall survive any termination of the Indenture.

     Notwithstanding the foregoing, each of the Indenture Trustee and each other party hereto  covenants and agrees that it will not institute  against,  or join
any  other   Person  in   instituting   against,   the  Trust  any   bankruptcy,
reorganization,  arrangement,  insolvency or liquidation  proceedings,  or other proceedings under any federal or state bankruptcy or similar law, as a result of the  failure  to pay fees or  expenses  pursuant  to  Section  6.6 to any  party entitled thereto.

     Moreover, each of the Indenture Trustee and each other party hereto covenants and agrees that it will not cause an Event of Default as a result of the Trust's failure to pay any fees or expenses to any party entitled thereto under the Indenture.

     SECTION 4.10 Additional Amounts.

     If the Note Certificate(s) provide for the payment of Additional Amounts, the Trust agrees to pay to the Holder of any such Note Additional Amounts as provided in the Note Certificate(s). Whenever in the Indenture there is mentioned, in any context, the payment of the principal of, or interest or premium on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such reference shall be

                                       39

deemed to include reference to the payment of Additional Amounts provided by the terms established by the Indenture or pursuant to the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express reference to the payment of Additional Amounts in any provision of the Indenture shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

     If the Note Certificate(s) provide for the payment of Additional Amounts, the Note Certificate will provide that the Trust will pay, or cause to be paid, Additional Amounts to a Holder of Notes to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Notes by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder of the Notes, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Notes were no such deduction or withholding required;
provided that no such Additional Amounts shall be required for or on account of:

          (a) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a Holder or beneficial owner of one or more of the Notes, (i) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) being a controlled foreign corporation within the meaning of Section
               957(a)  of the  Code  related  (within  the  meaning  of  Section
               864(d)(4) of the Code) to the Funding Agreement Provider, (iii) being a bank for United States Federal income tax purposes whose receipt of interest on the Notes is described in Section
               881(c)(3)(A) of the Code, (iv) being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of the Funding Agreement Provider entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury Regulations promulgated thereunder or (v) being subject to backup withholding as of the date of the purchase by the Holder of the Notes;

          (b) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of any Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

                                       40

          (c)  any tax,  duty,  levy,  assessment or other  governmental  charge which is imposed or  withheld  solely by reason of the failure of the  beneficial  owner  or a  Holder  of  Notes  to  comply  with
               certification,    identification    or   information    reporting
               requirements concerning the nationality,  residence,  identity or connection  with the United States of the  beneficial  owner or a
               Holder of  Notes,  if  compliance  is  required  by  statute,  by regulation of the United States Treasury Department,  judicial or administrative  interpretation,  other  law  or by an  applicable income  tax  treaty  to which the  United  States is a party as a condition to exemption from such tax, duty,  levy,  assessment or other governmental charge;

          (d) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

          (e) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Notes;

          (f) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on the Notes being treated as contingent interest described in Section 871(h)(4) of the Code for United States Federal income tax purposes provided that such treatment was described in the Pricing Supplement;

          (g) any tax, duty, levy, assessment or other governmental charge that would not have been imposed but for an election by the Holder of the Notes, the effect of which is to make payment in respect of the Notes subject to United States Federal income tax or withholding tax provisions; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g) above.

                                   ARTICLE 5
        REMEDIES OF THE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

     SECTION 5.1 Event of Default Defined;  Acceleration of Maturity;  Waiver of
Default.

          (a) "Event of Default" with respect to the Notes wherever used in the Indenture, means each of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary

                                       41

               or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment when due and payable of the principal of, or any premium on, any Note;

               (ii) default  in  the  payment,  when  due  and  payable,  of any interest on, or any Additional Amounts with respect to, any Note and continuance of such default for a period of five
                    Business Days;

               (iii) any  "Event of  Default",  as such term is  defined  in any
                    Funding  Agreement   securing  the  Notes,  by  the  Funding
                    Agreement  Provider  under  such  Funding  Agreement  or any
                    "Event of  Default",  as such term is defined in any Funding
                    Note, under such Funding Note;

               (iv) the Trust  shall fail to observe  or  perform  any  covenant contained in the Notes or in the Indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Trust remedy the same, will have been given by registered or certified mail, return receipt requested, to the Trust by the Indenture Trustee, or to the Trust and the Indenture
                    Trustee by the Holder or Holders of at least 25% in aggregate principal amount of the Notes Outstanding; or

               (v) the Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest (or the equivalent thereof) in the Collateral; or any Person shall successfully claim, as finally determined by a court of competent jurisdiction that any Lien for the benefit of the Holders of the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral, that the Collateral is void or is junior to any other Lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

               (vi) an involuntary  case or other  proceeding shall be commenced against the Trust  seeking  liquidation,

                                       42

                    reorganization  or other  relief  with  respect to it or its debts under any bankruptcy,  insolvency,  reorganization  or other similar law or seeking the  appointment  of a trustee, receiver, liquidator, custodian or other similar official of it or  any  substantial  part  of  its  property,  and  such
                    involuntary   case  or   other   proceeding   shall   remain
                    undismissed  and  unstayed  for a period  of 60 days;  or an order for relief  shall be entered  against  the Trust under the Federal bankruptcy laws as now or hereafter in effect;

               (vii) the Trust  commences a voluntary  case or other  proceeding seeking  liquidation,  reorganization  or other  relief with respect  to  itself  or  its  debts  under  any  bankruptcy, insolvency,  reorganization  or other similar law or seeking
                    the   appointment  of  a  trustee,   receiver,   liquidator,
                    custodian or other similar official of it or any substantial part of its  property,  or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it,  or  makes  a  general  assignment  for the  benefit  of creditors,  or  fails  generally  to pay its  debts  as they become  due,  or takes any  action to  authorize  any of the foregoing; or

               (viii) any other Event of Default  provided  in any  Supplemental
                    Indenture or in a Note Certificate.

          (b)  If one or more  Events of  Default  shall  have  occurred  and be continuing  with  respect to the Notes,  then,  and in every such event,  unless  the  principal  of all of the  Notes  shall  have already become due and payable,  either the Indenture  Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Notes  Outstanding under the Indenture by notice in writing  to the Trust (and to the  Indenture  Trustee if given by such Holder or  Holders),  may declare the entire  principal  and premium (if any) of all the Notes,  any interest accrued thereon, and any  Additional  Amounts due and owing and any other  amounts payable with respect thereto, to be due and payable  immediately, and upon any such  declaration the same shall become  immediately due and payable; provided that, if any Event of Default specified in Section  5.1(a)(vi) or 5.1(a)(vii)  occurs with respect to the
               Trust,   or  if  any  Event  of  Default   specified  in  Section
               5.1(a)(iii) that would cause any Funding  Agreement  securing the
               Notes to become  immediately  due and payable occurs with respect to the Funding Agreement Provider, then

                                       43

               without any notice to the Trust or any other act by the Indenture
               Trustee or any Holder of any Notes, the entire principal and premium (if any) of all the Notes, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Trust.

          (c)  Notwithstanding   Section  5.1(b),  if  at  any  time  after  the
               principal and premium of the Notes, any interest accrued thereon, and any  Additional  Amounts due and owing and any other  amounts payable with respect  thereto shall have been so declared due and payable and before any  judgment or decree for the payment of the funds due shall have been  obtained or entered as provided in the
               Indenture,  the  Trust  shall  pay  or  shall  deposit  with  the
               Indenture  Trustee a sum  sufficient  to pay all due and  payable interest  on, and any  Additional  Amounts  due and owing and any other  amounts  payable  with  respect  to,  the  Notes  and  the principal  and  premium (if any) of any and all Notes which shall have  become  due and  payable  otherwise  than  by  acceleration pursuant to Section 5.1(b) above (with interest on such principal and, to the extent that payment of such  interest is  enforceable under  applicable  law,  on any  overdue  interest  and any other amounts  payable,  at the  same  rate  as the  rate  of  interest specified in each Note Certificate to the date of such payment or deposit)  and  such  amount  as  shall  be  sufficient  to  cover
               reasonable   compensation  to  the  Indenture  Trustee  and  each
               predecessor Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture  Trustee and each predecessor
               Indenture  Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the  Indenture,  other than the  non-payment of the principal of and premium (if any) on the Notes which shall have become due by acceleration, shall have been  cured,  waived or  otherwise  remedied  as  provided in the
               Indenture,  then and in every such case the Holder Representative
               (as defined in Section 5.8(a)  hereof),  by written notice to the
               Trust and to the  Indenture  Trustee,  may waive all defaults and rescind and annul such declaration and its  consequences,  but no such waiver or rescission and annulment  shall extend to or shall
               affect  any   subsequent   default  or  shall  impair  any  right
               consequent thereon.

                                       44

     SECTION 5.2  Collection of  Indebtedness  by Indenture  Trustee;  Indenture
Trustee May Prove Debt.

          (a)  Subject to Section 5.1(c),  if any Event of Default  contained in
               Section 5.1(a)(i) or (ii) shall have occurred and be continuing, the Trust will, upon demand by the Indenture Trustee, pay to the Indenture Trustee for the benefit of each Holder of the Notes the whole amount that then shall have become due and payable of the principal of, any premium and interest on, and any Additional
               Amounts due and owing and any other amounts payable with respect to, the Notes (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable at the same rate as the rate of interest specified in the Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Indenture
               Trustee and each predecessor Indenture Trustee except as a result of its negligence or bad faith.

          (b) Until such demand is made by the Indenture Trustee, the Trust may pay the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Notes to the Holders, whether or not the Notes be overdue.

          (c) If the Trust shall fail to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Trust or other obligor upon the Notes and collect in the manner provided by law out of the property of the Trust or other obligor upon the Notes, wherever the funds adjudged or decreed to be payable are situated. If there shall be pending proceedings relative to the Trust or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or

                                       45

               taken  possession  of the  Trust or its  property  or such  other obligor, or in case of any other comparable judicial  proceedings relative to the Trust or other obligor upon the Notes,  or to the creditors  or  property of the Trust or such other  obligor,  the
               Indenture  Trustee,  irrespective of whether the principal of the
               Notes  shall then be due and payable as therein  expressed  or by
               declaration  or  otherwise  and   irrespective   of  whether  the
               Indenture  Trustee  shall  have made any demand  pursuant  to the provisions of this Section,  shall be entitled and empowered,  by intervention in such proceedings or otherwise:

               (i) to file such proofs of a claim or claims and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee
                    (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Trust or other obligor upon the Notes, or to the creditors or property of the Trust or such other obligor,

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the  Holders of the Notes in any  election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or
                    Person   performing    similar   functions   in   comparable
                    proceedings, and

               (iii) to collect and receive any funds or other property  payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of each Holder and of the Indenture Trustee on each Holder's behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each Holder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to any Holder, to pay to the Indenture
                    Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee,

                                       46

                    each  predecessor  Indenture  Trustee  and their  respective agents,  attorneys and counsel,  and all other  expenses and
                    liabilities   incurred,   and  all  advances  made,  by  the
                    Indenture  Trustee and each  predecessor  Indenture  Trustee
                    except  as  those   adjudicated  in  a  court  of  competent
                    jurisdiction   to  be  the  result  of  any  such  Indenture
                    Trustee's negligence or bad faith.

          (d)  Nothing  contained in the Indenture  shall be deemed to authorize the  Indenture  Trustee to authorize or consent to or vote for or
               accept   or  adopt  on  behalf   of  any   Holder   any  plan  or
               reorganization,  arrangement, adjustment or composition affecting the Notes or the rights of any Holder  thereof,  or to  authorize the  Indenture  Trustee  to vote in  respect  of the claim of any
               Holder in any such proceeding  except, as aforesaid,  to vote for the election of a trustee in bankruptcy or similar Person.

          (e) All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Indenture
               Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of each Holder.

          (f) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent every Holder of the Notes, and it shall not be necessary to make any Holder of the Notes party to any such proceedings.

     SECTION 5.3 Application of Proceeds.

          (a) Any funds collected by the Indenture Trustee following an Event of Default, and during the continuance thereof, pursuant to this Article or otherwise under the Indenture and any applicable
               Supplemental Indenture in respect of the Notes shall be held in trust in the Collection Account and be applied in the following order at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such funds on account of principal, any

                                       47

               premium  and   interest   and  any   Additional   Amounts,   upon
               presentation  of  the  Note  Certificate  or  Note   Certificates
               representing the Notes and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

               First: To the payment of costs and expenses, including reasonable compensation to the Indenture Trustee and each predecessor Indenture
          Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Indenture
          Trustee and each predecessor Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 for all series of Secured Medium Term
          Notes and Allstate Life(R) CoreNotes(R) (including the Notes) issued under the Program, to the extent not paid pursuant to the Support
          Agreement;

               Second: To the payment of principal, any premium and interest, any Additional Amounts and any other amounts then due and owing on the Notes, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes;

               Third: To the payment of any other Obligations then due and owing with respect to the Notes, ratably, without preference or priority of any kind; and

               Fourth: To the payment of any remaining balance to the Trust for distribution by the Delaware Trustee in accordance with the provisions of the Trust Agreement.

          (b) All funds deposited with the Indenture Trustee pursuant to the Indenture, except when an Event of Default has occurred and is continuing, shall be held in trust in the Collection Account and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Indenture
               Trustee. If no Event of Default with respect to the Notes has occurred and is continuing, the following priority of payments shall apply:

               First: To the payment of principal, any premium and interest, any Additional Amounts, and any other amounts then due and owing on the Notes, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes;

                                       48

               Second: To the payment of any other Obligations then due and owing with respect to the Notes, ratably, without preference or priority of any kind; and

               Third: To the payment of any remaining balance to the Trust for distribution by the Delaware Trustee in accordance with the provisions of the Trust Agreement.

     SECTION 5.4 Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee by the Indenture or by law.

     SECTION 5.5  Restoration of Rights on Abandonment  of  Proceedings.  If the
Indenture Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case the Trust and the Indenture Trustee shall be restored respectively to their former positions and rights under the Indenture, and all rights, remedies and powers of the Trust, the Indenture Trustee and each Holder shall continue as though no such proceedings had been taken.

     SECTION 5.6 Limitations on Suits by Holders. No Holder of any Note shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Indenture, unless:

               (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (ii) the Holder or Holders  of Notes  representing  not less than
                    25% of the  aggregate  principal  amount of the  Outstanding
                    Notes  shall  have made  written  request  to the  Indenture
                    Trustee to institute proceedings in respect of such Event of Default in its own name as the Indenture Trustee;

               (iii) such  Holder  or  Holders  have  offered  to the  Indenture
                    Trustee indemnity or security satisfactory to it against the

                                       49

                    costs, expenses and liabilities to be incurred in compliance with such request;

               (iv) the Indenture  Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and

               (v) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Holder or Holders of Notes representing at least 66 2/3% of the aggregate principal amount of the Notes then Outstanding;

it being understood and intended, and being expressly covenanted by each Holder of a Note with each other Holder of a Note and the Indenture Trustee, that no Holder or Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of any Note, or to obtain or seek to obtain priority over or preference to any other Holder of any Note or to enforce any right under the Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all the Holders of the Notes. For the protection and enforcement of the provisions of this Section, each Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions in the Indenture, however, the right of any Holder of any Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and interest on, if any, and Additional Amounts with respect to, if any, such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of
Default.

          (a)  Except as  provided  in  Section  2.7,  no right or remedy in the
               Indenture  conferred upon or reserved to the Indenture Trustee or to any Holder is intended to be  exclusive  of any other right or remedy, and every right and remedy shall, to the extent permitted by law,  be  cumulative  and in addition to every other right and remedy given under the  Indenture or existing at law or in equity or otherwise.  The assertion or employment of any right or remedy
               under  the  Indenture,  or  otherwise,   shall  not  prevent  the
               concurrent assertion or employment of any other appropriate right or remedy.

                                       50

          (b) No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
               Section 5.6, every power and remedy given by the Indenture or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Indenture Trustee or by such Holder.

     SECTION 5.8 Control by the Holders.

          (a) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to elect a holder representative (the "Holder Representative") who shall have binding authority upon all the Holders and shall replace any Holder Representative then acting in such capacity, and who shall direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by the Indenture, provided that:

               (i) such direction shall not be otherwise than in accordance with law and the provisions of the Indenture; and

               (ii) subject to the  provisions  of Section  6.1,  the  Indenture
                    Trustee  shall  have the right to decline to follow any such
                    direction  if  the  Indenture  Trustee,   being  advised  by
                    counsel,  shall  determine  that the action or proceeding so directed  may not  lawfully  be  taken  or if the  Indenture
                    Trustee  in  good  faith  by its  board  of  directors,  the executive  committee,  or a trust  committee of directors or
                    Responsible   Officers  of  the   Indenture   Trustee  shall
                    determine  that the action or  proceedings so directed would involve the Indenture Trustee in personal liability.

          (b)  Nothing in the Indenture  shall impair the right of the Indenture
               Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Holders.

     SECTION 5.9 Waiver of Past Defaults. Prior to the declaration of the maturity of the Notes as provided in Section 5.1, the Holder Representative may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences, except a default:

                                       51

               (i) in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, any of the Notes;
                    or

               (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                   ARTICLE 6
                              THE INDENTURE TRUSTEE

     SECTION 6.1 Certain Duties and Responsibilities.

          (a)  Except if an Event of Default has occurred and is continuing (and
               it  has  not  been  cured  or  waived),   the  Indenture  Trustee
               undertakes  to  perform  such  duties and only such  duties  with respect  to such  Notes  as are  specifically  set  forth  in the
               Indenture. No implied covenants or obligations shall be read into the Indenture against the Indenture Trustee.

          (b) If an Event of Default has occurred and is continuing (and it has not been cured or waived), the Indenture Trustee shall exercise such of the rights and powers with respect to the Notes vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of the Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

               (ii) in the  absence  of bad  faith on its  part,  the  Indenture
                    Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of

                                       52

                    the Indenture unless a Responsible  Officer of the Indenture
                    Trustee  has  actual   knowledge  that  such  statements  or
                    opinions are false; provided that the Indenture Trustee must examine such  certificates and opinions to determine whether they conform to the requirements of the Indenture;

               (iii) the Indenture  Trustee shall not be liable for any error of judgment  made in good faith by any  Responsible  Officer of
                    the  Indenture  Trustee,   unless  it  is  proved  that  the
                    Indenture   Trustee  was  negligent  in   ascertaining   the
                    pertinent facts;

               (iv) the  Indenture  Trustee  shall not be liable with respect to any action  taken or omitted to be taken by it in good faith
                    in   accordance   with   the   direction   of   the   Holder
                    Representative  relating  to the time,  method  and place of conducting any  proceeding  for any remedy  available to the
                    Indenture   Trustee,   or  exercising  any  trust  or  power
                    conferred  upon the Indenture  Trustee,  under the Indenture with respect to the Notes; and

               (v)  no provision of the  Indenture  shall  require the Indenture
                    Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

     SECTION 6.2 Certain  Rights of the  Indenture  Trustee.  Subject to Section
6.1:

          (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                                       53

          (b)  any request, direction, order or demand of the Trust mentioned in
               the  Indenture  shall  be  sufficiently   evidenced  by  a  Trust
               Certificate   (unless  other  evidence  in  respect   thereof  be
               specifically prescribed in the Indenture);

          (c) the Indenture Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in reliance on such advice or Opinion of Counsel;

          (d)  the  Indenture  Trustee  shall be under no obligation to exercise any of the trusts or powers  vested in it by the Indenture at the request, order or direction of any Holder Representative pursuant
               to  the   provisions  of  the   Indenture,   unless  such  Holder
               Representative  shall  have  offered  to  the  Indenture  Trustee reasonable security or indemnity against the costs,  expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

          (e)  whenever in the  administration  of the  Indenture  the Indenture
               Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on its part, be deemed to be conclusively proved and established by a Trust Certificate delivered to the Indenture Trustee;

          (f) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Indenture;

          (g)  the   Indenture   Trustee   shall   not  be  bound  to  make  any
               investigation into the facts or matters stated in any resolution, certificate,  statement,  instrument,  opinion,  report,  notice, request,  consent, order, approval,  appraisal,  bond, debenture, note,  coupon,  security,  or  other  paper  or  document  unless requested  in  writing  so to do by  the  Holder  Representative;
               provided  that,  if the payment  within a reasonable  time to the
               Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such  investigation is, in the opinion of the Indenture  Trustee,  not reasonably assured to the
               Indenture  Trustee by the security afforded to it by the terms of the  Indenture,  the  Indenture

                                       54

               Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Trust or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Trust upon demand; and

          (h) the Indenture Trustee may execute any of the trusts or powers under the Indenture or perform any duties under the Indenture either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it under the Indenture.

     SECTION  6.3  Not  Responsible  for  Recitals,  Validity  of the  Notes  or
Application of the Proceeds. The recitals contained in the Indenture and in the Notes, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Trust, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representation as to the validity or sufficiency of the Indenture or of the Notes, or of any Funding Agreement, or of the Collateral. The Indenture Trustee shall not be accountable for the use or application by the Funding Agreement
Provider of the proceeds of the Funding Agreement(s).

     SECTION 6.4 May Hold Notes; Collections, Etc. The Indenture Trustee or any agent of the Trust or the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee or such agent and, subject to Section
6.7,  Section 311(a) of the Trust Indenture Act, and Rule 3a-7 of the Investment
Company Act, may otherwise deal with the Trust, the  Administrator,  the Funding
Agreement Provider and any other interested party, and receive, collect, hold and retain collections from the Trust with the same rights it would have if it were not the Indenture Trustee or such agent.

     SECTION 6.5 Funds Held By Indenture  Trustee.  Subject to the provisions of
Section 11.4, all funds received by the Indenture Trustee shall, until used or applied as provided in the Indenture, be held in trust for the purposes for which they were received. The Indenture Trustee (and each of its agents and Affiliates) shall deposit all cash amounts received by it (or any such agents or Affiliates) that are derived from the Collateral for the benefit of the Holders of Notes in the Collection Account. Neither the Indenture Trustee nor any agent of the Trust or the Indenture Trustee shall be under any liability for interest on any funds received by it under the Indenture.

     SECTION 6.6 Compensation; Reimbursement; Indemnification.

          (a)  The Trust covenants and agrees:

                                       55

               (i)  to pay to the Indenture  Trustee from time to time,  and the
                    Indenture   Trustee   shall  be  entitled   to,   reasonable
                    compensation  for all  services  rendered  by it  under  the
                    Indenture  (which  compensation  shall not be limited by any provision of law in regard to the  compensation of a trustee of an express trust);

               (ii) except as  otherwise  provided in the  Indenture,  to pay or reimburse  the  Indenture  Trustee  upon its request for all reasonable expenses,  disbursements and advances incurred or made  by  the  Indenture  Trustee  in  accordance  with  any
                    provision  of  the  Indenture   (including   the  reasonable
                    compensation  and  the  expenses  and  disbursements  of its agents and counsel),  except any such expense,  disbursement or advance as may arise  from its  negligence  or bad faith;
                    and

               (iii) to  indemnify  the  Indenture  Trustee  for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Indenture or the trusts under the Indenture and its duties under the Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Indenture.

          (b) The obligations of the Trust under this Section to compensate and indemnify the Indenture Trustee and to pay or reimburse the Indenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness under the Indenture and shall survive the satisfaction and discharge of the Indenture and any resignation or removal of the Indenture Trustee.

     SECTION 6.7 Corporate Trustee Required; Eligibility.

          (a) There shall at all times be an Indenture Trustee under the Indenture which shall:

               (i) be a banking corporation or national association authorized under its laws of incorporation or formation and the laws of the jurisdiction in which it administers the Indenture and any Supplemental Indenture to exercise corporate trust powers, having an aggregate capital,

                                       56

                    surplus  of at  least  $50,000,000;  provided  that  if such
                    banking  corporation  or  national   association   publishes
                    reports of condition at least  annually,  pursuant to law or
                    to  the   requirements  of  its  Federal,   State  or  other
                    governmental  supervisor,  then  for  the  purposes  of this
                    Section,  the  aggregate  capital,   surplus  and  undivided
                    profits of such banking corporation or national  association shall be deemed to be its  aggregate  capital,  surplus  and undivided  profits as set forth in its most recent report of condition so published;

               (ii) not be affiliated (as such term is defined in Rule 405 under the Securities Act) with the Trust or with any Person involved in the organization or operation of the Trust; and

               (iii) not offer or provide  credit or credit  enhancement  to the
                    Trust.

          (b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.8.

     SECTION 6.8 Resignation and Removal; Appointment of Successor Trustee.

          (a) The Indenture Trustee may at any time resign by giving not less than 90 days' prior written notice of resignation to the Trust and to the Holders of Notes as provided in the Indenture. Upon receiving such notice of resignation, the Trust shall promptly cause a successor trustee to be appointed by written instrument in duplicate, executed by the Trust, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor indenture trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  If at any time:

                                       57

               (i)  the  Indenture   Trustee  shall  cease  to  be  eligible  in
                    accordance  with the  provisions  of  Section  6.7(a) or the requirements of Section 310(a) of the Trust Indenture Act or any  applicable  Supplemental  Indenture  and shall  fail to resign  pursuant  to  Section  6.7(b) or  following  written request therefor by the Trust or by any such Holder pursuant to Section 6.8(c);

               (ii) the Indenture  Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture
                    Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture
                    Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

               (iii) the  Indenture  Trustee  shall  fail  to  comply  with  the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Trust or any Holder of a Note who has been a bona fide Holder of a Note for at least six months;

               then, in any such case, except during the existence of an Event of Default, the Trust may remove the Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture
               Trustee so removed and one copy to the successor trustee.

          (c) In addition to the right of petition given to the resigning trustee and the right of removal given to the Trust under Sections 6.8(a) and 6.8(b), respectively, any Holder who has been a Holder of Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee or the removal of the Indenture Trustee and the appointment of a successor trustee, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee or remove the Indenture Trustee and appoint a successor trustee, as the case may be.

          (d)  The Holder  Representative  may at any time remove the  Indenture
               Trustee and appoint a successor trustee by delivering to the Indenture Trustee so removed, to the successor trustee so

                                       58

               appointed  and to the Trust the evidence  provided for in Section
               8.1 of the action in that regard taken by a Holder.

          (e) Any resignation or removal of the Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall only become effective upon acceptance of appointment by the successor trustee as provided in
               Section 6.9.

     SECTION 6.9 Acceptance of Appointment by Successor Trustee.

          (a)  Every  successor  trustee  appointed  as  provided in Section 6.8 shall  execute,  acknowledge  and deliver to the Trust and to its
               predecessor   indenture  trustee  an  instrument  accepting  such
               appointment,  and  thereupon  the  resignation  or removal of the predecessor  indenture  trustee  shall become  effective and such successor  indenture  trustee,  without any further act,  deed or conveyance,  shall become vested with all rights,  powers, duties and obligations of its predecessor under the Indenture, with like effect as if  originally  named as  indenture  trustee  under the
               Indenture; but, nevertheless, on the written request of the Trust or of  the  successor  indenture  trustee,  upon  payment  of its charges then unpaid,  the indenture trustee ceasing to act shall, subject  to Section  11.4,  pay over to the  successor  indenture trustee all funds at the time held by it under the  Indenture and shall  execute and  deliver an  instrument  transferring  to such successor indenture trustee all such rights,  powers,  duties and
               obligations.   Upon  request  of  any  such  successor  indenture
               trustee,  the Trust  shall  execute  any and all  instruments  in writing for more fully and certainly vesting in and confirming to such  successor  indenture  trustee  all such  rights and powers.
               Subject to the Lien created  under the  Indenture,  any indenture trustee ceasing to act shall,  nevertheless,  retain a claim upon all property or funds held or collected by such indenture trustee to secure any amounts then due it pursuant to the  provisions  of
               Section 6.6.

          (b) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.9, the Trust shall notify each Holder of any Note and each rating agency then rating any Notes at the request of the Trust. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.8. If the Trust fails to make such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture

                                       59

               Trustee shall cause such notice to be mailed at the expense of the Trust.

     SECTION 6.10 Merger, Conversion, Consolidation or Succession to Business of
Indenture Trustee.

          (a)  Any corporation or entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated,  or any corporation or entity  resulting  from any merger,  conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or entity  succeeding to all or substantially all of the corporate trust business of the Indenture  Trustee,  shall be the  successor of the Indenture  Trustee under the  Indenture, provided that such  corporation or entity shall be eligible under the provisions of Section 6.7, without the execution or filing of any paper or any further act on the part of any of the parties to
               the  Indenture,   anything  in  the  Indenture  to  the  contrary
               notwithstanding.

          (b)  In case at the time such successor to the Indenture Trustee shall succeed to the trusts  created by the  Indenture any of the Notes shall  have  been  authenticated  but  not  delivered,  any  such successor to the Indenture  Trustee may adopt the  certificate of authentication  of any predecessor  Indenture Trustee and deliver such Notes so authenticated; and, in case at that time any of the
               Notes shall not have been  authenticated,  any  successor  to the
               Indenture  Trustee may authenticate such Notes either in the name of any  predecessor  under  the  Indenture  or in the name of the
               successor   Indenture  Trustee;   and  in  all  such  cases  such
               certificate shall have the full force;  provided,  that the right to adopt the  certificate of  authentication  of any  predecessor
               Indenture  Trustee  or to  authenticate  Notes in the name of any predecessor  Indenture  Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


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     SECTION 6.11  Limitations on Rights of Indenture  Trustee as Creditor.  The
Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act.

                                   ARTICLE 7
            HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND TRUST

     SECTION  7.1 Trust To Furnish  Indenture  Trustee  Names And  Addresses  Of
Holders.

     In accordance with Section 312(a) of the Trust Indenture Act, the Trust shall furnish or cause to be furnished to the Indenture Trustee:

          (a) semi-annually not later than June 30 and December 31 of the year or upon such other dates as are set forth in or pursuant to a Note Certificate or Supplemental Indenture, a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

          (b) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Trust of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

SECTION 7.2       Preservation of Information; Communication to Holders.

     The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder of Notes, by receiving and holding the same, agrees with the Trust and the Indenture Trustee that neither the Trust, the Indenture Trustee, any Paying Agent or any Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section
312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

     SECTION 7.3 Reports by Indenture Trustee.

          (a) Within 60 days after May 15 of each year commencing with the first May 15 following the issuance of Notes, if required by
               Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture
               Act, a brief report dated as of May 15 with respect to any of the events specified in Section 313(a) of the Trust Indenture Act

                                       61

               which may have occurred since the later of the immediately preceding May 15 and the date of the Indenture.

          (b)  The  Indenture  Trustee  shall  transmit the reports  required by
               Section 313(a) of the Trust Indenture Act at the time specified therein.

          (c)  The  Indenture  Trustee  shall comply with Section  313(b) of the
               Trust Indenture Act.

          (d) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

          (e)  A  copy  of  each  such  report  shall,   at  the  time  of  such
               transmission to Holders,  be filed by the Indenture  Trustee with each stock  exchange  upon which the Notes are  listed,  with the
               Commission  and the Trust.  The Trust will  notify the  Indenture
               Trustee whether the Notes are listed on any stock exchange.

          (f) Within ten days following any distribution made or scheduled to be made on the Notes, including any Interest Payment Date or the Maturity Date, and only to the extent the Trust is required to file reports under the Exchange Act, the Indenture Trustee will deliver to the Funding Agreement Provider and the Holders a report substantially in the form attached as Exhibit C.

     SECTION 7.4 Reports and Opinions by Trust.

          Pursuant to Section 314(a) of the Trust Indenture Act, the Trust shall:

          (a)  file, or cause to be filed, with the Indenture Trustee, within 15 days after the Trust or Global  Funding is  required  to file the same  with the  Commission  and to the  extent  available  to the
               Trust,  copies  of the  annual  reports  and of the  information, documents and other reports (or copies of such portions of any of the  foregoing as the  Commission  may from time to time by rules and regulations  prescribe) which the Trust or Global Funding may be required to file with the Commission pursuant to Section 13 or
               Section  15(d)  of the  Exchange  Act;  or,  if the  Trust is not
               required to file  information,  documents or reports  pursuant to either  of said  Sections,  then it  shall  file,  or cause to be
               filed,  with  the  Indenture  Trustee  and  the  Commission,   in
               accordance  with rules and  regulations  prescribed  from time to time by the Commission,  such of the  supplementary  and periodic information, documents

                                       62

               and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed form time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Trust or Global Funding would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Trust or Global Funding shall not be required to make such filings;

          (b)  file,  or cause to be filed  on its  behalf,  with the  Indenture
               Trustee  and  the  Commission,   in  accordance  with  rules  and
               regulations prescribed from time to time by the Commission,  such additional  information,  documents  and reports  with respect to compliance by the Trust, with the conditions and covenants of the
               Indenture as may be required  from time to time by such rules and regulations; and

          (c) transmit within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in
               Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by or on behalf of the Trust pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          (d)  The Trust shall furnish to the Indenture Trustee:

               (i) promptly after the execution and delivery of the Indenture, an Opinion of Counsel either stating that, in the opinion of such counsel, the Indenture has been properly recorded, registered and filed to the extent necessary to make effective the Security Interest intended to be created by the Indenture, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to make the Security Interest effective; and

               (ii) at least annually,  an Opinion of Counsel,  dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture, as is necessary to maintain the Security Interest of the Indenture and reciting the details of such action or

                                       63

                    referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain the Security
                    Interest.

     SECTION 7.5 Reports on Assessment of Compliance with Servicing Criteria and
Compliance Statements; Attestation Reports of Registered Public Accounting Firm.
In connection with the filing of any Annual Report on Form 10-K of the Trust filed under the Exchange Act (each, an "Annual Report"), each of the Indenture
Trustee and each Paying Agent (unless the  Indenture  Trustee is the only Paying
Agent) shall (a) provide to the Funding Agreement Provider, the Trust and Global
Funding (i) a report required  pursuant to Item 1122(a) of Regulation AB (17 CFR
229.1100 - 1123)("Regulation AB") on an assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (each a "Compliance Report") and (ii) a statement of compliance required pursuant to
Item 1123 of Regulation AB, each of which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report; and (b) cause, at the expense of the Funding Agreement Provider, a registered public accounting firm to provide to the Funding Agreement Provider, the Trust and Global Funding an attestation report on the applicable Compliance Report as required pursuant to
Item 1122(b) of Regulation AB, which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report.

                                   ARTICLE 8
                             CONCERNING EACH HOLDER

     SECTION 8.1 Evidence of Action Taken by a Holder.

          (a)  Any request, demand,  authorization,  direction, notice, consent, waiver or other action  provided by the  Indenture to be given or taken by any Holder may be embodied in and  evidenced  (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy  appointed  in writing, or (ii) by the  record of the  Holders  of Notes  voting in favor thereof  at any  meeting  of  Holders  duly  called  and  held in accordance  with the  provisions  of  Article  12,  or (iii) by a combination of such instrument or instruments and any such record of  such  meeting  of  Holders.  Except  as  otherwise  expressly provided in the  Indenture,  such action shall  become  effective
               when  such   instrument  or  instruments  are  delivered  to  the
               Indenture  Trustee.  Proof of execution of any instrument or of a writing  appointing  any such agent shall be  sufficient  for any purpose of the  Indenture  and  (subject to Sections 6.1 and 6.2)
               conclusive  in favor of the Indenture  Trustee and the Trust,  if made in the manner  provided in this  Article.  The record of any

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               meeting of Holders of Notes shall be proved in the manner provided in Section 12.6.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon the applicable Note Certificate.

     SECTION 8.2 Proof of Execution of Instruments and of Holding of Notes.

          (a)  Subject to Sections 6.1 and 6.2, the execution of any  instrument by a Holder or its  agent or proxy  may be  proved in  accordance with such  reasonable  rules and regulations as may be prescribed
               by  the  Indenture   Trustee  or  in  such  manner  as  shall  be
               satisfactory to the Indenture Trustee.

          (b) The ownership, principal amount and CUSIP numbers of Notes shall be proved by the Note Register or by a certificate of the Indenture Trustee.

     SECTION 8.3 Voting Record Date. The Trust may set a record date for purposes of determining the identity of each Holder of a Note entitled to vote or consent to any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 5 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions of the Indenture, only a Holder of any Note on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     SECTION 8.4 Persons Deemed to be Owners. The Trust, the Indenture Trustee and any agent of the Trust or the Indenture Trustee may deem and treat the Holder of any Note of as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on the applicable Note Certificate) for the purpose of receiving payment of or on account of the principal of, any premium on, and, subject to the provisions of the Indenture, any interest on, and any Additional Amounts with respect to, such Note and for all other purposes; and neither the Trust nor the Indenture Trustee nor any agent of the Trust or the Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for funds payable upon any such Note.

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     SECTION 8.5 Notes Owned by Trust Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under the Indenture, Notes which are owned by the Trust or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Indenture
Trustee shall be protected in relying on any such direction, consent or waiver only Notes which the Indenture Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice. Upon request of the Indenture Trustee, the Trust shall furnish to the Indenture Trustee promptly a Trust Certificate listing and identifying all Notes, if any, known by the Trust to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Indenture Trustee shall be entitled to accept such Trust
Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

     SECTION 8.6 Right of Revocation of Action Taken; Binding Effect of Actions by Holders.

          (a)  At any time  prior  to (but  not  after)  the  evidencing  to the
               Indenture  Trustee,  as provided in Section 8.1, of the taking of any  action  by  the  Holders  of  the  percentage  in  aggregate principal  amount  of the Notes  specified  in the  Indenture  in connection with such action,  any Holder of a Note represented by a Note  Certificate  the  serial  number of which is shown by the evidence  to be  included  among the  serial  numbers of the Note
               Certificates   representing  Notes  the  Holders  of  which  have
               consented  to such action may,  by filing  written  notice at the
               Corporate  Trust  Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note.

          (b) Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in the Indenture in connection with such action shall be conclusively binding upon the Trust, the Indenture Trustee and all present and future
               Holders of the Notes, irrespective of whether or not any notation

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               in  regard  of any such  action  is made on any  applicable  Note
               Certificate.

                                   ARTICLE 9
                             SUPPLEMENTAL INDENTURES

     SECTION 9.1 Supplemental Indentures Without Consent of Holders.

          (a) The Trust and the Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture (each, a "Supplemental Indenture") (which shall conform to the provisions of the Trust Indenture Act) for one or more of the following purposes without the consent of any Holder:

               (i) for the Trust to convey, transfer, assign, mortgage or pledge to the Indenture Trustee as security for the Notes any property or assets;

               (ii) to add to the covenants of the Trust such further covenants, restrictions,  conditions or provisions as the Trust and the
                    Indenture Trustee shall consider to be for the protection of each Holder of any Note, and to make the occurrence,  or the occurrence  and  continuance,  of  a  default  in  any  such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several  remedies  provided in the  Indenture  as set forth in the  Indenture;  provided,  that in  respect of any
                    such   additional   covenant,   restriction,   condition  or
                    provision  such  Supplemental  Indenture  may  provide for a particular  period of grace after default  (which period may be shorter or longer than that  allowed in the case of other defaults) or may provide for an immediate  enforcement  upon such an Event of Default or may limit the remedies available to the  Indenture  Trustee  upon such an Event of Default or may limit the right of the  Holder  Representative  to waive such an Event of Default;

               (iii) to cure any  ambiguity  or to  correct  or  supplement  any provision  contained in the Indenture or in any Supplemental
                    Indenture  or Note  Certificate  which may be  defective  or inconsistent  with  any  other  provision  contained  in the
                    Indenture   or  in  any   Supplemental   Indenture  or  Note
                    Certificate;  or to make such other

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                    provisions in regard to matters or questions arising under the Indenture or under any Supplemental Indenture or Note
                    Certificate which shall not adversely affect the interests of the Holders of the Notes in any material respect; or

               (iv) to evidence and provide for the  acceptance  of  appointment under the Indenture by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee.

          (b) The Indenture Trustee is authorized to join with the Trust in the execution of any such Supplemental Indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise.

          (c)  Any Supplemental  Indenture  authorized by the provisions of this
               Section may be executed  without the consent of any Holder of any
               Note  at  the  time  Outstanding,   notwithstanding  any  of  the
               provisions of Section 9.2.

     SECTION 9.2 Supplemental Indentures With Consent of Holders.

          (a) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding, the Trust and the Indenture
               Trustee may, from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any Supplemental Indenture or Note
               Certificate or of modifying in any manner the rights of the Holders of the Notes; provided, that no such Supplemental
               Indenture shall, without the consent of the Holder of each Note so affected:

               (i) change the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of any Holder to institute suit for the payment thereof or modify any

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                    redemption or repayment provisions applicable to the Notes;

               (ii) permit the  creation  of any Lien on the  Collateral  or any part thereof (other than the Security Interest) or terminate the Security Interest as to any part of the Collateral, except as permitted by the Indenture; or

               (iii) modify any of the  provisions of this Section 9.2 except to increase the aforementioned percentage of Notes required to approve any Supplemental Indenture.

          (b) Upon the request of the Trust, and upon the filing with the Indenture Trustee of evidence of the consent of each Holder and other documents, if any, required by Section 8.1 the Indenture
               Trustee shall join with the Trust in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed
               Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          (d)  Promptly  after the  execution  by the  Trust  and the  Indenture
               Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Indenture Trustee shall notify the Holders of each Note, as provided in the Indenture, setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Indenture Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

     SECTION 9.3 Compliance  with Trust  Indenture Act;  Effect of  Supplemental
Indentures. Any Supplemental Indenture executed pursuant to the provisions of this Article shall comply with the Trust Indenture Act. Upon the execution of any Supplemental Indenture pursuant to the provisions of the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Indenture Trustee, the Trust, each agent of the Trust and each Holder of Notes shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all

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the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

     SECTION 9.4  Documents  to Be Given to  Indenture  Trustee.  The  Indenture
Trustee,  subject to the provisions of Sections 6.1 and 6.2, may receive a Trust
Certificate and an Opinion of Counsel as conclusive evidence that any such Supplemental Indenture complies with the applicable provisions of the Indenture.

     SECTION  9.5  Notation  on Note  Certificates  in Respect  of  Supplemental
Indentures. Any Note Certificate authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such Supplemental Indenture or as to any action taken at any such meeting. If the Trust or the Indenture Trustee shall so determine, a new
Note Certificate representing Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any modification of the Indenture contained in any such Supplemental Indenture may be prepared by the Trust, authenticated by the Indenture Trustee and delivered in exchange for each Note
Certificate representing Notes then Outstanding.

     SECTION 9.6 Amendment to Funding Agreements.

          (a)  The Trust and the Indenture  Trustee may from time to time and at any time enter into or consent to one or more  amendments  to any
               Funding  Agreement  for  one or more  of the  following  purposes without the consent of any Holder:  to cure any  ambiguity  or to correct or  supplement  any  provision  contained in such Funding
               Agreement which may be defective or  inconsistent  with any other provision  contained  in such  Funding  Agreement,  or  with  any provision of the  Indenture,  the Notes,  the Funding  Note,  the
               Distribution Agreement,  the Trust Agreement,  the Administrative
               Services  Agreement,   the  Coordination   Agreement,   the  Name
               Licensing Agreement,  the Support Agreement,  the Terms Agreement
               or the Pricing  Supplement,  or to make such other  provisions in regard  to  matters  or  questions  arising  under  such  Funding
               Agreement or the Indenture  which shall not adversely  affect the interests of the Holders of the Notes in any material respect.

          (b) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding, the Trust and the Indenture
               Trustee may, from time to time and at any time, enter into or consent to one or more amendments to any Funding Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Funding

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               Agreement; provided, that no such amendment shall change the Maturity Date (as defined in such Funding Agreement) of such Funding Agreement, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of the Indenture Trustee or the Trust to institute suit for the payment thereof or modify any redemption or repayment provisions applicable to such Funding Agreement without the consent of the Holder of each Note affected thereby.

          (c) The Indenture Trustee may receive and conclusively rely upon an Opinion of Counsel stating whether or not any Notes would be affected by any amendment of a Funding Agreement and any such Opinion of Counsel shall be conclusive upon all the Holders of the Notes.

          (d)  Notwithstanding any other provision,  the Trust and the Indenture
               Trustee will not enter into or consent to any amendment to any Funding Agreement with the Funding Agreement Provider or permit any Funding Agreement to be amended or modified if such amendment or modification would cause the Trust not to be ignored or treated as a "grantor trust" for United States federal income tax purposes (as evidenced by an Opinion of Counsel). Furthermore, the Trust and the Indenture Trustee will not enter into or consent to any agreement or take any action which would cause the Trust to become required to be registered as an "investment company", or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act.

          (e) The Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any such amendment to a Funding Agreement complies with the requirements of Section 9.6(a) or (b), as applicable, and any such Opinion of Counsel shall be conclusive on the Holders of the Notes.

          (f) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment to a Funding Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

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                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 10.1 Trust May Merge,  Consolidate,  Sell Or Convey  Property Under
Certain Circumstances. The Trust may not consolidate with, or merge into, any entity (whether or not affiliated with the Trust), or sell, lease or convey the property of the Trust as an entirety or substantially as an entirety, unless:

          (a) the entity formed by such consolidation or into which the Trust is merged or the entity which acquires by conveyance or transfer the properties and assets of the Trust substantially as an entirety shall be a statutory trust formed under the laws of the State of Delaware or a corporation or other entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a Supplemental Indenture, executed and delivered to the Indenture
               Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Notes and the performance of every covenant of the Indenture on the part of the Trust to be performed or observed;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

          (c) the Trust has received written confirmation from any rating agency then rating any Notes at the request of the Trust that such consolidation, merger, conveyance or transfer shall not cause the rating on the then Outstanding Notes to be downgraded or withdrawn; and

          (d)  the  Trust  has  delivered  to  the  Indenture  Trustee  a  Trust
               Certificate  and an  Opinion of Counsel  each  stating  that such
               consolidation,   merger,   conveyance   or   transfer   and  such
               Supplemental  Indenture  comply  with this  Article  and that all conditions  precedent  provided for in the Indenture  relating to such transaction have been complied with.

                                   ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

     SECTION 11.1 Satisfaction and Discharge of Indenture. If at any time (a) the Trust shall have paid or caused to be paid all outstanding principal of, any premium

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and interest on, and any Additional Amounts and other amounts payable with respect to, all the Notes Outstanding under the Indenture, as and when the same shall have become due and payable, or (b) the Trust shall have delivered to the Indenture Trustee for cancellation all Note Certificates representing Notes theretofore authenticated (other than any Note Certificate which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) the Trust shall have irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds the entire amount in cash
(other than funds repaid by the Indenture Trustee or any Paying Agent to the Trust in accordance with Section 11.4) sufficient to pay at maturity all amounts payable at maturity on the Notes represented by each Note Certificate not theretofore delivered to the Indenture Trustee for cancellation, including any outstanding principal, interest, premium, Additional Amounts and other amounts due or to become due to such date of maturity as the case may be, and if, in any such case, the Trust shall also pay or cause to be paid all other sums payable under the Indenture by the Trust, then the Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Note Certificates, (iii) rights of Holders to receive payments of principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Notes, (iv) the rights, obligations and immunities of the Indenture Trustee under the Indenture and (v) the rights of each Holder as beneficiary of the Indenture with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Trust accompanied by a Trust Certificate and an Opinion of Counsel and at the cost and expense of the Trust, shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture. The Trust agrees to reimburse the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with the Indenture or the Notes.

     SECTION  11.2  Application  by  Indenture  Trustee of Funds  Deposited  for
Payment of Notes. Subject to Section 11.4, all funds deposited with the Indenture Trustee pursuant to Section 11.1 shall be held in trust in the Collection Account in accordance with Section 6.5 and applied by it to the payment, either directly, in its capacity as the Paying Agent, or through any other Paying Agent, to each Holder of any Note for the payment or redemption of which such funds have been deposited with the Indenture Trustee, of all sums due and to become due thereon for any principal, interest, premium, Additional
Amounts or other amounts.

     SECTION 11.3 Repayment of Funds Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture, all funds then held by any Paying Agent under the provisions of the Indenture shall, upon demand of the Trust, be repaid to the Trust or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

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     SECTION  11.4 Return of Funds Held by Indenture  Trustee and Paying  Agent.
Any funds deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of, any interest or premium on, or any Additional Amounts or any other amounts with respect to, any Note and not applied but remaining unclaimed for three years after the date upon which such principal, interest, premium, Additional Amounts or any other amount shall have become due and payable, shall, upon the written request of the Trust and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Trust by the Indenture Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Trust for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee or any Paying
Agent with respect to such funds shall thereupon cease.

                                   ARTICLE 12
                          MEETINGS OF HOLDERS OF NOTES

     SECTION  12.1  Purposes  for Which  Meetings  May Be  Called.  A meeting of
Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be made, given or taken by Holders of Notes.

     SECTION 12.2 Call, Notice and Place of Meetings.

          (a)  Unless otherwise  provided in a Note  Certificate,  the Indenture
               Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 12.1, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office is located. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section
               13.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Trust or the Holder or Holders of at least 10% in principal amount of the Notes shall have requested the Indenture Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided in the Indenture, then

                                       74

               the Trust or the Holder or Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York or the city in which the Corporate
               Trust Office is located for such meeting and may call such meeting for such purposes by giving notice thereof as provided in
               Section 12.2.

     SECTION 12.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Notes then Outstanding, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Notes then Outstanding by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture
Trustee and its counsel and any representatives of the Trust and its counsel.

     SECTION 12.4 Quorum; Action.

          (a)  The Persons  entitled to vote a majority in  principal  amount of the  Notes  then  Outstanding  shall  constitute  a quorum  for a meeting  of  Holders  of Notes;  provided,  however,  that if any action is to be taken at such  meeting  with respect to a consent or waiver which the Indenture  expressly provides may be given by the Holders of not less than 66 2/3% in  principal  amount of the
               Outstanding   Notes,  then  Persons  entitled  to  vote  66-%  in
               principal  amount of the  Outstanding  Notes shall  constitute  a quorum.  In the absence of a quorum  within 30 minutes  after the time  appointed  for any such  meeting,  the  meeting  shall,  if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned  for a period of not less than 10 days as  determined  by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned  for a period of not less than 10 days as determined by the  chairman of the  meeting  prior to the  adjournment  of such adjourned  meeting.  Notice of the  reconvening  of any adjourned meeting shall be given as provided in Section  12.2,  except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled  to be  reconvened.
               Notice of the  reconvening  of an adjourned  meeting  shall state expressly the  percentage,  as provided  above,  of the principal amount of the Outstanding Notes which shall constitute a quorum.

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          (b)  Except  as  limited  by  the  proviso  to  Section  9.2(a),   any
               resolution  presented  to a meeting  or  adjourned  meeting  duly reconvened  at which a quorum  is  present  as  aforesaid  may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided,  however, that,  except as limited by the  proviso to Section  9.2(a),  any resolution  with  respect  to any  consent  or  waiver  which the
               Indenture  expressly  provides may be given by the Holders of not less than 66-% in principal  amount of the Outstanding  Notes may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote  of the  Holders  of 66  2/3%  in  principal  amount  of the
               Outstanding Notes; and provided, further, that, except as limited by the proviso to Section 9.2(a),  any resolution with respect to any request, demand,  authorization,  direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which  is  less  than a  majority,  in  principal  amount  of the
               Outstanding  Notes may be adopted  at a meeting  or an  adjourned meeting  duly  reconvened  and at which a quorum  is  present  as aforesaid  by  the  affirmative  vote  of  the  Holders  of  such specified  percentage  in  principal  amount  of the  Outstanding
               Notes.

          (c) Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

     SECTION 12.5  Determination  of Voting  Rights;  Conduct of  Adjournment of
Meetings.

          (a)  Notwithstanding  any  other  provisions  of  the  Indenture,  the
               Indenture Trustee may make such reasonable  regulations as it may deem  advisable  for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the  appointment  of proxies and in regard to the  appointment  and  duties of  inspectors  of votes,  the submission and  examination of proxies,  certificates and other  evidence of the right to vote,  and such other matters
               concerning   the   conduct  of  the  meeting  as  it  shall  deem
               appropriate.  Except as  otherwise  permitted  or required by any such  regulations,  the  holding of Notes  shall be proved in the manner  specified in Section 8.4 and the appointment of any proxy shall be proved in the  manner  specified  in Section  8.2.  Such regulations  may  provide  that  written  instruments  appointing

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               proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.2 or other proof.

          (b) The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Trust or by Holders of Notes as provided in Section 12.2(b), in which case the Trust or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

          (c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 of principal amount of Notes held or represented by such Holder or proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

          (d)  Any meeting of Holders of Notes duly  called  pursuant to Section
               12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

     SECTION 12.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be (a) by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them or (b) by such other procedures adopted by the Indenture Trustee in its discretion. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4.
Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Trust, and another to the Indenture Trustee to be preserved by the Indenture
Trustee,  the latter to have attached  thereto the ballots voted at the meeting.

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Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     SECTION  13.1  No  Recourse.   Notwithstanding  anything  to  the  contrary
contained in the Indenture,  or any relevant Note  Certificate  or  Supplemental
Indenture,  none of the Funding  Agreement  Provider,  its officers,  directors, affiliates,  employees or agents, or any of the Delaware Trustee,  the Indenture
Trustee or the Trust  Beneficial  Owner,  or any of their  officers,  directors, affiliates,  employees or agents (the "Nonrecourse  Parties") will be personally liable for the payment of any principal,  interest or any other sums at any time owing  under the terms of the Notes.  If any Event of Default  shall  occur with respect to the Notes,  the right of the  Holders of the Notes and the  Indenture
Trustee on behalf of such Holders in connection  with a claim on the Notes shall be limited solely to a proceeding  against the  Collateral.  Neither the Holders nor the  Indenture  Trustee  on  behalf  of the  Holders  will have the right to proceed against the Nonrecourse Parties to enforce the Notes (except that to the extent  they  exercise  their  rights,  if any,  to seize the  relevant  Funding
Agreement(s),  they may enforce the relevant  Funding  Agreement(s)  against the
Funding  Agreement  Provider) or for any  deficiency  judgment  remaining  after foreclosure of any property included in the relevant Collateral.

     It is expressly understood and agreed that nothing contained in this Section shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes or otherwise affect or impair the enforceability against the Trust of the liens, assignments, rights and the Security Interest created by or pursuant to the Indenture, the relevant
Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Notes. Nothing in this Section shall preclude the Holders from foreclosing upon any property included in the Collateral or any other rights or remedies in law or in equity against the Trust.

     SECTION 13.2  Provisions  of Indenture  for the Sole Benefit of Parties and
Holders. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties to the Indenture and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision contained in the Indenture, all such covenants and provisions being for the sole benefit of the parties to the Indenture and their successors and of the Holders of the Notes.

     SECTION 13.3 Successors and Assigns of Trust Bound by Indenture. All the covenants, stipulations, promises and agreements in the Indenture contained by or in behalf of the Trust shall bind its successors and assigns, whether so expressed or not.

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     SECTION  13.4  Notices  and  Demands on Trust,  Indenture  Trustee  and any
Holder.

          (a)  Except as  otherwise  provided  by this  Section,  any  notice or demand  which by any  provision  of the  Indenture is required or permitted  to be given or served by the  Indenture  Trustee or by any  Holder of any Note to or on the Trust may be given or served by being deposited  postage prepaid,  first-class mail (except as otherwise  specifically  provided  in  the  Indenture)  addressed
               (until  another  address  of the Trust is filed by the Trust with the  Indenture  Trustee)  to the  Delaware  Trustee.  Any notice, direction,  request  or demand  by the Trust or any  Holder to or
               upon  the  Indenture   Trustee  shall  be  deemed  to  have  been
               sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

          (b) Where the Indenture provides for notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at such Holder's last address as it appears in the Note Register. In any case where notice to any Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

          (c) Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Holder shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          (d) If, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Trust and each Holder when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture
               Trustee shall be deemed to be a sufficient giving of such notice.

          (e) The Trust shall deliver promptly to each rating agency then rating the Notes copies of each of the following:

               (i)  any repurchase of Notes pursuant to Section 3.3;

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               (ii) any notice of any default or Event of Default;

               (iii) any notice of redemption  provided by the Trust pursuant to
                    Section 3.1(d);

               (iv) any  notice  of  change  in name,  identity,  organizational
                    structure,   chief  executive  office,  or  chief  place  of
                    business  of the Trust  provided  by the Trust  pursuant  to
                    Section 14.4(a);

               (v)  any Supplemental Indenture;

               (vi) any   resignation,   removal  or   appointment   under  this
                    Indenture;

               (vii) any amendment to any Funding Agreement; and

               (viii) any other information  reasonably requested by such rating agency.

               Any such notice shall be addressed to:

                  Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, NY 10041
                  Attention: Capital Markets
                  Facsimile: (212) 438-5215

                  Moody's Investors Service Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention: Life Insurance Group
                  Facsimile: (212) 553-4805

or such other address previously furnished in writing to the Trust by the applicable rating agency.

     SECTION 13.5 Trust  Certificates and Opinions of Counsel;  Statements to be
Contained Therein.

               (a) Except as otherwise expressly provided in the Indenture, upon any application or demand by the Trust to the Indenture
                    Trustee to take any action under any of the provisions of the Indenture, the Trust shall furnish to the Indenture
                    Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the

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                    Indenture relating to the proposed action have been complied with and an Opinion of Counsel  stating  that in the opinion of the applicable counsel all such conditions precedent,  if any, have been complied with, except that in the case of any such  application  or demand as to which the  furnishing  of such documents is specifically  required by any provision of the Indenture  relating to such  particular  application  or
                    demand,  no  additional   certificate  or  opinion  need  be
                    furnished.

               (b) Each certificate or opinion provided for in the Indenture and delivered to the Indenture Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include:

                    (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (ii) a brief  statement  as to the  nature  and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (iii) a statement  that,  in the opinion of such Person,  he has made such examination or investigation or has received such certificates, opinions, representations or statements of counsel or accountants pursuant to paragraphs (c) or (d) of this Section, as are necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (iv) a  statement  as to whether or not,  in the  opinion of such Person, such condition or covenant has been complied with.

               (c)  Any  certificate,  statement  or opinion of the Trust may be based upon a certificate or opinion of or representations by counsel,  unless  the Trust  knows that the  certificate  or opinion or representations  with respect to the matters upon which his certificate,  statement or opinion may be based as aforesaid  are  erroneous,  or in the exercise of reasonable
                    care   should  know  that  the  same  are   erroneous.   Any
                    certificate,  statement  or opinion of counsel may be based, insofar as it relates to factual  matters  information  with respect to which is in the possession of the Trust, upon the certificate,  statement or opinion of or  representations by the Trust,  unless such counsel knows that the

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                    certificate, statement or opinion or representations with respect to the matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               (d) Any certificate, statement or opinion of the Trust or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Trust, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               (e) Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

     SECTION  13.6  Governing  Law.  Pursuant  to Section  5-1401 of the General
Obligations Law of the State of New York, the Indenture and the Notes shall (unless specified otherwise in the Note Certificate) be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Trust's ownership of and security interest in the Funding Agreement(s) or remedies under the Indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against the Trust or the Indenture Trustee arising out of or relating to the Indenture, any Note or any portion of the Collateral or other assets of the Trust may be brought in any state or Federal court in the State of New York, provided that a Note Certificate may specify other jurisdictions as to which the Trust may consent to the nonexclusive jurisdiction of its courts with respect to the Notes.

     SECTION 13.7 Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.8 Trust Indenture Act to Control. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed on the Indenture by
Section 318(c) of the Trust Indenture Act, such provision of the Trust Indenture
Act shall control.

     SECTION 13.9 Judgment Currency.  The Trust will indemnify the Holder of any
Note against any loss  incurred as a result of any judgment or order being given

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or made for any amount due under such Note and that judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified
Currency, and as a result of any variation between:

          (a) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and

          (b) the rate of exchange at which the Holder, on the date of payment of that judgment or order, is able to purchase the Specified
               Currency with the amount of the Judgment Currency actually received.

                                   ARTICLE 14
                                SECURITY INTEREST

     SECTION 14.1 Security Interest.

          (a) To secure the full and punctual payment of the Obligations in accordance with the terms of the Indenture and to secure the performance of the Trust's obligations under the Notes and the Indenture, the Trust pledges and collaterally assigns to and with the Indenture Trustee for the benefit of each Holder of each Note and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral (the "Secured Parties"), and grants to the Indenture Trustee for the benefit of each Secured
               Party, a security interest in the Collateral, and all of the rights and privileges of the Trust in and to the Collateral (the
               "Security Interest"), effective as of the Original Issue Date of the Notes.

          (b) It is expressly agreed that anything therein contained to the contrary notwithstanding, the Trust shall remain liable under each Funding Agreement to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee shall not have any obligations or liabilities by reason of or arising out of the Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Trust under or pursuant to such Funding Agreement or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

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          (c)  The  Indenture  Trustee  acknowledges  the grant of the  Security
               Interest upon the issuance of the Notes, accepts the trusts under the Indenture in accordance with the provisions of the Indenture and agrees to perform its duties in the Indenture to the end that the interests of each Secured Party may be adequately and effectively protected.

     SECTION 14.2 Representations and Warranties. The Trust represents and warrants as of the date of the Indenture as follows:

          (a)  The  Trust  owns  each   Funding   Agreement   that  secures  the
               Obligations and all of the rest of the Collateral, free and clear of any Liens other than the Security Interest in the Collateral.

          (b)  The Trust has not  performed  any acts which  might  prevent  the
               Indenture  Trustee  from  enforcing  any  of  the  terms  of  the
               Indenture or which would limit the Indenture  Trustee in any such enforcement.  Other than financing statements or other similar or equivalent  documents or instruments with respect to the Security
               Interest, no financing statement, mortgage, security agreement or similar or equivalent  document or instrument covering all or any
               part  of  the   Collateral  is  on  file  or  of  record  in  any
               jurisdiction in which such filing or recording would be effective to perfect a Lien on such  Collateral.  No  Collateral  is in the possession  of any  Person  (other  than the Trust or its  agent)
               asserting any claim thereto or security interest therein,  except that the Indenture Trustee or its designee may have possession of
               Collateral as contemplated by the Indenture.

          (c)  Each  Security  Interest  constitutes a valid  security  interest securing the Obligations. When (i) the financing statements shall have been filed in the appropriate offices in Illinois,  Delaware and New York, (ii) the Indenture  Trustee or its agent shall have taken possession of each applicable Funding Agreement,  (iii) the
               Trust  shall  have  pledged  and   collaterally   assigned   each
               applicable  Funding  Agreement to the Indenture Trustee and given written  notice to the  Funding  Agreement  Provider of each such
               assignment  to  the  Indenture   Trustee  and  (iv)  the  Funding
               Agreement  Provider shall have given its express  written consent to such pledge and collateral  assignment and affirmed in writing that the  Funding  Agreement  Provider  has changed its books and records to reflect such pledge and  collateral  assignment to the
               Indenture  Trustee,  such Security  Interest  shall  constitute a first priority  perfected  security  interest in the  Collateral, enforceable

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               against the Trust, the Trust's creditors and any purchaser from the Trust.

     SECTION  14.3  Additional   Representations   and  Warranties.   The  Trust
represents and warrants as of the date of the Indenture that:

          (a)  to the extent the creation of a security  interest in any Funding
               Agreement is governed by the applicable UCC, the Indenture creates a valid security interest (as defined in the applicable
               UCC) in each Funding Agreement in favor of the Indenture Trustee for the benefit and security of the Secured Parties, which security interest is prior to all other Liens;

          (b) to the extent the UCC applies, each Funding Agreement consists of "general intangibles," "payment intangibles" and/or "instruments" within the meaning of the applicable UCC;

          (c) subject to the grant of security interest, pledge and collateral assignment of the Trust's estate, right, title and interest in each Funding Agreement, the Trust is a party to and is the Person entitled to payment under each Funding Agreement on the date of the Indenture free and clear of any Lien, claim or encumbrance of any Person, other then the Lien created under the Indenture or any Lien otherwise permitted under the Indenture;

          (d) to the extent the UCC applies, the Trust has caused or will have caused, within ten days after the date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Funding
               Agreement granted to the Indenture Trustee for the benefit and security of the Secured Parties under the Indenture;

          (e) all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Indenture Trustee or a custodian for the Indenture Trustee (the
               "Custodian");

          (f)  where  all  original  executed  copies  of each  instrument  that
               constitutes  or  evidences  each  Funding   Agreement  have  been
               delivered  to the  Custodian,  the Trust has  received  a written acknowledgment  from the Custodian  that the Custodian is holding
               the   instruments   that  constitute  or  evidence  each  Funding
               Agreement solely on behalf of the Indenture Trustee;

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          (g) other than the security interest granted to the Indenture Trustee for the benefit and security of the Secured Parties pursuant to the Indenture, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Funding
               Agreements;

          (h) the Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Indenture Trustee for the benefit and security of the Secured Parties under the Indenture or that has been terminated;

          (i) the Trust is not aware of any judgment or tax lien filings against the Trust; and

          (j)  none of the  instruments  that constitute or evidence the Funding
               Agreements has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee for the benefit and security of the Secured Parties.

     The foregoing representations and warranties shall survive the execution and delivery of the Notes. No party to the Indenture shall waive any of the foregoing representations and warranties. Subject to Section 14.9, The Trust shall maintain the perfection and priority of the security interest in each Funding Agreement.

     SECTION 14.4 Further Assurances; Covenants.

          (a) The Trust will not change its name, identity or organizational structure in any manner unless it shall have given the Indenture
               Trustee at least 30 days' prior notice thereof. The Trust will not change the location of its chief executive office or chief place of business unless it shall have given the Indenture
               Trustee at least 30 days' prior notice thereof.

          (b) The Trust will, from time to time and upon advice of counsel, at the Trust's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements) that from time to time may be necessary or desirable, or that the Indenture
               Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate a Security Interest or to enable the Holders of Notes to obtain the full benefits of the Indenture, or to

                                       86

               enable the Indenture Trustee to exercise and enforce any of its rights, powers and remedies under the Indenture with respect to any Collateral. To the extent permitted by applicable law, the Trust authorizes the Indenture Trustee to execute and file financing statements or continuation statements without the Trust's signature appearing thereon. The Trust agrees that a carbon, photographic, photostatic or other reproduction of the Indenture or of a financing statement is sufficient as a financing statement. The Trust shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning any Collateral.

          (c)  If any  Collateral is at any time in the possession or control of any  warehouseman,  bailee  or  any  of  the  Trust's  agents  or processors,  the Trust shall  notify such  warehouseman,  bailee, agent  or  processor  of the  Security  Interest  created  by the
               Indenture  and to hold  all  such  Collateral  for the  Indenture
               Trustee's   account   subject   to   the   Indenture    Trustee's
               instructions.

          (d)  The Trust will,  promptly upon request,  provide to the Indenture
               Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Indenture Trustee to enforce the provisions of the Indenture.

          (e) Not more than six months nor less than 30 days prior to each date on which the Trust proposes to take any action contemplated by
               Section 14.4(a), the Trust shall, at its cost and expense, cause to be delivered to the Indenture Trustee an Opinion of Counsel, satisfactory to the Indenture Trustee, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security
               Interest for a period, specified in such Opinion of Counsel, continuing until a date not earlier than 18 months from the date of such Opinion of Counsel, against all creditors of and purchasers from the Trust have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

          (f) From time to time upon request by the Indenture Trustee, the Trust shall, at its cost and expense, cause to be delivered to the Indenture Trustee an Opinion of Counsel satisfactory to the Indenture Trustee as to such matters relating to the Security
               Interest as the Indenture Trustee or the Holder Representative may reasonably request.

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     SECTION  14.5  General  Authority.   The  Trust  irrevocably  appoints  the
Indenture Trustee its true and lawful attorney, with full power of substitution, in the  name of the  Trust,  the  Indenture  Trustee,  the  Holders  of Notes or
otherwise,  for the sole use and  benefit  of the  Secured  Parties,  but at the
Trust's  expense,  to the extent  permitted by law to exercise,  at any time and from time to time while an Event of Default has occurred and is continuing,  all or any of the following powers with respect to all or any of the Collateral:

          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

          (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Indenture Trustee were the absolute owner thereof, and

          (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Indenture Trustee shall give the Trust not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any part of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

     SECTION 14.6 Remedies Upon Event of Default. If any Event of Default has occurred and is continuing, the Indenture Trustee may exercise on behalf of the Secured Parties all rights of a secured party under applicable law and, in addition, the Indenture Trustee may, without being required to give any notice, except as provided in the Indenture or as may be required by mandatory provisions of law, (i) apply all cash, if any, then held by it as all or part of the Collateral as specified in Section 5.3 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral (including each applicable Funding Agreement) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Indenture Trustee may deem satisfactory. Any
Holder may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Trust will execute and deliver such documents and take such other action as the Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Trust which may be

                                       88

waived, and the Trust, to the extent permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law.
The notice (if any) of such sale shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Indenture Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Indenture Trustee may determine. The Indenture Trustee shall not be obligated to make any such sale pursuant to any such notice. The
Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Indenture Trustee until the selling price is paid by the purchaser thereof, but the Indenture Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Indenture Trustee, instead of exercising the power of sale conferred upon it in the Indenture, may proceed by a suit or suits at law or in equity to foreclose a Security Interest and sell any Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     SECTION  14.7  Limitation  on Duties of  Indenture  Trustee with Respect to
Collateral. Beyond the exercise of reasonable care in the custody thereof, the Indenture Trustee shall have no duty as to any portion of the Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property it holds in its fiduciary capacity generally, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Indenture Trustee in good faith.

     SECTION 14.8 Concerning the Indenture Trustee. In furtherance and not in derogation of the rights, privileges and immunities of the Indenture Trustee specified in the Indenture:

          (a)  the Indenture Trustee is authorized to take all such action as is provided  to be  taken  by it as  Indenture  Trustee  under  this
               Article and all other action reasonably incidental thereto. As to
               any  matters  not   expressly   provided   for  in  this  Article
               (including,   without  limitation,  the  timing  and  methods  of
               realization upon any Collateral) the Indenture  Trustee shall act or refrain from

                                       89

               acting in accordance with written instructions from the Holder or Holders of the required percentage of aggregate principal amount of Notes for any instructions or, in the absence of such instructions, in accordance with its discretion; and

          (b) the Indenture Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security
               Interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Indenture.

     SECTION 14.9 Termination of Security Interest. Upon the repayment in full of all Obligations, the Security Interest shall terminate and all rights to the Collateral shall revert to the Trust. Upon such termination of a Security
Interest, and delivery of a certificate by the Trust to such effect, the Indenture Trustee will, at the expense of the Trust, execute and deliver to the Trust such documents as the Trust shall reasonably request to evidence the termination of the Security Interest.


                                       90


                                                            EXHIBIT A-1

          FORM OF GLOBAL SECURITY FOR SECURED MEDIUM TERM NOTES PROGRAM










                                      A1-1


                                                             EXHIBIT A-2

        FORM OF DEFINITIVE SECURITY FOR SECURED MEDIUM TERM NOTES PROGRAM













                                      A2-1


                                                              EXHIBIT A-3

        FORM OF GLOBAL SECURITY FOR ALLSTATE LIFE(R) CORENOTES(R) PROGRAM











                                      A3-1


                                                               EXHIBIT A-4

      FORM OF DEFINITIVE SECURITY FOR ALLSTATE LIFE(R) CORENOTES(R) PROGRAM








                                      A4-1


                                    EXHIBIT B

                      FORM OF CERTIFICATE OF AUTHENTICATION

         This Note Certificate is one of the Note Certificates representing
Notes described in the within-mentioned Indenture.


                                   J.P. MORGAN TRUST COMPANY, NATIONAL
                                   ASSOCIATION,
                                   as Funding Note Indenture Trustee

                                   By:
                                      ----------------------------
                                          Authorized Signatory


Dated:





                                       B-1


                                    EXHIBIT C

           FORM OF INDENTURE TRUSTEE REPORT PURSUANT TO SECTION 7.3(f)

Allstate Life Global Funding Trusts

Indenture Trustee Report for Payment Date -:

(i) the amount received by the Indenture Trustee as of the last Payment Date in respect of the principal, interest and premium, if any, on Funding
     Agreements issued by Allstate Life Insurance Company ("Allstate Life"),

(ii) the amount of payment on such Payment Date to holders allocable to principal and premium, if any, and interest on the Notes of the Trusts and the amount of aggregate unpaid interest accrued on such Notes as of such Payment Date.

(iii) the aggregate original stated principal amount of the Funding Agreements, the current interest rate thereon at the close of business on such Payment
     Date, and

(iv) the aggregate principal balance of the Notes at the close of business on such Payment Date.

TRUST NO. / FUNDING AGREEMENT NO(S). / CUSIP / ISSUE DATE / MATURITY / TYPE /
RATE / INTEREST DUE / UNPAID INTEREST ACCRUED / * PRINCIPAL DUE / ORIGINAL
OUTSTANDING / CURRENT OUTSTANDING(1)

(v) the amounts of compensation received by the Indenture Trustee during the period relating to such Payment Date.

Paid by the Trust: -
Paid by Allstate Life: -



* Principal Due includes any applicable premium.


--------
(1) To be in chart format on actual report. These items are column titles.





                                       C-1

                                    EXHIBIT H

 ===============================================================================


                      STANDARD FUNDING NOTE INDENTURE TERMS

                                 with respect to

                          ALLSTATE LIFE GLOBAL FUNDING

                            SECURED MEDIUM-TERM NOTES

                                       and

                          ALLSTATE LIFE(R) CORENOTES(R)


===============================================================================
                                      H-1













Allstate Life(R) is a registered service mark of Allstate Insurance Company. CoreNotes(R) is a registered service mark of Merrill Lynch & Co., Inc.


                                TABLE OF CONTENTS

                                                                                                    PAGE


                                    ARTICLE 1
                                   DEFINITIONS

   SECTION 1.1             Certain Terms Defined.......................................................1
   SECTION 1.2             Interpretation.............................................................11

                                    ARTICLE 2
                                THE FUNDING NOTE

   SECTION 2.1             Amount Unlimited...........................................................12
   SECTION 2.2             Status of Funding Note.....................................................12
   SECTION 2.3             Forms Generally............................................................12
   SECTION 2.4             Currency; Denominations....................................................13
   SECTION 2.5             Execution, Authentication, Delivery and Date...............................14
   SECTION 2.6             Registration, Transfer and Exchange........................................15
   SECTION 2.7             Mutilated, Destroyed, Lost or Stolen Funding Note Certificates.............16
   SECTION 2.8             Interest Record Dates......................................................18
   SECTION 2.9             Cancellation...............................................................18
   SECTION 2.10            Withholding Tax............................................................19
   SECTION 2.11            Tax Treatment..............................................................19

                                    ARTICLE 3
                  REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

   SECTION 3.1             Redemption of Funding Note.................................................20
   SECTION 3.2             Repayment at the Option of the Holder......................................23
   SECTION 3.3             Repurchase of Funding Note.................................................24
   SECTION 3.4             Sinking Funds..............................................................25

                                    ARTICLE 4
 PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT; COVENANTS

   SECTION 4.1             Payment of Principal and Interest..........................................26
   SECTION 4.2             Collection Account.........................................................28
   SECTION 4.3             Offices for Payments, Etc..................................................29
   SECTION 4.4             Appointment to Fill a Vacancy in Office of Funding Note Indenture
                           Trustee....................................................................29
   SECTION 4.5             Funding Note Paying Agents.................................................30
   SECTION 4.6             Funding Note Calculation Agent.............................................34
   SECTION 4.7             Certificate to Funding Note Indenture Trustee..............................37

                                       i

   SECTION 4.8             Negative Covenants.........................................................37
   SECTION 4.9             Non-Petition...............................................................37
   SECTION 4.10            Additional Amounts.........................................................38

                                    ARTICLE 5
             REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

   SECTION 5.1             Event of Default Defined; Acceleration of Maturity;
                           Waiver of Default..........................................................40
   SECTION 5.2             Collection of Indebtedness by Funding Note Indenture
                           Trustee; Funding Note Indenture Trustee May Prove
                           Debt.......................................................................43
   SECTION 5.3             Application of Proceeds....................................................46
   SECTION 5.4             Suits for Enforcement......................................................48
   SECTION 5.5             Restoration of Rights on Abandonment of Proceedings........................48
   SECTION 5.6             Limitations on Suits by Holders............................................48
   SECTION 5.7             Powers and Remedies Cumulative; Delay or Omission
                           Not Waiver of Default......................................................49
   SECTION 5.8             Control by the Holders.....................................................50
   SECTION 5.9             Waiver of Past Defaults....................................................51

                                    ARTICLE 6
                       THE FUNDING NOTE INDENTURE TRUSTEE

   SECTION 6.1             Certain Duties and Responsibilities........................................51
   SECTION 6.2             Certain Rights of the Funding Note Indenture Trustee.......................53
   SECTION 6.3             Not Responsible for Recitals, Validity of the Funding Note or
                           Application of the Proceeds................................................54
   SECTION 6.4             May Hold Funding Note; Collections, Etc....................................55
   SECTION 6.5             Funds Held by Funding Note Indenture Trustee...............................55
   SECTION 6.6             Compensation; Reimbursement; Indemnification...............................55
   SECTION 6.7             Corporate Trustee Required; Eligibility....................................56
   SECTION 6.8             Resignation and Removal; Appointment of Successor Trustee..................57
   SECTION 6.9             Acceptance of Appointment by Successor Funding Note Trustee................59
   SECTION 6.10            Merger, Conversion, Consolidation or Succession to Business of
                           Funding Note Indenture Trustee.............................................60
   SECTION 6.11            Limitations on Rights of Funding Note Indenture Trustee as Creditor........60

                                       ii

                                    ARTICLE 7
 HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND GLOBAL FUNDING

   SECTION 7.1             Global Funding to Furnish Funding Note Indenture Trustee Names and
                           Addresses of Holders.......................................................61
   SECTION 7.2             Preservation of Information; Communication to Holders......................61
   SECTION 7.3             Reports by Funding Note Indenture Trustee..................................61
   SECTION 7.4             Reports by Global Funding..................................................62
   SECTION 7.5             Reports on Assessment of Compliance with Servicing Criteria and
                           Compliance Statements; Attestation Reports of Registered Public
                           Accounting Firm............................................................63

                                    ARTICLE 8
                             CONCERNING EACH HOLDER

   SECTION 8.1             Evidence of Action Taken by a Holder.......................................64
   SECTION 8.2             Proof of Execution of Instruments and of Holding of Funding Note...........65
   SECTION 8.3             Voting Record Date.........................................................65
   SECTION 8.4             Persons Deemed to be Owners................................................65
   SECTION 8.5             Right of Revocation of Action Taken; Binding Effect of Actions by
                           Holders....................................................................65

                                    ARTICLE 9
                      SUPPLEMENTAL FUNDING NOTE INDENTURES

   SECTION 9.1             Supplemental Funding Note Indentures Without Consent of Holders............66
   SECTION 9.2             Supplemental Funding Note Indentures with Consent of Holders...............68
   SECTION 9.3             Compliance with Trust Indenture Act; Effect of Supplemental Funding
                           Note Indentures............................................................69
   SECTION 9.4             Documents to Be Given to Funding Note Indenture Trustee....................69
   SECTION 9.5             Notation on Funding Note Certificate in Respect of Supplemental
                           Funding Note Indentures....................................................69
   SECTION 9.6             Amendment to Funding Agreement(s)..........................................70

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   SECTION 10.1            Global Funding May Merge, Consolidate, Sell or Convey Property
                           Under Certain Circumstances................................................71

                                      iii

                                   ARTICLE 11
                 SATISFACTION AND DISCHARGE OF FUNDING NOTE INDENTURE; UNCLAIMED FUNDS

   SECTION 11.1            Satisfaction and Discharge of Funding Note Indenture.......................72
   SECTION 11.2            Application by Funding Note Indenture Trustee of Funds Deposited
                           for Payment of Funding Note................................................73
   SECTION 11.3            Repayment of Funds Held by Funding Note Paying Agent.......................73
   SECTION 11.4            Return of Funds Held by Funding Note Indenture Trustee and Funding
                           Note Paying Agent..........................................................73

                                   ARTICLE 12
                       MEETINGS OF HOLDERS OF FUNDING NOTE

   SECTION 12.1            Purposes for Which Meetings May Be Called..................................74
   SECTION 12.2            Call, Notice and Place of Meetings.........................................74
   SECTION 12.3            Persons Entitled to Vote at Meetings.......................................75
   SECTION 12.4            Quorum; Action.............................................................75
   SECTION 12.5            Determination of Voting Rights; Conduct of Adjournment of Meetings.........76
   SECTION 12.6            Counting Votes and Recording Action of Meetings............................77

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

   SECTION 13.1            No Recourse................................................................78
   SECTION 13.2            Provisions of Funding Note Indenture for the Sole Benefit of
                           Parties and Holders........................................................78
   SECTION 13.3            Successors and Assigns of Global Funding Bound by Indenture................79
   SECTION 13.4            Notices and Demands on Global Funding, Funding Note Indenture
                           Trustee and any Holder.....................................................79
   SECTION 13.5            Trust Certificates and Opinions of Counsel; Statements to be
                           Contained Therein..........................................................81
   SECTION 13.6            Governing Law..............................................................82
   SECTION 13.7            Counterparts...............................................................83
   SECTION 13.8            Trust Indenture Act to Control.............................................83
   SECTION 13.9            Judgment Currency..........................................................83

                                   ARTICLE 14
                                SECURITY INTEREST

   SECTION 14.1            Security Interest..........................................................83
   SECTION 14.2            Representations and Warranties.............................................84
   SECTION 14.3            Additional Representations and Warranties..................................85
   SECTION 14.4            Further Assurances; Covenants..............................................87

                                       iv

   SECTION 14.5            General Authority..........................................................88
   SECTION 14.6            Remedies Upon Event of Default.............................................89
   SECTION 14.7            Limitation on Duties of Funding Note Indenture Trustee with Respect to Collateral..............................................................90
   SECTION 14.8            Concerning the Funding Note Indenture Trustee..............................90
   SECTION 14.9            Termination of Security Interest...........................................91


  EXHIBIT A-1         Form of Funding Note Certificate Related to Secured Medium Term Notes         A-1-1
                      Issued Under the Secured Medium Term Notes Program
  EXHIBIT A-2         Form of Funding Note Certificate Related to Secured Medium Term Notes         A-2-1
                      Issued Under The Allstate Life(R) CoreNotes(R) Program
  EXHIBIT B           Form of Certificate of Authentication                                           B-1
  EXHIBIT C           Form of Funding Note Indenture Trustee Report Pursuant to Section 7.3(f)        C-1




                                       v


     This document constitutes the Standard Funding Note Indenture Terms, which will be incorporated by reference in the Funding Note Indenture (as defined below), by and among Global Funding (as defined below) and the Funding Note
Indenture Trustee,  Funding Note Calculation  Agent,  Funding Note Exchange Rate
Agent, Funding Note Paying Agent and Funding Note Registrar (as defined below).

     These Standard Funding Note Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, such Funding Note Indenture.

     The  following  Standard  Funding  Note  Indenture  Terms shall  govern the
Funding Note subject to contrary terms and provisions expressly adopted in the Funding Note Indenture, any Supplemental Funding Note Indenture or the Funding
Note, which contrary terms shall be controlling.


                                   ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Certain Terms Defined. The following terms shall have the meanings specified in this Section for all purposes of the Funding Note
Indenture and the Funding Note, unless otherwise expressly provided. All other terms used in the Funding Note Indenture which are defined in the Trust
Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided in the Funding
Note Indenture or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Funding Note Indenture as originally executed.

     "Additional Amounts" means any additional amounts which may be required by the Funding Note, under circumstances specified in the Funding Note Certificate or Supplemental Funding Note Indenture, to be paid by Global Funding in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

     "Administrative Services Agreement" means that certain administrative services agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Trust, or another entity specified in the Funding Note Indenture as the Administrator, and, in each case, its permitted successors and assigns.

                                       1

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control"
(including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agents" has the meaning ascribed in the Distribution Agreement.

     "Amended and Restated Administrative Services Agreement" means that certain
Amended and Restated  Administrative  Services  Agreement  dated as of March 15,
2006, between the Global Funding Administrator and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Amended and Restated Support Agreement" means that certain Amended and Restated Support and Expenses Agreement dated as of March 15, 2006, between the
Funding Agreement Provider and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Amended and Restated Trust Agreement" means that certain Amended and Restated Trust Agreement of Global Funding dated as of March 15, 2006, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Annual Redemption Percentage Reduction" has the meaning ascribed in the Funding Note Certificate or the Funding Note Indenture.

     "Annual Report" has the meaning ascribed in Section 7.5.

     "Business  Day"  means  (except  as  otherwise   provided  in  the  Pricing
Supplement)  any day,  other than a Saturday or Sunday,  that is neither a legal holiday nor a day on which  commercial  banks are authorized or required by law, regulation  or  executive  order to close  in The  City of New  York;  provided, however,  that, if the Specified Currency of the Funding Note is other than U.S.
Dollars, the day must also not be a day on which commercial banks are authorized or required by law,  regulation  or  executive  order to close in the  Principal
Financial  Center of the country  issuing  the  Specified  Currency  (or, if the
Specified  Currency  is Euro,  the day must  also be a day on which  the  Target
System is open).

     "Closing Instrument" means the closing instrument of the Trust, pursuant to which certain documents are executed, in connection with the issuance of the Notes by the Trust and the issuance of the Funding Note by Global Funding.

                                       2

     "Code" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "Collateral"  means, with respect to the Funding Note, the right, title and interest of Global Funding in and to (i) each Funding Agreement issued to Global
Funding,  (ii) all Proceeds in respect of each such Funding  Agreement and (iii)
all  books  and  records  (including  without  limitation,   computer  programs,
printouts and other computer  materials and files) of Global Funding  pertaining to the Funding Agreement(s).

     "Collection Account" has the meaning ascribed in Section 4.2.

     "Commission" means the Securities and Exchange Commission or any successor body.

     "Compliance Report" has the meaning ascribed in Section 7.5.

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Corporate  Trust  Office"  means the office of the Funding Note  Indenture
Trustee at which the Funding Note Indenture shall, at any particular time, be principally administered, which office is, at the date as of which the Funding
Note  Indenture  is  executed,  located at 227 W.  Monroe  Street,  Suite  2600,
Chicago, IL 60606, except that for the purposes of Section 4.3 it shall be 4 New
York Plaza, 1st Floor, New York, NY 10004, or such other location as may be specified in or pursuant to the Funding Note Certificate or the Funding Note
Indenture.

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other
Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt
Guaranteed thereby).

     "Defaulted Interest" has the meaning ascribed in Section 2.8(b).

                                       3

     "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation, or another entity specified in the Funding Note Indenture as the Delaware Trustee, in each case not in its individual capacity but solely as trustee and its successors.

     "Distribution Agreement" means that certain Distribution Agreement dated as of March 15, 2006, by and among Global Funding and the Agents named therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Euro" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended by the Treaty on European Union.

     "Event  of  Default"  means  any event or  condition  specified  as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Funding  Agreement"  means each  funding  agreement  issued by the Funding
Agreement  Provider  to  Global  Funding,   which  is  immediately  pledged  and
collaterally  assigned to the Funding Note Indenture  Trustee by Global Funding,
and immediately thereafter assigned absolutely to, and deposited into, the Trust by Global Funding, as the same may be amended, supplemented,  modified, restated
or replaced from time to time in accordance with the terms thereof.

     "Funding Agreement Provider" means Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois, and its successors.

     "Funding Note" means the funding note issued by Global Funding and authenticated by the Funding Note Indenture Trustee under the Funding Note
Indenture,  in an authorized  denomination  and  represented by the Funding Note
Certificate.

     "Funding Note Calculation Agent" means the Funding Note Indenture Trustee in its capacity as calculation agent with respect to the Funding Note or any other Person specified as calculation agent with respect to the Funding Note in the Funding Note Certificate or the Funding Note Indenture, and, in each case, its successors in such capacity.

     "Funding Note Certificate" means a security certificate representing the Funding Note.

     "Funding Note Exchange Rate Agent" means the Funding Note Indenture Trustee in its capacity as exchange rate agent with respect to the Funding Note or any other Person specified as exchange rate agent with respect to the Funding Note in the

                                       4

Funding Note Certificate or the Funding Note Indenture, and, in each case, its successors in such capacity.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note Indenture Trustee" means J.P. Morgan Trust Company,  National
Association, or another entity specified as the Funding Note Indenture Trustee in the Funding Note Indenture, and, in each case, its successors.

     "Funding Note Paying Agent" means the Funding Note Indenture Trustee in its capacity as paying agent with respect to the Funding Note and/or any other
Person specified as paying agent with respect to the Funding Note in the Funding
Note Certificate or the Funding Note Indenture, and, in each case, its successors in such capacity.

     "Funding Note Register" has the meaning ascribed in Section 2.6(a).

     "Funding Note Registrar" has the meaning ascribed in Section 2.6(a).

     "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "Global Funding Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of Global Funding, and its permitted successors and assigns.

     "Global Funding Trust Beneficial Owner" means AMACAR Pacific Corp., in its capacity as the sole beneficial owner of Global Funding, and its successors.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                                       5

     The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means each Person in whose name the Funding Note is registered in the Funding Note Register.

     "Holder Representative" has the meaning ascribed in Section 5.8(a).

     "Immediate Redemption Price" has the meaning ascribed in Section 3.1(i).

     "Indenture" means that certain  Indenture  included in Part G of the Series
Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture Trustee" means J.P. Morgan Trust Company, National Association, or another entity specified as the Indenture Trustee in the Indenture, and, in each case, its successors.

     "Initial Redemption Date" means, with respect to the Funding Note or portion thereof to be redeemed pursuant to Section 3.1(b), the date on or after which such Funding Note or portion thereof may be redeemed as determined by or pursuant to the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding Note Indenture.

     "Initial  Redemption  Percentage" has the meaning  specified in the Funding
Note Certificate.

     "Interest Payment Date" has the meaning ascribed in Section 2.8(a).

     "Interest  Reset  Date"  has  the  meaning  ascribed  in the  Funding  Note
Certificate.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Judgment Currency" has the meaning ascribed in Section 13.9.

     "LIBOR", has the meaning ascribed in the Funding Note Certificate.

     "LIBOR  Currency"  means  the  currency   specified  in  the  Funding  Note
Certificate  as to which  LIBOR  shall  be  calculated  or,  if no  currency  is specified in the applicable Funding Note Certificate, United States dollars.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, Global Funding shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a

                                       6

vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New
York.

     "Maturity Date" means, with respect to the principal (or any installment of principal)  of the Funding Note,  any date prior to the Stated  Maturity Date on which the  principal  (or such  installment  of  principal)  of the Funding Note
becomes  due  and  payable  whether,  as  applicable,   by  the  declaration  of
acceleration of maturity,  notice of redemption at the option of Global Funding, notice of the Holder's option to elect repayment or otherwise.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Nonrecourse Parties" has the meaning ascribed in Section 13.1.

     "Notes" has the meaning ascribed in the Indenture.

     "Note  Certificate" means a security  certificate  representing one or more
Notes.

     "Obligations" means the obligations of Global Funding secured under the Funding Note and the Funding Note Indenture, including (a) all principal of, any premium and interest payable (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Global Funding, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Funding Note or pursuant to the Funding
Note Indenture, (b) all other amounts payable by Global Funding under the Funding Note Indenture or under the Funding Note including all costs and expenses (including attorneys' fees) incurred by the Funding Note Indenture
Trustee or any Holder thereof in realizing on the Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to Global Funding or the Funding Note
Indenture  Trustee or who may be other counsel  satisfactory to the Funding Note
Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 hereof, if and to the extent required hereby.

     "Original  Issue  Date"  shall have the  meaning  set forth in the  Pricing
Supplement.

                                       7

     "Owner" shall, with respect to each Funding Agreement, have the meaning ascribed in such Funding Agreement.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

     "Pricing Supplement" means the pricing supplement included as Annex A to the Series Instrument.

     "Principal Amount" with respect to a Funding Agreement, has the meaning ascribed in such Funding Agreement.

     "Principal Financial Center" means, as applicable (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR
Currency), Johannesburg and Zurich, respectively.

     "Proceeds" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding
Agreement, including without limitation all claims of Global Funding against third parties for loss of, damage to or destruction of, or for proceeds payable under, such Funding Agreement, in each case whether now existing or hereafter arising.

     "Program"  means the program for  issuance,  from time to time,  of Secured
Medium Term Notes and Allstate Life(R) CoreNotes(R) through Allstate Life Global
Funding Trusts, as described in the Registration Statement.

     "Program Funding Notes" means all funding notes issued, from time to time, by Global Funding in connection with the Program.

     "Redemption Date" means, with respect to the Funding Note to be redeemed, pursuant to Section 3.1(b) or Section 3.1(c), the date of redemption of the Funding Note, or such portion thereof, specified in the relevant notice of redemption provided to the Funding Note Indenture Trustee pursuant to Section
3.1(d).

     "Redemption  Price"  means  an  amount  equal  to  the  Initial  Redemption
Percentage  specified in the Funding Note Certificate (as adjusted by the Annual

                                       8

Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of the Funding Note to be redeemed.

     "Registration Statement" means the Registration Statement relating to the Program (File No. 333-129157), filed with the Commission by the Funding
Agreement  Provider  and  Global  Funding  on October  20,  2005,  as amended by
Amendment No. 1 filed with the Commission on November 29, 2005, Amendment No. 2 filed with the Commission on February 27, 2006, and Amendment No. 3 filed with the Commission on March 13, 2006, and as it may further be amended, supplemented, modified, restated or replaced from time to time.

     "Regular Interest Record Date" has the meaning ascirbed in Section 2.8(a).

     "Regulation AB" has the meaning ascribed in Section 7.5.

     "Repayment Date" means, with respect to a Funding Note or any portion thereof to be repaid pursuant to Section 3.2, the date for the repayment of such Funding Note or such portion thereof as determined by, or pursuant to, the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding
Note Indenture.

     "Repayment Price" means, with respect to the Funding Note or any portion thereof to be repaid pursuant to Section 3.2, the price for repayment of such Funding Note or such portion thereof as determined by, or pursuant to, the Funding Note Indenture or the Funding Note Certificate or Supplemental Funding
Note Indenture.

     "Responsible Officer" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to Global Funding, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Delaware Trustee or the Funding Note Indenture Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Delaware Trustee or Funding Note Indenture Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Securities  Act" means the  Securities  Act of 1933,  as amended,  and any
successor   statute   thereto,   and  the  rules,   regulations   and  published
interpretations of the Commission promulgated thereunder from time to time.

                                       9

     "Security Interest" has the meaning ascribed in Section 14.1(a).

     "Series Instrument" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the
Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support
Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Special Interest Record Date" has the meaning ascribed in Section 2.8(b).

     "Specified Currency" has the meaning ascribed in Section 2.4.

     "Standard Trust Terms" means those Standard Trust Terms, which will be incorporated by reference in the Trust Agreement.

     "Stated Maturity Date," means with respect to the Funding Note, any installment of principal thereof, or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to the Funding Note Indenture or Funding Note Certificate or Supplemental
Funding Note Indenture as the date on which the principal of such Funding Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable.

     "Supplemental  Funding Note Indenture" has the meaning  ascribed in Section
9.1(a).

     "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between the Funding
Agreement Provider and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.


     "TARGET  System"  means  the  Trans-European   Automated  Real  Time  Gross
Settlement Express Transfer (TARGET) System.

     "Tax Event" has the meaning ascribed in Section 3.1(c).

     "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution
Agreement.

     "Trust"  means the  Allstate  Life Global  Funding  Trust  specified in the
Series Instrument, together with its permitted successors and assigns.

                                       10

     "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

     "Trust Beneficial Owner" means Global Funding, in its capacity as the sole beneficial owner of the Trust, and its successors.

     "Trust  Certificate"  means a  certificate  signed  by the  Global  Funding
Administrator  on behalf of Global  Funding and  delivered  to the Funding  Note
Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     "United States", except as otherwise provided in or pursuant to the Funding
Note  Indenture  or the Funding  Note  Certificate,  means the United  States of
America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     "United States Dollars", "U.S. Dollars" or "$" means lawful currency of the United States.

     SECTION 1.2 Interpretation. For all purposes of the Funding Note Indenture except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b)  all  accounting  terms used and not expressly  defined shall have the  meanings  given to them in  accordance  with  United  States generally accepted accounting principles, and the term "generally
               accepted  accounting   principles"  shall  mean  such  accounting
               principles  which are  generally  accepted at the date or time of any computation or at the date of the Funding Note Indenture;

          (c)  references   to   Exhibits,   Articles,   Sections,   paragraphs,
               subparagraphs and clauses shall be construed as references to the

                                       11

               Exhibits,  Articles,  Sections,  paragraphs,   subparagraphs  and
               clauses of the Funding Note Indenture;

          (d)  the  words  "include",   "includes"  and  "including"   shall  be
               construed to be followed by the words "without limitation"; and

          (e) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Funding
               Note Indenture or the intent of the parties.

                                   ARTICLE 2
                                THE FUNDING NOTE

     SECTION 2.1 Amount Unlimited. The principal amount of the Funding Note that may be authenticated and delivered under the Funding Note Indenture shall be the principal amount of the Funding Note set forth in the Pricing Supplement.

     SECTION 2.2 Status of Funding Note. The Funding Note constitutes a direct, unconditional, unsubordinated and secured non-recourse obligation of Global
Funding.

     SECTION 2.3 Forms Generally.

          (a) The Funding Note Certificate, shall be in, or substantially in, the form set forth in Exhibit A-1 or Exhibit A-2, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Funding Note
               Indenture or as may in Global Funding's judgment be necessary, appropriate or convenient to permit the Funding Note to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Funding Note may be listed, or as may, consistently herewith, be determined by the Responsible Officer of Global Funding executing such Funding Note Certificate, with the approval of the Funding Note Indenture Trustee, as evidenced by his or her execution thereof.

          (b) The Funding Note Certificate may be printed, lithographed, engraved, typewritten, photocopied or otherwise produced in any manner as the Responsible Officer of Global Funding executing such Funding Note Certificate may determine.

          (c)  The  terms  and   provisions   contained   in  the  Funding  Note
               Certificate and in any Supplemental  Funding Note Indenture shall

                                       12

               constitute,  and are  expressly  made, a part of the Funding Note
               Indenture and, to the extent applicable, Global Funding and the Funding Note Indenture Trustee, by their execution and delivery of the Funding Note Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.4 Currency; Denominations.

          (a) Unless otherwise specified in the Funding Note Certificate or in any Supplemental Funding Note Indenture, the Funding Note will be denominated in, and payments of principal of, premium and interest on, and Additional Amounts in respect to, the Funding
               Note will be made in, U.S. dollars. The currency in which the Funding Note is denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European
               Community, as amended by the Treaty on European Union, such currency which is then such legal tender) is in the Funding Note
               Indenture referred to as the "Specified Currency".

          (b)  Unless  otherwise  provided in or  pursuant  to the Funding  Note
               Indenture,  Global  Funding  appoints the Funding Note  Indenture
               Trustee as Funding Note  Exchange  Rate Agent with respect to the
               Funding Note and the Funding Note Indenture Trustee accepts such appointment.

          (c) Unless otherwise specified in a Funding Note Certificate or in a Supplemental Funding Note Indenture, the Funding Note shall be issued in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof or equivalent denominations in other currencies.

          (d) Global Funding may (if so specified in a Funding Note Certificate or Supplemental Funding Note Indenture) without the consent of the Holder of the Funding Note, redenominate the Funding Note on or after the date on which the member state of the European Union in whose national currency the Funding Note is denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the Funding
               Note Certificate or Supplemental Funding Note Indenture.

                                       13

          (e) Unless otherwise specified in the Funding Note Certificate or Supplemental Funding Note Indenture, if the Specified Currency of the Funding Note is other than U.S. Dollars, Global Funding shall not sell a Funding Note in, or to residents of, the country issuing such Specified Currency.

     SECTION 2.5 Execution, Authentication, Delivery and Date.

          (a) The Funding Note Certificate shall be executed on behalf of Global Funding by any Responsible Officer of the Delaware
               Trustee. The signature of any Responsible Officer of the Delaware
               Trustee may be manual, in facsimile form, imprinted or otherwise reproduced and may, but need not, be attested.

          (b) The Funding Note Certificate bearing the signature of a Person who was at any time a Responsible Officer of the Delaware Trustee shall bind Global Funding, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Funding Note Certificate or did not hold such office at the date of such Funding Note Certificate.

          (c)  At any time,  and from  time to time,  after  the  execution  and delivery  of the  Funding  Note  Indenture,  Global  Funding  may
               deliver the Funding Note Certificate  executed by or on behalf of
               Global  Funding  to  the  Funding  Note  Indenture   Trustee  for
               authentication,  and the Funding  Note  Indenture  Trustee  shall thereupon  authenticate and deliver such Funding Note Certificate as provided in the Funding Note Indenture and not otherwise.

          (d) The Funding Note Indenture Trustee shall have the right to decline to authenticate and deliver the Funding Note Certificate under this Section if the Funding Note Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to Global
               Funding, to the effect that the issuance of the Funding Note will adversely affect the Funding Note Indenture Trustee's own rights, duties or immunities under the Funding Note Indenture.

          (e) The Funding Note Certificate shall be dated the date of its authentication.

          (f) The Funding Note shall not be entitled to any benefit under the Funding Note Indenture or be valid or obligatory for any purpose, unless there appears on the Funding Note Certificate representing the Funding Note a certificate of authentication substantially in the form attached as Exhibit B executed by the Funding Note

                                       14

               Indenture  Trustee by manual  signature of one of its  authorized signatories.  Such  certificate upon the Funding Note Certificate shall be conclusive  evidence,  and the only evidence,  that such
               Funding  Note  Certificate  has  been  duly   authenticated   and
               delivered under the Funding Note Indenture.

     SECTION 2.6 Registration, Transfer and Exchange.

          (a)  The  Funding  Note  Indenture  Trustee  will serve  initially  as registrar  (in such  capacity,  and together  with any  successor registrar, the "Funding Note Registrar") for the Funding Note. In
               such capacity,  the Funding Note Indenture  Trustee will cause to be  kept  at the  Corporate  Trust  Office  of the  Funding  Note
               Indenture  Trustee a register (the  "Funding  Note  Register") in
               which,   subject  to  such  reasonable   regulations  as  it  may
               prescribe,  the Funding Note  Indenture  Trustee will provide for the  registration  of the Funding  Note and of  transfers  of the
               Funding Note.  The Funding Note Register shall be in written form in the  English  language  or in any other form  capable of being converted into such form within a reasonable time.

          (b) Upon surrender of the Funding Note Certificate for registration of transfer of the Funding Note represented thereby, together with the form of transfer endorsed thereon duly completed and executed, at the designated office of the Funding Note Registrar or of any applicable transfer agent, each as provided in the Funding Note Certificate or Supplemental Funding Note Indenture, the Delaware Trustee, on behalf of Global Funding shall execute, and the Funding Note Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Funding Note Certificate representing the Funding Note.

          (c)  The  Funding  Note  Certificate   executed,   authenticated   and
               delivered  upon  any  transfer  or  exchange  shall  be  a  valid obligation  of Global  Funding,  evidencing  the same  debt,  and entitled to the same benefits  under the Funding Note  Indenture, as the Funding Note  Certificate  surrendered in connection  with any such transfer or exchange.  Upon surrender or transfer of the
               Funding Note  Certificate  pursuant to this Section 2.6, each new
               Funding Note Certificate  will, within three Business Days of the receipt of the  applicable  form of  transfer  or the  applicable surrender,  as the case may be, be  delivered  to the  designated office  of  the  Funding  Note  Registrar  or of  any  applicable transfer agent,  each as provided in the Funding Note Certificate
               or

                                       15

               Supplemental Funding Note Indenture, or mailed at the risk of the Person entitled to such Funding Note Certificate to such address as may be specified in the form of transfer.

          (d)  The  Funding  Note   Certificate   presented  or  surrendered  in
               connection  with a  transfer  shall  (if so  required  by  Global
               Funding or the Funding Note Indenture  Trustee) be duly endorsed, or be  accompanied  by a written  instrument  of transfer in form satisfactory  to Global  Funding and the Funding  Note  Indenture
               Trustee duly executed by, the  applicable  Holder or his attorney duly authorized in writing.

          (e) No service charge shall be made in connection with any transfer of the Funding Note or the Funding Note Certificate, but Global
               Funding or the Funding Note Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of the Funding
               Note or exchange of the Funding Note Certificate.

          (f)  Except as  otherwise  provided in or pursuant to the Funding Note
               Indenture, Global Funding and the Funding Note Indenture Trustee shall not be required to (i) upon presentation or surrender of the Funding Note Certificate in connection with any transfer during a period beginning at the opening of business 15 days before the day of the selection for redemption of the Funding
               Note or any portion thereof under Section 3.1 and ending at the close of business on the day of such selection, register the transfer of the Funding Note, or portion thereof, except if the Funding Note is to be redeemed in part, with respect to the portion of the Funding Note not to be redeemed, or (ii) exchange the Funding Note Certificate representing the Funding Note the
               Holder or Holders of which Funding Note shall have exercised the option pursuant to Section 3.2 to require Global Funding to repay the Funding Note prior to its Stated Maturity Date or register the transfer of the Funding Note except, if the Funding Note is to be repaid in part, with respect to the portion of the Funding
               Note not to be repaid.

          (g) No exchanges of the Funding Note shall be permitted other than exchanges of the Funding Note pursuant to Sections 2.7, 3.1, 3.2 or 9.5.

     SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Funding Note Certificates.

                                       16

          (a)  If  (i)  the  Funding  Note   Certificate  is  mutilated  and  is
               surrendered  to the  Funding  Note  Indenture  Trustee  or Global
               Funding, or the Funding Note Indenture Trustee and Global Funding
               receive evidence to their  satisfaction of the destruction,  loss or theft  of the  Funding  Note  Certificate,  and (ii)  there is delivered  to  Global  Funding  and the  Funding  Note  Indenture
               Trustee such  security or indemnity as may be required by them to save each of them  harmless,  then,  in the  absence of notice to
               Global  Funding or the Funding  Note  Indenture  Trustee that the
               Funding  Note  Certificate  has  been  acquired  by  a  protected purchaser,  Global Funding shall execute and upon its request the
               Funding Note Indenture Trustee shall authenticate and deliver, in exchange  for or in lieu  of the  mutilated,  destroyed,  lost or stolen Funding Note  Certificate,  a new Funding Note Certificate
               representing the Funding Note.

          (b) If the Funding Note has become or is about to become due and payable, Global Funding in its discretion may, instead of issuing a new Funding Note Certificate, pay such amounts in respect of the Funding Note.

          (c)  Upon  the  execution,  authentication  and  delivery  of the  new
               Funding Note  Certificate  under this  Section,  the Funding Note
               Indenture Trustee or Global Funding may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses
               (including  the fees and expenses of the Funding  Note  Indenture
               Trustee) connected therewith.

          (d) The Funding Note represented by the Funding Note Certificate executed, authenticated and delivered pursuant to this Section in lieu of the apparently destroyed, lost or stolen Funding Note
               Certificate shall constitute an original additional contractual obligation of Global Funding, whether or not any obligation with respect to the Funding Note represented by the apparently destroyed, lost or stolen Funding Note Certificate shall be at any time enforceable by any Person, and shall be entitled to all of the benefits of the Funding Note Indenture equally and proportionately with the Funding Note duly issued under the Funding Note Indenture.

          (e) The provisions of this Section are exclusive with respect to the replacement of the mutilated or apparently destroyed, lost or stolen Funding Note Certificate or the payment of the Funding
               Note represented thereby and shall preclude all other rights and remedies with respect to the replacement of the mutilated or

                                       17

               apparently destroyed, lost or stolen Funding Note Certificate or the payment of the Funding Note represented thereby.

     SECTION 2.8 Interest Record Dates.

          (a)  Interest on and  Additional  Amounts  with respect to the Funding
               Note which is payable, on any interest payment date specified in the Funding Note Certificate or in any Supplemental Funding Note
               Indenture (each such date, an "Interest Payment Date") shall be paid to the Holder of the Funding Note at the close of business on the date specified as the regular interest record date in the Funding Note Certificate or Supplemental Funding Note Indenture
               (the "Regular Interest Record Date") or, if no such date is specified, the date that is 15 calendar days preceding such Interest Payment Date.


          (b) Unless otherwise provided in the Funding Note Certificate or in any Supplemental Funding Note Indenture, any interest on, and any Additional Amounts with respect to, the Funding Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date specified in the Funding Note Certificate or Supplemental Funding Note Indenture (the "Defaulted Interest") shall forthwith cease to be payable to the Holder of the Funding
               Note on the relevant Regular Interest Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by Global Funding to the Holder of the Funding Note at the close of business on a special record date (the "Special Interest
               Record Date") established by Global Funding by notice to each applicable Holder and the Funding Note Indenture Trustee in accordance with Section 13.4, which Special Interest Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment of Defaulted Interest and not less than 10 days after the receipt by the Funding Note Indenture Trustee of the notice of the proposed payment of Defaulted Interest.

     SECTION 2.9 Cancellation.

          (a) The Funding Note shall be cancelled immediately upon the transfer by Global Funding to, or as directed by, the Trust of each Funding Agreement, and such cancellation shall operate as a redemption and satisfaction of the Funding Note.

                                       18

          (b)  In case the Funding Note  Certificate  shall be  surrendered  for exchange  or  in  connection  with  any  payment,  redemption  or transfer of the Funding  Note  represented  thereby,  the Funding
               Note Certificate shall be delivered to the Funding Note Indenture
               Trustee  and,  if  not  already  cancelled,   shall  be  promptly
               cancelled  by it.  Global  Funding may at any time deliver to the
               Funding Note Indenture  Trustee for cancellation the Funding Note
               Certificate  previously  authenticated  and  delivered  under the
               Funding Note Indenture  which Global Funding may have acquired in any  manner  whatsoever,  and the  Funding  Note  Certificate  so delivered  shall  be  promptly  cancelled  by  the  Funding  Note
               Indenture   Trustee.   No  Funding  Note  Certificates  shall  be
               authenticated  in lieu of or in  exchange  for the  Funding  Note
               Certificate  cancelled  as  provided in this  Section,  except as expressly  permitted by the Funding Note  Indenture.  The Funding
               Note Indenture  Trustee shall destroy the cancelled  Funding Note
               Certificate  held by it and deliver a certificate  of destruction to Global  Funding.  If Global  Funding shall acquire the Funding
               Note,  such  acquisition  shall not  operate as a  redemption  or satisfaction of the indebtedness  represented by the Funding Note unless and until the Funding Note  Certificate  representing  the
               Funding Note is delivered to the Funding Note  Indenture  Trustee for cancellation.

     SECTION  2.10  Withholding  Tax.  All amounts due in respect of the Funding
Note will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the Funding
Note unless the withholding or deduction is required by law. Unless otherwise specified in the Funding Note Certificate, Global Funding will not pay any Additional Amounts to the Holders of the Funding Note in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem or repay the Funding Note and shall not constitute an Event of Default.

     SECTION 2.11 Tax Treatment. The parties agree, and each Holder and beneficial owner of the Funding Note by purchasing the Funding Note agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the Funding Note as indebtedness of the Funding Agreement Provider,
(ii) Global Funding and each Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.


                                       19

                                   ARTICLE 3
       REDEMPTION, REPAYMENT AND REPURCHASE OF FUNDING NOTE; SINKING FUNDS

     SECTION 3.1 Redemption of Funding Note.

          (a) Redemption of the Funding Note by Global Funding as permitted or required by the Funding Note Indenture and the Funding Note
               Certificate will be made in accordance with the terms of the Funding Note and (except as otherwise provided in the Funding
               Note Indenture or pursuant to the Funding Note Indenture) this Section.

          (b)  If any Initial  Redemption  Date is specified in the Funding Note
               Certificate, Global Funding may redeem the Funding Note prior to the Stated Maturity Date at its option, on, or on any Business
               Day after, the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination of the Funding Note at the applicable Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

          (c)  If (i) Global  Funding is required at any time to pay  Additional
               Amounts or if Global Funding is obligated to withhold or deduct any United States taxes with respect to any payment under the Funding Note, as set forth in the Funding Note Certificate, or if there is a material probability that Global Funding will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by the Funding Agreement Provider), in each case pursuant to any change in or amendment to any United
               States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, the Funding Agreement Provider's or Global Funding's receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "Tax Event"), and (ii) the Funding
               Agreement Provider, pursuant to the terms of the relevant Funding
               Agreement,  has  delivered  to the Owner  notice that the Funding
               Agreement  Provider  intends to terminate  the  relevant  Funding
               Agreement pursuant to the terms of such Funding  Agreement,  then
               Global  Funding  will redeem the Funding  Note on the  Redemption
               Date at the Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and

                                       20

               other amounts payable with respect thereto,  as of the Redemption
               Date.

          (d)  Unless a shorter notice shall be satisfactory to the Funding Note
               Indenture  Trustee,  Global  Funding shall provide to the Funding
               Note Indenture Trustee a notice of redemption of the Funding Note
               (i) in case of any redemption at the election of Global Funding, not more than 60 days nor less than 35 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), at least 75 days prior to the Redemption Date.

          (e) Unless otherwise specified in the Funding Note Indenture or the Funding Note Certificate, Global Funding shall give a notice of redemption to the Holder of the Funding Note or any portion thereof to be redeemed at Global Funding's option (i) in case of any redemption at the election of Global Funding, not more than 60 days nor less than 30 days prior to the Redemption Date and
               (ii) in case of any  mandatory  redemption  pursuant  to  Section
               3.1(c), not more than 75 days nor less than 30 days prior to the Redemption Date; provided, that in the case of any notice of redemption given pursuant to clause (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest day on which Global Funding would become obligated to pay the applicable Additional Amounts were a payment in respect of the Funding Note then due. Failure to give such notice to the Holder of any portion of the Funding Note designated for redemption, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other portion of the Funding Note.

     Any notice that is mailed to the Holder of the Funding Note in the manner provided for in Section 13.4 shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     All notices of redemption shall state:

               (i)  the Redemption Date,

               (ii) the  Redemption  Price  or, if not then  ascertainable,  the manner of calculation thereof,

               (iii) the principal amount of the Funding Note to be redeemed,

                                       21

               (iv) in case the  Funding  Note is to be redeemed in part only at the election of Global Funding, the notice shall state that on and after the Redemption Date, upon surrender of the Funding Note Certificate representing the Funding Note, a new Funding Note Certificate representing an authorized denomination of the principal amount of the Funding Note remaining unredeemed will be delivered by Global Funding,

               (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon the Funding Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after the Redemption
                    Date,

               (vi) the  place or  places  where the  Funding  Note  Certificate representing the Funding Note is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto,

               (vii) if applicable, in case of any redemption at the election of
                    Global Funding, that the redemption is for a sinking fund, and

               (viii) the CUSIP number or any other numbers used to identify the
                    Funding Note.

          (f)  On or prior to any Redemption Date, Global Funding shall deposit, with  respect to the Funding Note or any portion  thereof  called for  redemption  pursuant to this Section,  with the Funding Note
               Paying  Agent  an  amount  of  money  in the  Specified  Currency sufficient  to pay the  Redemption  Price of, and  (except if the
               Redemption  Date  shall  be  an  Interest  Payment  Date,  unless otherwise  specified in the Funding Note  Certificate) any unpaid
               interest   accrued  through  the  Redemption  Date  on,  and  any
               Additional  Amounts  payable with respect to, the Funding Note or such portion  thereof  which is to be redeemed on the  Redemption
               Date.

          (g) On the Redemption Date, the Funding Note or any portion thereof to be redeemed shall, become due and payable at the Redemption
               Price together with any unpaid interest accrued through the Redemption Date on, and any Additional Amounts

                                       22

               payable with respect to, the Funding Note or such portion thereof, and from and after such date (unless Global Funding shall default in the payment of the Redemption Price and any unpaid interest accrued on the Funding Note or such portion thereof through the Redemption Date) the Funding Note or such portion thereof shall cease to bear interest. Upon surrender of the Funding Note Certificate for redemption of the Funding Note or any portion thereof represented thereby in accordance with the applicable notice of redemption, the Funding Note or such portion thereof shall be paid by Global Funding at the Redemption Price, together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto.

          (h) If the Funding Note or any portion thereof called for redemption shall not be so paid upon surrender of the Funding Note
               Certificate for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate specified in the Funding Note Certificate.

          (i)  Notwithstanding  anything herein to contrary,  Global Funding may redeem the Funding Note on the Original Issue Date without notice at a price equal to the principal amount of the Funding Note (the
               "Immediate  Redemption  Price").   Global  Funding  may  pay  the
               Redemption  Price or the  Immediate  Redemption  Price in cash or
               Funding Agreement(s).

     Upon surrender of the Funding Note Certificate for partial redemption of the Funding Note in accordance with this Section, Global Funding shall execute and the Funding Note Indenture Trustee shall authenticate and deliver one or more new Funding Note Certificates of any authorized denomination representing an aggregate principal amount equal to the unredeemed portion of the Funding
Note.

     SECTION 3.2 Repayment at the Option of the Holder.

          (a) If so specified in the Funding Note Certificate, the Holder or Holders of the Funding Note may require Global Funding to repay the Funding Note prior to the Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the Funding Note Certificate (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto).

                                       23

          (b) If the Funding Note is repayable at the option of the Holder or Holders thereof before the Stated Maturity Date, the Funding Note shall be repaid in accordance with its terms.

          (c) The repayment of any principal amount of the Funding Note pursuant to any option of the Holder or Holders to require repayment of the Funding Note before the Stated Maturity Date shall not operate as a payment, redemption or satisfaction of the indebtedness represented by the Funding Note unless and until Global Funding, at its option, shall deliver or surrender the Funding Note Certificate representing the Funding Note to the
               Funding Note Indenture  Trustee with a directive that the Funding
               Note Certificate be cancelled.

          (d) Notwithstanding anything to the contrary contained in this Section, in connection with any repayment of the Funding Note, Global Funding may arrange for the purchase of the Funding Note by an agreement with one or more investment bankers or other purchasers to purchase the Funding Note by paying the Holder or Holders of the Funding Note on or before the close of business on the Repayment Date an amount not less than the Repayment Price payable by Global Funding on repayment of the Funding Note, and the obligation of Global Funding to pay the Repayment Price of the Funding Note shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

          (e)  Any exercise of the repayment option will be irrevocable.

     Upon surrender of the Funding Note Certificate for partial repayment of the Funding Note in accordance with this Section, Global Funding shall execute and the Funding Note Indenture Trustee shall authenticate and deliver one or more new Funding Note Certificates of any authorized denomination representing an aggregate principal amount equal to the outstanding portion of the Funding Note.

     SECTION 3.3 Repurchase of Funding Note.

          (a) Global Funding may purchase the Funding Note or any portion thereof in the open market or otherwise at any time, and from time to time, with the prior written consent of the Funding
               Agreement Provider as to both the making of such purchase and the purchase price to be paid for such Funding Note or such portion thereof.

                                       24

          (b) If the Funding Agreement Provider, in its sole discretion, consents to such purchase of the Funding Note or any portion thereof by Global Funding, the parties to the Funding Note
               Indenture agree to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount, under each applicable
               Funding Agreement as may be necessary to provide for the payment of the purchase price for the Funding Note or such portion thereof. Upon such payment, the Principal Amount under each Funding Agreement shall be reduced (i) if the Funding Note bears interest at fixed or floating rates, by an amount equal to the principal amount of the Funding Note or such portion thereof so purchased (or the portion thereof applicable to such Funding
               Agreement) and (ii) if the Funding Note does not bear interest at fixed or floating rates, by an amount to be agreed between Global
               Funding and the Funding Agreement Provider to reflect such prepayment under the Funding Agreement(s).

          (c) The parties acknowledge and agree that (i) notwithstanding anything to the contrary in the Funding Note Indenture, any repurchase of the Funding Note or any portion thereof in compliance with this Section 3.3 shall not violate any provision of the Funding Note Indenture or the Amended and Restated Trust
               Agreement and (ii) no Opinion of Counsel, Trust Certificate or any other document or instrument shall be required to be provided in connection with any repurchase of the Funding Note or any portion thereof pursuant to this Section 3.3.

          (d)  If applicable,  Global Funding will comply with the  requirements of Section 14(e) of the Exchange  Act, and the rules  promulgated
               thereunder,   and  any  other   applicable   securities  laws  or
               regulations in connection  with any  repurchase  pursuant to this
               Section 3.3.

     SECTION 3.4 Sinking Funds.  Unless  otherwise  provided in the Funding Note
Certificate, the Funding Note will not be subject to, or entitled to the benefit of, any sinking fund.


                                       25

                                   ARTICLE 4
    PAYMENTS; FUNDING NOTE PAYING AGENTS AND FUNDING NOTE CALCULATION AGENT;
                                    COVENANTS

     SECTION 4.1 Payment of Principal and Interest.

          (a) Global Funding will duly and punctually pay or cause to be paid the principal of, any premium and interest on, and any Additional
               Amounts with respect to, the Funding Note, in accordance with the terms of the Funding Note and the Funding Note Indenture.

          (b)  Unless otherwise specified in the Funding Note Certificate,  upon the  receipt  of the funds  necessary  therefor,  the  applicable
               Funding  Note  Paying  Agent  shall  duly  and  punctually   make
               payments,  payable on the Maturity  Date, of principal in respect of, any  premium  and  interest  on, and any  Additional  Amounts
               payable  with  respect  to,  the  Funding  Note  in   immediately
               available funds against presentation and surrender of the Funding
               Note Certificate (and in the case of any repayment of the Funding
               Note  or any  portion  thereof  pursuant  to  Section  3.2,  upon submission  of a duly  completed  election  form at an  office or agency of such  Funding  Note Paying  Agent  maintained  for such purpose  pursuant to Section 4.3).  The  applicable  Funding Note
               Paying  Agent  (unless  such  Funding  Note  Paying  Agent is the
               Funding  Note  Indenture  Trustee)  shall  promptly  forward  the
               Funding Note Certificate surrendered to it in connection with any payment  pursuant to this Section for  cancellation in accordance with Section 2.9. Unless otherwise  specified in the Funding Note
               Certificate,  upon the receipt of the funds  necessary  therefor,
               the   applicable   Funding  Note  Paying  Agent  shall  duly  and
               punctually  make  payments  of  principal  of,  any  premium  and interest  on,  and any  Additional  Amounts  in  respect  of, the
               Funding Note payable on any date other than the Maturity  Date by check  mailed  to the  Holder  (or to the  first  named  of joint
               Holders)  of the  Funding  Note at the close of  business  on the
               Regular  Interest Record Date or Special Interest Record Date, as
               the case may be, at its address  appearing  in the  Funding  Note
               Register.  Notwithstanding the foregoing,  the applicable Funding
               Note Paying Agent shall make payments of principal, any interest, any premium,  and any  Additional  Amounts on any date other than the  Maturity  Date to each  Holder  entitled  thereto (or to the first  named of joint  Holders)  at the close of  business on the applicable  Regular  Interest  Record  Date or  Special  Interest
               Record  Date,  as the case may be,  of  $10,000,000  (or,  if the
               Specified  Currency  is other than  United  States  dollars,  the equivalent thereof in the particular

                                       26

               Specified  Currency) or more in  principal  amount of the Funding
               Note by wire  transfer  of  immediately  available  funds  if the
               applicable   Holder  has  delivered   appropriate  wire  transfer
               instructions  in writing to the  applicable  Funding  Note Paying
               Agent  not less  than 15 days  prior  to the  date on  which  the applicable payment of principal,  interest, premium or Additional
               Amounts is scheduled to be made.  Any wire transfer  instructions received by the applicable Funding Note Paying Agent shall remain in effect until revoked by the applicable Holder.

          (c) Unless otherwise specified in the Funding Note Certificate, if the Specified Currency of the Funding Note is other than U.S.
               Dollars, Global Funding shall be obligated to make, or cause to be made, payments of principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note in such Specified Currency. Any amounts so payable by Global Funding in such Specified Currency will be converted by the Funding Note
               Exchange Rate Agent into United States dollars for payment to the Holder or Holders thereof unless otherwise specified in the Funding Note Certificate or a Holder elects to receive such amounts in such Specified Currency as provided below.

          (d) Unless otherwise specified in the Funding Note Certificate, if the Specified Currency of the Funding Note is other than U.S.
               dollars, any United States dollar amount to be received by the Holder or Holders of the Funding Note will be based on the highest bid quotation in The City of New York received by the Funding Note Exchange Rate Agent at approximately 11:00 a.m. (New
               York City time) on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Funding Note Exchange Rate Agent) selected by the Funding Note Exchange Rate Agent and approved by Global Funding for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of such Specified
               Currency payable to the Holder or Holders of the Funding Note scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant Holder or Holders of the Funding Note by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

                                       27

          (e)  If the Specified  Currency of the Funding Note is other than U.S.
               Dollars,  Holders of the Funding Note may elect to receive all or a  specified  portion  of any  payment  of  principal  and/or any
               interest,   premium  and  Additional  Amounts  in  the  Specified
               Currency by submitting a written request  therefor to the Funding
               Note Indenture  Trustee at its Corporate Trust Office in The City
               of New York on or prior to the applicable Regular Interest Record
               Date or Special Interest Record Date or at least 15 calendar days prior to the  Maturity  Date,  as the case may be.  Such  written request may be mailed or hand  delivered or sent by cable,  telex or other  form of  facsimile  transmission.  Such  election  will remain in effect until revoked by written notice delivered to the
               Funding  Note  Indenture  Trustee  on or prior to the  applicable
               Regular  Interest Record Date or Special  Interest Record Date or
               at least 15 calendar days prior to the Maturity Date, as the case may be.

          (f)  Notwithstanding  anything to the  contrary in this  Funding  Note
               Indenture,  if the  Specified  Currency  for the Funding  Note is
               other  than  U.S.  Dollars  and  the  Specified  Currency  is not available  for any  required  payment  of  principal  and/or  any interest, premium and Additional Amounts due to the imposition of exchange controls or other circumstances  beyond Global Funding's
               control,   Global   Funding  will  be  entitled  to  satisfy  its
               obligations  with  respect  to the  Funding  Note by  making,  or causing to be made,  payments in United  States  dollars based on the Market  Exchange Rate,  computed by the Funding Note Exchange
               Rate Agent,  on the second  Business Day prior to the  particular payment  date  or,  if the  Market  Exchange  Rate  is  not  then available,  on the basis of the most  recently  available  Market
               Exchange Rate.

          (g) All determinations made by the Funding Note Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder or Holders of the Funding Note.

     SECTION 4.2 Collection Account. Global Funding shall, on or prior to the Original Issue Date, establish a non-interest bearing account with the Funding
Note Indenture Trustee or such other depository institution that is rated at least AA by Standard & Poor's Ratings Services, a division of the McGraw-Hill
Companies, Inc. or Aa2 by Moody's Investors Services, Inc., or has an equivalent rating from another nationally recognized statistical rating organization as may be designated by Global Funding (the "Collection Account"), into which account shall be deposited payments received under the applicable Funding Agreement(s) and which account shall be segregated from other accounts held by the Funding
Note Indenture Trustee or such other depositary institution.

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     SECTION 4.3 Offices for Payments, Etc.

          (a) So long as the Funding Note remains outstanding, Global Funding will maintain in New York and in any other city that may be required by any stock exchange on which the Funding Note may be listed, and in any city specified in the Funding Note Certificate the following: (i) an office or agency where the Funding Note may be presented for payment, (ii) an office or agency where the Funding Note may be presented for registration of transfer and for exchange as provided in the Funding Note Indenture and (iii) an office or agency where notices and demands to or upon Global
               Funding in respect of the  Funding  Note or of the  Funding  Note
               Indenture may be served.  Global Funding will give to the Funding
               Note Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Global
               Funding initially designates the Corporate Trust Office of the Funding Note Indenture Trustee as the office or agency for each such purpose. In case Global Funding shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

          (b) Global Funding hereby agrees to issue a standing order to the Funding Note Indenture Trustee, pursuant to which the Funding
               Note  Indenture  Trustee,  directly or through  any Funding  Note
               Paying Agent,  shall  distribute all amounts due and unpaid under
               Section 3.1(b) of the Amended and Restated Trust Agreement. For so long as (i) Global Funding has not rescinded the standing order (notice of such rescission to be promptly given by Global
               Funding  to the  Funding  Note  Indenture  Trustee)  and (ii) the
               Funding Note Indenture Trustee, either directly or through any Funding Note Paying Agent is able to, and does, comply with the standing order, Global Funding will not be required to establish a Payment Account (as defined in the Amended and Restated Trust
               Agreement) in accordance with Section 3.1 of the Amended and Restated Trust Agreement.

     SECTION  4.4  Appointment  to Fill a  Vacancy  in Office  of  Funding  Note
Indenture Trustee. Global Funding, whenever necessary to avoid or fill a vacancy in the office of the Funding Note Indenture Trustee, will appoint, in the manner provided in Section 6.8, a trustee, so that there shall at all times be a trustee under the Funding Note Indenture.


                                       29

     SECTION 4.5 Funding Note Paying Agents.

     (a)  Unless  otherwise   provided  in  or  pursuant  to  the  Funding  Note
          Indenture,  Global Funding appoints the Funding Note Indenture Trustee as Funding  Note Paying Agent with respect to the Funding Note and the
          Funding Note Indenture Trustee accepts such  appointment.  The Funding
          Note Indenture Trustee,  in its capacity as Funding Note Paying Agent, agrees,  and,  whenever  Global  Funding  shall appoint a Funding Note
          Paying  Agent  other than the  Funding  Note  Indenture  Trustee  with respect to the Funding  Note,  Global  Funding will cause such Funding
          Note Paying  Agent to execute  and  deliver to Global  Funding and the
          Funding Note  Indenture  Trustee an  instrument  in which such Funding
          Note Paying Agent shall agree with Global Funding and the Funding Note
          Indenture Trustee,  subject to the provisions of this Section, that it will:

          (i) hold all sums received by it as such agent for the payment of the principal of, any premium or interest on, or any Additional
               Amounts with respect to, the Funding Note (whether such sums have been paid to it by the Funding Agreement Provider, Global Funding or by any other obligor on the Funding Note) in trust for the benefit of each Holder of the Funding Note;

          (ii) give the Funding Note Indenture Trustee notice of any failure by Global Funding (or by any other obligor on the Funding Note) to make any payment of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note when the same shall be due and payable;

          (iii) pay any such  sums so held in trust  by it to the  Funding  Note
               Indenture Trustee upon the Funding Note Indenture Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above;

          (iv) in the absence of the failure referred in clause (ii) above, pay any such sums so held in trust by it in accordance with the Funding Note Indenture and the terms of the Funding Note; and

          (v) comply with all agreements of Funding Note Paying Agents in, and perform all functions and obligations imposed on Funding Note
               Paying  Agents by or pursuant

                                       30

               to, the Funding Note Indenture and the Funding Note Certificate or Supplemental Funding Note Indenture.

     (b) At or prior to 9:30 a.m. (New York City time) on each due date of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Funding Note, Global Funding will deposit or cause to be deposited with the applicable Funding Note Paying Agent a sum sufficient to pay such principal, any interest or premium, and any Additional Amounts, and (unless such Funding Note Paying Agent is the
          Funding Note Indenture Trustee) Global Funding will promptly notify the Funding Note Indenture Trustee of any failure to take such action.

     (c)  Anything  in this  Section  to the  contrary  notwithstanding,  Global
          Funding may at any time, for purpose of obtaining satisfaction and discharge of the Funding Note under the Funding Note Indenture, pay or cause to be paid to the Funding Note Indenture Trustee all sums held in trust by Global Funding or any Funding Note Paying Agent under the Funding Note Indenture, as required by this Section, such sums to be held by the Funding Note Indenture Trustee upon the terms contained in the Funding Note Indenture.

     (d)  Anything  in  this  Section  to  the  contrary  notwithstanding,   the
          agreement  to hold  sums in  trust as  provided  in this  Section  are subject to the provisions of Sections 11.3 and 11.4.

     (e) The applicable Funding Note Paying Agent shall (i) collect all forms from Holders of the Funding Note (or from such other Persons as are relevant) that are required to exempt payments under the Funding Note and/or the related Funding Agreement(s) from United States Federal income tax withholding, (ii) withhold and pay over to the Internal
          Revenue Service or other taxing authority with respect to payments under the Funding Note any amount of taxes required to be withheld by any United States Federal, state or local statute, rule or regulation and (iii) forward copies of such forms to Global Funding and the Funding Agreement Provider.

     (f) Each Funding Note Paying Agent shall forward to Global Funding at least monthly a bank statement in its possession with respect to the performance of its functions and obligations with respect to the Funding Note.

                                       31

     (g)  Global Funding shall pay the  compensation of each Funding Note Paying
          Agent at such  rates as shall be  agreed  upon in  writing  by  Global
          Funding and the relevant Funding Note Paying Agent from time to time and shall reimburse each Funding Note Paying Agent for reasonable expenses properly incurred by such Funding Note Paying Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

     (h) Subject as provided below, each Funding Note Paying Agent may at any time resign as Funding Note Paying Agent by giving not less than 60 days' written notice to Global Funding and the Funding Note Indenture
          Trustee  (unless the Funding  Note  Indenture  Trustee is such Funding
          Note Paying Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, Global Funding may remove a Funding Note Paying Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

          (i)  the  appointment  by Global  Funding of a successor  Funding Note
               Paying Agent; and

          (ii) the acceptance of such appointment by such successor Funding Note
               Paying Agent,

          provided that with respect to any Funding Note Paying Agent who timely receives any amount with respect to the Funding Note and fails duly to pay any such amounts when due and payable in accordance with the terms of the Funding Note Indenture and the Funding Note, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note Paying Agent approved by the Funding Note Indenture Trustee (unless the Funding Note Indenture
          Trustee is such Funding Note Paying Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Paying Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.5(h), Global Funding has not appointed a replacement Funding Note Paying
          Agent, then the Funding Note Paying Agent shall be entitled, on behalf of Global Funding, to appoint in its place a reputable financial institution of good standing reasonably acceptable to Global Funding and the Funding Note

                                       32

          Indenture  Trustee (unless the Funding Note Indenture  Trustee is such
          Funding Note Paying Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Funding Note
          Paying Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(h), the successor Funding
          Note Paying Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Funding Note
          Paying Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Funding Note
          Paying Agent pursuant to Section 4.4(g) up to the effective date of such resignation or removal.

     (i)  If at any time a Funding Note Paying Agent shall resign or be removed, or shall become  incapable of acting with respect to the Funding Note, or shall be  adjudged  as  bankrupt  or  insolvent,  or a receiver  or liquidator of such Funding Note Paying Agent or of its property  shall be  appointed,  or any public  officer shall take charge or control of such  Funding  Note  Paying  Agent or its  property or affairs for the
          purpose  of  rehabilitation,   conservation  or  liquidation,  then  a
          successor  Funding  Note  Paying  Agent shall be  appointed  by Global
          Funding by an instrument  in writing filed with the successor  Funding
          Note Paying Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding Note Paying Agent and (except in cases of removal  for failure to timely pay any amounts as required by or pursuant  to the  Funding  Note  Indenture  or the Funding  Note
          Certificate  or  Supplemental  Funding Note  Indenture)  the giving of notice to each Holder of the Funding Note,  the retiring  Funding Note
          Paying  Agent  shall cease to be Funding  Note Paying  Agent under the
          Funding Note Indenture.

     (j)  Any successor  Funding Note Paying Agent  appointed  under the Funding
          Note Indenture  shall execute and deliver to its  predecessor,  Global
          Funding and the Funding  Note  Indenture  Trustee  (unless the Funding
          Note Indenture Trustee is such Funding Note Paying Agent) a reasonably acceptable instrument accepting such appointment under the Funding
          Note  Indenture,  and  thereupon  such  successor  Funding Note Paying
          Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Paying Agent under the Funding Note
          Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.5(g) and unpaid, shall

                                       33

          thereupon  become obliged to transfer and deliver,  and such successor
          Funding Note Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note Paying
          Agent.

     (k) Any entity into which a Funding Note Paying Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Funding
          Note Paying Agent shall be a party, or any entity succeeding to all or substantially all of the paying agency business of such Funding Note
          Paying Agent shall be a successor Funding Note Paying Agent under the Funding Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and the Funding Note Indenture
          Trustee  (unless the Funding  Note  Indenture  Trustee is such Funding
          Note Paying Agent).

     SECTION 4.6 Funding Note Calculation Agent.

     (a)  Unless  otherwise   provided  in  or  pursuant  to  the  Funding  Note
          Indenture,  Global Funding appoints the Funding Note Indenture Trustee as Funding Note  Calculation  Agent,  and the Funding  Note  Indenture
          Trustee accepts such appointment.

     (b)  The  relevant  Funding  Note  Calculation   Agent  shall  perform  all
          functions  and  obligations  imposed on such Funding Note  Calculation
          Agent by or pursuant to the Funding  Note  Indenture,  and the Funding
          Note Certificate or supplemental Funding Note Indenture.

     (c)  Each  Funding  Note  Calculation  Agent,  excluding  the Funding  Note
          Indenture Trustee, shall forward to Global Funding at least monthly a report providing details with respect to the performance of its functions and obligations with respect to the Funding Note which shall include dates and amounts of forthcoming payments with respect to the Funding Note.

     (d) The relevant Funding Note Calculation Agent shall, upon the request of any relevant Holder of the Funding Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the

                                       34

          next succeeding Interest Reset Date with respect to the Funding Note.

     (e) All determinations of interest by the Funding Note Calculation Agent shall, in the absence of manifest errors, be conclusive for all purposes and binding on the Holders of the Funding Note.

     (f)  Global  Funding  shall  pay  the  compensation  of each  Funding  Note
          Calculation Agent at such rates as shall be agreed upon in writing by Global Funding and the relevant Funding Note Calculation Agent from time to time and shall reimburse each Funding Note Calculation Agent for reasonable expenses properly incurred by such Funding Note
          Calculation Agent in connection with the performance of its duties upon receipt of such invoices as Global Funding shall reasonably require.

     (g) Subject as provided below, each Funding Note Calculation Agent may at any time resign as Funding Note Calculation Agent by giving not less than 60 days' written notice to Global Funding and the Funding Note
          Indenture  Trustee (unless the Funding Note Indenture  Trustee is such
          Funding Note Calculation Agent) of such intention on its part, specifying the date on which its resignation shall become effective.
          Except as provided  below,  Global  Funding may remove a Funding  Note
          Calculation Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective.
          Any such resignation or removal shall take effect upon:

          (i)  the  appointment  by Global  Funding of a successor  Funding Note
               Calculation Agent; and

          (ii) the acceptance of such appointment by such successor Funding Note
               Calculation Agent,

          provided that with respect to any Funding Note Calculation Agent who fails duly to establish the interest rate or amount for any Interest
          Reset Period, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Funding Note
          Calculation  Agent  approved by the  Funding  Note  Indenture  Trustee
          (unless  the  Funding  Note  Indenture  Trustee is such  Funding  Note
          Calculation Agent), in which event notice of such appointment shall be given to each Holder of the Funding Note as soon as practicable thereafter. Global Funding agrees with each Funding Note Calculation
          Agent that if, by the day falling 10 days before the expiration of

                                       35

          any notice given pursuant to this Section  4.6(g),  Global Funding has not appointed a replacement  Funding Note Calculation  Agent, then the
          Funding Note Calculation Agent shall be entitled,  on behalf of Global
          Funding, to appoint in its place a reputable financial  institution of good standing reasonably  acceptable to Global Funding and the Funding
          Note Indenture  Trustee (unless the Funding Note Indenture  Trustee is
          such  Funding  Note  Calculation  Agent);   provided,   however,  that
          notwithstanding  the  foregoing,  the  resignation  or  removal of the relevant Funding Note Calculation Agent shall not be effective unless, upon the  expiration  of the notice  given  pursuant  to this  Section
          4.6(g),  the  successor  Funding  Note  Calculation  Agent  shall have accepted its  appointment.  Upon its  resignation or removal  becoming effective,  the  retiring  Funding  Note  Calculation  Agent  shall be entitled to the payment of its compensation  and  reimbursement of all expenses  incurred by such  retiring  Funding Note  Calculation  Agent
          pursuant  to  Section   4.6(f)  up  to  the  effective  date  of  such
          resignation or removal.

     (h) If at any time a Funding Note Calculation Agent shall resign or be removed, or shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Funding Note Calculation Agent or of its property shall be appointed, or any public officer shall take charge or control of such Funding Note Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Funding Note Calculation Agent shall be appointed by Global Funding by an instrument in writing filed with the successor Funding Note Calculation Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Funding
          Note Calculation Agent and (except in cases of removal for failure to establish the amount of interest) the giving of notice to each Holder of the Funding Note, the retiring Funding Note Calculation Agent shall cease to be Funding Note Calculation Agent under the Funding Note
          Indenture.

     (i)  Any  successor  Funding Note  Calculation  Agent  appointed  under the
          Funding Note Indenture shall execute and deliver to its predecessor, Global Funding and the Funding Note Indenture Trustee (unless the
          Funding Note Indenture Trustee is such Funding Note Calculation Agent) a reasonably acceptable instrument, accepting such appointment under the Funding Note Indenture, and thereupon such successor Funding Note
          Calculation Agent, without any further act, deed or conveyance,

                                       36

          shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Funding Note Calculation Agent under the Funding Note Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.6(f) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor
          Funding Note Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Funding Note
          Calculation Agent.

     (j) Any entity into which a Funding Note Calculation Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Funding Note Calculation Agent shall be a party, or an entity succeeding to all or substantially all of the paying agency business of such Funding Note Calculation Agent shall be a successor Funding
          Note Calculation Agent under the Funding Note Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Funding Note Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to Global Funding and the Funding Note Indenture Trustee (unless the Funding Note
          Indenture Trustee is such Funding Note Calculation Agent).

     SECTION 4.7 Certificate to Funding Note Indenture Trustee. Global Funding will furnish to the Funding Note Indenture Trustee on or before May 15 of each year commencing with the first May 15 following the issuance of the Funding Note a brief certificate (which need not comply with Section 13.5) as to its knowledge of Global Funding's compliance with all conditions and covenants under the Funding Note Indenture (which will be determined without regard to any period of grace or requirement of notice provided under the Funding Note
Indenture).

     SECTION 4.8 Negative Covenants. So long as the Funding Note is outstanding,
Global Funding will comply with all of its covenants set forth in Section 6.1(b) of the Amended and Restated Trust Agreement.

     SECTION 4.9 Non-Petition.

     Each of the Funding  Note  Indenture  Trustee,  each other party hereto and each Holder  covenants  and agrees  that,  for a period of one year plus one day after payment in full of all amounts  payable under or in respect of the Funding
Note Indenture and the Funding Note, it will not institute against,  or join any
other  Person  in   instituting   against,   Global   Funding  any   bankruptcy,
reorganization,  arrangement,  insolvency or liquidation  proceedings,  or other
proceedings   under  any  federal  or  state  bankruptcy  or  similar  law.

                                       37

The immediately  preceding sentence shall survive any termination of the Funding
Note Indenture.

     Notwithstanding the foregoing, each of the Funding Note Indenture Trustee and each other party hereto covenants and agrees that it will not institute against, or join any other Person in instituting against, Global Funding any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, as a result of the failure to pay fees or expenses pursuant to Section 6.6 to any party entitled thereto.

     Moreover, each of the Funding Note Indenture Trustee and each other party hereto covenants and agrees that it will not cause an Event of Default as a result of Global Funding's failure to pay any fees or expenses to any party entitled thereto under the Funding Note Indenture.

     SECTION 4.10 Additional Amounts.

     If the Funding  Note  Certificate  provide  for the  payment of  Additional
Amounts,  Global  Funding  agrees  to pay  to the  Holder  of the  Funding  Note
Additional Amounts as provided in the Funding Note Certificate. Whenever in the Funding Note Indenture there is mentioned, in any context, the payment of the principal of, or interest or premium on, or in respect of, the Funding Note or the net proceeds received on the sale or exchange of the Funding Note, such reference shall be deemed to include reference to the payment of Additional
Amounts provided by the terms established by the Funding Note Indenture or pursuant to the Funding Note Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express reference to the payment of Additional Amounts in any provision of the Funding Note Indenture shall not be construed as excluding
Additional Amounts in those provisions hereof where such express reference is not made.

     If the Funding  Note  Certificate  provides  for the payment of  Additional
Amounts, the Funding Note Certificate will provide that Global Funding will pay, or cause to be paid, Additional Amounts to a Holder of the Funding Note to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Funding Note by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder of the Funding Note, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Funding Note were no such deduction or withholding required; provided that no such Additional Amounts shall be required for or on account of:

     (a) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a Holder or

                                       38

          beneficial owner of the Funding Note, (i) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) being a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code, to the Funding Agreement
          Provider, (iii) being a bank for United States Federal income tax purposes whose receipt of interest on the Funding Note is described in
          Section 881(c)(3)(A) of the Code, (iv) being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of the Funding Agreement Provider entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury
          Regulations promulgated thereunder or (v) being subject to backup withholding as of the date of the purchase by the Holder of the Funding Note;

     (b) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of any Funding
          Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

     (c) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the beneficial owner or a Holder of the Funding Note to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner or a Holder of the Funding Note, if compliance is required by statute, by regulation of the United States Treasury
          Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

     (d) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

                                       39

     (e) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Funding Note;

     (f) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on the Funding Note being treated as contingent interest described in Section 871(h)(4) of the Code for United States
          Federal income tax purposes provided that such treatment was described in the Pricing Supplement;

     (g)  any tax,  duty,  levy,  assessment or other  governmental  charge that would not have been  imposed  but for an election by the Holder of the
          Funding Note, the effect of which is to make payment in respect of the
          Funding  Note  subject  to  United  States   Federal   income  tax  or
          withholding tax provisions; or

     (h)  any combination of items (a), (b), (c), (d), (e), (f) or (g) above.

                                   ARTICLE 5
     REMEDIES OF THE FUNDING NOTE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF
                                    DEFAULT

     SECTION 5.1 Event of Default Defined;  Acceleration of Maturity;  Waiver of
Default.

     (a)  "Event of Default"  with respect to the Funding Note  wherever used in the Funding Note Indenture,  means each of the following  events which shall have  occurred and be  continuing  (whatever the reason for such
          Event of Default and whether it shall be voluntary or  involuntary  or be effected by operation of law or pursuant to any judgment, decree or
          order  of  any  court  or  any  order,   rule  or  regulation  of  any
          administrative or governmental body):

          (i) default in the payment when due and payable of the principal of, or any premium on, the Funding Note;

          (ii) default in the payment, when due and payable, of any interest on, or any Additional Amounts with respect to, the Funding Note and continuance of such default for a period of five Business Days;

          (iii) any "Event of  Default",  as such term is defined in any Funding
               Agreement  securing the Funding  Note,  by the Funding  Agreement
               Provider under such Funding Agreement;

                                       40

          (iv) Global  Funding  shall fail to observe  or perform  any  covenant contained in the Funding  Note or in the Funding  Note  Indenture
               for a period of 30 days  after the date on which  written  notice specifying such failure, stating that such notice is a "Notice of
               Default"  under the Funding Note  Indenture  and  demanding  that
               Global  Funding  remedy  the  same,   will  have  been  given  by
               registered or certified mail, return receipt requested, to Global
               Funding  by the  Funding  Note  Indenture  Trustee,  or to Global
               Funding and the Funding Note  Indenture  Trustee by the Holder or
               Holders of at least 25% of the  outstanding  principal  amount of the Funding Note; or

          (v) the Funding Note Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Funding Note Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest
               (or the equivalent thereof) in the Collateral; or any Person shall successfully claim, as finally determined by a court of competent jurisdiction that any Lien for the benefit of the Holders of the Funding Note and any other Person for whose benefit the Funding Note Indenture Trustee is or will be holding the Collateral, that the Collateral is void or is junior to any other Lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

          (vi) an  involuntary  case or  other  proceeding  shall  be  commenced against Global Funding  seeking  liquidation,  reorganization  or
               other   relief  with  respect  to  it  or  its  debts  under  any
               bankruptcy,  insolvency,  reorganization  or other similar law or seeking  the  appointment  of a  trustee,  receiver,  liquidator, custodian or other similar official of it or any substantial part of its property,  and such  involuntary  case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or
               an order for relief shall be entered against Global Funding under the Federal bankruptcy laws as now or hereafter in effect;

          (vii) Global Funding  commences a voluntary  case or other  proceeding seeking liquidation,  reorganization or other relief with respect
               to  itself  or  its  debts  under  any  bankruptcy,   insolvency,
               reorganization or other similar

                                       41

               law  or  seeking  the   appointment   of  a  trustee,   receiver,
               liquidator,  custodian  or other  similar  official  of it or any substantial part of its property,  or consents to any such relief or to  the  appointment  of or  taking  possession  by  any  such official in an  involuntary  case or other  proceeding  commenced against  it, or makes a general  assignment  for the  benefit  of creditors,  or fails  generally  to pay its debts as they  become due, or takes any action to authorize any of the foregoing; and

          (viii) any other Event of Default provided in any Supplemental Funding
               Note Indenture or in the Funding Note Certificate.

     (b) If one or more Events of Default shall have occurred and be continuing with respect to the Funding Note, then, and in every such event, unless the principal of the Funding Note shall have already become due and payable, either the Funding Note Indenture Trustee or the Holder or Holders of not less than 25% of the outstanding principal amount of the Funding Note under the Funding Note Indenture by notice in writing to Global Funding (and to the Funding Note Indenture Trustee if given by such Holder or Holders), may declare the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable;
          provided that, if any Event of Default specified in Section 5.1(a)(vi) or 5.1(a)(vii) occurs with respect to Global Funding, or if any Event of Default specified in Section 5.1(a)(iii) that would cause any Funding Agreement securing the Funding Note to become immediately due and payable occurs with respect to the Funding Agreement Provider, then without any notice to Global Funding or any other act by the Funding Note Indenture Trustee or any Holder of the Funding Note, the entire principal and premium (if any) of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Global
          Funding.

     (c) Notwithstanding Section 5.1(b), if at any time after the principal and premium of the Funding Note, any interest accrued thereon, and any Additional Amounts due and owing and any other

                                       42

          amounts payable with respect thereto shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as provided in the Funding Note Indenture, Global Funding shall pay or shall deposit with the Funding Note Indenture Trustee a sum sufficient to pay all due and payable interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note and the principal and premium (if any) of the Funding Note which shall have become due and payable otherwise than by acceleration pursuant to
          Section 5.1(b) above (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest and any other amounts payable, at the same rate as the rate of interest specified in the Funding Note
          Certificate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Funding
          Note  Indenture  Trustee and each  predecessor  Funding Note Indenture
          Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note
          Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Funding Note Indenture, other than the non-payment of the principal of and premium (if any) on the Funding Note which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Funding Note Indenture, then and in every such case the Holder
          Representative (as defined in Section 5.8(a) hereof), by written notice to Global Funding and to the Funding Note Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 5.2 Collection of Indebtedness  by Funding Note Indenture  Trustee;
Funding Note Indenture Trustee May Prove Debt.

     (a)  Subject  to  Section  5.1(c),  if any Event of  Default  contained  in
          Section 5.1(a)(i) or (ii) shall have occurred and be continuing, Global Funding will, upon demand by the Funding Note Indenture
          Trustee, pay to the Funding Note Indenture Trustee for the benefit of each Holder of the Funding Note the whole amount that then shall have become due and payable of the principal of, any premium and interest on, and any Additional Amounts due

                                       43

          and owing and any other  amounts  payable with respect to, the Funding
          Note (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable at the same rate as the rate of interest specified in the Funding Note); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Funding Note Indenture
          Trustee and each predecessor Funding Note Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Funding Note
          Indenture Trustee and each predecessor Funding Note Indenture Trustee except as a result of its negligence or bad faith.

     (b) Until such demand is made by the Funding Note Indenture Trustee, Global Funding may pay the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Funding Note to the Holders, whether or not the Funding Note be overdue.

     (c) If Global Funding shall fail to pay such amounts upon such demand, the Funding Note Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Global Funding or other obligor upon the Funding Note and collect in the manner provided by law out of the property of Global Funding or other obligor upon the Funding Note, wherever the funds adjudged or decreed to be payable are situated. If there shall be pending proceedings relative to Global Funding or any other obligor upon the Funding Note under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Global Funding or its property or such other obligor, or in case of any other comparable judicial proceedings relative to Global Funding or other obligor upon the Funding Note, or to the creditors or property of Global Funding or such other obligor, the Funding Note Indenture Trustee, irrespective of whether the principal of the Funding Note shall then be due and payable as therein expressed or by

                                       44

          declaration or otherwise and  irrespective of whether the Funding Note
          Indenture   Trustee  shall  have  made  any  demand  pursuant  to  the provisions  of this  Section,  shall be  entitled  and  empowered,  by intervention in such proceedings or otherwise:

          (i) to file such proofs of a claim or claims and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Funding Note Indenture Trustee (including any claim for reasonable compensation to the Funding Note
               Indenture  Trustee and each  predecessor  Funding Note  Indenture
               Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture Trustee, except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to Global Funding or other obligor upon the Funding
               Note, or to the creditors or property of Global Funding or such other obligor,

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Funding Note in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

          (iii) to collect and receive  any funds or other  property  payable or deliverable  on any such claims,  and to  distribute  all amounts received  with  respect to the  claims of each  Holder and of the
               Funding Note Indenture  Trustee on each Holder's behalf;  and any trustee,  receiver,  or  liquidator,  custodian or other  similar official is hereby  authorized by each Holder to make payments to the Funding Note  Indenture  Trustee,  and, in the event that the
               Funding Note  Indenture  Trustee  shall  consent to the making of payments  directly  to any  Holder,  to pay to the  Funding  Note
               Indenture  Trustee such amounts as shall be  sufficient  to cover reasonable  compensation  to the Funding Note Indenture  Trustee,
               each  predecessor   Funding  Note  Indenture  Trustee  and  their
               respective agents,  attorneys and counsel, and all other expenses
               and

                                       45

               liabilities incurred,  and all advances made, by the Funding Note
               Indenture  Trustee and each  predecessor  Funding Note  Indenture
               Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture
               Trustee's negligence or bad faith.

     (d) Nothing contained in the Funding Note Indenture shall be deemed to authorize the Funding Note Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Funding Note or the rights of any Holder thereof, or to authorize the Funding Note Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (e)  All rights of action and of  asserting  claims  under the Funding Note
          Indenture,  or under the Funding Note,  may be enforced by the Funding
          Note Indenture Trustee without the possession of the Funding Note or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Funding
          Note Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Funding Note
          Indenture Trustee, each predecessor Funding Note Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of each Holder.

     (f) In any proceedings brought by the Funding Note Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Funding Note Indenture to which the Funding Note Indenture Trustee shall be a party) the Funding Note Indenture Trustee shall be held to represent every Holder of the Funding Note, and it shall not be necessary to make any Holder of the Funding Note party to any such proceedings.

     SECTION 5.3 Application of Proceeds.

     (a) Any funds collected by the Funding Note Indenture Trustee following an Event of Default pursuant to this Article or otherwise under the Funding Note Indenture and any applicable Supplemental Funding Note
          Indenture in respect of the Funding Note shall be held in trust in the Collection Account and be applied in the following order at the date or dates fixed by the

                                       46

          Funding Note Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest and any Additional Amounts, upon presentation of the Funding Note Certificate representing the Funding Note and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

          First: To the payment of costs and expenses, including reasonable compensation to the Funding Note Indenture Trustee and each predecessor
     Funding Note Indenture Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Funding Note Indenture Trustee and each predecessor Funding Note Indenture
     Trustee except those adjudicated in a court of competent jurisdiction to be the result of any such Funding Note Indenture Trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 for all Program
     Funding  Notes,  the extent not paid  pursuant to the Amended and  Restated
     Support Agreement;

          Second: To the payment of principal, any premium and interest, any Additional Amounts and any other amounts then due and owing on the Funding
     Note;

          Third: To the payment of any other Obligations then due and owing with respect to the Funding Note; and

          To the payment of any remaining  balance to Global Funding for Fourth:
     distribution by the Delaware Trustee in accordance with the provisions of the Amended and Restated Trust Agreement.

     (b) All funds deposited with the Funding Note Indenture Trustee pursuant to the Funding Note Indenture, except when an Event of Default has occurred and is continuing, shall be held in trust in the Collection
          Account and applied by it, in accordance with the provisions of the Funding Note and the Funding Note Indenture, to the payment through any Funding Note Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Funding Note Trustee. If no Event of Default with respect to he
          Funding Note has occurred and is continuing, the following priority of payments shall apply:

          First: To the payment of principal, any premium and interest, any Additional Amounts, and any other amounts then due and owing on the Funding
     Note;

                                       47

          Second: To the payment of any other Obligations then due and owing with respect to the Funding Note; and

          Third: To the payment of any remaining balance to Global Funding for distribution by the Delaware Trustee in accordance with the provisions of the Amended and Restated Trust Agreement.

     The Funding Note Indenture Trustee may make distributions under the Funding
Note Indenture in cash or in kind or, on a ratable basis, in any combination thereof.

     SECTION 5.4 Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Funding Note Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Funding
Note  Indenture by such  appropriate  judicial  proceedings  as the Funding Note
Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Funding
Note  Indenture  or in aid of the  exercise of any power  granted in the Funding
Note Indenture or to enforce any other legal or equitable right vested in the Funding Note Indenture Trustee by the Funding Note Indenture or by law.

     SECTION 5.5  Restoration of Rights on Abandonment  of  Proceedings.  If the
Funding Note Indenture Trustee shall have proceeded to enforce any right under the Funding Note Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Funding
Note Indenture Trustee, then and in every such case Global Funding and the Funding Note Indenture Trustee shall be restored respectively to their former positions and rights under the Funding Note Indenture, and all rights, remedies and powers of Global Funding, the Funding Note Indenture Trustee and each Holder shall continue as though no such proceedings had been taken.

     SECTION 5.6 Limitations on Suits by Holders. No Holder of the Funding Note shall have any right by virtue or by availing of any provision of the Funding
Note Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Funding Note
Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Funding Note
Indenture, unless:

          (i)  such Holder has  previously  given written  notice to the Funding
               Note Indenture Trustee of a continuing Event of Default;

          (ii) the Holder or Holders of the Funding Note representing not less than 25% of the outstanding principal amount of the Funding Note shall have made written request to the

                                       48

               Funding Note Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Funding
               Note Indenture Trustee;

          (iii) such  Holder  or  Holders  have  offered  to  the  Funding  Note
               Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Funding Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and

          (v) no direction inconsistent with such written request shall have been given to the Funding Note Indenture Trustee during such 60-day period by the Holder or Holders of the Funding Note representing at least 66 2/3% of the outstanding principal amount of the Funding Note;

it being understood and intended, and being expressly covenanted by each Holder of the Funding Note with each other Holder of the Funding Note and the Funding
Note Indenture Trustee, that no Holder or Holders of the Funding Note shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Funding Note Indenture to affect, disturb or prejudice the rights of any other Holder of the Funding Note, or to obtain or seek to obtain priority over or preference to any other Holder of the Funding Note or to enforce any right under the Funding Note Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all the Holders of the Funding Note.
For the protection and enforcement of the provisions of this Section, each Holder and the Funding Note Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions in the Funding Note Indenture, however, the right of any Holder of the Funding Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and interest on, if any, and Additional Amounts, if any, with respect to the Funding
Note, on or after the respective due dates expressed in the Funding Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of
Default.

     (a)  Except as provided  in Section  2.7, no right or remedy in the Funding
          Note  Indenture  conferred  upon  or  reserved  to  the

                                       49

          Funding Note Indenture Trustee or to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Funding Note Indenture or existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Funding Note Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     (b) No delay or omission of the Funding Note Indenture Trustee or of any Holder of the Funding Note to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
          Section  5.6,  every  power  and  remedy  given  by the  Funding  Note
          Indenture or by law to the Funding Note Indenture Trustee or to any Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Funding Note Indenture Trustee or by such Holder.

     SECTION 5.8 Control by the Holders.

     (a)  The Holders of a majority in  principal  amount of the Funding Note at
          the  time  outstanding   shall  have  the  right  to  elect  a  holder
          representative  (the "Holder  Representative")  who shall have binding
          authority   upon  all  the  Holders  and  shall   replace  any  Holder
          Representative then acting in such capacity,  and who shall direct the time,  method,  and place of conducting  any proceeding for any remedy available to the Funding Note  Indenture  Trustee,  or exercising  any trust or power conferred on the Funding Note Indenture  Trustee by the
          Funding Note Indenture, provided that:

          (i) such direction shall not be otherwise than in accordance with law and the provisions of the Funding Note Indenture; and

          (ii) subject  to the  provisions  of Section  6.1,  the  Funding  Note
               Indenture Trustee shall have the right to decline to follow any such direction if the Funding Note Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Funding Note
               Indenture Trustee in good faith by its board of directors, the executive committee, or a trust

                                       50

               committee  of directors  or  Responsible  Officers of the Funding
               Note Indenture Trustee shall determine that the action or proceedings so directed would involve the Funding Note Indenture
               Trustee in personal liability.

     (b) Nothing in the Funding Note Indenture shall impair the right of the Funding Note Indenture Trustee in its discretion to take any action deemed proper by the Funding Note Indenture Trustee and which is not inconsistent with such direction by the Holders.

     SECTION  5.9  Waiver  of Past  Defaults.  Prior to the  declaration  of the
maturity  of  the  Funding   Note  as  provided  in  Section   5.1,  the  Holder
Representative  may on behalf of the Holders of the Funding  Note waive any past
default  or  Event  of  Default  under  the  Funding  Note   Indenture  and  its
consequences, except a default:

          (i) in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, the Funding Note; or

          (ii) in  respect  of a  covenant  or  provision  of the  Funding  Note
               Indenture which cannot be modified or amended without the consent of the Holder of the Funding Note.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Funding Note Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                   ARTICLE 6
                       THE FUNDING NOTE INDENTURE TRUSTEE

     SECTION 6.1 Certain Duties and Responsibilities.

     (a) Except if an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee undertakes to perform in a prudent manner such duties and only such duties with respect to the Funding Note as are specifically set forth in the Funding Note Indenture. No implied covenants or obligations shall be read into the Funding Note Indenture against the Funding Note
          Indenture  Trustee.

     (b) If an Event of Default has occurred and is continuing (and it has not been cured or waived), the Funding Note Indenture Trustee shall exercise such of the rights and powers with respect to the Funding
          Note  vested in it by the  Funding  Note  Indenture,  and use

                                       51

          the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (c) No provision of the Funding Note Indenture shall be construed to relieve the Funding Note Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) in the  absence  of bad  faith  on its  part,  the  Funding  Note
               Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Funding Note
               Indenture Trustee and conforming to the requirements of the Funding Note Indenture unless a Responsible Officer of the
               Funding Note Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Funding Note
               Indenture Trustee must examine such certificates and opinions to determine whether they conform to the requirements of the Funding
               Note Indenture;

          (iii) the Funding Note Indenture Trustee shall not be liable for any error of judgment made in good faith by any Responsible Officer of the Funding Note Indenture Trustee, unless it is proved that the Funding Note Indenture Trustee was negligent in ascertaining the pertinent facts;

          (iv) the  Funding  Note  Indenture  Trustee  shall not be liable  with respect to any action  taken or omitted to be taken by it in good
               faith  in   accordance   with  the   direction   of  the   Holder
               Representative   relating  to  the  time,  method  and  place  of
               conducting any proceeding for any remedy available to the Funding
               Note  Indenture  Trustee,   or  exercising  any  trust  or  power
               conferred  upon the Funding  Note  Indenture  Trustee,  under the
               Funding Note Indenture with respect to the Funding Note; and

          (v) no provision of the Funding Note Indenture shall require the Funding Note Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the

                                       52

               performance   of  any  of  its  duties  under  the  Funding  Note
               Indenture,  or in the exercise of any of its rights or powers, if it shall have reasonable  grounds for believing that repayment of such funds or adequate  indemnity  against such  liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of the Funding Note Indenture relating to the conduct or affecting the liability of or affording protection to the Funding Note Indenture
          Trustee shall be subject to the provisions of this Section.

     SECTION 6.2 Certain Rights of the Funding Note Indenture Trustee.

Subject to Section 6.1:

     (a) the Funding Note Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of Global Funding mentioned in the Funding Note Indenture shall be sufficiently evidenced by a Trust
          Certificate (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture);

     (c) the Funding Note Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Funding Note Indenture in good faith and in reliance on such advice or Opinion of Counsel;

     (d)  the Funding Note  Indenture  Trustee  shall be under no  obligation to exercise any of the trusts or powers  vested in it by the Funding Note
          Indenture   at  the   request,   order  or  direction  of  any  Holder
          Representative   pursuant  to  the  provisions  of  the  Funding  Note
          Indenture, unless such Holder Representative shall have offered to the
          Funding  Note  Indenture  Trustee  reasonable  security  or  indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

                                       53

     (e) whenever in the administration of the Funding Note Indenture the Funding Note Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Funding Note Indenture, such matter
          (unless other evidence in respect thereof be specifically prescribed in the Funding Note Indenture) may, in the absence of negligence or bad faith on its part, be deemed to be conclusively proved and established by a Trust Certificate delivered to the Funding Note
          Indenture Trustee;

     (f) the Funding Note Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Funding Note Indenture;

     (g) the Funding Note Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holder Representative; provided that, if the payment within a reasonable time to the Funding Note Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Funding Note Indenture
          Trustee, not reasonably assured to the Funding Note Indenture Trustee by the security afforded to it by the terms of the Funding Note
          Indenture, the Funding Note Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Global Funding or, if paid by the Funding Note Indenture
          Trustee or any predecessor trustee, shall be repaid by Global Funding upon demand; and

     (h) the Funding Note Indenture Trustee may execute any of the trusts or powers under the Funding Note Indenture or perform any duties under the Funding Note Indenture either directly or by or through agents or attorneys not regularly in its employ and the Funding Note Indenture
          Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it under the Funding Note Indenture.

     SECTION 6.3 Not Responsible  for Recitals,  Validity of the Funding Note or
Application  of  the  Proceeds.  The  recitals  contained  in the  Funding  Note
Indenture

                                       54

and in the Funding Note, except the Funding Note Indenture Trustee's certificates of authentication, shall be taken as the statements of Global
Funding, and the Funding Note Indenture Trustee assumes no responsibility for the correctness of the same. The Funding Note Indenture Trustee makes no representation as to the validity or sufficiency of the Funding Note Indenture or of the Funding Note. The Funding Note Indenture Trustee shall not be accountable for the use or application by the Funding Agreement Provider of the proceeds of the Funding Agreement(s).

     SECTION 6.4 May Hold  Funding  Note;  Collections,  Etc.  The Funding  Note
Indenture  Trustee or any agent of Global  Funding or the Funding Note Indenture
Trustee, in its individual or any other capacity, may become the owner or pledgee of the Funding Note with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent and, subject to Section 6.7,
Section  311(a)  of the Trust  Indenture  Act,  and Rule 3a-7 of the  Investment
Company Act, may otherwise deal with Global Funding and receive, collect, hold and retain collections from Global Funding with the same rights it would have if it were not the Funding Note Indenture Trustee or such agent.

     SECTION 6.5 Funds Held by Funding Note Indenture Trustee. Subject to the provisions of Section 11.4, all funds received by the Funding Note Indenture
Trustee shall, until used or applied as provided in the Funding Note Indenture, be held in trust for the purposes for which they were received. The Funding Note
Indenture Trustee (and each of its agents and Affiliates) shall deposit all cash amounts received by it (or any such agents or Affiliates) that are derived from the Collateral for the benefit of the Holders of the Funding Note in the Collection Account. Neither the Funding Note Indenture Trustee nor any agent of
Global Funding or the Funding Note Indenture Trustee shall be under any liability for interest on any funds received by it under the Funding Note
Indenture.

     SECTION 6.6 Compensation; Reimbursement; Indemnification.

     (a)  Global Funding covenants and agrees:

          (i) to pay to the Funding Note Indenture Trustee from time to time, and the Funding Note Indenture Trustee shall be entitled to, reasonable compensation for all services rendered by it under the Funding Note Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise provided in the Funding Note Indenture, to pay or reimburse the Funding Note Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made

                                       55

               by the Funding Note Indenture Trustee in accordance with any provision of the Funding Note Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and

          (iii) to indemnify the Funding Note Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Funding
               Note Indenture or the trusts under the Funding Note Indenture and its duties under the Funding Note Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Funding Note Indenture.

     (b) The obligations of Global Funding under this Section to compensate and indemnify the Funding Note Indenture Trustee and to pay or reimburse the Funding Note Indenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness under the Funding
          Note Indenture and shall survive the satisfaction and discharge of the Funding Note Indenture and any resignation or removal of the Funding
          Note Indenture Trustee.

     SECTION 6.7 Corporate Trustee Required; Eligibility.

     (a) There shall at all times be a Funding Note Indenture Trustee under the Funding Note Indenture which shall:

          (i)  be a banking corporation or national association authorized under its  laws of  incorporation  or  formation  and  the  laws of the jurisdiction  in which it administers  the Funding Note Indenture and any Supplemental Funding Note Indenture to exercise corporate trust powers,  having an aggregate  capital,  surplus of at least
               $50,000,000;   provided  that  if  such  banking  corporation  or
               national  association  publishes  reports of  condition  at least annually,  pursuant to law or to the requirements of its Federal,
               State or other governmental supervisor,  then for the purposes of this  Section,  the  aggregate  capital,  surplus  and  undivided profits of such banking corporation or

                                       56

               national association shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published;

          (ii) not be affiliated (as such term is defined in Rule 405 under the Securities Act) with Global Funding or with any Person involved in the organization or operation of Global Funding; and

          (iii) not offer or  provide  credit or  credit  enhancement  to Global
               Funding.

     (b) If at any time the Funding Note Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act, the Funding
          Note Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.8.

     SECTION 6.8 Resignation and Removal; Appointment of Successor Trustee.

     (a) The Funding Note Indenture Trustee may at any time resign by giving not less than 90 days' prior written notice of resignation to Global
          Funding and to the Holders of the Funding Note as provided in the Funding Note Indenture. Upon receiving such notice of resignation, Global Funding shall promptly cause a successor trustee with respect to the applicable series to be appointed by written instrument in duplicate, executed by Global Funding, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  If at any time:

          (i)  the Funding Note Indenture  Trustee shall cease to be eligible in
               accordance   with  the   provisions  of  Section  6.7(a)  or  the
               requirements  of Section  310 of the Trust  Indenture  Act or any
               applicable  Supplemental Funding Note Indenture and shall fail to resign  pursuant to Section

                                       57

               6.7(b) or following written request therefor by Global Funding or by any such Holder pursuant to Section 6.8(c);

          (ii) the Funding Note Indenture Trustee shall become incapable of acting with respect to the Funding Note, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Funding
               Note Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Funding
               Note Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (iii) the Funding Note Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust
               Indenture Act with respect to the Funding Note after written request therefor by Global Funding or any Holder of the Funding
               Note who has been a bona fide Holder of the Funding Note for at least six months;

          then, in any such case, except during the existence of an Event of Default, Global Funding may remove the Funding Note Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Funding Note
          Indenture Trustee so removed and one copy to the successor trustee.

     (c)  In addition to the right of petition  given to the  resigning  trustee and the right of removal given to Global Funding under Sections 6.8(a)
          and  6.8(b),  respectively,  any  Holder  who has been a Holder of the
          Funding  Note for at least six months may, on behalf of itself and all
          others   similarly   situated,   petition   any  court  of   competent
          jurisdiction for the appointment of a successor trustee or the removal of the  Funding  Note  Indenture  Trustee  and  the  appointment  of a successor trustee, as the case may be. Such court may thereupon, after such notice,  if any, as it may deem proper and  prescribe,  appoint a successor  trustee or remove the Funding  Note  Indenture  Trustee and appoint a successor trustee, as the case may be.

     (d)  The Holder  Representative  may at any time  remove the  Funding  Note
          Indenture Trustee and appoint a successor trustee by delivering to the Funding Note Indenture Trustee so removed, to the successor trustee so appointed and to Global Funding the evidence provided for in Section
          8.1 of the action in that regard taken by a Holder.

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     (e) Any resignation or removal of the Funding Note Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall only become effective upon acceptance of appointment by the successor trustee as provided in
          Section 6.9.

     SECTION 6.9 Acceptance of Appointment by Successor Funding Note Trustee.

     (a)  Every  successor  trustee  appointed  as provided in Section 6.8 shall execute,  acknowledge  and  deliver  to  Global  Funding  and  to  its predecessor  trustee an instrument  accepting  such  appointment,  and thereupon the resignation or removal of the predecessor  trustee shall become effective and such successor trustee,  without any further act, deed or  conveyance,  shall  become  vested with all  rights,  powers, duties and  obligations  of its  predecessor  under the  Funding  Note
          Indenture,  with like effect as if  originally  named as trustee under the Funding Note Indenture; but, nevertheless,  on the written request of Global  Funding or of the  successor  trustee,  upon payment of its charges  then  unpaid,  the trustee  ceasing to act shall,  subject to
          Section 11.4, pay over to the successor  trustee all funds at the time held by it under the  Funding  Note  Indenture  and shall  execute and deliver an instrument  transferring to such successor trustee all such rights,  powers,  duties  and  obligations.  Upon  request of any such
          successor   trustee,   Global   Funding  shall  execute  any  and  all
          instruments  in writing  for more fully and  certainly  vesting in and confirming  to such  successor  trustee  all such  rights and  powers.
          Subject to the Lien  created  under the Funding  Note  Indenture,  any trustee  ceasing to act shall,  nevertheless,  retain a claim upon all property  or funds  held or  collected  by such  trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

     (b)  Upon  acceptance of appointment by a successor  Funding Note Indenture
          Trustee as provided in this Section 6.9, Global Funding shall notify each Holder of the Funding Note and each rating agency then rating the Funding Note at the request of Global Funding. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.8. If Global Funding fails to make such notice within 10 days after acceptance of appointment by the successor Funding Note Indenture Trustee, the successor Funding Note
          Indenture Trustee shall cause such notice to be mailed at the expense of Global Funding.

                                       59

     SECTION 6.10 Merger, Conversion, Consolidation or Succession to Business of
Funding Note Indenture Trustee.

     (a)  Any  corporation  or entity  into  which the  Funding  Note  Indenture
          Trustee  may  be  merged  or   converted  or  with  which  it  may  be
          consolidated,  or any corporation or entity resulting from any merger, conversion  or  consolidation  to which  the  Funding  Note  Indenture
          Trustee shall be a party, or any  corporation or entity  succeeding to all or  substantially  all  of the  corporate  trust  business  of the
          Funding Note Indenture Trustee,  shall be the successor of the Funding
          Note Indenture Trustee under the Funding Note Indenture, provided that such  corporation  or entity shall be eligible under the provisions of
          Section  6.7,  without  the  execution  or  filing of any paper or any further  act on the part of any of the  parties  to the  Funding  Note
          Indenture,  anything in the Funding  Note  Indenture  to the  contrary notwithstanding.

     (b)  In case at the time  such  successor  to the  Funding  Note  Indenture
          Trustee  shall  succeed to the  trusts  created  by the  Funding  Note
          Indenture  the  Funding  Note  shall have been  authenticated  but not delivered,  any such successor to the Funding Note  Indenture  Trustee may adopt the certificate of authentication of any predecessor Funding
          Note Indenture Trustee and deliver such Funding Note so authenticated;
          and,  in case at that  time the  Funding  Note  shall  not  have  been authenticated, any successor to the Funding Note Indenture Trustee may authenticate  such Funding Note either in the name of any  predecessor under  the  Funding  Note  Indenture  or in the name of the  successor
          Funding Note Indenture Trustee; and in all such cases such certificate shall  have the full  force;  provided,  that the  right to adopt  the
          certificate  of  authentication   of  any  predecessor   Funding  Note
          Indenture  Trustee or to authenticate  the Funding Note in the name of any predecessor Funding Note Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.11  Limitations  on Rights of Funding Note  Indenture  Trustee as
Creditor. The Funding Note Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act.

                                       60

                                   ARTICLE 7
     HOLDERS' LISTS AND REPORTS BY FUNDING NOTE INDENTURE TRUSTEE AND GLOBAL
                                     FUNDING

     SECTION 7.1 Global Funding to Furnish Funding Note Indenture Trustee Names and Addresses of Holders.

     In  accordance  with  Section  312(a) of the Trust  Indenture  Act,  Global
Funding  shall  furnish or cause to be furnished  to the Funding Note  Indenture
Trustee:

     (a) semi-annually not later than June 30 and December 31 of the year or upon such other dates as are set forth in or pursuant to the Funding
          Note Certificate or Supplemental Funding Note Indenture, a list, in each case in such form as the Funding Note Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

     (b) at such other times as the Funding Note Indenture Trustee may request in writing, within 30 days after the receipt by Global Funding of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Funding Note Indenture Trustee is the Funding Note Registrar no such list shall be required to be furnished.

     SECTION 7.2 Preservation of Information; Communication to Holders.

     The Funding Note Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder of the Funding Note, by receiving and holding the same, agrees with Global
Funding and the Funding Note Indenture Trustee that neither Global Funding,  the
Funding  Note  Indenture  Trustee,  any Funding Note Paying Agent or any Funding
Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Funding Note in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Funding Note
Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture
Act.

     SECTION 7.3 Reports by Funding Note Indenture Trustee.

     (a)  Within 60 days after May 15 of each year commencing with the first May
          15 following  the issuance of the Funding Note, if required by Section
          313(a) of the Trust Indenture Act, the Funding Note Indenture Trustee shall transmit, pursuant to

                                       61

          Section 313(c) of the Trust Indenture Act, a brief report dated as of May 15 with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding May 15 and the date of the Funding Note
          Indenture.

     (b) The Funding Note Indenture Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the time specified therein.

     (c) The Funding Note Indenture Trustee shall comply with Section 313(b) of the Trust Indenture Act.

     (d) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust
          Indenture Act.

     (e) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Funding Note Indenture Trustee with each stock exchange upon which the Funding Note is listed, with the Commission and Global Funding. Global Funding will notify the Funding
          Note Indenture Trustee whether the Funding Note is listed on any stock exchange.

     (f) Within ten days following any distribution made or scheduled to be made on the Funding Note, including any Interest Payment Date or the Maturity Date, and only to the extent Global Funding is required to file reports under the Exchange Act on its own behalf, the Funding
          Note Indenture Trustee will deliver to the Funding Agreement Provider and each Holder a report substantially in the form attached as Exhibit
          C.

     SECTION 7.4 Reports by Global Funding.

     Pursuant to Section 314(a) of the Trust Indenture Act, Global Funding shall:

     (a) file, or cause to be filed, with the Funding Note Indenture Trustee, within 15 days after Global Funding is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Global Funding may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or,

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          if Global Funding is not required to file information, documents or reports pursuant to either of said Sections, then it shall file, or cause to be filed, with the Funding Note Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
          Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed form time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, Global
          Funding  would not be  required  to make such  filings  under  Section
          314(a) of the Trust Indenture Act, then Global Funding shall not be required to make such filings;

     (b)  file,  or  cause  to be filed on its  behalf,  with the  Funding  Note
          Indenture  Trustee and the  Commission,  in accordance  with rules and regulations  prescribed  from  time to time  by the  Commission,  such
          additional   information,   documents  and  reports  with  respect  to
          compliance by Global Funding, with the conditions and covenants of the
          Funding Note  Indenture  as may be required  from time to time by such rules and regulations; and

     (c)  transmit within 30 days after the filing thereof with the Funding Note
          Indenture Trustee, in the manner and to the extent provided in Section
          313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by or on behalf of Global
          Funding pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     SECTION 7.5 Reports on Assessment of Compliance with Servicing Criteria and
Compliance Statements; Attestation Reports of Registered Public Accounting Firm.
To the extent Global Funding is required to file reports under the Exchange Act on its behalf, in connection with the filing of any Annual Report on Form 10-K of Global Funding filed under the Exchange Act (each, an "Annual Report"), each of the Funding Note Indenture Trustee and each Funding Note Paying Agent (unless the Funding Note Indenture Trustee is the only Funding Note Paying Agent) shall
(a) provide to the Funding Agreement Provider and Global Funding (i) a report required pursuant to Item 1122(a) of Regulation AB (17 CFR 229.1100 -
1123)("Regulation AB") on an assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (each a "Compliance Report") and (ii) a statement of compliance required pursuant to Item 1123 of Regulation
AB, each of which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report; and (b) cause, at the expense of the Funding
Agreement  Provider,  a

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registered public accounting firm to provide to the Funding Agreement Provider and Global Funding an attestation report on the applicable Compliance Report as required pursuant to Item 1122(b) of Regulation AB, which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report.

                                   ARTICLE 8
                             CONCERNING EACH HOLDER

     SECTION 8.1 Evidence of Action Taken by a Holder.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Funding Note Indenture to be given or taken by any Holder may be embodied in and evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders of the Funding Note voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (iii) by a combination of such instrument or instruments and any such record of such meeting of Holders. Except as otherwise expressly provided in the Funding Note
          Indenture, such action shall become effective when such instrument or instruments are delivered to the Funding Note Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Funding Note
          Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Funding Note Indenture Trustee and Global Funding, if made in the manner provided in this Article. The record of any meeting of Holders of the Funding Note shall be proved in the manner provided in Section
          12.6.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action of a Holder of the Funding Note shall bind every future Holder of the same Funding Note and the Holder of every Funding
          Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Funding Note Indenture Trustee or Global
          Funding in reliance thereon, whether or not notation of such action is made upon the Funding Note.

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     SECTION 8.2 Proof of  Execution  of  Instruments  and of Holding of Funding
Note.

     (a) Subject to Sections 6.1 and 6.2, the execution of any instrument by a Holder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Funding
          Note Indenture Trustee or in such manner as shall be satisfactory to the Funding Note Indenture Trustee.

     (b) The ownership, principal amount and CUSIP number of the Funding Note shall be proved by the Funding Note Register or by a certificate of the Funding Note Indenture Trustee.

     SECTION 8.3 Voting Record Date. Global Funding may set a record date for purposes of determining the identity of each Holder of the Funding Note entitled to vote or consent to any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Funding Note
Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 5 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions of the Funding Note Indenture, only a Holder of the Funding Note on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     SECTION 8.4 Persons Deemed to be Owners.  Global Funding,  the Funding Note
Indenture  Trustee and any agent of Global Funding or the Funding Note Indenture
Trustee may deem and treat the Holder of the Funding Note as the absolute owner of the Funding Note (whether or not the Funding Note shall be overdue and notwithstanding any notation of ownership or other writing on the Funding Note
Certificate) for the purpose of receiving payment of or on account of the principal of, any premium on, and, subject to the provisions of the Funding Note
Indenture, any interest on, and any Additional Amounts with respect to, the Funding Note and for all other purposes; and neither Global Funding nor the Funding Note Indenture Trustee nor any agent of Global Funding or the Funding
Note Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for funds payable upon the Funding Note.

     SECTION 8.5 Right of Revocation of Action Taken; Binding Effect of Actions by Holders.

     (a)  At any time  prior to (but not after) the  evidencing  to the  Funding
          Note Indenture Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage of the principal amount of the Funding Note specified in the Funding Note Indenture in connection with such action, any Holder of the

                                       65

          Funding  Note may, by filing  written  notice at the  Corporate  Trust
          Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Holder's interest in the Funding
          Note.

     (b)  Any action  taken by the Holders of the  percentage  of the  principal amount of the Funding Note  specified in the Funding Note Indenture in connection with such action shall be conclusively  binding upon Global
          Funding, the Funding Note Indenture Trustee and all present and future
          Holders of the Funding  Note,  of the Funding  Note issued in exchange for the Funding  Note or the Funding Note  represented  by the Funding
          Note Certificate executed, authenticated and delivered in exchange for
          the  Funding  Note   Certificate   representing   the  Funding   Note,
          irrespective  of  whether  or not any  notation  in regard of any such action is made on the applicable Funding Note Certificate.

                                   ARTICLE 9
                      SUPPLEMENTAL FUNDING NOTE INDENTURES

     SECTION  9.1  Supplemental  Funding  Note  Indentures  Without  Consent  of
Holders.

     (a)  Global Funding and the Funding Note Indenture Trustee may from time to
          time  and  at  any  time  enter  into  an  indenture   or   indentures
          supplemental  to the Funding Note  Indenture  (each,  a  "Supplemental
          Funding Note Indenture") (which shall conform to the provisions of the
          Trust Indenture Act) for one or more of the following purposes without the consent of any Holder:

          (i) for Global Funding to convey, transfer, assign, mortgage or pledge to the Funding Note Indenture Trustee as security for the Funding Note any property or assets;

          (ii) to add to the covenants of Global Funding such further covenants, restrictions,  conditions or provisions as Global Funding and the
               Funding  Note  Indenture  Trustee  shall  consider  to be for the protection  of each Holder of the Funding  Note,  and to make the occurrence,  or the occurrence and  continuance,  of a default in
               any  such  additional  covenants,  restrictions,   conditions  or
               provisions an Event of Default  permitting the enforcement of all or any of the  several  remedies  provided  in the  Funding  Note

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               Indenture as set forth in the Funding Note Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such Supplemental Funding Note Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Funding Note Indenture Trustee upon such an Event of Default or may limit the right of the Holder Representative to waive such an Event of Default;

          (iii) to cure any ambiguity or to correct or supplement any provision contained in the Funding Note Indenture or in any Supplemental
               Funding Note Indenture or the Funding Note Certificate which may be defective or inconsistent with any other provision contained in the Funding Note Indenture or in any Supplemental Funding Note
               Indenture or the Funding Note Certificate; or to make such other provisions in regard to matters or questions arising under the Funding Note Indenture or under any Supplemental Funding Note
               Indenture or the Funding Note Certificate which shall not adversely affect the interests of the Holders of the Funding Note in any material respect; or

          (iv) to evidence and provide for the acceptance of  appointment  under the Funding Note  Indenture by a successor  trustee and to add to or change any of the  provisions of the Funding Note Indenture as
               shall  be   necessary   to   provide   for  or   facilitate   the
               administration  of the trusts under the Funding Note Indenture by more than one trustee.

     (b)  The Funding Note  Indenture  Trustee is authorized to join with Global
          Funding  in  the  execution  of any  such  Supplemental  Funding  Note
          Indenture,   and  to  make  any  further  appropriate  agreements  and
          stipulations  which may be therein  contained,  but the  Funding  Note
          Indenture  Trustee  shall  not be  obligated  to  enter  into any such
          Supplemental  Funding Note  Indenture  which  affects the Funding Note
          Indenture Trustee's own rights, duties or immunities under the Funding
          Note Indenture or otherwise.

     (c) Any Supplemental Funding Note Indenture authorized by the provisions of this Section may be executed without the consent of

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          any   Holder   of  the   Funding   Note  at  the   time   outstanding,
          notwithstanding any of the provisions of Section 9.2.

     SECTION 9.2 Supplemental Funding Note Indentures with Consent of Holders.

     (a)  With the consent  (evidenced  as provided in Article 8) of the Holders of not less than 66 2/3% of the  outstanding  principal  amount of the
          Funding Note,  Global Funding and the Funding Note  Indenture  Trustee
          may,  from time to time and at any  time,  enter  into a  Supplemental
          Funding Note  Indenture for the purpose of adding any provisions to or changing in any manner or  eliminating  any of the  provisions  of the
          Funding Note Indenture or of any  Supplemental  Funding Note Indenture
          or Funding Note  Certificate  or of modifying in any manner the rights
          of  the  Holders  of  the  Funding  Note;   provided,   that  no  such
          Supplemental  Funding Note Indenture shall, without the consent of the
          Holder of the Funding Note:

          (i) change the final maturity of the Funding Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of any Holder to institute suit for the payment thereof or modify any redemption or repayment provisions applicable to the Funding Note;

          (ii) permit the creation of any Lien on the Collateral or any part thereof (other than the Security Interest) or terminate the Security Interest as to any part of the Collateral, except as permitted by the Funding Note Indenture; or

          (iii) modify any of the provisions of this Section 9.2 except to increase the aforementioned percentage of the Funding Note required to approve any Supplemental Funding Note Indenture.

     (b) Upon the request of Global Funding, and upon the filing with the Funding Note Indenture Trustee of evidence of the consent of each Holder and other documents, if any, required by Section 8.1 the Funding Note Indenture Trustee shall join with Global Funding in the execution of such Supplemental Funding Note Indenture unless such Supplemental Funding Note Indenture affects the Funding Note Indenture
          Trustee's  own rights,  duties or  immunities  under the Funding  Note
          Indenture  or  otherwise,  in

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          which case the Funding Note Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Funding
          Note Indenture.

     (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed Supplemental
          Funding Note Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     (d)  Promptly  after the  execution by Global  Funding and the Funding Note
          Indenture Trustee of any Supplemental Funding Note Indenture pursuant to the provisions of this Section, the Funding Note Indenture Trustee shall notify the Holders of the Funding Note, as provided in the Funding Note Indenture, setting forth in general terms the substance of such Supplemental Funding Note Indenture. Any failure of the Funding Note Indenture Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Funding Note Indenture.

     SECTION 9.3 Compliance  with Trust  Indenture Act;  Effect of  Supplemental
Funding Note Indentures. Any Supplemental Funding Note Indenture executed pursuant to the provisions of this Article shall comply with the Trust Indenture
Act. Upon the execution of any Supplemental Funding Note Indenture pursuant to the provisions of the Funding Note Indenture, the Funding Note Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Funding Note Indenture of the Funding Note Indenture Trustee, Global
Funding, each agent of Global Funding and each Holder of the Funding Note shall thereafter be determined, exercised and enforced under the Funding Note
Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Funding Note Indenture shall be and be deemed to be part of the terms and conditions of the Funding Note
Indenture for any and all purposes.

     SECTION 9.4 Documents to Be Given to Funding Note  Indenture  Trustee.  The
Funding Note Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive a Trust Certificate and an Opinion of Counsel as conclusive evidence that any such Supplemental Funding Note Indenture complies with the applicable provisions of the Funding Note Indenture.

     SECTION 9.5 Notation on Funding Note Certificate in Respect of Supplemental
Funding Note Indentures. The Funding Note Certificate may bear a notation in form approved by the Funding Note Indenture Trustee as to any matter provided for by any Supplemental Funding Note Indenture or as to any action taken at any such meeting. If Global Funding or the Funding Note Indenture Trustee shall so

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determine, a new Funding Note Certificate representing the Funding Note so modified as to conform, in the opinion of the Funding Note Indenture Trustee and Global Funding, to any modification of the Funding Note Indenture contained in any such Supplemental Funding Note Indenture may be prepared by Global Funding, authenticated by the Funding Note Indenture Trustee and delivered in exchange for the Funding Note Certificate then representing the Funding Note.

     SECTION 9.6 Amendment to Funding Agreement(s).

     (a) Global Funding and the Funding Note Indenture Trustee may from time to time and at any time enter into or consent to one or more amendments to any Funding Agreement for one or more of the following purposes without the consent of any Holder: to cure any ambiguity or to correct or supplement any provision contained in such Funding Agreement which may be defective or inconsistent with any other provision contained in such Funding Agreement, or with any provision of the Funding Note
          Indenture, the Funding Note, the Notes, the Distribution Agreement, the Trust Agreement, the Administrative Services Agreement, the
          Coordination  Agreement,  the Name  Licensing  Agreement,  the Support
          Agreement, the Terms Agreement or the Pricing Supplement, or to make such other provisions in regard to matters or questions arising under such Funding Agreement or the Funding Note Indenture which shall not adversely affect the interests of the Holders of the Funding Note in any material respect.

     (b) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66 2/3% of the outstanding principal amount of the Funding Note, Global Funding and the Funding Note Indenture Trustee may, from time to time and at any time, enter into or consent to one or more amendments to any Funding Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Funding Agreement; provided, that no such amendment shall change the Maturity Date (as defined in such Funding Agreement) of such Funding Agreement, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of the Funding
          Note Indenture Trustee or Global Funding to institute suit for the payment thereof or modify any redemption or repayment provisions applicable to such Funding Agreement without the consent of the Holder of any Funding Note affected thereby.

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     (c) The Funding Note Indenture Trustee may receive and conclusively rely upon an Opinion of Counsel stating whether or not the Funding Note would be affected by any amendment of a Funding Agreement and any such Opinion of Counsel shall be conclusive upon all the Holders of the Funding Note.

     (d)  Notwithstanding  any other  provision,  Global Funding and the Funding
          Note Indenture Trustee will not enter into or consent to any amendment to any Funding Agreement with the Funding Agreement Provider or permit any Funding Agreement to be amended or modified if such amendment or modification would cause Global Funding not to be ignored or treated as a "grantor trust" for United States federal income tax purposes (as evidenced by an Opinion of Counsel). Furthermore, Global Funding and the Funding Note Indenture Trustee will not enter into or consent to any agreement or take any action which would cause Global Funding to become required to be registered as an "investment company", or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act.

     (e)  The Funding  Note  Indenture  Trustee,  subject to the  provisions  of
          Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any such amendment to a Funding Agreement complies with the requirements of Section 9.6(a) or (b), as applicable, and any such Opinion of Counsel shall be conclusive on the Holders of the Funding
          Note.

     (f) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment to a Funding Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 10.1 Global Funding May Merge, Consolidate, Sell or Convey Property
Under Certain Circumstances. Global Funding may not consolidate with, or merge into, any entity (whether or not affiliated with Global Funding), or sell, lease or convey the property of Global Funding as an entirety or substantially as an entirety, unless:

     (a) the entity formed by such consolidation or into which Global Funding is merged or the entity which acquires by conveyance or transfer the properties and assets of Global Funding substantially

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          as an entirety shall be a statutory trust formed under the laws of the State of Delaware or a corporation or other entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a Supplemental Funding Note Indenture, executed and delivered to the Funding Note Indenture Trustee, in form satisfactory to the Funding
          Note Indenture Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Funding Note and the performance of every covenant of the Funding Note Indenture on the part of Global Funding to be performed or observed;

     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

     (c) Global Funding has received written confirmation from any rating agency then rating the Funding Note at the request of Global Funding that such consolidation, merger, conveyance or transfer shall not cause the rating on the then outstanding Funding Note to be downgraded or withdrawn; and

     (d)  Global Funding has delivered to the Funding Note  Indenture  Trustee a
          Trust  Certificate  and an Opinion of Counsel  each  stating that such consolidation,  merger,  conveyance or transfer and such  Supplemental
          Funding  Note  Indenture   comply  with  this  Article  and  that  all
          conditions  precedent  provided  for in  the  Funding  Note  Indenture relating to such transaction have been complied with.

                                   ARTICLE 11
      SATISFACTION AND DISCHARGE OF FUNDING NOTE INDENTURE; UNCLAIMED FUNDS

     SECTION 11.1 Satisfaction and Discharge of Funding Note Indenture. If at any time (a) Global Funding shall have paid or caused to be paid all outstanding principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Funding Note, as and when the same shall have become due and payable, or (b) Global Funding shall have delivered to the Funding Note Indenture Trustee for cancellation the Funding Note Certificate representing the Funding Note theretofore authenticated (other than the Funding
Note Certificate which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) Global Funding shall have irrevocably deposited or caused to be deposited with the Funding Note
Indenture  Trustee as trust  funds the entire

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amount in cash (other than funds repaid by the Funding Note Indenture Trustee or any Funding Note Paying Agent to Global Funding in accordance with Section 11.4)
sufficient  to pay at maturity  all  amounts  payable at maturity on the Funding
Note, including any outstanding principal, interest, premium, Additional Amounts and other  amounts due or to become due to such date of maturity as the case may be, and if, in any such case,  Global Funding shall also pay or cause to be paid all other sums payable under the Funding Note Indenture by Global Funding,  then the Funding Note Indenture shall cease to be of further effect (except as to (i)
rights of  registration  of  transfer  and  exchange,  (ii)  substitution  of an
apparently  mutilated,   defaced,   destroyed,   lost  or  stolen  Funding  Note
Certificate,  (iii) rights of Holders to receive  payments of principal  of, any premium and interest on, and any  Additional  Amounts and other amounts  payable with respect to, the Funding Note,  (iv) the rights,  obligations and immunities of the Funding Note  Indenture  Trustee under the Funding Note Indenture and (v)
the rights of each Holder as  beneficiary  of the Funding  Note  Indenture  with respect to the property so deposited  with the Funding  Note  Indenture  Trustee payable to all or any of them),  and the  Funding  Note  Indenture  Trustee,  on demand of Global Funding  accompanied by a Trust  Certificate  and an Opinion of
Counsel  and at the cost and expense of Global  Funding,  shall  execute  proper instruments  acknowledging such satisfaction of and discharging the Funding Note
Indenture. Global Funding agrees to reimburse the Funding Note Indenture Trustee for any costs or expenses  thereafter  reasonably  and properly  incurred and to compensate  the  Funding  Note  Indenture  Trustee for any  services  thereafter reasonably  and  properly  rendered by the  Funding  Note  Indenture  Trustee in connection with the Funding Note Indenture or the Funding Note.

     SECTION  11.2  Application  by  Funding  Note  Indenture  Trustee  of Funds
Deposited for Payment of Funding Note. Subject to Section 11.4, all funds deposited with the Funding Note Indenture Trustee pursuant to Section 11.1 shall be held in trust in the Collection Account in accordance with Section 6.5 and applied by it to the payment, either directly, in its capacity as the Funding
Note Paying  Agent,  or through any other  Funding  Note Paying  Agent,  to each
Holder of the Funding Note for the payment or redemption of which such funds have been deposited with the Funding Note Indenture Trustee, of all sums due and to become due thereon for any principal, interest, premium, Additional Amounts or other amounts.

     SECTION 11.3 Repayment of Funds Held by Funding Note Paying Agent. In connection with the satisfaction and discharge of the Funding Note Indenture, all funds then held by any Funding Note Paying Agent under the provisions of the Funding Note Indenture shall, upon demand of Global Funding, be repaid to Global
Funding or paid to the Funding Note Indenture Trustee and thereupon such Funding
Note Paying Agent shall be released from all further liability with respect to such funds.

     SECTION  11.4 Return of Funds Held by Funding  Note  Indenture  Trustee and
Funding Note Paying Agent.  Any funds deposited with or paid to the Funding Note
Indenture Trustee or any Funding Note Paying Agent for the payment of the principal of, any interest or premium on, or any Additional Amounts or any other amounts with

                                       73

respect to, the Funding Note and not applied but remaining unclaimed for three years after the date upon which such principal, interest, premium, Additional
Amounts or any other amount shall have become due and payable, shall, upon the written request of Global Funding and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to Global Funding by the Funding Note Indenture Trustee or such Funding
Note Paying Agent, and each Holder of the Funding Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to Global Funding for any payment which such Holder may be entitled to collect, and all liability of the Funding Note
Indenture Trustee or any Funding Note Paying Agent with respect to such funds shall thereupon cease.

                                   ARTICLE 12
                       MEETINGS OF HOLDERS OF FUNDING NOTE

     SECTION  12.1  Purposes  for Which  Meetings  May Be  Called.  A meeting of
Holders  of the  Funding  Note may be  called  at any time and from time to time
pursuant  to  this  Article  to  make,   give  or  take  any  request,   demand,
authorization,  direction,  notice,  consent, waiver or other action provided by the Funding Note Indenture to be made,  given or taken by Holders of the Funding
Note.

     SECTION 12.2 Call, Notice and Place of Meetings.

     (a)  Unless otherwise provided in the Funding Note Certificate, the Funding
          Note Indenture Trustee may at any time call a meeting of Holders of the Funding Note for any purpose specified in Section 12.1, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office is located. Notice of every meeting of Holders of the Funding Note, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section
          13.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time Global Funding or the Holder or Holders of at least 10% of the principal amount of the Funding Note shall have requested the Funding Note Indenture Trustee to call a meeting of the Holders of the Funding Note for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Funding Note Indenture
          Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided in the Funding Note Indenture,

                                       74

          then Global Funding or the Holder or Holders of the Funding Note in the amount above specified, as the case may be, may determine the time and the place in the City of New York or the city in which the Corporate Trust Office is located for such meeting and may call such meeting for such purposes by giving notice thereof as provided in
          Section 12.2.

     SECTION 12.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of the Funding Note, a Person shall be (a) a Holder of the Funding Note, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of the Funding Note by such Holder or Holders. The only
Persons who shall be entitled to be present or to speak at any meeting of Holders of the Funding Note shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Funding Note Indenture
Trustee and its counsel and any representatives of Global Funding and its counsel.

     SECTION 12.4 Quorum; Action.

     (a) The Persons entitled to vote a majority in principal amount of the Funding Note then outstanding shall constitute a quorum for a meeting of Holders of the Funding Note; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which the Funding Note Indenture expressly provides may be given by the Holders of not less than 66 2/3% of the outstanding principal amount of the Funding Note, then Persons entitled to vote 66 2/3% of the outstanding principal amount of the Funding Note shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of the Funding Note, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
          Section 12.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Funding Note which shall constitute a quorum.

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     (b)  Except as limited by the  proviso to Section  9.2(a),  any  resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the  affirmative vote of the Holders of a majority of the outstanding  principal amount of the Funding Note; provided, however, that, except as limited by the proviso to Section 9.2(a),  any resolution with respect to any consent or waiver which the Funding Note Indenture  expressly  provides may be given  by the  Holders  of not  less  than 66 2/3% of the  outstanding principal amount of the Funding Note may be adopted at a meeting or an adjourned  meeting  duly  convened and at which a quorum is present as aforesaid  only by the  affirmative  vote of the Holders of 66 2/3% of the  outstanding  principal  amount of the Funding Note; and provided, further, that, except as limited by the proviso to Section 9.2(a), any
          resolution  with  respect  to  any  request,  demand,   authorization,
          direction,  notice,  consent, waiver or other action which the Funding
          Note Indenture  expressly  provides may be made, given or taken by the
          Holders of a specified  percentage,  which is less than a majority, of the outstanding principal amount of the Funding Note may be adopted at a meeting  or an  adjourned  meeting  duly  reconvened  and at which a quorum is present as aforesaid by the affirmative  vote of the Holders of such specified  percentage of the outstanding  principal  amount of the Funding Note.

     (c) Any resolution passed or decision taken at any meeting of Holders of the Funding Note duly held in accordance with this Section shall be binding on all the Holders of Funding Note, whether or not such Holders were present or represented at the meeting.

     SECTION 12.5  Determination  of Voting  Rights;  Conduct of  Adjournment of
Meetings.

     (a)  Notwithstanding  any other  provisions of the Funding Note  Indenture,
          the  Funding  Note   Indenture   Trustee  may  make  such   reasonable
          regulations as it may deem advisable for any meeting of Holders of the
          Funding Note in regard to proof of the holding of the Funding Note and of the  appointment  of proxies and in regard to the  appointment  and duties of inspectors  of votes,  the  submission  and  examination  of proxies,  certificates  and other  evidence of the right to vote,  and such other matters  concerning  the conduct of the meeting as it shall deem  appropriate.  Except as  otherwise  permitted or required by any such  regulations,  the holding of the Funding Note shall be proved in the manner

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          specified in Section 8.4 and the appointment of any proxy shall be proved in the manner specified in Section 8.2. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
          Section 8.2 or other proof.

     (b) The Funding Note Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Global Funding or by Holders of the Funding Note as provided in Section 12.2(b), in which case Global Funding or the Holders of the Funding Note calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority of the outstanding principal amount of the Funding Note represented at the meeting.

     (c) At any meeting, each Holder of the Funding Note or proxy shall be entitled to one vote for each $1,000 of principal amount of the Funding Note held or represented by such Holder or proxy. The chairman of the meeting shall have no right to vote, except as a Holder of the Funding Note or proxy.

     (d)  Any  meeting of Holders of the Funding  Note duly  called  pursuant to
          Section 12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority of the outstanding principal amount of the Funding Note represented at the meeting; and the meeting may be held as so adjourned without further notice.

     SECTION 12.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution  submitted to any meeting of Holders of the Funding Note shall be
(a) by written  ballots  on which  shall be  subscribed  the  signatures  of the
Holders  of the  Funding  Note or of  their  representatives  by  proxy  and the principal  amounts and serial  numbers of the  outstanding  Funding Note held or represented by them or (b) by such other procedures  adopted by the Funding Note
Indenture Trustee in its discretion. The permanent chairman of the meeting shall appoint  two  inspectors  of votes who shall count all votes cast at the meeting for or against any  resolution and who shall make and file with the secretary of the meeting their  verified  written  reports in triplicate of all votes cast at the  meeting.  A record,  at least in  triplicate,  of the  proceedings  of each meeting of Holders of the Funding Note shall be prepared by the secretary of the meeting and there shall be attached to said record the  original  reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing  that said notice was given as provided in Section  12.2 and, if applicable,

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Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to Global Funding, and another to the Funding Note Indenture Trustee to be preserved by the Funding Note Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     SECTION  13.1  No  Recourse.   Notwithstanding  anything  to  the  contrary
contained in the Funding Note  Indenture,  or the Funding  Note  Certificate  or
Supplemental Funding Note Indenture, none of the Funding Agreement Provider, its officers,  directors,  affiliates,  employees or agents,  or any of the Delaware
Trustee,  the  Funding  Note  Indenture  Trustee  or the  Global  Funding  Trust
Beneficial Owner, or any of their officers, directors,  affiliates, employees or agents (the "Nonrecourse  Parties") will be personally liable for the payment of any  principal,  interest or any other sums at any time owing under the terms of the  Funding  Note.  If any Event of Default  shall  occur  with  respect to the
Funding Note,  the right of the Holders of the Funding Note and the Funding Note
Indenture  Trustee on behalf of such Holders in  connection  with a claim on the
Funding  Note shall be limited  solely to a proceeding  against the  Collateral.
Neither  the Holders nor the  Funding  Note  Indenture  Trustee on behalf of the
Holders  will have the right to  proceed  against  the  Nonrecourse  Parties  to enforce the Funding Note (except that to the extent they exercise  their rights, if any,  to seize  the  relevant  Funding  Agreement(s),  they may  enforce  the relevant Funding Agreement(s) against the Funding Agreement Provider) or for any deficiency  judgment remaining after foreclosure of any property included in the relevant Collateral.

     It is expressly understood and agreed that nothing contained in this Section shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Funding Note or otherwise affect or impair the enforceability against Global Funding of the liens, assignments, rights and the Security Interest created by or pursuant to the Funding Note Indenture, the relevant Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Funding Note.
Nothing in this Section shall preclude the Holders from foreclosing upon any property included in the Collateral or any other rights or remedies in law or in equity against Global Funding.

     SECTION 13.2  Provisions of Funding Note  Indenture for the Sole Benefit of
Parties and  Holders.  Nothing in the Funding  Note  Indenture or in the Funding
Note, expressed or implied, shall give or be construed to give to any Person, other than the parties to the Funding Note Indenture and their successors and the Holders of the Funding Note, any legal or equitable right, remedy or claim under the Funding Note Indenture or under any covenant or provision contained in the Funding Note Indenture,

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all such covenants and provisions being for the sole benefit of the parties to the Funding Note Indenture and their successors and of the Holders of the Funding Note.

     SECTION 13.3  Successors  and Assigns of Global Funding Bound by Indenture.
All the  covenants,  stipulations,  promises and  agreements in the Funding Note
Indenture contained by or in behalf of Global Funding shall bind its successors and assigns, whether so expressed or not.

     SECTION 13.4 Notices and Demands on Global Funding,  Funding Note Indenture
Trustee and any Holder.

     (a) Except as otherwise provided by this Section, any notice or demand which by any provision of the Funding Note Indenture is required or permitted to be given or served by the Funding Note Indenture Trustee or by any Holder of the Funding Note to or on Global Funding may be given or served by being deposited postage prepaid, first-class mail
          (except  as  otherwise  specifically  provided  in  the  Funding  Note
          Indenture) addressed (until another address of Global Funding is filed by Global Funding with the Funding Note Indenture Trustee) to the
          Delaware Trustee. Any notice,  direction,  request or demand by Global
          Funding or any Holder to or upon the Funding Note Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

     (b) Where the Funding Note Indenture provides for notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided in the Funding Note Indenture) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at such Holder's last address as it appears in the Note Register. In any case where notice to any Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

     (c) Where the Funding Note Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Holder shall be filed with the Funding Note Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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     (d) If, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to Global Funding and each Holder when such notice is required to be given pursuant to any provision of the Funding Note Indenture, then any manner of giving such notice as shall be satisfactory to the Funding Note Indenture
          Trustee shall be deemed to be a sufficient giving of such notice.

     (e) Global Funding shall deliver promptly to each rating agency then rating the Funding Note copies of each of the following:

          (i) any repurchase of the Funding Note or any portion thereof pursuant to Section 3.3;

          (ii) any notice of any default or Event of Default;

          (iii) any notice of redemption  provided by Global Funding pursuant to
               Section 3.1(d);

          (iv) any notice of change in name, identity, organizational structure, chief executive office, or chief place of business of Global
               Funding provided by Global Funding pursuant to Section 14.4(a);

          (v)  any Supplemental Funding Note Indenture;

          (vi) any  resignation,  removal or appointment  under the Funding Note
               Indenture;

          (vii) any amendment to any Funding Agreement; and

          (viii) any other information reasonably requested by such rating agency.

         Any such notice shall be addressed to:

         Standard & Poor's Ratings Services,
         a division of The McGraw-Hill Companies, Inc.
         55 Water Street
         New York, NY  10041
         Attention:  Capital Markets
         Facsimile:  (212) 438-5215

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         Moody's Investors Service Inc.
         99 Church Street
         New York, NY  10007
         Attention:  Life Insurance Group
         Facsimile:  (212) 553-4805

         or such other address previously furnished in writing to Global Funding by the applicable rating agency.

     SECTION 13.5 Trust  Certificates and Opinions of Counsel;  Statements to be
Contained Therein.

     (a) Except as otherwise expressly provided in the Funding Note Indenture, upon any application or demand by Global Funding to the Funding Note
          Indenture Trustee to take any action under any of the provisions of the Funding Note Indenture, Global Funding shall furnish to the Funding Note Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the Funding Note
          Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the applicable counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Funding Note Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     (b) Each certificate or opinion provided for in the Funding Note Indenture and delivered to the Funding Note Indenture Trustee with respect to compliance with a condition or covenant provided for in the Funding
          Note Indenture shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement  that,  in the opinion of such  Person,  he has made
               such   examination   or   investigation   or  has  received  such
               certificates,  opinions, representations or statements of counsel or accountants pursuant to paragraphs (c) or

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               (d) of this Section, as are necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     (c)  Any  certificate,  statement or opinion of Global Funding may be based upon a certificate or opinion of or representations by counsel, unless
          Global   Funding   knows   that  the   certificate   or   opinion   or
          representations   with   respect  to  the   matters   upon  which  his
          certificate,  statement  or  opinion  may be  based as  aforesaid  are erroneous,  or in the exercise of reasonable care should know that the same are erroneous.  Any certificate,  statement or opinion of counsel may be based,  insofar as it relates  to factual  matters  information with respect to which is in the possession of Global Funding, upon the certificate,  statement  or  opinion of or  representations  by Global
          Funding, unless such counsel knows that the certificate,  statement or opinion or representations  with respect to the matters upon which the certificate,  statement  or  opinion  may be  based as  aforesaid  are erroneous,  or in the exercise of reasonable care should know that the same are erroneous.

     (d) Any certificate, statement or opinion of Global Funding or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Global Funding, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     (e)  Any  certificate  or  opinion  of  any  independent   firm  of  public
          accountants  filed  with the  Funding  Note  Indenture  Trustee  shall contain a statement that such firm is independent.

     SECTION  13.6  Governing  Law.  Pursuant  to Section  5-1401 of the General
Obligations  Law of the State of New York,  the Funding Note  Indenture  and the
Funding Note shall (unless specified otherwise in the Funding Note Certificate) be governed by, and construed in accordance with, the laws of the State of New
York, except as required by mandatory provisions of law and except to the extent that the validity or perfection

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of  Global  Funding's   ownership  of  and  security  interest  in  the  Funding
Agreement(s) or remedies under the Funding Note Indenture in respect thereof may be governed by the laws of a jurisdiction  other than the State of New York. All judicial  proceedings  brought  against  Global  Funding  or  the  Funding  Note
Indenture Trustee arising out of or relating to the Funding Note Indenture,  the
Funding Note or any portion of the  Collateral or other assets of Global Funding may be brought in any state or Federal court in the State of New York,  provided that the Funding Note  Certificate may specify other  jurisdictions  as to which
Global Funding may consent to the  nonexclusive  jurisdiction of its courts with respect to the Funding Note.

     SECTION 13.7 Counterparts. The Funding Note Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.8 Trust Indenture Act to Control. If and to the extent that any provision of the Funding Note Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed on the Funding Note Indenture by Section 318(c) of the Trust Indenture Act, such provision of the Trust Indenture Act shall control.

     SECTION 13.9 Judgment Currency. Global Funding will indemnify the Holder of the Funding Note against any judgment or order being given or made for any amount due under such Funding Note and that judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between:

     (a) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and

     (b) the rate of exchange at which the Holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

                                   ARTICLE 14
                                SECURITY INTEREST

     SECTION 14.1 Security Interest.

     (a)  To  secure  the  full  and  punctual  payment  of the  Obligations  in accordance  with the terms of the Funding Note Indenture and to secure the performance of Global Funding's obligations under the Funding Note
          and  the  Funding  Note   Indenture,   Global   Funding   pledges  and
          collaterally  assigns to and with the Funding Note

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          Indenture Trustee for the benefit of each Holder of the Funding Note and any other Person for whose benefit the Funding Note Indenture
          Trustee is or will be holding the Collateral (the "Secured Parties"), and grants to the Funding Note Indenture Trustee for the benefit of each Secured Party, a security interest in the Collateral, and all of the rights and privileges of Global Funding in and to the Collateral
          (the "Security Interest"), effective as of the Original Issue Date of the Funding Note.

     (b)  It is expressly agreed that anything therein contained to the contrary notwithstanding, Global Funding shall remain liable under each Funding
          Agreement to perform all the obligations assumed by it thereunder, all in accordance  with and pursuant to the terms and provisions  thereof, and the Funding Note Indenture  Trustee shall not have any obligations or  liabilities  by  reason  of or  arising  out of the  Funding  Note
          Indenture, nor shall the Funding Note Indenture Trustee be required or obligated  in any  manner to perform or  fulfill  any  obligations  of
          Global Funding under or pursuant to such Funding  Agreement or to make any payment,  to make any inquiry as to the nature or  sufficiency  of
          any  payment   received  by  it,  or,  prior  to  the  occurrence  and
          continuance of an Event of Default,  to present or file any claim,  or to take any action to collect or enforce  the  payment of any  amounts that may have been  assigned  to it or to which it may be  entitled at any time or times.

     (c)  The  Funding  Note  Indenture  Trustee  acknowledges  the grant of the
          Security Interest upon the issuance of the Funding Note, accepts the trusts under the Funding Note Indenture in accordance with the provisions of the Funding Note Indenture and agrees to perform its duties in the Funding Note Indenture to the end that the interests of each Secured Party may be adequately and effectively protected.

     SECTION 14.2 Representations and Warranties. Global Funding represents and warrants as of the date of the Funding Note Indenture as follows:

     (a)  Global   Funding  owns  each  Funding   Agreement   that  secures  the
          Obligations and all of the rest of the  Collateral,  free and clear of any Liens other than the Security Interest in the Collateral.

     (b) Global Funding has not performed any acts which might prevent the Funding Note Indenture Trustee from enforcing any of the terms of the Funding Note Indenture or which would limit the Funding Note Indenture
          Trustee in any such  enforcement.  Other

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          than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No
          Collateral  is in the  possession  of any Person  (other  than  Global
          Funding or its agent) asserting any claim thereto or security interest therein, except that the Funding Note Indenture Trustee or its designee may have possession of Collateral as contemplated by the Funding Note Indenture.

     (c) Each Security Interest constitutes a valid security interest securing the Obligations. When (i) the financing statements shall have been filed in the appropriate offices in Illinois, Delaware and New York,
          (ii) the Funding Note Indenture Trustee or its agent shall have taken possession of each applicable Funding Agreement, (iii) Global Funding shall have pledged and collaterally assigned each applicable Funding
          Agreement to the Funding Note Indenture Trustee and given written notice to the Funding Agreement Provider of each such assignment to the Funding Note Indenture Trustee and (iv) the Funding Agreement
          Provider shall have given its express written consent to such pledge and collateral assignment and affirmed in writing that the Funding
          Agreement Provider has changed its books and records to reflect such pledge and collateral assignment to the Funding Note Indenture
          Trustee, such Security Interest shall constitute a first priority perfected security interest in the Collateral, enforceable against Global Funding, Global Funding's creditors and any purchaser from Global Funding.

     SECTION 14.3 Additional Representations and Warranties. Global Funding represents and warrants as of the date of the Funding Note Indenture that:

     (a)  to the  extent the  creation  of a security  interest  in any  Funding
          Agreement  is  governed  by  the  applicable  UCC,  the  Funding  Note
          Indenture creates a valid security interest (as defined in the applicable UCC) in each Funding Agreement in favor of the Funding Note
          Indenture Trustee for the benefit and security of the Secured Parties, which security interest is prior to all other Liens;

     (b) to the extent the UCC applies, each Funding Agreement consists of "general intangibles," "payment intangibles" and/or "instruments" within the meaning of the applicable UCC;

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     (c)  subject  to the grant of  security  interest,  pledge  and  collateral assignment of Global Funding's  estate,  right,  title and interest in each Funding Agreement, Global Funding is a party to and is the Person entitled to payment  under each  Funding  Agreement on the date of the
          Funding  Note  Indenture  free  and  clear  of  any  Lien,   claim  or
          encumbrance  of any  Person,  other  then the Lien  created  under the
          Funding  Note  Indenture  or any Lien  otherwise  permitted  under the
          Funding Note Indenture;

     (d) to the extent the UCC applies, Global Funding has caused or will have caused, within ten days after the date of the Funding Note Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Funding Agreement granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties under the Funding Note Indenture;

     (e) all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Funding
          Note  Indenture  Trustee or a custodian for the Funding Note Indenture
          Trustee (the "Custodian");

     (f) where all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Custodian, Global Funding has received a written acknowledgment from the Custodian that, for so long as the Security Interest has not been terminated pursuant to Section 14.9, the Custodian is holding the instruments that constitute or evidence each Funding Agreement solely on behalf of the Funding Note Indenture Trustee;

     (g)  other than the security interest granted to the Funding Note Indenture
          Trustee for the benefit and security of the Secured Parties pursuant to the Funding Note Indenture, Global Funding has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Funding Agreements;

     (h) Global Funding has not authorized the filing of and is not aware of any financing statements against Global Funding that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Funding Note Indenture Trustee for the benefit and security of the Secured Parties under the Funding Note Indenture or that has been terminated;

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     (i) Global Funding is not aware of any judgment or tax lien filings against Global Funding; and

     (j)  none of the  instruments  that  constitute  or  evidence  any  Funding
          Agreement has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Funding Note Indenture Trustee for the benefit and security of the Secured Parties.

     The foregoing representations and warranties shall survive the execution and delivery of the Funding Note. No party to the Funding Note Indenture shall waive any of the foregoing representations and warranties. Subject to Section
14.9, Global Funding shall maintain the perfection and priority of the security interest in each Funding Agreement.

     SECTION 14.4 Further Assurances; Covenants.

     (a) Global Funding will not change its name, identity or organizational structure in any manner unless it shall have given the Funding Note
          Indenture  Trustee  at least 30 days'  prior  notice  thereof.  Global
          Funding will not change the location of its chief executive office or chief place of business unless it shall have given the Funding Note
          Indenture Trustee at least 30 days' prior notice thereof.

     (b) Global Funding will, from time to time and upon advice of counsel, at Global Funding's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements) that from time to time may be necessary or desirable, or that the Funding Note Indenture Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest or to enable the Holders of the Funding
          Note to obtain the full benefits of the Funding Note Indenture, or to enable the Funding Note Indenture Trustee to exercise and enforce any of its rights, powers and remedies under the Funding Note Indenture with respect to any Collateral. To the extent permitted by applicable law, Global Funding authorizes the Funding Note Indenture Trustee to execute and file financing statements or continuation statements without Global Funding's signature appearing thereon. Global Funding agrees that a carbon, photographic, photostatic or other reproduction of the Funding Note Indenture or of a financing statement is sufficient as a financing statement. Global Funding shall pay the costs of,

                                       87

          or incidental to, any recording or filing of any financing or continuation statements concerning any Collateral.

     (c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Global Funding's agents or processors, Global Funding shall notify such warehouseman, bailee, agent or processor of the Security Interest created by the Funding Note
          Indenture  and to  hold  all  such  Collateral  for the  Funding  Note
          Indenture  Trustee's  account  subject to the Funding  Note  Indenture
          Trustee's instructions.

     (d)  Global  Funding will,  promptly  upon request,  provide to the Funding
          Note Indenture Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Funding Note Indenture
          Trustee to enforce the provisions of the Funding Note Indenture.

     (e)  Not more than six  months  nor less than 30 days prior to each date on which  Global  Funding  proposes  to take any action  contemplated  by
          Section 14.4(a),  Global Funding shall, at its cost and expense, cause to be delivered to the Funding  Note  Indenture  Trustee an Opinion of
          Counsel,  satisfactory to the Funding Note Indenture  Trustee,  to the effect that all financing  statements  and  amendments or  supplements thereto,  continuation  statements and other documents  required to be recorded  or filed  in  order to  perfect  and  protect  the  Security
          Interest  for  a  period,   specified  in  such  Opinion  of  Counsel,
          continuing  until a date not  earlier  than 18 months from the date of such Opinion of Counsel,  against all creditors of and purchasers from
          Global  Funding have been filed in each filing  office  necessary  for such  purpose and that all filing fees and taxes,  if any,  payable in connection with such filings have been paid in full.

     (f)  From time to time upon request by the Funding Note Indenture  Trustee,
          Global Funding shall,  at its cost and expense,  cause to be delivered
          to  the  Funding  Note   Indenture   Trustee  an  Opinion  of  Counsel
          satisfactory to the Funding Note Indenture  Trustee as to such matters relating  to the  Security  Interest  as the  Funding  Note  Indenture
          Trustee or the Holder Representative may reasonably request.

     SECTION 14.5 General  Authority.  Global Funding  irrevocably  appoints the
Funding Note Indenture Trustee its true and lawful attorney, with full power of substitution, in the name of Global Funding, the Funding Note Indenture Trustee, the Holders of the Funding Note or otherwise, for the sole use and benefit of the Secured

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Parties, but at Global Funding's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

     (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Funding
          Note Indenture Trustee were the absolute owner thereof, and

     (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Funding Note Indenture Trustee shall give Global Funding not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any part of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

     SECTION 14.6 Remedies Upon Event of Default. If any Event of Default has occurred and is continuing, the Funding Note Indenture Trustee may exercise on behalf of the Secured Parties all rights of a secured party under applicable law and, in addition, the Funding Note Indenture Trustee may, without being required to give any notice, except as provided in the Funding Note Indenture or as may be required by mandatory provisions of law, (i) apply all cash, if any, then held by it as all or part of the Collateral as specified in Section 5.3 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral (including each applicable Funding
Agreement) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Funding Note
Indenture Trustee may deem satisfactory. Any Holder may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).
Global Funding will execute and deliver such documents and take such other action as the Funding Note Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Funding Note Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Global Funding which may be waived, and Global Funding, to the extent

                                       89

permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law. The notice (if any) of such sale shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Funding
Note Indenture Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Funding Note Indenture Trustee may determine. The Funding Note Indenture Trustee shall not be obligated to make any such sale pursuant to any such notice. The
Funding Note Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Funding Note Indenture Trustee until the selling price is paid by the purchaser thereof, but the Funding Note
Indenture Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The
Funding Note Indenture Trustee, instead of exercising the power of sale conferred upon it in the Funding Note Indenture, may proceed by a suit or suits at law or in equity to foreclose a Security Interest and sell any Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 14.7  Limitation on Duties of Funding Note  Indenture  Trustee with
Respect to Collateral. Beyond the exercise of reasonable care in the custody thereof, the Funding Note Indenture Trustee shall have no duty as to any portion of the Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Funding Note Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Funding
Note Indenture Trustee in good faith.

     SECTION 14.8 Concerning the Funding Note Indenture Trustee. In furtherance and not in derogation of the rights, privileges and immunities of the Funding
Note Indenture Trustee specified in the Funding Note Indenture:

     (a) the Funding Note Indenture Trustee is authorized to take all such action as is provided to be taken by it as Funding Note Indenture
          Trustee under this Article and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Article
          (including,  without limitation, the timing and

                                       90

          methods of realization upon any Collateral) the Funding Note Indenture
          Trustee shall act or refrain from acting in accordance with written instructions from the Holder or Holders of the required percentage of the principal amount of the Funding Note for any instructions or, in the absence of such instructions, in accordance with its discretion;
          and

     (b) the Funding Note Indenture Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security
          Interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Funding Note Indenture.

     SECTION 14.9 Termination of Security Interest. The Security Interest shall terminate and all rights to the Collateral shall revert to Global Funding upon:
(i) the repayment in full of all Obligations; or (ii) concurrently with the payment of the Immediate Redemption Price pursuant to Section 3.1(i). Upon such termination of the Security Interest, and delivery of a certificate by Global
Funding to such effect, the Funding Note Indenture Trustee will, at the expense of Global Funding, execute and deliver to Global Funding such documents as Global Funding shall reasonably request to evidence the termination of the Security Interest.


                                       91

                                                               EXHIBIT A-1


      FORM OF FUNDING NOTE CERTIFICATE RELATED TO SECURED MEDIUM TERM NOTES
                                ISSUED UNDER THE
                        SECURED MEDIUM TERM NOTES PROGRAM






                                      A-1-1



                                   EXHIBIT A-2

      FORM OF FUNDING NOTE CERTIFICATE RELATED TO SECURED MEDIUM TERM NOTES
                                ISSUED UNDER THE
                      ALLSTATE LIFE(R) CORENOTES(R) PROGRAM








                                      A-2-1




                                    EXHIBIT B


                      FORM OF CERTIFICATE OF AUTHENTICATION

         This Funding Note Certificate is the Funding Note Certificate representing the Funding Note described in the within-mentioned Funding Note
Indenture.


                                       J.P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION, as Funding
                                       Note Indenture Trustee

                                       By:
                                          --------------------------------
                                             Authorized Signatory


Dated:






                                       B-1



                                    EXHIBIT C

    FORM OF FUNDING NOTE INDENTURE TRUSTEE REPORT PURSUANT TO SECTION 7.3(f)

Allstate Life Global Funding

Funding Note Indenture Trustee Report for Payment Date -:

1.   the amount received by the Funding Note Indenture Trustee as of the last
     Payment Date in respect of the principal, interest and premium, if any, on Funding Agreements issued by Allstate Life Insurance Company ("Allstate
     Life"),

2. the amount of payment on such Payment Date to holders allocable to principal and premium, if any, and interest on the Funding Notes of Allstate Life Global Funding and the amount of unpaid interest accrued on such Funding Notes as of such Payment Date.

3. the aggregate original stated principal amount of the Funding Agreements, the current interest rate thereon at the close of business on such Payment
     Date, and

4. the aggregate principal balance of the Funding Notes at the close of business on such Payment Date.

FUNDING NOTE NO. / FUNDING AGREEMENT NO(S). / CUSIP / ISSUE DATE / MATURITY
/ TYPE / RATE / INTEREST DUE / UNPAID INTEREST ACCRUED / * PRINCIPAL DUE
/ ORIGINAL OUTSTANDING / CURRENT OUTSTANDING(1)

5. the amounts of compensation received by the Funding Note Indenture Trustee during the period relating to such Payment Date.

Paid by Global Funding: -
Paid by Allstate Life: -



* Principal Due includes any applicable premium.

--------
(1) To be in chart format on actual report. These items are column titles.




                                       C-1


                                     ANNEX A

                               PRICING SUPPLEMENT


                        Filed pursuant to Rule 424(b)(5)
            Registration Statement Nos. 333-129157 and 333-129157-01
                  Pricing Supplement No. 2 Dated April 6, 2006
                     (To Prospectus dated March 15, 2006 and
                           Prospectus Supplement dated
                                 March 15, 2006)
                                CUSIP: 02003MAR5


                          Allstate Life Global Funding
                       Callable Secured Medium Term Notes
                                 Issued Through
                    Allstate Life Global Funding Trust 2006-2

         The description in this pricing supplement of the particular terms of the Secured Medium Term Notes offered hereby (the "Notes"), the Funding Agreement(s) (specified below) issued by Allstate Life Insurance Company ("Allstate Life") and deposited into Allstate Life Global Funding Trust 2006- 2 (the "Trust") by Allstate Life Global Funding ("Global Funding") and the Funding Note (specified below) issued by Global Funding to the Trust supplements the description of the general terms and provisions of the notes, the funding agreements and the funding notes set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

         The Notes will represent the obligations of the issuing entity only and will not represent the obligations of, or interest in, any other person or entity, including Global Funding, Allstate Life or any of their respective affiliates. The Notes will constitute asset-backed securities within the meaning of Regulation AB under the Securities Act of 1933, as amended.


                                    THE NOTES

Principal Amount:  $750,000,000                              Agent(s) Discount:  0.1500%

Issue Price:  100%                                           Original Issue Date:  April 12, 2006

Net Proceeds to the Trust:  $748,875,000                     Stated Maturity Date:
                                                                     Initial Maturity Date:  May 4, 2007, or if
                                                                     such day is not a Business Day, the immediately
                                                                     preceding Business Day

                                                                     Final Maturity Date:  May 4, 2011, or if such day
                                                                     is not a Business Day, the immediately preceding
                                                                     Business Day

Specified Currency:  U.S. Dollars                            Depositary: The Depository Trust Company


Interest Payment Dates: The 4th of each month, commencing    Interest Reset Dates: The 4th of each month; provided that
on May 4, 2006; provided that if                             if any Interest Reset Date would

                                     A-A-1

any Interest Payment Date would otherwise be a day that      otherwise be a day that is not a Business Day, such Interest
is not a Business Day, such Interest Payment Date shall      Reset Date shall be the immediately succeeding Business Day,
be the immediately succeeding Business Day, except that,     except that, if such Business Day is in the succeeding calendar
if such Business Day is in the succeeding calendar month,    month, such Interest Reset Date shall be the immediately
if such Business Day is in the shall be the immediately      preceding Business Day.  However, this convention will not
preceding Business Day.  However, this convention will not   extend beyond any Final Maturity Date.
extend beyond any Final Maturity Date.  The final Interest
Payment Date for the Notes, or any portion of the Notes
maturing prior to the Final Maturity Date, will be the
relevant maturity date and interest for the final Interest
Period will accrue from and including the Interest Payment
Date immediately preceding such maturity date to but
excluding the relevant maturity date.

Initial Interest Payment Date:  May 4, 2006                  Initial Interest Reset Date: May 4, 2006

Regular Record Date:                                         15 calendar days prior to the Interest Payment Date

Fiscal Year of Trust (not applicable unless different than as specified in the prospectus and prospectus supplement):

Type of Interest Rate:                                       [ ] Fixed Rate  [X] Floating Rate

Fixed Rate Notes:                                            [ ] Yes  [X] No.  If, Yes,

Interest Rate:

Floating Rate Notes:                                         [X] Yes  [ ] No.  If, Yes,
Regular Floating Rate Notes:                                 [X] Yes  [ ] No.  If, Yes,
         Interest Rate:                                      Interest Rate Basis plus Spread
         Interest Rate Basis(es):                            See below

Inverse Floating Rate Notes:                                 [ ] Yes  [X] No.  If, Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Notes:                              [ ] Yes  [X] No.  If, Yes,
         Floating Interest Rate:
         Interest Rate Basis(es):
         Fixed Interest Rate:
         Fixed Rate Commencement Date:

                                       2

Initial Interest Rate*, if any:                              The Initial Interest Rate for the Notes offered by this
                                                             Pricing Supplement will be based on an interpolated one
                                                             month LIBOR rate minus 0.02% determined in accordance with the provisions of this Pricing Supplement and the
                                                             Prospectus Supplement subject to adjustment in accordance
                                                             with the Modified Following Adjusted Business Day
                                                             convention.


Interest Rate Basis(es). Check all that apply:
         [  ] CD Rate                                        [  ] Federal Funds Rate
         [  ] CMT Rate                                       [X ] LIBOR
         [  ] Commercial Paper Rate                          [  ] EURIBOR
         [  ] Constant Maturity Swap Rate                    [  ] Prime Rate
         [  ] Eleventh District Cost of Funds                [  ] Treasury Rate
         [  ] Federal Fund Open Rate

If LIBOR:

LIBOR Page:                                                  3750

[X] LIBOR Moneyline Telerate:                                [ ] LIBOR Reuters:

LIBOR Currency:                                              U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:

If CMT Moneyline Telerate Page 7052:                         [ ] Weekly Average

                                                             [ ] Monthly Average

Designated CMT Maturity Index:

Index Maturity:                                              One month

Spread (+/-):                                                See Additional Provisions for Floating Rate Notes

Spread Multiplier:                                           Not applicable

Interest Reset Date(s):                                      Each Interest Payment Date

Interest Determination Date(s):                              The second London banking day preceding the related
                                                             Interest Reset Date

Maximum Interest Rate, if any:                               Not applicable

                                       3

Minimum Interest Rate, if any:                               Not applicable

* From the Original Issue Date to the Initial Interest Payment Date, the Initial
Interest Rate shall be deemed to be:

Calculation Agent, if any:                                   J.P. Morgan Trust Company, National Association

Exchange Rate Agent, if any:                                 Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:                                            [ ] Yes  [X] No.  If, Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Discount Notes:                                              [ ] Yes  [X] No.  If, Yes,
         Total Amount of Discount:
         Initial Accrual Period of Discount:
         Additional/Other Terms:

Redemption Provisions:                                       [X] Yes  [] No.  If, Yes,
         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage:
Additional/Other Terms:
                                                             See Additional Provisions for Floating Rate Notes

Reduction (if any):
         Redemption:                                         [ ] In whole only and not in part
                                                             [ ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                   [ ] Yes  [X] No.  If, Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                          [ ] In whole only and not in part
                                                             [ ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

                                       4

Securities Exchange Listing:                                 [ ] Yes  [X] No.  If Yes, Name of Exchange:

Authorized Denominations:                                    $1,000

Ratings:

The Notes issued under the Program are rated "AA" by Standard & Poor's, a division of The Mc-Graw Hill Companies, Inc.
("S&P").  It is anticipated that Moody's Investors Service, Inc. ("Moody's") will rate the Notes "Aa2" on the Original
Issue Date.

Agent(s) Purchasing Notes as Principal: [X ] Yes [ ] No. If Yes,

Agent(s)                                                              Principal Amount
Morgan Stanley & Co. Incorporated                                     $250,000,000
Banc of America Securities LLC                                        $250,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                    $250,000,000
                                                                      ------------
Total:                                                                $750,000,000
                                                                      ============

Agent(s) Acting as Agent: [ ] Yes [X] No. If Yes,

Additional/Other Terms:                                               Morgan Stanley & Co. Incorporated, Banc of
                                                                      America Securities LLC and Merrill Lynch, Pierce,
                                                                      Fenner & Smith Incorporated have agreed to
                                                                      reimburse Allstate Life Insurance Company for
                                                                      certain costs and expenses relating to the
                                                                      offering, sale and issuance of the Notes and
                                                                      maintenance of the Program.

Special Tax Considerations:                                           See Special Tax Considerations



                  ADDITIONAL PROVISIONS FOR FLOATING RATE NOTES

EXTENSION ELECTION:

         The Notes will mature on the Initial Maturity Date, unless the maturity of all or any portion of the principal amount of the Notes is extended in accordance with the procedures described below. In no event will the maturity of the Notes be extended beyond the Final Maturity Date.

         During the notice period for each Election Date (as defined below), you may elect to extend the maturity of your Notes with respect to all or any portion of the Principal Amount equal to $1,000 and integral multiples of $1,000 in excess thereof so that the maturity of your Notes with respect to the entire Principal Amount or such portion thereof will be extended to the date occurring 366 calendar days from, and including, the 4th day of the month immediately following such Election Date. However, if that 366th calendar day is not a Business Day, the maturity of your Notes with respect to the entire Principal Amount or such portion thereof will be extended to the immediately preceding Business Day. The Election Dates will be the 4th calendar day of each month from, and including, May 4, 2006 to, and including, April 4, 2010, whether or not any such day is a Business Day.

         To make your election effective on any Election Date, you must deliver to J.P. Morgan Trust Company, National Association, the Paying Agent for the Notes, through the normal clearing system channels described in more detail below, a notice of election (each, an "Election Notice") during the notice period for that Election Date. The notice period for each Election Date will begin on the fifth Business Day prior to the Election Date and end on the Election Date; provided, however, that if the Election Date is not a Business Day, the notice period will be extended to the next day that is a Business Day. Your Election Notice must be delivered to the Paying Agent no later than 12:00 p.m., New York City time, on the Election Date. Upon delivery to the Paying Agent of an Election Notice to extend the maturity of the Notes with respect to all or any portion of the Principal Amount equal to $1,000 and integral multiples of $1,000 in excess thereof during a notice period, that election will be revocable during each day of such notice period, until 12:00 p.m., New York City time, on the last Business Day in such notice period, at which time such Election Notice will become irrevocable.

         The Notes are issued in registered global form and remain on deposit with DTC, the depositary for the Notes. Therefore, you must exercise the option to extend the maturity of your Notes through the depositary. To ensure that the depositary receives timely notice of your election to extend the maturity of all or a portion of your Notes, so that it can deliver notice of your election to the Paying Agent prior to the close of business in New York City on the last Business Day in the notice period, you must instruct the direct or indirect participant through which you hold an interest in the Notes in accordance with the then applicable operating procedures of the depositary.

         The depositary must receive any notice of election from its participants no later than 12:00 noon (New York City time) on the last Business Day in the notice period for the depositary to deliver timely notice of your election to the Paying Agent. Different firms have different deadlines for accepting instructions from their customers. You should consult the direct or indirect participant through which you hold an interest in the Notes to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

         If you do not make an election to extend the maturity of your Notes with respect to all or any portion of the Principal Amount equal to $1,000 or any multiple of $1,000 in excess thereof during the notice period for any Election Date, the Principal Amount or any portion thereof equal to $1,000 or any multiple of $1,000 in excess thereof for which you have failed to make such an election will become due and payable on the date that is 366 calendar days from, and including, such Election Date or, if such 366th calendar day is not a Business Day, the immediately preceding Business Day. The principal amount of the Notes for which such election is not exercised will be represented by a note issued on such Election Date. The note so issued will have the same terms as the Notes, except that it will not be extendible, will have a separate CUSIP number, its maturity date will be the date that is 366 calendar days from, and including, such Election Date or, if such 366th calendar day is not a Business Day, the immediately preceding Business Day and will be subject to Contingent Redemption as described below. The failure to elect to extend the maturity of all or any portion of the Notes will be irrevocable and will be binding upon any subsequent holder of such Notes.

         If, with respect to any Election Date you do not make an election to extend the maturity of your Notes with respect to all or any portion of the Principal Amount equal to $1,000 or any multiple of $1,000 in excess thereof, the Issuer may, at its option, redeem all or any portion of the Principal Amount equal to $1,000 or any multiple of $1,000 in excess thereof for which you have failed to make such an election on each Interest Payment Date in respect of any such amount other than the Maturity Date applicable thereto (each, a "Contingent Redemption Date") together with any unpaid interest accrued thereon up to but excluding the applicable Contingent Redemption Date. The Issuer shall give a written notice of redemption to you not more than 20 days nor less than 15 days prior to the
Contingent Redemption Date. The Issuer shall give written notice of redemption (each, a "Notice of Redemption") to each holder of the Senior Extendible Securities to be redeemed not more than 20 days nor less than 15 days prior to the applicable Contingent Redemption Date. Each such Notice of Redemption shall state: (i) the Contingent Redemption Date; (ii) the Redemption Price; (iii) if less than all outstanding Notes of the Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed; (iv) in case any Note is to be redeemed in part, on and after the applicable Contingent Redemption Date upon surrender of the Note Certificate representing such Note, that the holder of such Note will receive, without charge, a new Note Certificate representing an authorized denomination of the principal amount of such Note remaining unredeemed; (v) that on the applicable Contingent Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed, and if applicable, that interest thereon shall cease to accrue on and after the applicable Contingent Redemption Date; (vi) the place or places where each applicable Note Certificate representing such Note or Notes is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon to the applicable Contingent Redemption Date; and (vii) the CUSIP number or any other numbers used to identify such Notes.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in London and New York, New York.

SPREAD:

         The table below indicates the applicable Spread for the Interest Reset Dates occurring during each of the indicated periods.


For Interest Reset Dates occurring:                                             Spread:

        From, and including, the Issue Date to but excluding May 4, 2007        Minus 0.02%

        From, and including, May 4, 2007 to but excluding May 4, 2008           Plus 0.00%

        From, and including, May 4, 2008 to but excluding May 4, 2009           Plus 0.02%

        From, and including, May 4, 2009 to but excluding May 4, 2010           Plus 0.03%

        From, and including, May 4, 2010 to but excluding May 4, 2011           Plus 0.03%



                            THE FUNDING AGREEMENT(S)


Funding Agreement Issuer:                                             Allstate Life Insurance Company

Funding Agreement No.:                                                FA - 41092




Deposit Amount:                                                       $750,000,000

Issue Price:                                                          100%

Net Deposit Amount:                                                   $748,875,000



Effective Date:                                                       April 12, 2006

Specified Currency:                                                   U.S. Dollars

Interest Payment Dates:                                               The 4th of each month, commencing on May 4, 2006;
                                                                      provided that if any Interest Payment Date would
                                                                      otherwise be a day that is not a Funding Agreement
                                                                      Business Day, such Interest Payment Date shall be the
                                                                      immediately succeeding Funding Agreement Business Day,
                                                                      except that, if such Funding Agreement Business Day is
                                                                      in the succeeding calendar month, such Interest Payment
                                                                      Date shall be the immediately preceding Funding Agreement
                                                                      Business Day. However, this convention will not extend
                                                                      beyond any Final Maturity Date.  The final Interest
                                                                      Payment Date for the Funding Agreement, or any
                                                                      portion of the Funding Agreement maturing prior
                                                                      to the Final Maturity Date, will be the relevant
                                                                      maturity date and interest for the final Interest
                                                                      Accrual Period will accrue from and including the
                                                                      Interest Payment Date immediately

                                       8

                                                                      preceding such maturity date to but excluding the relevant maturity date.

Initial Interest Payment Date:                                        May 4, 2006


Interest Reset Dates:                                                 The 4th of each month;  provided that if any Interest
                                                                      Reset Date would otherwise be a day that is not a Funding
                                                                      Agreement Business Day, such Interest Reset Date shall be
                                                                      the immediately succeeding Funding Agreement Business Day, except that, if such Funding Agreement Business Day
                                                                      is in the succeeding  calendar  month,  such Interest Reset
                                                                      Date shall be the  immediately preceding  Funding Agreement
                                                                      Business Day.  However,  this  convention  will not extend beyond any Funding Agreement Maturity Date.

Initial Interest Reset Date:                                          May 4, 2006

Type of Interest Rate:                                                [ ] Fixed Rate  [X] Floating Rate

Fixed Rate Funding Agreement:                                         [ ] Yes  [X] No.  If Yes,

Interest Rate:

Floating Rate Funding Agreement:                                      [X] Yes  [ ] No.  If Yes,

Floating Rate Funding Agreement:                                      [X] Yes  [ ]  No.  If Yes,
         Interest Rate:                                               Interest Rate Basis plus Spread
         Interest Rate Basis(es):                                     See below

Inverse Floating Rate Funding Agreement:                              [ ] Yes  [X] No.  If Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement:                           [ ] Yes  [X] No.  If Yes,


         Floating Interest Rate:
         Interest Rate Basis(es):
            Fixed Interest Rate:
            Fixed Rate Commencement Date:

Initial Interest Rate, if any:                                        The Initial Interest Rate for the



                                       9

                                                                      Funding Agreement offered by this Pricing Supplement
                                                                      will be based on an interpolated one month LIBOR rate
                                                                      minus 0.02% determined in accordance with the provisions of this Pricing Supplement and the Prospectus Supplement
                                                                      subject to adjustment in accordance with the Modified
                                                                      Following Adjusted Business Day convention.

Interest Rate Basis(es).  Check all that apply:
         [  ]  CD Rate
         [  ]  CMT Rate                                               [  ]  Commercial Paper Rate
         [  ]  Constant Maturity Swap Rate                            [  ]  Eleventh District Cost of Funds Rate
         [X ]  LIBOR                                                  [  ]  Federal Funds Open Rate
         [  ]  EURIBOR                                                [  ]  Federal Funds Rate
         [  ]  Prime Rate                                             [  ]  Treasury Rate
If LIBOR:

LIBOR Page:                                                           3750

[X]  LIBOR Moneyline Telerate:                                        [  ]  LIBOR Reuters:

LIBOR Currency:                                                       U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:

                                                                      [  ]  Weekly Average
If CMT Moneyline Telerate Page 7052:                                  [  ]  Monthly Average

Designated CMT Maturity Index:

Index Maturity:                                                       One month

Spread:                                                               See Additional Provisions for Floating Rate Notes

Spread Multiplier:                                                    Not applicable

Interest Reset Date(s):                                               Each Interest Payment Date

Interest Determination Date(s):                                       The second London banking day preceding the
                                                                      related Interest Reset Date

Maximum Interest Rate, if any:                                        Not applicable


                                       10

Minimum Interest Rate, if any:                                        Not applicable

* From the Original Issue Date to the Initial Interest Payment Date, the Initial
Interest Rate shall be deemed to be:

Calculation Agent, if any:                                            J.P. Morgan Trust Company, National Association

Day Count Convention:                                                 Actual/360

Amortizing Funding Agreement:                                         [  ] Yes  [X] No.  If Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Additional/Other Terms:

Discount Funding Agreement:                                           [  ] Yes  [X] No.  If Yes,

Total Amount of Discount:
         Initial Accrual Period of Discount:

         Additional/Other Terms:

Redemption Provisions:                                                [X] Yes  [  ] No. If Yes,

         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage Reduction
         (if any):
         Redemption:                                                  [  ] In whole only and not in part
                                                                      [  ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                            [  ] Yes  [X] No.  If Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                                   [  ] In whole only and not in part
                                                                      [  ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings:

                                       11

The Funding Agreements issued under the Program are rated AA by S&P. It is anticipated that the Funding Agreement(s) will be rated Aa2 by Moody's on the Original Issue Date.

Additional/Other Terms, if any:                                       See Additional Provisions Relating to the Funding
                                                                      Agreement

Special Tax Considerations:



             ADDITIONAL PROVISIONS RELATING TO THE FUNDING AGREEMENT

         Funding Agreement No. FA-41092 (the "Funding Agreement") shall be in effect from April 12, 2006 until the Funding Agreement Initial Maturity Date (as defined below), or, if such day is not a Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day, unless such date is extended with respect to all or a portion of the principal amount of the Funding Agreement on the initial Funding Agreement Election Date (as defined below) in accordance with the procedures described below. In no event will the maturity of the Funding Agreement be extended beyond the Funding Agreement Maturity Date (as defined below).

         During the notice period for each Funding Agreement Election Date (as defined below), the Owner (as defined in the Funding Agreement) may elect to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 and integral multiples of $1,000 in excess thereof so that the maturity of the Funding Agreement with respect to the entire principal amount or such portion thereof will be extended to the date occurring 366 calendar days from, and including, the 4th day of the month immediately following such Funding Agreement Election Date. However, if that 366th calendar day is not a Funding Agreement Business Day, the maturity of the Funding Agreement with respect to the entire principal amount or such portion thereof will be extended to the immediately preceding Funding Agreement Business Day.

         To make the Owner's election effective on any Funding Agreement Election Date, the Owner must deliver to Allstate Life Insurance Company ("Allstate Life") a notice of election (each, a "Funding Agreement Election Notice") during the notice period for that Funding Agreement Election Date. The notice period for each Funding Agreement Election Date will begin on the fifth Funding Agreement Business Day prior to the Funding Agreement Election Date and end on the Funding Agreement Election Date; provided, however, that if the Funding Agreement Election Date is not a Funding Agreement Business Day, the notice period will be extended to the next day that is a Funding Agreement Business Day. The Owner's Funding Agreement Election Notice must be delivered to Allstate Life no later than 6:00 p.m., New York City time, on the last Funding Agreement Election Date. Upon delivery to Allstate Life of a Funding Agreement Election Notice to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 and integral multiples of $1,000 in excess thereof during a notice period, that election will be revocable during each day of such notice period, until 12:00 p.m., New York City time, on the last Funding Agreement Business Day in such notice period, at which time such Funding Agreement Election Notice will become irrevocable.

         If the Owner of the Funding Agreement does not make an election to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 or any multiple of $1,000 in excess thereof during the notice period for any Funding Agreement Election Date, the principal amount or any portion thereof equal to $1,000 or any multiple of $1,000 in excess thereof for which the Owner has failed to make such an election will become due and payable on the date that is 366 calendar days from, and including, such Funding Agreement Election Date or, if such 366th calendar day is not a Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day.

         The "Funding Agreement Initial Maturity Date" will be May 4, 2007, or, if such day is not a

Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day.

         The "Funding Agreement Maturity Date" will be May 4, 2011, or, if such day is not a Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day.

         The "Funding Agreement Election Dates" will be the 4th calendar day of each month from, and including, May 4, 2006 to, and including, April 4, 2010, whether or not any such day is a Funding Agreement Business Day.

         "Funding Agreement Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York, New York and London.

         If, with respect to any Funding Agreement Election Date, the Owner does not make an election to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 or any multiple of $1,000 in excess thereof, Allstate Life may, at its option, redeem all or any portion of the principal amount equal to $1,000 or any multiple of $1,000 in excess thereof for which the Owner has failed to make such an election on each interest payment date under the Funding Agreement in respect of any such amount other than the Funding Agreement Maturity Date applicable thereto (each, a "Funding Agreement Contingent Redemption Date") together with any unpaid interest accrued thereon up to but excluding the applicable Funding Agreement Contingent Redemption Date.

         Allstate Life shall give a written notice of prepayment to the Owner not more than 20 days nor less than 15 days prior to the Funding Agreement Contingent Redemption Date.


                                THE FUNDING NOTE

Funding Note Issuer:                                Allstate Life Global Funding

Funding Note No.:                                   FA - 41092

Principal Amount:                                   $750,000,000

The Funding Note will otherwise have payment and other terms substantially similar to the Funding Agreement(s) and the Notes, except that the terms of the Funding Note will provide that it will be cancelled immediately upon the sale of, and deposit into, the Trust by Global Funding of the Funding Agreement(s).


                           SPECIAL TAX CONSIDERATIONS

         The following summary supplements, and should be read in conjunction with, the discussion set forth under "United States Federal Income Tax Considerations" in the accompanying Prospectus Supplement.

         An election to extend the maturity of all or any portion of the principal amount of the Notes in accordance with the procedures described in this Pricing Supplement should not be a taxable event for U.S. federal income tax purposes. In addition, if the Trust fails to redeem the Notes on a Contingent Prepayment Date, such failure to redeem the Notes should not be a taxable event for U.S. federal income tax purposes.

         Under the OID Treasury regulations promulgated under the Original Issue Discount ("OID") provisions of the Internal Revenue Code of 1986, as amended (the "Code") governing debt instruments issued with original issue discount (referred to as the "OID Regulations"), for purposes of determining the yield and maturity of a debt instrument that provides the holder with an unconditional option or options (for example, an option to extend the maturity of a debt instrument) exercisable on one or more dates during the term of the debt instrument, a holder is deemed to exercise or not exercise an option or combination of options in a manner that maximizes the yield on the debt instrument. Since the Spread for the interest rate on the Notes will periodically increase during the term of the Notes from an initial amount equal to minus 0.02% to an amount equal to plus 0.03%, under the OID Regulations, the maturity date of the Notes for U.S. federal income tax purposes should be May 4, 2011 (the "Final Maturity Date") and not the Initial Maturity
Date. This is because the original holders of the Notes should be deemed to elect to extend the maturity of all of the principal amount of the Notes to the Final Maturity Date.

         The Treasury regulations governing modifications of debt instruments (referred to herein as the "Modification Regulations") provide, in substantive part, that the exercise of an option by a holder of a debt instrument to extend the final maturity date of a debt instrument is a taxable event if, based on all the facts and circumstances, such extension of the final maturity date results in the material deferral of scheduled payments. The Modification Regulations provide a "safe-harbor" period in which the extension of the final maturity date is not a material deferral of scheduled payments. The "safe-harbor" period begins on the original maturity date of the debt instrument and extends for a period equal to the lesser of five years or 50 percent of the original term of the debt instrument. The Modification Regulations do not specifically address the determination of maturity dates and debt instruments such as the Notes (including their economic equivalence to an approximately five year debt instrument containing put options). Since the Notes, as of the original issue date, should be treated as maturing on the Final

Maturity Date, an election to extend the maturity of all or any portion of the principal amount of the Notes, based upon both the OID Regulations and the Modification Regulations, should not be treated as a modification and thus should not be treated as a taxable event for U.S. federal income tax purposes.

         In addition, the Notes should not constitute contingent payment debt instruments that would be subject to the Treasury regulations governing contingent payment obligations (the "Contingent Payment Regulations"). Furthermore, the Notes should not be considered to have OID for U.S. federal income tax purposes as the difference between the stated redemption price at maturity and the issue price of the Notes should be less than the de minimis amount specified by the relevant provisions of the Code and the Treasury regulations issued thereunder.

         By purchasing the Notes, investors will be deemed to agree to report the U.S. federal income tax consequences of their ownership of the Notes consistently with the foregoing discussion.

         Prospective investors should note that no assurance can be given that the Internal Revenue Service (the "IRS") will accept, or that the courts will uphold, the characterization and the tax treatment of the Notes described above. If the IRS were successful in asserting that an election to extend the maturity of all or any portion of the principal amount of the Notes is a taxable event for U.S. federal income tax purposes, then investors would be required to recognize gain, if any, upon the exercise of such election. Also, if the IRS were successful in asserting that the Notes were subject to the Contingent Payment Regulations, the timing and character of income thereon would be affected. Among other things, investors may be required to accrue interest on the Notes as OID income, subject to adjustments, at a "comparable yield" multiplied by the adjusted issue price. Furthermore, in such case, any gain recognized with respect to the Notes would generally be treated as ordinary income rather than capital gain. However, because the Notes bear a variable interest rate that is reset and payable every month, the Issuer expects that
(i) the accrual of income at the comparable yield, as adjusted on each Interest Payment Date, should not significantly alter the timing of income inclusion; and (ii) any gain recognized with respect to the Notes should not be significant. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of investing in, and extending the maturity of, the Notes.

         Prospective investors should consult the summary describing the principal U.S. federal income tax consequences of the ownership and disposition of the Notes contained in the section called "United States Federal Income Tax Considerations" in the accompanying Prospectus Supplement.

                                     ANNEX B

                      DELAWARE TRUSTEE SERVICE FEE SCHEDULE


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                                     ANNEX C

                       ADMINISTRATOR SERVICE FEE SCHEDULE

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                                     ANNEX D

                            AGENT NOTICE INFORMATION

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                                     ANNEX E

                         INDENTURE SERVICE FEE SCHEDULE



Acceptance Fee:                     $1,500
Annual Administration Fee:          $7,000
Calculation Agent Fee:              $5,000 annually for the MTN Program
Annual SEC Compliance Fee:          $10,000 annually for the MTN Program

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